Exhibit 4

GS MORTGAGE SECURITIES CORPORATION II,
Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Master Servicer,

RIALTO CAPITAL ADVISORS, LLC,
Special Servicer,

SITUS HOLDINGS, LLC,
Operating Advisor

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Certificate Administrator

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of May 1, 2013

Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ12

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	4
Section 1.02	Certain Calculations	78
Section 1.03	Certain Constructions	81
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans	81
Section 2.02	Acceptance by the Trustee, the Custodian and the Certificate Administrator	84
Section 2.03	Mortgage Loan Sellers’ Repurchase, Substitution or Cures of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties	86
Section 2.04	Representations and Warranties of the Depositor	90
Section 2.05	Representations, Warranties and Covenants of the Master Servicer	92
Section 2.06	Representations, Warranties and Covenants of the Special Servicer	94
Section 2.07	Representations and Warranties of the Trustee	95
Section 2.08	Representations and Warranties of the Certificate Administrator	97
Section 2.09	Representations, Warranties and Covenants of the Operating Advisor	98
Section 2.10	Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests	100
Section 2.11	Miscellaneous REMIC Provisions	100

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.01	Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans	101
Section 3.02	Liability of the Master Servicer	104
Section 3.03	Collection of Certain Mortgage Loan Payments	104
Section 3.04	Collection of Taxes, Assessments and Similar Items; Escrow Accounts	104
Section 3.05	Collection Account; Distribution Accounts; and Excess Liquidation Proceeds Reserve Account	107
Section 3.06	Permitted Withdrawals from the Collection Account	109

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Section 3.07	Investment of Funds in the Collection Account, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve Account and Other Accounts	113
Section 3.08	Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage	115
Section 3.09	Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions	119
Section 3.10	Appraisal Reductions; Realization Upon Defaulted Mortgage Loans	123
Section 3.11	Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files	128
Section 3.12	Servicing Fees, Trustee/Certificate Administrator Fees and Special Servicing Compensation	129
Section 3.13	Compensating Interest Payments	134
Section 3.14	Application of Penalty Charges and Modification Fees	135
Section 3.15	Access to Certain Documentation	136
Section 3.16	Title and Management of REO Properties	137
Section 3.17	Sale of Defaulted Mortgage Loans and REO Properties	141
Section 3.18	Additional Obligations of the Master Servicer; Inspections; Obligation to Notify Ground Lessors	146
Section 3.19	Lock-Box Accounts, Escrow Accounts	147
Section 3.20	Property Advances	147
Section 3.21	Appointment of Special Servicer; Asset Status Reports	150
Section 3.22	Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping	154
Section 3.23	Interest Reserve Account	155
Section 3.24	Modifications, Waivers and Amendments	155
Section 3.25	Additional Obligations with Respect to Certain Mortgage Loans	158
Section 3.26	[Reserved]	158
Section 3.27	Additional Matters Regarding Advance Reimbursement	158
Section 3.28	[Reserved]	160
Section 3.29	[Reserved]	160
Section 3.30	Appointment and Duties of the Operating Advisor	160
Section 3.31	Rating Agency Confirmation	163

ARTICLE IV DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01	Distributions	165
Section 4.02	Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer	174
Section 4.03	Compliance with Withholding Requirements	185
Section 4.04	REMIC Compliance	185
Section 4.05	Imposition of Tax on the Trust REMICs	187
Section 4.06	Remittances; P&I Advances	188

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Section 10.16	Termination of Sub-Servicing Agreements	263
ARTICLE XI MISCELLANEOUS PROVISIONS

Section 11.01	Counterparts	264
Section 11.02	Limitation on Rights of Certificateholders	264
Section 11.03	Governing Law	264
Section 11.04	Notices	265
Section 11.05	Severability of Provisions	267
Section 11.06	Notice to the Depositor and Each Rating Agency	267
Section 11.07	Amendment	268
Section 11.08	Confirmation of Intent	271
Section 11.09	Third-Party Beneficiaries	272
Section 11.10	Request by Certificateholders	272
Section 11.11	Waiver of Jury Trial	272
Section 11.12	Submission to Jurisdiction	273
Section 11.13	Exchange Act Rule 17g-5 Procedures	273
Section 11.14	Precautionary Trust Indenture Act Provisions	275
Section 11.15	Cooperation with the Mortgage Loan Sellers with Respect to Rights Under the Loan Agreements	275
TABLE OF EXHIBITS
Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-4 Certificate
Exhibit A-5	Form of Class A-AB Certificate
Exhibit A-6	Form of Class X-A Certificate
Exhibit A-7	Form of Class X-B Certificate
Exhibit A-8	Form of Class X-C Certificate
Exhibit A-9	Form of Class A-S Certificate
Exhibit A-10	Form of Class B Certificate
Exhibit A-11	Form of Class C Certificate
Exhibit A-12	Form of Class D Certificate
Exhibit A-13	Form of Class E Certificate
Exhibit A-14	Form of Class F Certificate
Exhibit A-15	Form of Class G Certificate
Exhibit A-16	Form of Class R Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Request for Release
Exhibit D	Form of Distribution Date Statement
Exhibit E	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate

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Exhibit F	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S
Global Certificate
Exhibit G	Form of Transfer Certificate for Temporary Regulation S Global Certificate to
Rule 144A Global Certificate during Restricted Period
Exhibit H	Form of Certification to be given by Beneficial Owner of Temporary
Regulation S Global Certificate
Exhibit I	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary
Regulation S Global Certificate
Exhibit J	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S
Global Certificate
Exhibit K	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A
Global Certificate
Exhibit L-1	Form of Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the
Internal Revenue Code of 1986, as Amended
Exhibit L-2	Form of Transferor Letter
Exhibit L-3	Form of Transferee Letter
Exhibit L-4	Form of Investment Representation Letter
Exhibit M-1	Form of Investor Certification for Obtaining Information and Notices
Exhibit M-2	Form of Investor Certification for Exercising Voting Rights
Exhibit M-3	Form of Online Vendor Certification
Exhibit M-4	Form of Confidentiality Agreement
Exhibit N	Certificate Administrator Certification
Exhibit O	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit P	Supplemental Servicer Schedule
Exhibit Q	List of Authorized Representatives of the Depositor
Exhibit R	Form of Operating Advisor Annual Report
Exhibit S	Sub-Servicing Agreements
Exhibit T	Form of Recommendation of Special Servicer Termination
Exhibit U	Additional Form 10-D Disclosure
Exhibit V	Additional Form 10-K Disclosure
Exhibit W	Form of Additional Disclosure Notification
Exhibit X	Form Certification to be Provided with Form 10-K
Exhibit Y-1	Form of Certification to be Provided to Depositor by the Certificate Administrator
Exhibit Y-2	Form of Certification to be Provided to Depositor by the Master Servicer
Exhibit Y-3	Form of Certification to be Provided to Depositor by the Special Servicer
Exhibit Y-4	Form of Certification to be Provided to Depositor by the Operating Advisor
Exhibit Z	Form 8-K Disclosure Information
Exhibit AA-1	Form of Power of Attorney for Master Servicer
Exhibit AA-2	Form of Power of Attorney for Special Servicer
Exhibit BB	Class A-AB Scheduled Principal Balance
Exhibit CC-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit CC-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit DD	Form of Notice and Certification Regarding Defeasance of Mortgage Loan

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Pooling and Servicing Agreement, dated as of May 1, 2013, among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Certificate Administrator, and Deutsche Bank Trust Company Americas, as Trustee.

PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary
Statement shall have the meanings
specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans.  As provided herein, the Certificate Administrator will elect that two segregated portions of the Trust Fund be treated for federal income tax purposes as two separate REMICs (each, a “Trust REMIC” or, in the alternative, the “Upper-Tier REMIC” and the “Lower-Tier REMIC”).  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates will represent “regular interests” in the Upper-Tier REMIC, and the Upper-Tier Residual Interest will represent the sole class of “residual interests” in the Upper-Tier REMIC.

There are also (i) 12 classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-AB, Class LA-S, Class LB, Class LC, Class LD, Class LE, Class LF and Class LG Interests), each of which will constitute a class of “regular interests” in the Lower-Tier REMIC, and (ii) the Lower-Tier Residual Interest, which will represent the sole class of “residual interests” in the Lower-Tier REMIC.

The Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper Tier REMIC.  The Class R Certificates will represent the Lower-Tier Residual Interest and the Upper-Tier Residual Interest.

UPPER-TIER REMIC

The following table sets forth the Class designation, the approximate initial pass-through rate (the “Pass-Through Rate”) and the aggregate initial principal amount (the “Original Certificate Principal Amount”) or, in the case of the Class X-A, Class X-B and Class X-C Certificates, notional amount (“Original Notional Amount”), as applicable, for each Class of Certificates comprising or evidencing the interests in the Upper-Tier REMIC created hereunder:

Class Designation	Approximate Initial Pass-Through Rate (per annum)	Original Certificate Principal Amount / Original Notional Amount
Class A-1	0.742%	$ 84,631,000
Class A-2	2.011%	$ 134,221,000
Class A-3	2.860%	$ 200,000,000
Class A-4	3.135%	$ 313,849,000
Class A-AB	2.678%	$ 105,525,000
Class X-A(1)	1.960%	$ 919,055,000
Class X-B(1)	0.686%	$ 142,200,000
Class X-C(1)	1.370%	$ 86,817,027
Class A-S	3.375%	$ 80,829,000
Class B	3.777%	$ 86,817,000
Class C	4.179%	$ 55,383,000
Class D	4.620%	$ 49,395,000
Class E	3.250%	$ 32,931,000
Class F	3.250%	$ 11,974,000
Class G	3.250%	$ 41,912,027
Class R(2)	N/A	N/A

(1)
The Class X-A, Class X-B and Class X-C Certificates will not have Certificate Principal Amounts; rather, each such Class of Certificates will accrue interest as provided herein on the related Notional Amount.

(2)
The Class R Certificates will not have a Certificate Principal Amount or Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges.  Any Available Funds remaining in the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to the Regular Certificates, will be distributed to the Holders of the Class R Certificates.

LOWER-TIER REMIC

The following table sets forth the Class designation, the corresponding Lower-Tier Regular Interest (the “Corresponding Lower-Tier Regular Interest”) and its original Lower-Tier Principal Balance, the corresponding component of the Class X Certificates (the “Corresponding Component”) and the Original Certificate Principal Amount for each Class of Sequential Pay Certificates.  Each Class of Sequential Pay Certificates constitutes the “Corresponding Certificates” with respect to that Class’s Corresponding Lower-Tier Regular Interest and Corresponding Component.
Class Designation	Original Certificate Principal Amount(1)	Corresponding Lower-Tier Regular Interest(2)(3)	Original Lower-Tier Principal Balance	Corresponding Component(3)
Class A-1	$ 84,631,000	LA-1	$ 84,631,000	Class A-1
Class A-2	$ 134,221,000	LA-2	$ 134,221,000	Class A-2
Class A-3	$ 200,000,000	LA-3	$ 200,000,000	Class A-3
Class A-4	$ 313,849,000	LA-4	$ 313,849,000	Class A-4
Class A-AB	$ 105,525,000	LA-AB	$ 105,525,000	Class A-AB
Class A-S	$ 80,829,000	LA-S	$ 80,829,000	Class A-S
Class B	$ 86,817,000	LB	$ 86,817,000	Class B
Class C	$ 55,383,000	LC	$ 55,383,000	Class C
Class D	$ 49,395,000	LD	$ 49,395,000	N/A
Class E	$ 32,931,000	LE	$ 32,931,000	Class E
Class F	$ 11,974,000	LF	$ 11,974,000	Class F
Class G	$ 41,912,027	LG	$ 41,912,027	Class G

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	The interest rate of each Lower-Tier Regular Interest is the WAC Rate.

(3)
The Corresponding Lower-Tier Regular Interest and Corresponding Component with respect to any Class of Sequential Pay Certificates are also the Corresponding Lower-Tier Regular Interest and Corresponding Component with respect to each other.

The Certificate Principal Amount of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Sequential Pay Certificates in reduction of the Certificate Principal Amount thereof are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01 of this Agreement.  As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $1,197,467,027.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms.

  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“10-K Filing Deadline”:  As defined in Section 10.04 of this Agreement.

“15Ga-1 Notice”:  As defined in Section 2.03(a) of this Agreement.

“15Ga-1 Notice Provider”:  As defined in Section 2.03(a) of this Agreement.

“Acceptable Insurance Default”:  With respect to any Mortgage Loan, any Default arising when the related Loan Documents require that the related Mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided, however, that the Controlling Class Representative shall have no more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer shall not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.

“Accrued Component Interest”:  With respect to each Component for any Distribution Date, one month’s interest at the Class X Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.  Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

 “Additional Disclosure Notification”:  The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached to this Agreement as Exhibit W.

“Additional Form 10-D Disclosure”:  As defined in Section 10.03 of this Agreement.

“Additional Form 10-K Disclosure”:  As defined in Section 10.04 of this Agreement.

“Additional Information”:  As defined in Section 4.02(a) of this Agreement.

“Additional Servicer”:  Each Affiliate of the Master Servicer that Services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer or the Certificate Administrator, who Services 10% or more of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

“Additional Trust Fund Expenses”:  (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund and (v) any other default-related or unanticipated expense of the Trust Fund for which there is no corresponding collection from a Mortgagor.

“Administrative Cost Rate”:  As of any date of determination, a rate equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.

“Advance”:  Any P&I Advance or Property Advance.

“Advance Interest Amount”:  Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer or the Trustee, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through, but not including, the date of reimbursement of the related Advance, less any amount of interest previously paid on such Advance; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period (or, if there is no grace period, on or prior to the related Due Date), interest on such P&I Advance shall accrue only from and after the expiration of such grace period (or, if there is no grace period, from and after the related Due Date).

“Advance Rate”:  A per annum rate equal to the Prime Rate, compounded annually.

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  The Trustee and/or the Certificate Administrator may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

“Affiliate Ethical Wall”:  Reasonable policies and procedures to be maintained by an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, taking into account the nature of its business, to ensure (1) that such Affiliate will not obtain Confidential Information from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, and (2) that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, will not obtain information regarding Investments in the Certificates from such Affiliate.  Under such policies and procedures maintained by such Affiliate, (i) policies and procedures restricting the flow of information exist, and shall be maintained by such Affiliate, between such Affiliate, on the one hand and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, on the other; (ii) such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, to such Affiliate and (b) policies and procedures against the disclosure of information regarding Investments in Certificates from such Affiliate to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable; (iii) the senior management personnel of such Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not participate in or use that information to influence Investment Decisions with respect to the Certificates, nor may they pass that information to others for use in such activities; and (iv) such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities may not use that information to influence servicing recommendations.

“Agreement”:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“A.M. Best”:  A.M. Best Company, Inc. or its successors in interest.  If neither A.M. Best nor any successor remains in existence, “A.M. Best” shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of A.M. Best herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“AMC”:  Archetype Mortgage Capital LLC, a Delaware limited liability company, and its successors in interest.

“AMC Guaranty”:  The letter agreement dated as of May 1, 2013, by AMC, for the benefit of the Depositor.

“AMF”:  Archetype Mortgage Funding I LLC, a Delaware limited liability company, and its successors in interest.

“AMF Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between AMF and the Depositor.

“Ancillary Fees”:  With respect to any Mortgage Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, Assumption Fees, assumption application fees and defeasance fees) actually received from the related Mortgagor.

“AMO”:  Anderson McCoy & Orta, P.C., an Oklahoma professional corporation.

“Anticipated Termination Date”:  Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.

“Applicable Laws”:  As defined in Section 8.02(e) of this Agreement.

“Applicable Monthly Payment”:  For any Mortgage Loan with respect to any month (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer or the Trustee, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Loan Rate less the Servicing Fee Rate; and provided, further, that for purposes of determining the amount of any P&I Advance, the Monthly Payment shall be as reduced pursuant to any modification of a Mortgage Loan pursuant to Section 3.24 of this Agreement, or pursuant to any bankruptcy, insolvency, or other similar proceeding involving the related Mortgagor.

“Applicant”:  As defined in Section 5.07(a) of this Agreement.

“Appraisal”:  An appraisal prepared by an Appraiser, which shall be prepared in accordance with MAI standards.

“Appraisal Reduction Amount”:  For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred and an Appraisal Reduction Amount is required to be calculated, an amount (subject to the operation of the final paragraph of Section 3.10(a)) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised values of the related Mortgaged Property or Properties (as determined by one or more Appraisals obtained by the Special Servicer (the cost of which shall be advanced by the Master Servicer as a Property Advance unless such Property Advance would be a Nonrecoverable Advance)), minus such downward adjustments as the Special Servicer may make in accordance with the Servicing Standard (without implying any obligation to do so) based upon the Special Servicer’s review of the Appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of the calculation over (ii) the sum as of the Due

Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Loan Rate, (B) all unreimbursed Advances (which shall include, without limitation, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances), with interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts, due and unpaid with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and/or for which funds have not been escrowed).  Promptly upon the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an Appraisal has not been obtained within the immediately preceding nine (9) months (or if the Special Servicer has determined in accordance with the Servicing Standard such Appraisal to be materially inaccurate), the Special Servicer shall obtain an Appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance).  The Master Servicer shall provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four (4) Business Days of the Special Servicer’s reasonable written request.  None of the Master Servicer, the Trustee or the Certificate Administrator shall calculate or verify Appraisal Reduction Amounts.  On the first Determination Date occurring on or after the delivery of such Appraisal, the Special Servicer shall calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such Appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount.  Notwithstanding the foregoing, if an Appraisal is required to be obtained in accordance with Section 3.10(a) of this Agreement but is not obtained within 120 days following the events described in the applicable clause of the definition “Appraisal Reduction Event” (without regard to the time periods stated therein), then, until such Appraisal is obtained and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Mortgage Loan; provided that, upon receipt of an Appraisal, however, the Appraisal Reduction Amount for such Mortgage Loan will be recalculated in accordance with this definition without regard to this sentence.  With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and has remained current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer shall, within 30 days of each anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Property Advance by the Master Servicer or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance)), provided, however, no new or updated Appraisal will be required if the Mortgage Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close.  Based upon such Appraisal or letter updates thereto, the Special Servicer shall determine and report to the Master Servicer and the Certificate Administrator the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan, and the Master Servicer, the Trustee and the Certificate Administrator shall be entitled to rely conclusively on such determination by the Special Servicer.  The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer and the Certificate Administrator, which shall be in electronic format.  Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Appraisal and annual letter updates, as of the date of each such subsequent Appraisal or letter update.

Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.  In addition, with respect to any Mortgage Loan, as to which an Appraisal Reduction Event has occurred, such Mortgage Loan shall no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and such Mortgage Loan becomes and remains current for three consecutive Monthly Payments and (b) no other Appraisal Reduction Event has occurred and is continuing.

“Appraisal Reduction Event”:  With respect to any Mortgage Loan, the earliest of (i) the date on which such Mortgage Loan becomes a Modified Asset, (ii) the date on which such Mortgage Loan is 60 days or more delinquent in respect of any Monthly Payment, except for a Balloon Payment, (iii) in the case of a delinquent Balloon Payment, (A) the date occurring 60 days after the date on which such Balloon Payment was due (except as described in clause B below) or (B) if the related Mortgagor has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after the Balloon Payment was due, the date occurring 120 days after the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur), (iv) the related Mortgaged Property has become an REO Property, (v) a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) 60 days after the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, is not dismissed within those 60 days, or (vii) such Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.24 of this Agreement.  No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.  The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

“Appraised Value”:  As of any date of determination, the appraised value of a Mortgaged Property based upon an appraisal or update thereof prepared by an Appraiser that is contained in the related Servicing File obtained within the time parameters required by this Agreement.

“Appraised-Out Class”:  As defined in Section 3.10(a) of this Agreement.

“Appraiser”:  An Independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

“Asset Status Report”:  As defined in Section 3.21(b) of this Agreement.

“Assignment of Leases”:  With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assumption Fees”:  With respect to any Mortgage Loan, any and all assumption fees of such Mortgage Loan  for transactions effected under Sections 3.09(a), 3.09(b) and 3.09(c) of this Agreement (excluding assumption application fees), actually paid by the related Mortgagor and other applicable fees (not including assumption fees and/or assumption application fees) actually paid by the related Mortgagor in accordance with the related Loan Documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer on behalf of the Trust pursuant to Section 3.09(a) of this Agreement or paid by the related Mortgagor with respect to any transfer of an interest in such Mortgagor pursuant to Section 3.09(a) of this Agreement.

“Authenticating Agent”:  Any authenticating agent appointed by the Certificate Administrator pursuant to Section 5.09 of this Agreement.

“Authorized Representative”:  With respect to the Depositor, any Person authorized by the Depositor to upload information to the Depositor’s 17g-5 Website, which (a) as of the Closing Date (and thereafter until other Persons are identified pursuant to clause (b)) shall be the Persons identified, along with contact information and e-mail addresses, on Exhibit Q to this Agreement, and (b) thereafter shall be such authorized representative(s) identified, along with contact information and e-mail address(es), by the Depositor in writing, which shall be delivered from time to time when changes are made to the Master Servicer, the Special Servicer, the Trustee, the Custodian and the Certificate Administrator.

“Available Funds”:  With respect to any Distribution Date an amount equal to the sum of (without duplication):

(a)           the aggregate amount relating to the Trust Fund on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the Business Day prior to the related Master Servicer Remittance Date, including any amounts that may be transferred to the Collection Account on the Business Day prior to the related Master Servicer Remittance Date from any REO Account pursuant to Section 3.16(b) of this Agreement, exclusive of (without duplication):

(i)          all Monthly Payments and Balloon Payments paid by the Mortgagors that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods);

(ii)         all unscheduled payments of principal (including Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

(iii)        all amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (viii), inclusive, of Section 3.06(a) of this Agreement;

(iv)         [reserved];

(v)          all Yield Maintenance Charges;

(vi)         all Penalty Charges retained in the Collection Account pursuant to Section 3.14 of this Agreement;

(vii)        all amounts deposited in the Collection Account or the Lower-Tier Distribution Account, as the case may be, in error; and

(viii)       with respect to the Mortgage Loans for which Withheld Amounts are required to be deposited in the Interest Reserve Account, and any Distribution Date in (1) each February or (2) any January in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which the subject Distribution Date occurs at the related Mortgage Loan Rate, less the Administrative Cost Rate, to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.23 of this Agreement;

(b)           the aggregate amount of any Compensating Interest Payments and P&I Advances made by the Master Servicer or the Trustee, as applicable, for such Distribution Date (net of the related Trustee/Certificate Administrator Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

(c)           for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in such month), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.23 of this Agreement.

Notwithstanding the investment of funds held in the Collection Account pursuant to Section 3.07 of this Agreement, for purposes of calculating the Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.

“Balloon Mortgage Loan”:  Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date, unless such extension results solely from the accrual of interest on the basis of the actual number of days elapsed in a year of 360 days, notwithstanding calculation of Monthly Payments based on a 360-day year consisting of twelve 30-day months.

“Balloon Payment”:  With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan in excess of the related Monthly Payment.

“Base Interest Fraction”:  With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge or that is otherwise described in the related Loan Documents) and (b) whose denominator is the amount, if any, by which (i) the Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge or that is otherwise described in the related Loan Documents); provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on the related Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal one.

“Beneficial Owner”:  With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).  Each of the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence (which may be in the form of an Investor Certification) at its expense of its status as a Beneficial Owner hereunder.

“Borrower Delayed Reimbursements”:  Any Additional Trust Fund Expenses and reimbursements of Advances that the related Mortgagor is required, pursuant to a written modification agreement, to pay in the future to the Trust in its capacity as owner of the related Mortgage Loan.

“Breach”:  As defined in Section 2.03(a) of this Agreement.

“Business Day”:  Any day other than a Saturday, a Sunday or any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or banking institutions in the states of New York, North Carolina, Delaware and California, the cities in which the principal offices of the Operating Advisor, the Master Servicer or the Special Servicer are located, or the city in which the Corporate Trust Office of the Certificate Administrator or the Trustee is located are authorized or obligated by law, executive order or governmental decree to be closed.

“Calculation Rate”:  A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payments on a Mortgage Loan or proceeds from the sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Mortgagors on similar debt of the Mortgagors as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

“Certificate”:  Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificate issued, authenticated and delivered hereunder.

“Certificate Administrator”:  Wells Fargo Bank, National Association, a national banking association, or its successor in interest, or any successor Certificate Administrator appointed as herein provided.

“Certificate Administrator Accounts”:  As defined in Section 3.07(a) of this Agreement.

“Certificate Administrator Personnel”:  The divisions and individuals of the Certificate Administrator who are involved in the performance of the duties of the Certificate Administrator under this Agreement.

“Certificate Administrator’s Website”:  The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Factor”:  With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Principal Amount or the Notional Amount, as the case may be, and the denominator of which is the related initial Certificate Principal Amount or the initial Notional Amount, as the case may be.

“Certificate Principal Amount”:  With respect to any Class of Sequential Pay Certificates (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Principal Amount of such Class of Sequential Pay Certificates, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class of Sequential Pay Certificates on the Distribution Date immediately prior to such date of determination, after actual distributions of principal thereon and allocation of Realized Losses thereto on such prior Distribution Date, and increased on any Distribution Date (as and to the extent provided in the penultimate sentence of the first paragraph of Section 4.01(f) of this Agreement) in connection with recoveries of Nonrecoverable Advances previously reimbursed out of collections of principal on the Mortgage Loans.

“Certificate Register” and “Certificate Registrar”:  The register maintained and the registrar appointed pursuant to Section 5.03(a) of this Agreement.

“Certificateholder”:  With respect to any Certificate, the Person whose name is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a Mortgagor or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a Mortgagor, shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor shall be deemed to be outstanding, provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or any of their Affiliates, in which case such Certificate shall be deemed not to be outstanding; provided, however, if the Master Servicer, the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it shall be permitted to act in such capacity and exercise all rights under this Agreement bestowed upon the Controlling Class; provided further, if an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor has provided an Investor Certification in which it has certified as to the existence of an Affiliate Ethical Wall between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor, as applicable, then any Certificates beneficially owned by such Affiliate shall be deemed to be outstanding.

“Certification Parties”:  As defined in Section 10.05 of this Agreement.

“Certifying Certificateholder”:  A Certificateholder or Beneficial Owner of a Certificate that has provided the Trustee or the Certificate Administrator, as applicable, with an executed Investor Certification.

“Certifying Person”:  As defined in Section 10.05 of this Agreement.

“Certifying Servicer”:  As defined in Section 10.07 of this Agreement.

“CGMRC”:  Citigroup Global Markets Realty Corp., a New York corporation, and its successors in interest.

“CGMRC Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between CGMRC and the Depositor.

“Class”:  With respect to the Certificates, all of the Certificates bearing the same alphabetical or alphanumeric class designation, and with respect to the Lower-Tier Regular Interests, each interest set forth in the Preliminary Statement hereto.

“Class A-1 Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

“Class A-1 Component”:  The Component having such designation.

“Class A-1 Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 0.742.

“Class A-2 Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

“Class A-2 Component”:  The Component having such designation.

“Class A-2 Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 2.011%.

“Class A-3 Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

“Class A-3 Component”:  The Component having such designation.

“Class A-3 Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 2.860%.

“Class A-4 Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

“Class A-4 Component”:  The Component having such designation.

“Class A-4 Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 3.135%.

“Class A-AB Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

“Class A-AB Component”:  The Component having such designation.

“Class A-AB Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 2.678%.

“Class A-AB Scheduled Principal Balance”:  For any Distribution Date, the scheduled principal balance for such Distribution Date set forth on Exhibit BB to this Agreement.

“Class A-S Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

“Class A-S Component”:  The Component having such designation.

“Class A-S Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 3.375%.

“Class B Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

“Class B Component”:  The Component having such designation.

“Class B Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 3.777%, subject to a maximum rate equal to the WAC Rate.

“Class C Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

“Class C Component”:  The Component having such designation.

“Class C Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 4.179%, subject to a maximum rate equal to the WAC Rate.

“Class D Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto.

“Class D Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to the WAC Rate.

“Class E Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto.

“Class E Component”:  The Component having such designation.

“Class E Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 3.250%.

“Class E Transfer”:  As defined in Section 6.09(g) of this Agreement.

“Class F Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto.

“Class F Component”:  The Component having such designation.

“Class F Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 3.250%.

“Class G Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 hereto.

“Class G Component”:  The Component having such designation.

“Class G Pass-Through Rate”:  For any Distribution Date, a per annum rate equal to 3.250%.

“Class R Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 hereto.  The Class R Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

“Class X Certificates”:  The Class X-A Certificates, the Class X-B Certificates and/or the Class X-C Certificates, as the context requires.

“Class X Strip Rate”:  With respect to each Component for any Distribution Date, a rate per annum equal to (i) the WAC Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Class of Corresponding Certificates.

“Class X-A Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

“Class X-A Components”:  The Class A-1 Component, Class A-2 Component, Class A-3 Component, Class A-4 Component, Class A-AB Component and Class A-S Component.

“Class X-A Notional Amount”:  With respect to the Class X-A Certificates as of any date of determination, the sum of the Component Notional Amounts of the Class X-A Components.

“Class X-A Pass-Through Rate”:  For any Distribution Date, the weighted average of Class X Strip Rates for the Class X-A Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Class X-B Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

“Class X-B Components”:  The Class B Component and the Class C Component.

“Class X-B Notional Amount”:  With respect to the Class X-B Certificates as of any date of determination, the sum of the Component Notional Amounts of the Class X-B Components.

“Class X-B Pass-Through Rate”:  For any Distribution Date, the weighted average of Class X Strip Rates for the Class X-B Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Class X-C Certificate”:  Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

“Class X-C Components”:  The Class E Component, the Class F Component and the Class G Component.

“Class X-C Notional Amount”:  With respect to the Class X-C Certificates as of any date of determination, the sum of the Component Notional Amounts of the Class X-C Components.

“Class X-C Pass-Through Rate”:  For any Distribution Date, the weighted average of Class X Strip Rates for the Class X-C Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”:  Clearstream Banking, société anonyme, and its successors in interest.

“Closing Date”:  May 30, 2013.

“Code”:  The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Collection Account”:  The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Master Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee, for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12” and which must be an Eligible Account.

“Collection Period”:  With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in June 2013, beginning on the day after the Cut-Off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Compensating Interest Payments”:  Any payment required to be made by the Master Servicer pursuant to Section 3.13 of this Agreement to cover Prepayment Interest Shortfalls.

“Component”:  With respect to the Class X-A Certificates, the Class A-1 Component, Class A-2 Component, Class A-3 Component, Class A-4 Component, Class A-AB Component and Class A-S Component, with respect to the Class X-B Certificates, the Class B Component and Class C Component, and with respect to the Class X-C Certificates, the Class E Component, Class F Component and Class G Component.

“Component Notional Amount”:  With respect to each Component and any date of determination, an amount equal to the Lower-Tier Principal Balance of the Corresponding Lower-Tier Regular Interest for that Component.

“Condemnation Proceeds”:  All proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

“Confidential Information”:  With respect to each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor the Certificate Administrator, and the Trustee, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties under this Pooling and Servicing Agreement with respect to any Mortgage Loan, any Mortgagor and any Mortgaged Property, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, or (iii) is or becomes generally available to the public other than as a result of a disclosure by the Master Servicer Servicing Personnel, the Special Servicer Servicing

Personnel, the Operating Advisor Surveillance Personnel, the Certificate Administrator Personnel or the Trustee Personnel.

“Consent Fees”:  With respect to any Mortgage Loan , any and all fees actually paid by a Mortgagor with respect to any consent or approval required pursuant to the terms of the Loan Documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Loan Documents.

“Consultation Termination Event”:  The event that occurs when (i) no Class of Control Eligible Certificates has an aggregate Certificate Principal Amount at least equal to 25% of the initial Certificate Principal Amount of such Class or (ii) deemed to occur pursuant to Section 6.09(c) or Section 6.09(g) of this Agreement.

“Control Eligible Certificates”:  Any of the Class E, Class F and Class G Certificates.

“Control Termination Event”:  The event that occurs when (i) no Class of Control Eligible Certificates has an aggregate Certificate Principal Amount (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class in accordance with Section 3.10(a) of this Agreement) at least equal to 25% of the initial Certificate Principal Amount of such Class or (ii) deemed to occur pursuant to Section 6.09(c) or Section 6.09(g) of this Agreement.

“Controlling Class”:  As of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class in accordance with Section 3.10(a) of this Agreement) at least equal to 25% of the initial Certificate Principal Amount of such Class or if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

“Controlling Class Certificateholder”:  Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

“Controlling Class Representative”:  The Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer and the Trustee and the Certificate Administrator; provided that, (i) absent such selection, or (ii) until a Controlling Class Representative is so selected, or (iii) upon receipt of notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class that a Controlling Class Representative is no longer so designated, the Controlling Class Representative shall be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Principal Amount of the Controlling Class as identified to the Certificate Registrar.

The initial Controlling Class Representative on the Closing Date shall be RREF II CMBS AIV, LP or one of its Affiliates, and the Certificate Registrar and the other parties to this Agreement shall be entitled to assume RREF II CMBS AIV, LP or one of its Affiliates or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of RREF II CMBS AIV, LP or one of its Affiliates as Holder (or Beneficial Owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that RREF II CMBS AIV, LP or one of its Affiliates is no longer the Holder (or Beneficial Owner) of  a majority of the applicable Control Eligible Certificates.

“Controlling Class Right of First Refusal”:  As defined in Section 3.17(f) of this Agreement.

“Coral Springs Mortgage Loan”: The Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as “Coral Springs Trade Center”.

“Coral Springs Processing Fee”: The “processing fee” payable pursuant to Section 10.3(a) of the Loan Agreement for the Coral Springs Mortgage Loan.

“Corporate Trust Office”:  The office of the Trustee or the Certificate Administrator, at which at any particular time its corporate trust business shall be principally administered.  At the date of this Agreement, the corporate trust office of (i) the Trustee is located at 1761 East St. Andrew Place, Santa Ana, California, 92705-4934, Attention: Trust Administration – GS1312, and (ii) the Certificate Administrator is located, for certificate transfer purposes, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention:  GS 2013-GCJ12, and for all other purposes except as specifically set forth herein, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  GS 2013-GCJ12.

“Corrected Mortgage Loan”:  Any Mortgage Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of “Specially Serviced Loan” (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

“Corresponding Certificates”:  As identified in the Preliminary Statement with respect to any Lower-Tier Regular Interest or Component.

“Corresponding Component”:  As identified in the Preliminary Statement with respect to any Class of Sequential Pay Certificates (other than the Class D Certificates) or Lower-Tier Regular Interest (other than the Class LD Interest).

“Corresponding Lower-Tier Regular Interest”:  As identified in the Preliminary Statement with respect to any Class of Sequential Pay Certificates or Component.

“CREFC”:  CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.  If neither such association nor any successor remains in existence, “CREFC” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization.  If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Certificate Administrator, the Special Servicer and, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative.

“CREFC Advance Recovery Report”:  A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage securities transactions generally.

“CREFC Bond Level File”:  The data file in the “CREFC Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Collateral Summary File”:  The data file in the “CREFC Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Comparative Financial Status Report”:  The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Delinquent Loan Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage securities transactions generally.

“CREFC Financial File”:  The data file in the “CREFC Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Historical Loan Modification and Corrected Mortgage Loan Report”:  The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Investor Reporting Package (IRP)”:  (a)  The following seven electronic files (and any other files as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time):  (i) CREFC Loan Setup File, (ii) CREFC Loan Periodic Update File, (iii) CREFC Property File, (iv) CREFC Bond Level File, (v) CREFC Financial File, (vi) CREFC Collateral Summary File and (vii) CREFC Special Servicer Loan File;

(b)           The following eleven supplemental reports (and any other reports as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time):  (i) CREFC Delinquent Loan Status Report, (ii) CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CREFC REO Status Report, (iv) CREFC Operating Statement Analysis Report, (v) CREFC Comparative Financial Status Report, (vi) CREFC Servicer Watch List, (vii) CREFC Loan Level Reserve/LOC Report, (viii) CREFC NOI Adjustment Worksheet, (ix) CREFC Advance Recovery Report, (x) CREFC Total Loan Report and (xi) CREFC Reconciliation of Funds Report; and

(c)           such other reports as CREFC may designate from time to time.

“CREFC Loan Level Reserve/LOC Report”:  The monthly report in the “CREFC Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Loan Periodic Update File”:  The data file in the “CREFC Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Loan Setup File”:  The data file in the “CREFC Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC NOI Adjustment Worksheet”:  The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Operating Statement Analysis Report”:  The monthly report in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Property File”:  The data file in the “CREFC Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Reconciliation of Funds Report”:  The monthly report in the “Reconciliation of Funds” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC REO Status Report”:  The report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Servicer Watch List”:  As of each Determination Date a report, including and identifying each non-Specially Serviced Loan satisfying the “CREFC Portfolio Review Guidelines” approved from time to time by the CREFC in the “CREFC Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Special Servicer Loan File”:  The data file in the “CREFC Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Total Loan Report”:  The report in the “Total Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Website”:  The CREFC’s Website located at “www.crefc.org” or such other primary website as the CREFC may establish for dissemination of its report forms.

“Cross-Over Date”:  The Distribution Date on which the Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) is (or will be) reduced to zero due to the application of Realized Losses.

“Custodial Agreement”:  The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, as the same may be amended or modified from time to time in accordance with the terms thereof.  For avoidance of doubt, as of the Closing Date, the Custodian is the Certificate Administrator.

“Custodian”:  Any Custodian appointed pursuant to Section 5.10 of this Agreement and, unless the Certificate Administrator is Custodian, named pursuant to any Custodial Agreement.  The Custodian may (but need not) be the Certificate Administrator or the Master Servicer or any Affiliate or agent of the Certificate Administrator or the Master Servicer, but may not be the Depositor or any Affiliate thereof.

“Cut-Off Date”:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

“Cut-Off Date Principal Balance”:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, after application of all payments of principal due on or before such date, whether or not received.

“DBRS”:  DBRS, Inc. or its successors in interest.

“Debt Service Coverage Ratio”:  With respect to any Mortgage Loan , for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan  during such period; provided that with respect to the Mortgage Loans identified on the Mortgage Loan Schedule as paying interest only for a specified period of time set forth in the related Loan Documents and then paying principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

“Default”:  An event of default under the Mortgage Loan  or an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Mortgage Loan .

“Default Interest”:  With respect to any Mortgage Loan, all interest accrued in respect of such Mortgage Loan as provided in the related Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Loan Rate.

“Default Rate”:  With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as the case may be, following any event of default on such Mortgage Loan, as the case may be, including a default in the payment of a Monthly Payment or a Balloon Payment.

“Defaulted Mortgage Loan”:  A Mortgage Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Note.

“Defeasance Loan”:  Those Mortgage Loans which provide the related Mortgagor with the option to defease the related Mortgaged Property.

“Definitive Certificate”:  Any Certificate in fully registered certificated form without interest coupons.

“Depositor”:  GS Mortgage Securities Corporation II, a Delaware corporation, and its successors and assigns.

“Depositor’s 17g-5 Website”:  A website to be maintained (or caused to be maintained) by the Depositor in order to comply with Rule 17g-5.

“Depository”:  The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”:  A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Designated Servicing Documents”:  With respect to any Mortgage Loan, collectively the following documents:

(1)           (A) a copy of the executed Note for such Mortgage Loan (or, alternatively, if the original executed Note has been lost, a copy of a lost note affidavit and indemnity with a copy of such Note);

(2)           a copy of the related Loan Agreement, if any;

(3)           a copy of the Mortgage;

(4)           a copy of the lock box agreement or cash management agreement, if any, relating to such Mortgage Loan;

(5)           any pre-funding insurance review documentation and insurance certificates (for insurance policies other than title insurance policy and environmental policy) or a marked up commitment therefor;

(6)           a copy of any related title insurance policy or a marked up commitment therefor;

(7)           a copy of any environmental insurance policy or a marked up commitment therefor;

(8)           legal description of the related Mortgaged Property;

(9)           a copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Loan Agreement and the Mortgage);

(10)         a copy of the agreement governing post-closing obligations (if such item is a document separate from the Loan Agreement and the Mortgage), if any;

(11)         a copy of the closing statement and/or sources and uses statement;

(12)         the related Mortgage Loan Seller’s asset summary, if any (provided that the delivery of such item shall not result in any liability to the related Mortgage Loan Seller);

(13)         the related Mortgagor tax ID;

(14)         a PIP Schedule (if such item is a document separate from the Loan Agreement and the Mortgage), if any;

(15)         a copy of an approved operating budget, if applicable; and

(16)         a copy of the related Ground Lease relating to such Mortgage Loan, if any.

“Determination Date”:  With respect to any Distribution Date, the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a Business Day, the next Business Day, commencing in June 2013.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where at least 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”:  With respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Mortgagor, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan , the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement other than any Special Servicing Compensation to which the Special Servicer is entitled under this Agreement in the form of Excess Penalty Charges, Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC Investor Reporting Package.

“Disqualified Non-U.S. Tax Person”:  With respect to a Class R Certificate, any Non-U.S. Tax Person or agent thereof other than (i) a Non-U.S. Tax Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

“Disqualified Organization”:  Any of (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2) or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause a Trust REMIC to be subject to tax or to fail to qualify as a REMIC for federal income tax purposes at any time that the Certificates are outstanding.  For purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions.

“Distribution Account”:  The Lower-Tier Distribution Account and the Upper-Tier Distribution Account, each of which may be subaccounts of a single Eligible Account.

“Distribution Date”:  The fourth Business Day following the Determination Date in each month, commencing June 2013.  The first Distribution Date shall be June 12, 2013.

“Distribution Date Statement”:  As defined in Section 4.02(a) of this Agreement.

“Document Defect”:  As defined in Section 2.03(a) of this Agreement.

“Due Date”:  With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan, as the case may be, had been scheduled to be first due, and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan, as the case may be, had been scheduled to be first due.

“Early Termination Notice Date”:  Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“EDGAR”:  The SEC’s Electronic Data Gathering and Retrieval System.

“EDGAR-Compatible Format”:  means any format compatible with EDGAR, including HTML, Word, Excel or clean, searchable PDFs.

“Eligible Account”:  Any of (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee and the Certificate Administrator), the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated (a) by Fitch in its highest rating category at all times (or, in the case of the REO Account, Collection Account, Interest Reserve Account, Excess Liquidation Proceeds Reserve Account and Escrow Account, the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least “AA-“ by Fitch (or “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch)) or, if applicable, the short-term rating equivalent thereof, which is at least “F1” by Fitch and (b) at least “A-1” by S&P (or “A-2” by S&P so long as the long-term unsecured debt obligations of such depository institution or trust company are rated no less than “BBB” by S&P), in the case of accounts in which funds are held for 30 days or less or, in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “BBB+” by S&P, (ii) an account or accounts maintained with Deutsche Bank Trust Company Americas or Wells Fargo Bank, National Association so long as  Deutsche Bank Trust Company Americas’ or Wells Fargo Bank, National Association’s, as applicable, long-term unsecured debt rating shall be at least “A-“ by Fitch and “A” by S&P (if the deposits are to be held in the account for more than 30 days) or  Deutsche Bank Trust Company Americas’ or Wells Fargo Bank, National Association’s, as applicable, short-term deposit or short-term unsecured debt rating shall be at least “F1” by Fitch and “A-1” by S&P (or “A-2” by S&P so long as the long-term unsecured debt obligations of such depository institution or trust company are rated no less than “BBB” by S&P) (if the deposits are to be held in the account for 30 days or less), (iii) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) - (ii) above, with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account, or (iv) such other account or accounts not listed in clauses (i) - (ii) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency.  Eligible Accounts may bear interest.  No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

“Eligible Operating Advisor”:  An institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, Morningstar, DBRS and/or DBRS Limited and that has not been a special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, Morningstar, DBRS or DBRS Limited has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in Section 2.09(a) of this Agreement, (iii) that is not the Special Servicer, the Controlling Class Representative or an Affiliate of the Special Servicer or the Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under this Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

“Environmental Report”:  The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loan.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“ERISA Restricted Certificate”:  Any Class X-C, Class E, Class F or Class G Certificate; provided that any such Certificate:  (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions with respect to ERISA Restricted Certificates contained in Section 5.03(m) of this Agreement if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency authorized by the U.S. Department of Labor or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

“Escrow Account”:  As defined in Section 3.04(b) of this Agreement.

“Escrow Payment”:  Any payment made by any Mortgagor to the Master Servicer pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Mortgagor for application toward the payment of taxes, insurance premiums, assessments, ground rents, mandated improvements and similar items in respect of the related Mortgaged Property.

“Euroclear”:  Euroclear Bank, as operator of the Euroclear System, and its successors in interest.

“Excess Liquidation Proceeds”:  With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property (net of any related Liquidation Expenses), over (ii) the amount that would have been received if a Principal Payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

“Excess Liquidation Proceeds Reserve Account”:  The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.05(c) of this Agreement in trust for the Certificateholders, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, on behalf of Deutsche Bank Trust Company Americas, as Trustee, for the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Excess Liquidation Proceeds Reserve Account.”  Any such account shall be an Eligible Account.

“Excess Modification Fees”:  With respect to any Mortgage Loan , the sum of (A) the excess of (i) any and all Modification Fees with respect to any modification, waiver, extension or amendment of any of the terms of a Mortgage Loan , over (ii) all unpaid or unreimbursed Advances and Additional Trust Fund Expenses (other than (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred with respect to the related Mortgage Loan  and reimbursed from such Modification Fees (which such Additional Trust Fund Expenses shall be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related Mortgagor as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer shall offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan  or REO Property; provided that if the Mortgage Loan  ceases being a Corrected Mortgage Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan ceasing to be a Corrected Mortgage Loan shall no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan ceased to be a Corrected Mortgage Loan within 12 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer shall be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or full payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment shall be applied to offset such Liquidation Fee or Workout Fee to the extent described above.

“Excess Penalty Charges”:  With respect to any Mortgage Loan  and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan  during such Collection Period, over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred with respect to any Mortgage Loan  and reimbursed from such Penalty Charges (which such Additional Trust Fund Expenses shall be reimbursed from such Penalty Charges) in accordance with Section 3.14 of this Agreement and

(B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related Mortgagor or otherwise.

“Excess Prepayment Interest Shortfall”:  With respect to any Distribution Date, the aggregate amount, if any, by which the Prepayment Interest Shortfalls with respect to all Principal Prepayments received with respect to the Mortgage Loans during the related Prepayment Period exceed the Compensating Interest Payment.

“Excess Servicing Fees”:  With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), that portion of the Servicing Fee that accrues at a per annum rate equal to the Excess Servicing Fee Rate.

“Excess Servicing Fee Rate”:  With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), a rate per annum equal to 0%; provided that such rate shall be subject to reduction at any time following any resignation of the Master Servicer pursuant to Section 6.04 of this Agreement (if no successor is appointed in accordance with Section 6.04 of this Agreement) or any termination of the Master Servicer pursuant to Section 7.01 of this Agreement, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02 of this Agreement.

“Excess Servicing Fee Right”:  With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the right to receive Excess Servicing Fees.  In the absence of any transfer of the Excess Servicing Fee Right, the Master Servicer shall be the owner of such Excess Servicing Fee Right.

“Exchange Act”:  The Securities Exchange Act of 1934, as it may be amended from time to time.

“FDIC”:  The Federal Deposit Insurance Corporation, and its successors in interest.

“Final Asset Status Report”:  With respect to any Specially Serviced Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor, the Controlling Class Representative in each case, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Controlling Class Representative, with respect to such Specially Serviced Loan; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement in respect of such workout or liquidation, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, as the case may be, a determination that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation

Proceeds, REO Proceeds and other payments or recoveries that the Special Servicer has determined in accordance with the Servicing Standard will ultimately be recoverable.

“Fitch”:  Fitch, Inc. or its successors in interest.  If neither Fitch nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Five Mile”:  MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company, and its successors in interest.

“Five Mile Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between Five Mile and the Depositor.

“Form 8-K Disclosure Information”:  As defined in Section 10.06 of this Agreement.

“Global Certificates”:  Any Certificate registered in the name of the Depository or its nominee.

“Ground Lease”:  The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

“GSMC”:  Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

“GSMC Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between GSMC and the Depositor.

“Hazardous Materials”:  Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder”:  With respect to any Certificate, a Certificateholder, and with respect to any Lower-Tier Regular Interest, the Trustee for the benefit of the Certificateholders.

“Indemnified Party”:  As defined in Section 8.05(c) or Section 11.13(d), as applicable, of this Agreement, as the context requires.

“Indemnifying Party”:  As defined in Section 8.05(c) or Section 11.13(d), as applicable, of this Agreement, as the context requires.

“Independent”:  When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of a Mortgage Loan Seller, the Depositor, the Trustee, the Operating Advisor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Controlling Class Representative, any Mortgagor or any Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Mortgage Loan Sellers, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator, any Mortgagor or any Affiliate thereof merely because such Person is (A) compensated for services by, or (B) the beneficial owner of 1% or less of any class of securities issued by, the Depositor, the Mortgage Loan Sellers, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator, any Mortgagor or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Code Section 856(d)(3) if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and the Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer, the Trustee and the Certificate Administrator has been delivered to the Trustee and the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself, the Trustee and the Certificate Administrator has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

“Initial Purchasers”:  Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies LLC and Wells Fargo Securities, LLC.

“Inquiries”:  As defined in Section 4.02(a) of this Agreement.

“Institutional Accredited Investor”:  An entity that qualifies as an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

“Insurance Proceeds”:  Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Master Servicer pursuant to Section 3.07 of this Agreement).

“Interest Accrual Amount”:  With respect to any Distribution Date and any Class of Sequential Pay Certificates, an amount equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount outstanding immediately prior to such Distribution Date.  With respect to any Distribution Date and a Class of the Class X Certificates, an amount equal to the sum of the Accrued Component Interest for the related Interest Accrual Period for all of the respective Components for such Class for such Interest Accrual Period outstanding immediately prior to such Distribution Date.  Calculations of interest due in respect of the Regular Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Interest Accrual Period”:  With respect to any Distribution Date and any Class of Regular Certificates, the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Regular Certificates is assumed to consist of 30 days.

“Interest Distribution Amount”:  With respect to any Distribution Date and with respect to each Class of Regular Certificates, an amount equal to (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to Section 4.01(j).

“Interest Reserve Account”:  The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.23 of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, on behalf of Deutsche Bank Trust Company Americas, as Trustee, for the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Interest Reserve Account” and which shall be an Eligible Account.

“Interest Shortfall”:  With respect to any Distribution Date for any Class of Regular Certificates, the sum of (a) the portion, of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of the Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the current Distribution Date, and (ii) in the case of a Class of the Class X Certificates, one month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

“Interested Person”:  As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Controlling Class Representative, any Mortgage Loan Seller, any Mortgagor, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.16 of this Agreement, or any Person actually known to a Responsible Officer of the

Trustee or the Certificate Administrator to be an Affiliate of any of the preceding entities; and any holder of a related mezzanine loan, or any Person actually known to a Responsible Officer of the Trustee or the Certificate Administrator to be an Affiliate of any of the preceding entities.

“Investment”:  Any direct or indirect ownership interest in any security, note or other financial instrument related to the Certificates or issued or executed by a Mortgagor, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”:  As defined in Section 3.07(a) of this Agreement.

“Investment Company Act”: The Investment Company Act of 1940, as it may be amended from time to time.

“Investment Decisions”:  Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Master Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, or any Person on whose behalf the Master Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, has discretion in connection with Investments.

“Investor Certification”:  A certificate representing that such Person executing the certificate is a Certificateholder, a Beneficial Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s Website) pursuant to this Agreement, (A) such Person is not a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate, such Person has received a copy of the Prospectus Supplement and the Prospectus, substantially in the form of Exhibit M-1 to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website and/or (ii) for purposes of exercising Voting Rights, (A) such Person is not a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor, (B) such Person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or an Affiliate of any of the foregoing and (C) except in the case of a prospective purchaser of a Certificate, such Person has received a copy of the Prospectus Supplement and the Prospectus, substantially in the form of Exhibit M-2 to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website or the Master Servicer’s website; provided that, for purposes of clause (ii), if such Person is an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor, such certification shall indicate whether an Affiliate Ethical Wall exists between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating

Advisor, as applicable.  The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“Investor Q&A Forum”:  As defined in Section 4.02(a) of this Agreement.

“Investor Registry”:  As defined in Section 4.02(a) of this Agreement.

“IRS”:  The Internal Revenue Service.

“JLC”:  Jefferies LoanCore LLC, a Delaware limited liability company, and its successors in interest.

“JLC Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, by and between JLC and the Depositor.

“KBRA”:  means Kroll Bond Rating Agency, Inc. and its successors in interest.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events:  (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or substituted for by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Loan Purchase Agreement; (iv) such Mortgage Loan is purchased or otherwise acquired by the Special Servicer, the Master Servicer, the Holders of the Controlling Class, Holders of the Class R Certificates or the Remaining Certificateholder pursuant to Section 9.01 of this Agreement; (v) such Mortgage Loan is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreement; (vi) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (vii) such Mortgage Loan is purchased by the Controlling Class Representative pursuant to Section 3.17(f) of this Agreement; or (viii) such Mortgage Loan is purchased by another party in accordance with Section 3.17 of this Agreement.  With respect to any REO Property (and the related REO Mortgage Loan), any of the following events:  (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased or otherwise acquired by the Master Servicer, the Special Servicer, Holders of the Controlling Class, Holders of the Class R Certificates or the Remaining Certificateholder pursuant to Section 9.01 of this Agreement; (iii) the taking of a REO Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (iv) such REO Property is purchased by the holder of a mezzanine loan pursuant to the related intercreditor agreement; or (v) such REO Property is purchased by another party in accordance with Section 3.17 of this Agreement.

“Liquidation Expenses”:  All customary, reasonable and necessary costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in connection with the liquidation of any Specially Serviced Loan or REO Property acquired in respect thereof or final payoff of a Corrected Mortgage Loan (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions, and conveyance taxes associated with such Mortgage Loan or Mortgaged Property).

“Liquidation Fee”:  With respect to each Specially Serviced Loan as to which the Special Servicer receives a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related Mortgagor and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted as contemplated by Section 2.03 of this Agreement, any Specially Serviced Loan or any REO Property as to which the Special Servicer receives Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds, an amount calculated by the application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of any portion of such payoff or proceeds that represents Penalty Charges); provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property shall be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” in this Agreement, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by the preceding proviso with respect to the offset of Excess Modification Fees and the next two (2) provisos, no Liquidation Fee will be less than $25,000; provided, further, that (a) the Liquidation Fee shall be zero with respect to any Mortgage Loan or any Mortgaged Property purchased or repurchased by the Controlling Class Representative or otherwise pursuant to clauses (iii) through (v) and clause (vii) of the first sentence of the definition of Liquidation Event (unless with respect to (A) clause (iii), the applicable Mortgage Loan Seller does not repurchase or substitute for such Mortgage Loan until after more than 120 days following its receipt of notice or discovery of a Material Breach or Material Defect, and (B) clause (v) and clause (vii), the mezzanine loan holder or the Controlling Class Representative, as applicable, does not purchase such Mortgage Loan within 90 days of (x) when each such related purchase option first becomes exercisable, or (y) with respect to the Controlling Class Representative, the later of (1) the date such Mortgage Loan becomes a Defaulted Mortgage Loan and (2) the date such Mortgage Loan becomes a Specially Serviced Loan) or clauses (ii) or (iv) of the second sentence of such definition (unless with respect to clause (iv), the mezzanine loan holder does not purchase such REO Property within 90 days of when each such purchase option first becomes exercisable) and (b) the Liquidation Fee with respect to each Mortgage Loan or REO Mortgage Loan repurchased or substituted for after more than 120 days following the Mortgage Loan Seller’s receipt of notice or discovery of a Material Breach or Material Defect shall be in an amount equal to the Liquidation Fee Rate of the outstanding principal balance of such Mortgage Loan or REO Mortgage Loan; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 60 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related Mortgagor in connection with such liquidation.

“Liquidation Fee Rate”:  A rate equal to 1.0% with respect to each Mortgage Loan repurchased by a Mortgage Loan Seller or substituted as contemplated by Section 2.03 of this Agreement, each Specially Serviced Loan and each REO Property, provided, however, that except as contemplated in the definition of “Liquidation Fee”, no Liquidation Fee will be less than $25,000.

“Liquidation Proceeds”:  The amount (other than Insurance Proceeds and Condemnation Proceeds) received in connection with a Liquidation Event.

“Loan Agreement”:  With respect to any Mortgage Loan, the loan agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which such Mortgage Loan, as applicable, was made.

“Loan Documents”:  With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan or subsequently added to the related Mortgage File.

“Loan Number”:  With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any Sub-Servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

“Loan Purchase Agreement”:  The Five Mile Loan Purchase Agreement, the GSMC Loan Purchase Agreement, the CGMRC Loan Purchase Agreement, the JLC Loan Purchase Agreement and/or the AMF Loan Purchase Agreement, as applicable.

“Loan Seller Defeasance Rights and Obligations”:  As defined in Section 3.09(d)(i) of this Agreement.

“Loan-to-Value Ratio”:  With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan, as applicable, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

“Lock-Box Account”:  With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive rental or other income generated by the Mortgaged Property.  Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon.

“Lock-Box Agreement”:  With respect to any Mortgage Loan, the lock-box or other similar agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which the related Lock-Box Account, if any, may have been established.

“Lower-Tier Distribution Account”:  The account or accounts created and maintained as a separate account (or separate sub-account within the same account as the Upper-Tier Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, on behalf of Deutsche Bank Trust Company Americas, as Trustee, on behalf of the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Lower-Tier Distribution Account” and which must be an Eligible Account.  The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

“Lower-Tier Principal Balance”:  The principal amount of any Lower-Tier Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall equal the Original Lower-Tier Principal Balance as set forth in the Preliminary Statement hereto.  On each Distribution Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Lower-Tier Regular Interest on such Distribution Date pursuant to Section 4.01(a)(ii) of this Agreement, and shall be further permanently reduced on such Distribution Date by all Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(e) of this Agreement, such that at all times the Lower-Tier Principal Balance of a Lower-Tier Regular Interest shall equal the Certificate Principal Amount of the Corresponding Certificates.

“Lower-Tier Regular Interests”:  The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-AB, Class LA-S, Class LB, Class LC, Class LD, Class LE, Class LF and Class LG Interests.

“Lower-Tier REMIC”:  A segregated asset pool within the Trust Fund consisting of the Mortgage Loans, any related REO Property acquired in respect thereof and all proceeds of such REO Property, other property of the Trust Fund related thereto and amounts held in respect thereof from time to time in the Collection Account, the Interest Reserve Account and the related REO Account; and amounts held from time to time in the Lower-Tier Distribution Account and the Excess Liquidation Proceeds Reserve Account.

“Lower-Tier Residual Interest”:  The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Lower-Tier REMIC and evidenced by the Class R Certificates.

“MAI”:  Member of the Appraisal Institute.

“Major Decision”:  Collectively:

(a)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(b)           any modification, consent to a modification or waiver of a monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the Maturity Date of any Mortgage Loan;

(c)           any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

(d)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(e)           any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(f)           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(g)         any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Loan Documents);

(h)          releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(i)          any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(j)           the determination of the Special Servicer pursuant to clause (b) or clause (c) of the definition of “Specially Serviced Loan”;

(k)          following a default or an event of default with respect to a Mortgage Loan, any acceleration of such Mortgage Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Loan Documents or with respect to the related Mortgagor or Mortgaged Property;

(l)           any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the Holders of the Control Eligible Certificates;

(m)          any determination of an Acceptable Insurance Default;

(n)           any proposed modification or waiver of any material provision in the related Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related Mortgagor; and

(o)           any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

“Manager”:  With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

“Master Servicer”:  Wells Fargo Bank, National Association, a national banking association, or its successor in interest, or any successor Master Servicer appointed as herein provided.

“Master Servicer Remittance Date”:  With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

“Master Servicer Servicing Personnel”:  The divisions and individuals of the Master Servicer who are involved in the performance of the duties of the Master Servicer under this Agreement.

“Material Breach”:  As defined in Section 2.03(a) of this Agreement.

“Material Document Defect”:  As defined in Section 2.03(a) of this Agreement.

“Maturity Date”:  With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule.

“Modification Fees”:  With respect to any Mortgage Loan , any and all fees collected from the related Mortgagor with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer, other than (a) any Assumption Fees, Consent Fees or assumption application fees and (b) any fee in connection with a defeasance of such Mortgage Loan.

“Modified Asset”:  Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.24 of this Agreement in a manner that:

(a)           affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

(b)           except as expressly contemplated by the related Loan Documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

(c)           in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

“Monthly Payment”:  With respect to any Mortgage Loan, as applicable (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate, which is payable by the related Mortgagor on such Due Date under the related Note or Notes.  The Monthly Payment with respect to (i) an REO Mortgage Loan, or (ii) any Mortgage Loan that is delinquent at its respective Maturity Date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related Maturity Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.  “Moody’s”:  Moody’s Investors Service, Inc. or its successors in interest.

“Morningstar”:  Morningstar Credit Ratings, LLC or its successors in interest.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing the Note(s) evidencing a Mortgage Loan.

“Mortgage File”:  With respect to any Mortgage Loan, subject to Section 2.01(b), collectively the following documents:

(1)           the original executed Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of “Deutsche Bank Trust Company Americas, as Trustee, on behalf of the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable Mortgage Loan Seller) (or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note);

(2)           an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(3)           an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(4)           an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related

Assignment of Leases (if such item is a document separate from the Mortgage), in favor of “Deutsche Bank Trust Company Americas, as Trustee, on behalf of the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12” or a copy of such assignment (if the related Mortgage Loan Seller or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording thereof);

(5)           an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of “Deutsche Bank Trust Company Americas, as Trustee, on behalf of the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12”;

(6)           originals or copies of final written modification agreements in those instances where the terms or provisions of the Note for such Mortgage Loan or the related Mortgage have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(7)           the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a “marked-up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(8)           an original or copy of the related Ground Lease relating to such Mortgage Loan, if any, and any ground lessor estoppel;

(9)           an original or copy of the related Loan Agreement, if any;

(10)         an original of any guaranty under such Mortgage Loan, if any;

(11)         an original or copy of the lock box agreement or cash management agreement relating to such Mortgage Loan, if any;

(12)         an original or copy of the environmental indemnity from the related Mortgagor, if any;

(13)         an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(14)         an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (5)), in favor of “Deutsche Bank Trust Company Americas, as Trustee, on behalf of the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12”;

(15)         any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee, and an original UCC-2 and/or UCC-3 assignment thereof, in form suitable for filing, in favor of the Trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(16)         in the case of any Mortgage Loan as to which there exists a related mezzanine loan, the original or a copy of the related intercreditor agreement;

(17)         an original or copy of any related environmental insurance policy;

(18)         a copy of any letter of credit relating to such Mortgage Loan and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(19)         copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan and any related assignment thereof;

provided that, whenever the term “Mortgage File” is used to refer to documents actually received by the Certificate Administrator or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

“Mortgage Loan”:  Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date.  Such term shall include any Specially Serviced Loan, REO Mortgage Loan or defeased Mortgage Loan.

“Mortgage Loan Rate”:  With respect to any Mortgage Loan (including an REO Mortgage Loan), the per annum rate at which interest accrues (or, if and while it is an REO Mortgage Loan is deemed to accrue) on such Mortgage Loan as stated in the related Note, without giving effect to the Default Rate with respect to any Mortgage Loan.

“Mortgage Loan Schedule”:  The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

(i)        the Loan Number;

(ii)       the street address (including city, state and zip code) and name of the related Mortgaged Property;

(iii)      the Cut-Off Date Balance;

(iv)      the original Mortgage Loan Rate;

(v)       the (A) remaining term to stated maturity and (B) Stated Maturity Date;

(vi)      in the case of a Balloon Mortgage Loan, the remaining amortization term;

(vii)     the Servicing Fee Rate (separately identifying any primary servicing fee rate or subservicing fee rate included in the Servicing Fee Rate);

(viii)    the Mortgage Loan Seller(s); and

(ix)      whether the Mortgage Loan is cross-collateralized and the cross-collateralized group it belongs to.

“Mortgage Loan Seller”:  Each of Five Mile, GSMC, CGMRC, JLC and AMF, and their respective successors in interest.

“Mortgage Loan Seller Sub-Servicer”:  A Sub-Servicer required to be retained by the Master Servicer by a Mortgage Loan Seller, as listed on Exhibit S to this Agreement, or any successor thereto.

“Mortgage Pool”:  All of the Mortgage Loans and any successor REO Mortgage Loans, collectively.

“Mortgaged Property”:  The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate and, with respect to certain Mortgage Loans, a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

“Mortgagor”:  The obligor or obligors on a Note, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under such Note.

“Mortgagor Accounts”:  As defined in Section 3.07(a) of this Agreement.

 “Net Condemnation Proceeds”:  The Condemnation Proceeds received with respect to any Mortgage Loan(including an REO Mortgage Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Net Insurance Proceeds”:  Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with the Servicing Standard, or with respect to the environmental insurance policy, applied to pay any costs, expenses, penalties, fines or similar items.

“Net Liquidation Proceeds”:  The Liquidation Proceeds received with respect to any Mortgage Loan (including an REO Mortgage Loan) net of the amount of Liquidation Expenses incurred with respect thereto.

“Net Mortgage Loan Rate”:  Except as set forth in the last sentence of this definition, with respect to any Mortgage Loan (including an REO Mortgage Loan) and any Distribution Date, the per annum rate equal to the Mortgage Loan Rate for such Mortgage Loan minus the related Administrative Cost Rate.  Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Cost Rate; provided, however, that, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on the basis of a 360-day year and the actual number of days during each one-month interest accrual period, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), shall be determined net of any Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March shall be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor, and without regard to the related Mortgaged Property becoming an REO Property.

“Net Operating Income”:  With respect to any Mortgaged Property, for any Mortgagor’s fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of “Net Operating Income” approved from time to time endorsed and put forth by CREFC.

“Net REO Proceeds”:  With respect to each REO Property and any related REO Mortgage Loan, REO Proceeds with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.16(b) of this Agreement.

“New Lease”:  Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

“Nonrecoverable Advance”:  Any Nonrecoverable P&I Advance or Nonrecoverable Property Advance.  Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in Sections 3.20 and 4.06, the definition of Nonrecoverable P&I Advance or the definition of Nonrecoverable Property Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late collections or any other recovery on or in respect of the related Mortgage Loan or REO Property, as applicable, or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the Mortgage Loans and REO Properties.

“Nonrecoverable P&I Advance”:  With respect to any Mortgage Loan, any P&I Advance previously made or proposed to be made in respect of such Mortgage Loan or a related REO Mortgage Loan by the Master Servicer or the Trustee, which P&I Advance such party or the Special Servicer has determined pursuant to and in accordance with Section 4.06 of this Agreement, would not or will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be.

“Nonrecoverable Property Advance”:  Any Property Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property by the Master Servicer or the Trustee, which Property Advance such party or the Special Servicer has determined pursuant to and in accordance with Section 3.20 of this Agreement, in its commercially reasonable judgment (or, with respect to the Trustee, its good faith business judgment), will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property, as the case may be.  Any Property Advance that is not required to be repaid by the related Mortgagor under the terms of the related Loan Documents shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer’s or the Trustee’s entitlement to reimbursement for such Advance.

“Non-Book Entry Certificates”:  As defined in Section 5.02(c)(iii) of this Agreement.

“Non-Reduced Certificates”:  As of any date of determination, any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any Realized Losses previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of that Class of Certificates as of such date of determination.

“Non-U.S. Beneficial Ownership Certification”:  As defined in Section 5.03(f) of this Agreement.

“Non-U.S. Tax Person”:  A person other than a U.S. Tax Person.

“Note”:  With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Mortgage Loan, as the case may be, including any amendments or modifications, or any renewal or substitution notes, as of such date.

“Notice of Termination”:  Any of the notices given to the Certificate Administrator by the Master Servicer, the Depositor or any Holder of a Class R Certificate pursuant to Section 9.01(c).

“Notional Amount”:  For any date of determination, (a) with respect to the Class X-A Certificates, the Class X-A Notional Amount, (b) with respect to the Class X-B Certificates, the Class X-B Notional Amount, (c) with respect to the Class X-C Certificates, the Class X-C Notional Amount, and (d) with respect to each Component, the applicable Component Notional Amount.

“NRSRO”:  A nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC”:  The Office of the Comptroller of Currency, and its successors in interest.

“Offering Circular”:  The offering circular dated May 17, 2013 relating to the Private Certificates.

“Officer’s Certificate”:  With respect to any Person, a certificate signed by an authorized officer of such Person or, in the case of the Master Servicer or the Special Servicer, a Servicing Officer, and delivered to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be.

“Operating Advisor”:  Situs Holdings, LLC, a Delaware limited liability company, or its successor in interest, or any successor Operating Advisor appointed as herein provided.

“Operating Advisor Annual Report”:  As defined in Section 3.30(d)(ii) of this Agreement.

“Operating Advisor Consulting Fee”:  A fee for each Major Decision on which the Operating Advisor has consultation rights equal to the lesser of (a) $12,000 or (b) the amount as the related Mortgagor agrees to pay with respect to any Mortgage Loan, payable pursuant to Section 3.06(a) of this Agreement; provided, however, no such fee shall be payable unless paid by the related Mortgagor; provided, further that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further that the Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard (provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor prior to any such waiver or reduction).

“Operating Advisor Fee”:  With respect to each Mortgage Loan and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Operating Advisor Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods.  Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Operating Advisor under this Agreement.  For the avoidance of doubt, the Operating Advisor Fee shall be payable from the Lower-Tier REMIC.

“Operating Advisor Fee Rate”:  With respect to each Interest Accrual Period, a rate equal to 0.00125% per annum.

“Operating Advisor Surveillance Personnel”:  The divisions and individuals of the Operating Advisor who are involved in the performance of the duties of the Operating Advisor under this Agreement.

“Operating Advisor Standard”:  As defined in Section 3.30(b) of this Agreement.

“Operating Advisor Termination Event”:  As defined in Section 7.06(a) of this Agreement.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Operating Advisor, the Special Servicer or the Master Servicer, as the case may be, reasonably acceptable to the Trustee and the Certificate Administrator, except that any opinion of counsel relating to (a) qualification of a Trust REMIC or the imposition of tax under the REMIC Provisions on any income or property of any such Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”) or (c) a resignation of the Master Servicer or Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

“Opting-Out Party”:  A defined in Section 6.09(g) of this Agreement.

“Ownership Interest”:  Any record or beneficial interest in a Class R Certificate.

“P&I Advance”:  As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.06 of this Agreement.  Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate to but excluding the date of payment or reimbursement.

“Pass-Through Rate”:  Each of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, Class A-4 Pass-Through Rate, the Class A-AB Pass-Through Rate, the Class X-A Pass-Through Rate, the Class X-B Pass-Through Rate, the Class X-C Pass-Through Rate, the Class A-S Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate and the Class G Pass-Through Rate.  The Class R Certificates do not have a Pass-Through Rate.

“Paying Agent”:  The paying agent appointed pursuant to Section 5.06 of this Agreement.

“Penalty Charges”:  With respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts actually collected thereon from the Mortgagor that represent default charges, penalty charges, late fees and/or Default Interest.

“Percentage Interest”:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class.  With respect to any Regular Certificate, the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Certificates.  With respect to any Class R Certificate, the percentage interest is set forth on the face thereof.

“Performing Party”:  As defined in Section 10.11 of this Agreement.

“Permitted Investments”:  Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator may (or, as and when contemplated under Section 3.07(c), shall) mature on the Distribution Date) and a maximum maturity of 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have provided a Rating Agency Confirmation:

(i)       obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof; provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of:  the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,

(B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(ii)      Federal Housing Administration debentures;

(iii)     obligations of the following United States government sponsored agencies:  Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(iv)     federal funds, unsecured certificates of deposit, time or similar deposits, bankers’ acceptances and repurchase agreements of any bank, (A) if it has a term of one month or less, the short term obligations of which are rated in the highest short-term debt rating category of Fitch and S&P (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency), (B) if it has a term not less than one month and not in excess of three months, (a) the short-term debt obligations of which are rated in the highest short-term debt rating category of Fitch and (b) the short-term debt obligations of which are rated at least “A-1+” by S&P, (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency) and (C) if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by Fitch and S&P (or, if not rated by either such Rating Agency, otherwise acceptable to such Rating Agency, as confirmed in a Rating Agency Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(v)      demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, (A) if it has a term of one month or less, the short term obligations of which are rated in the highest short-term debt rating category of Fitch and S&P (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency), (B) if it has a term not less than one month and not in excess of three months, (a) the short-term debt obligations of which are rated in the highest short-term debt rating category of Fitch and (b) the short-term debt obligations of which are rated at least “A-1+” by S&P, (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency) and (C) if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by Fitch and S&P (or, if not rated by either such Rating Agency, otherwise acceptable to such Rating Agency, as confirmed in a Rating Agency Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(vi)     debt obligations, (A) if it has a term of one month or less, the short term obligations of which are rated in the highest short-term debt rating category of Fitch and S&P (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency), (B) if it has a term not less than one month and not in excess of three months, (a) the short-term debt obligations of which are rated in the highest short-term debt rating category of Fitch and (b) the short-term debt obligations of which are rated at least “A-1+” by S&P, (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency) and (C) if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by Fitch and S&P (or, if not rated by either such Rating Agency, otherwise acceptable to such Rating Agency, as confirmed in a Rating Agency Confirmation); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(vii)    commercial paper (including both non-interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof),  if  (A) such commercial paper carries a short term rating of at least F1 by Fitch, however, if such commercial paper is for a term of more than 30 days, it carries either (i) a short term rating of F1+ by Fitch or a short term rating of F1 from Fitch and a long term rating from Fitch of at least AA- and (B) such commercial paper carries a short term rating of at least A-1 by S&P, however, if such commercial paper is for a term of more than 60 days, it carries a rating of either (i) A-1+ by S&P or (ii) a rating of A-1 by S&P and a long term rating from S&P of at least AA-, (or, in the case of any such Rating Agency, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency);

provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(viii)   the Wells Fargo Advantage Heritage Money Market Fund or any other money market fund (in each case, the “Fund”) so long as the Fund is rated by Fitch and S&P in its highest money market fund ratings category (or, if not rated by either such Rating Agency, otherwise acceptable to such Rating Agency, as confirmed in a Rating Agency Confirmation);

(ix)      any other demand, money market or time deposit, demand obligation or any other obligation, security or investment with respect to which Rating Agency Confirmation has been obtained from each Rating Agency; and

(x)      such other demand, money market or time deposit, demand obligation or any other obligation, security or investment that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (ix) above, with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, demand obligation or any other obligation, security or investment;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment, (iii) the rating for such instrument or security includes an “r” designation or (iv) if such instrument may be redeemed at a price below the purchase price; and provided, further, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at the expense of the party directing such Permitted Investment, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC.  Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Notwithstanding the foregoing, to the extent that the Loan Documents with respect to a particular Mortgage Loan require the funds in the related Mortgagor Accounts to be invested in investments other than those itemized in clauses (i) through (ix) above, the Master

Servicer shall invest the funds in such Mortgagor Accounts in accordance with the terms of the related Loan Documents.

“Permitted Special Servicer/Affiliate Fees”:  Any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with Article III of this Agreement.

“Permitted Transferee”:  With respect to a Class R Certificate, any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Disqualified Non-U.S. Tax Person, (d) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”:  As defined in Section 5.03(m) of this Agreement.

“Prepayment Assumption”:  The assumption that there will be zero prepayments with respect to the Mortgage Loans.

“Prepayment Interest Excess”:  With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan after the Due Date in such Prepayment Period, the amount of interest (net of the related Servicing Fee and any related Default Interest) that accrued for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date after such Due Date and ending on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan, inclusive, to the extent collected from the related Mortgagor (exclusive of any related Yield Maintenance Charge or related Default Interest that may have been collected).

“Prepayment Interest Shortfall”:  With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to the Due Date in such Prepayment Period, the amount of interest, net of the related Servicing Fee and any related Default Interest, to the extent not collected from the related Mortgagor, that would have accrued on such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

“Prepayment Period”:  With respect to any Distribution Date, the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

“Prime Rate”:  The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time.  The Certificate Administrator shall notify in writing the Master Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Distribution Amount”:  For any Distribution Date will be equal to the sum, without duplication, of:

(A)     the Scheduled Principal Distribution Amount for such Distribution Date;

(B)      the Unscheduled Payments of the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and

(C)      the Principal Shortfall, if any, for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the applicable Prepayment Period in which such recovery occurs).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

“Principal Prepayment”:  Any payment of principal made by a Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

“Principal Shortfall”:  For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on the Sequential Pay Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

“Private Certificates”:  The Class X-C, Class D, Class E, Class F, Class G and Class R Certificates.

“Privileged Information”:  Any (i) correspondence or other communications between the Controlling Class Representative and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Mortgagor or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception”:  With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an Opinion of Counsel (which shall be an Additional Trust Fund Expense) delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”:  The Depositor, the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), the Trustee, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, a designee of the Depositor and any Person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s Website; provided that in no event shall a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor be considered a Privileged Person.

“Property Advance”:  As to any Mortgage Loan or REO Property, any advance made by the Master Servicer or the Trustee in respect of Property Protection Expenses, together with all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee in connection with the servicing and administration of a Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in Sections 2.03, 3.04 and 3.07 of this Agreement, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder and (f) the operation, management, maintenance and liquidation of any REO Property; provided that, notwithstanding anything to the contrary, “Property Advances” shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or an intercreditor agreement.  Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance to but excluding the date of payment or reimbursement.

“Property Protection Expenses”:  Any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to Sections 3.04, 3.07, 3.10(f), 3.10(g) and 3.17(b) or indicated herein as being a cost or expense of the Lower-Tier REMIC to be advanced by the Master Servicer or the Trustee, as applicable.

“Prospectus”:  The prospectus dated May 8, 2013, relating to the Public Certificates.

“Prospectus Supplement”:  The prospectus supplement dated May 17, 2013, relating to the Public Certificates.

“Public Certificates”:  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates.

“Public Documents”:  As defined in Section 4.02(a) of this Agreement.

“Public Global Certificates”:  A Global Certificate relating to a Class of Public Certificates.

“Purchase Price”:  With respect to any Mortgage Loan (or REO Property), a price equal to the following:  (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase; plus (b) all accrued and unpaid interest on the principal balance of such Mortgage Loan (or the related REO Mortgage Loan), other than Default Interest, at the related Mortgage Loan Rate  in effect from time to time through the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Property Advances (including any Property Advances and Advance Interest Amounts that were reimbursed out of general collections on the Mortgage Loans); plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances; plus (e) any unpaid Special Servicing Fees and any other unpaid Additional Trust Fund Expenses outstanding or previously incurred in respect of the related Mortgage Loan; plus (f) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Breach or Document Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (c) above) and, if the applicable Mortgage Loan Seller repurchases or substitutes for such Mortgage Loan more than 120 days following the earlier of the responsible party’s discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be, a Liquidation Fee.

“Qualified Bidder”:  As defined in Section 7.01(b) of this Agreement.

“Qualified Institutional Buyer”:  A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Insurer”:  As used in Sections 3.08 and 5.10 of this Agreement, in the case of (i) all policies not referred to in clause (ii) below, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated at least “A” by Fitch (or, if not rated by Fitch, an equivalent rating such as that listed above by at least two NRSROs (which may include S&P, DBRS, Moody’s and/or A.M. Best)) and “A-” by S&P or (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c) of this Agreement, a company that shall have a claim paying ability rated at least as follows by at least one of the following NRSROs: “A-“ by S&P or “A-“ by Fitch, or (b) the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation from the applicable Rating Agency.

“Qualified Mortgage”:  A Mortgage Loan that is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

“Qualified Substitute Mortgage Loan”:  A mortgage loan that must, on the date of substitution:  (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then-current loan-to-value ratio equal to or less than the lesser of (a) the loan-to-value ratio of the deleted Mortgage Loan as of the Cut-Off Date and (b) 75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then-current debt service coverage ratio at least equal to the greater of (a) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (b) 1.25x; (x) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller’s expense); (xi) not have a maturity date or an amortization schedule that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (xii) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (xv) prohibit defeasance within two years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of a Trust REMIC or the imposition of tax on a Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; and (xviii) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then the amounts described in clause (i) above shall be determined on the basis of aggregate principal balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xviii) above; provided that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided further, that no individual Mortgage Loan Rate (net of the Administrative Cost Rate) shall be lower than the highest fixed Pass-Through Rate (and not based on, or subject to a cap equal to, the WAC Rate) of any Class of Sequential Pay Certificates having a Certificate Principal Amount then outstanding.  When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

“Rated Final Distribution Date”:  The Distribution Date occurring in June 2046.

“Rating Agency”:  Each of S&P and Fitch or their successors in interest.  If no such rating agency nor any successor thereof remains in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator and the Master Servicer, and specific ratings of S&P and Fitch herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.  References herein to the highest long-term unsecured debt rating category of S&P and Fitch shall mean “AAA” with respect to S&P and Fitch and, in the case of any other rating agency, shall mean such highest rating category without regard to any plus or minus or numerical qualification.

“Rating Agency Confirmation”:  With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), or as otherwise provided in Section 3.31 of this Agreement, the requirement for the Rating Agency Confirmation from the applicable Rating Agency with respect to such matter shall not apply.

“Rating Agency Declination”:  As defined in the definition of “Rating Agency Confirmation” in this Agreement.

“Realized Loss”:  With respect to any Distribution Date, the amount, if any, by which (A) the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates, after giving effect to distributions on such Distribution Date exceeds (B) the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) after giving effect to any and all reductions thereon on such Distribution Date.  Realized Losses may be reversed as provided in Section 4.01(f) of this Agreement.

“Record Date”:  With respect to each Distribution Date and each Class of Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

“Regular Certificates”:  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such rules  may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release

(Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Regulation S”:  Regulation S under the Securities Act.

“Regulation S Global Certificates”:  As defined in Section 5.02(c)(i) of this Agreement.

“Regulation S Investor”:  With respect to a transferee of a Regulation S Global Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

“Relevant Servicing Criteria” means the Servicing Criteria applicable to a specific party, as set forth on Exhibit O to this Agreement.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer or the Certificate Administrator, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Certificate Administrator.

“Remaining Certificateholder”:  Any Holder (or Holders provided they act in unanimity) holding 100% of the Regular Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Code Section 860D.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Code Section 856(d), which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(1)           except as provided in Code Section 856(d)(4) or (6), any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(2)           any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Code Sections 856(d)(2)(B) and (d)(5);

(3)           any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

(4)           any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(5)           rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Account”:  A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 of this Agreement on behalf of the Trustee in trust for the Certificateholders “[Rialto Capital Advisors, LLC] [the applicable successor Special Servicer], as Special Servicer, on behalf of Deutsche Bank Trust Company Americas, as Trustee, for the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12”  Any such account or accounts shall be an Eligible Account.

“REO Extension”:  As defined in Section 3.16(a) of this Agreement.

“REO Mortgage Loan”:  Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

“REO Proceeds”:  With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

“REO Property”:  A Mortgaged Property title to which has been acquired on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

“Reportable Event”:  As defined in Section 10.06 of this Agreement.

“Reporting Servicer”:  As defined in Section 10.08 of this Agreement.

“Repurchase Communication”:  For purposes of Sections 2.03(a) and 3.01(c) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase Request”:  As defined in Section 2.03(a) of this Agreement.

“Repurchase Request Rejection:”  As defined in Section 2.03(a) of this Agreement.

“Repurchase Request Withdrawal”:  As defined in Section 2.03(a) of this Agreement.

“Request for Release”:  A request for a release signed by a Servicing Officer, substantially in the form of Exhibit C hereto.

“Requesting Holders”:  As defined in Section 3.10(a) of this Agreement.

“Requesting Party”:  As defined in Section 3.31(a) of this Agreement.

“Residual Ownership Interest”:  Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”:  When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Certificate Administrator, any officer assigned to the Corporate Trust Services group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject.  When used with respect to any Certificate Registrar (other than the Trustee or the Certificate Administrator), any officer or assistant officer thereof.

“Restricted Party”:  As defined in the definition of “Privileged Information Exception” in this Agreement.

“Restricted Period”:  As defined in Section 5.02(c)(i) of this Agreement.

“Review Package”:  A package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

“Rule 144A”:  Rule 144A under the Securities Act.

“Rule 144A Global Certificates”:  As defined in Section 5.02(c)(ii) of this Agreement.

“Rule 15Ga-1”: Rule 15Ga-1 under the Exchange Act.

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“S&P”:  Standard & Poor’s Ratings Services, and its successors in interest.  If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (including any interpretations thereof by the SEC’s staff).

“Sarbanes-Oxley Certification”:  As defined in Section 10.04 of this Agreement.

“Scheduled Principal Distribution Amount”:  For any Distribution Date will be equal to the sum, without duplication, of:

(A)     the principal component of all scheduled Monthly Payments and Balloon Payments which became due on the related Due Date in the related Collection Period (if received by the Master Servicer by the Business Day prior to the Master Servicer Remittance Date or (other than Balloon Payments) advanced by the Master Servicer or the Trustee in respect of such Distribution Date) with respect to the Mortgage Loans (including any REO Mortgage Loans); and

(B)      the principal component of any payment on any Mortgage Loan (including an REO Mortgage Loan) received or applied on or after the date on which such payment was due on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan.

“SEC”: The U.S. Securities and Exchange Commission.

“Securities Act”: The Securities Act of 1933, as it may be amended from time to time and the rules and regulations thereunder.

“Sequential Pay Certificates”:  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, collectively.

“Service(s)” or “Servicing”:  In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity (other than the Certificate Administrator and the Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Servicer”:  As defined in Section 10.01(b) of this Agreement.

“Servicer Indemnified Party”:  As defined in Section 8.05(c) of this Agreement.

“Servicer Termination Event”:  As defined in Section 7.01 of this Agreement.

“Servicing Criteria”:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”:  With respect to each Mortgage Loan (including if it is or is part of a Specially Serviced Loan) or any successor REO Mortgage Loan and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the related Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan, as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods.

For the avoidance of doubt, notwithstanding Section 3.05 or Section 3.12, the Servicing Fee shall be payable from the Lower-Tier REMIC.

“Servicing Fee Rate”:  With respect to each Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the per annum rate set forth on the Mortgage Loan Schedule.

“Servicing File”:  Any documents (other than documents required to be part of the related Mortgage File but including copies of such documents required to be part of the related Mortgage File) related to the origination or the servicing of the Mortgage Loans that are in the possession of or under the control of the applicable Mortgage Loan Seller, including but not limited to appraisals, environmental reports, engineering reports, legal opinions, and the applicable Mortgage Loan Seller’s asset summary, delivered to the Master Servicer or the Special Servicer; provided that no information that is proprietary to the related Mortgage Loan Seller nor any draft documents, privileged or internal communications, credit underwriting, due diligence analysis or data shall be required to be delivered as part of the Servicing File.

“Servicing Function Participant” Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

“Servicing Officer”:  Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee, the Operating Advisor and the

Certificate Administrator by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Servicing Standard”:  With respect to the Master Servicer or the Special Servicer, to service and administer the Mortgage Loans and any REO Properties that such party is obligated to service and administer pursuant to this Agreement on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders, as a collective whole as if such Certificateholders constituted a single lender) as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be:  (i) in accordance with the higher of the following standards of care:  (A) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be, and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loan; (ii) with a view to:  the timely recovery of all payments of principal and interest, including Balloon Payments, under the Mortgage Loans or, in the case of (1) a Specially Serviced Loan or (2) a Mortgage Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders to be performed at the Calculation Rate); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

“Servicing Transfer Event”:  With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of “Specially Serviced Loan.”

“Significant Obligor”:  Any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to the Trust.

“Similar Law”:  As defined in Section 5.03(m) of this Agreement.

“Special Notice”:  Any (a) notice transmitted to Certificateholders pursuant to Section 5.07(c) of this Agreement, (b) notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer pursuant to Section 6.08(a) of this Agreement and (c) notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor pursuant to Section 7.06(b) of this Agreement.

“Special Servicer”: Rialto Capital Advisors, LLC, a Delaware limited liability company or its successor in interest, or any successor Special Servicer appointed as provided herein.

“Special Servicer Decision”:  Collectively:

(a)           approving leases, lease modifications and any related subordination, attornment and non-disturbance agreements relating to leases, in each case in excess of the lesser of 30,000 square feet and 30% of the net rentable area related Mortgaged Property;

(b)           approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(c)           approving annual budgets for the related Mortgaged Property with material increases in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(d)           approving material easements; and

(e)           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is (i) a Major Decision or (ii) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted.

“Special Servicer Servicing Personnel”:  The divisions and individuals of the Special Servicer who are involved in the performance of the duties of the Special Servicer under this Agreement.

“Special Servicing Compensation”:  With respect to any Mortgage Loan or REO Property, any of the Special Servicing Fee, the Workout Fee, and the Liquidation Fee which shall be due to the Special Servicer.

“Special Servicing Fee”:  With respect to each Specially Serviced Loan and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Special Servicing Fee Rate on the Stated Principal Balance of such Specially Serviced Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, is computed and shall be prorated for partial periods.  For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC.

“Special Servicing Fee Rate”:  With respect to any Specially Serviced Loan, a rate equal to (a) 0.25% per annum or (b) if the rate in clause (a) would result in a Special Servicing Fee that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan shall be a rate equal to such higher rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

“Specially Serviced Loan”:  Any Mortgage Loan (including an REO Mortgage Loan) as to which any of the following events has occurred:

(a)           the related Mortgagor has failed to make when due any Monthly Payment or a Balloon Payment, which failure continues unremedied (without regard to any grace period):

(i)       except in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or

(ii)      in the case of a delinquent Balloon Payment, (A) 60 days beyond the date on which such Balloon Payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan delinquent with respect to the Balloon Payment as to which the related Mortgagor delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after the Balloon Payment was due, for 120 days beyond the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment as due during which the refinancing is scheduled to occur);

(b)           there shall have occurred a default (other than as set forth in clause (a) above and other than an Acceptable Insurance Default) that (i) in the judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan, and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Loan Documents shall be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the Mortgage Loan; or

(c)           the Master Servicer or the Special Servicer has determined (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing)) that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan is reasonably foreseeable, (ii) such default will materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan, and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Mortgage Loan or, if no grace period is specified and the default is capable of being cured, for 30 days; provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Loan Documents shall be deemed not to have a grace period; or

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

(e)           the related Mortgagor consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshaling of assets and liability or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(f)           the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g)           the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Loan, when a Liquidation Event has occurred with respect to such Mortgage Loan or any related REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Loan, when:

(w)           with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.24 of this Agreement);

(x)           with respect to the circumstances described in clauses (c), (d), (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

(y)           with respect to the circumstances described in clause (b) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

(z)           with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

The Special Servicer may conclusively rely on the Master Servicer’s determination and the Master Servicer may conclusively rely on the Special Servicer’s determination as to whether a Servicing Transfer Event has occurred giving rise to a Mortgage Loan’s becoming a Specially Serviced Loan.

“Startup Day”:  The day designated as such pursuant to Section 2.11(c) of this Agreement.

“Stated Principal Balance”:  With respect to any Mortgage Loan (other than an REO Mortgage Loan), as of any date of determination, an amount equal to (a) the Cut-Off Date Principal Balance of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of the date of substitution after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), if received by the Trust or advanced by the Master Servicer or the Trustee on or prior to the most recent Distribution Date coinciding with or preceding such date of determination, (ii) all Unscheduled Payments with respect to such Mortgage Loan for a Distribution Date on or before such date of determination and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan as of the Determination Date for the most recent Distribution Date occurring on or before such date of determination.  The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund, is equal to the Stated Principal Balance thereof outstanding on the date on which such title is acquired less any Unscheduled Payments and the principal portion of any P&I Advances with respect to such REO Mortgage Loan for a Distribution Date on or before such date of determination.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions of the Servicing Criteria with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, an Additional Servicer, or a Sub-Servicer.

“Substitution Shortfall Amount”:  With respect to a substitution pursuant to Section 2.03(a) of this Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution.  In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

“Sub-Servicer”:  Any Person that Services Mortgage Loans on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Master Servicer, the Special Servicer, a Servicing Function Participant or an Additional Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in the Servicing Criteria.  As of the Closing Date, the Sub-Servicer(s) set forth on Exhibit S to this Agreement will be the Sub-Servicer for the related Mortgage Loan(s) set forth on Exhibit S to this Agreement.

“Sub-Servicing Agreement”:  The written contract between the Master Servicer, an Additional Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.01(c) of this Agreement.

“Successful Bidder”:  As defined in Section 7.01(b) of this Agreement.

“Supplemental Servicer Schedule”:  With respect to the Mortgage Loans to be serviced by the Master Servicer, a list attached hereto as Exhibit P, which list sets forth the following information with respect to each Mortgage Loan:

(i)       the Mortgagor’s name;

(ii)      property type;

(iii)     the original balance;

(iv)     the origination date;

(v)      the original and remaining amortization term;

(vi)     whether such Mortgage Loan has a guarantor;

(vii)    whether such Mortgage Loan is secured by a letter of credit;

(viii)    the original balance of any reserve or escrowed funds and the monthly amount of any reserve or escrowed funds;

(ix)      the grace period with respect to both default interest and late payment charges;

(x)       whether such Mortgage Loan is insured by RVI, lease enhancement policy or environmental policies;

(xi)      whether an operation and maintenance plan exists and, if so, what repairs are required;

(xii)     whether a cash management agreement or lock-box agreement is in place;

(xiii)    the number of units, pads, rooms or square feet of the Mortgaged Property;

(xiv)    the amount of the Monthly Payment due on the first Due Date following the Closing Date;

(xv)     the interest accrual basis;

(xvi)    Administrative Cost Rate;

(xvii)   whether the Mortgage Loan is secured by a Ground Lease; and

(xviii)  whether the related Mortgage Loan is a Defeasance Loan.

Such list may be in the form of more than one list, collectively setting forth all of the information required.

“Tax Returns”:  The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Temporary Regulation S Global Certificate”:  As defined in Section 5.02(c)(i) of this Agreement.

“Terminated Party”:  As defined in Section 7.01(c) of this Agreement.

“Termination Date”:  The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

“Third Party Reports”:  With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report or property condition report, if any.

“TIA”:  As defined in Section 11.14 of this Agreement.

“TIA Applicability Determination”:  As defined in Section 11.14 of this Agreement.

“Transfer”:  Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R Certificate.

“Transferee Affidavit”:  As defined in Section 5.03(n)(ii) of this Agreement.

“Transferor Letter”:  As defined in Section 5.03(n)(ii) of this Agreement.

“Treasury Regulations”:  Applicable final or temporary regulation of the U.S. Department of the Treasury.

“Trust”:  The trust created by this Agreement.

“Trust Fund”:  The corpus of the trust created hereby and to be administered hereunder, consisting of:  (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of this Agreement and (xi) the Lower-Tier Regular Interests.

“Trust REMIC”:  Each of the Lower-Tier REMIC and the Upper-Tier REMIC.

“Trustee”:  Deutsche Bank Trust Company Americas, a national banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Personnel”:  The divisions and individuals of the Trustee who are involved in the performance of the duties of the Trustee under this Agreement.

“Trustee/Certificate Administrator Fee”:  With respect to each Mortgage Loan and for any Distribution Date, an amount accrued during the related Interest Accrual Period at the Trustee/Certificate Administrator Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and shall be prorated for partial periods.  For the avoidance of doubt, the Trustee/Certificate Administrator Fee shall be payable from the Lower-Tier REMIC.

“Trustee/Certificate Administrator Fee Rate”:  With respect to each Mortgage Loan, a rate equal to 0.0029% per annum.

“Underwriters”:  Goldman, Sachs & Co., Citigroup Global Markets Inc. and Jefferies LLC.

“Unliquidated Advance”:  Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) (B) and (C) of Section 3.06(a) of this Agreement but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Payments”:  With respect to any Distribution Date and the Mortgage Loans (including the REO Mortgage Loans), the aggregate of (a) all principal prepayments received on the Mortgage Loans during the applicable Prepayment Period and (b) the principal portions of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds (in each case, net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other Additional Trust Fund Expenses incurred in connection with the related Mortgage Loan) and, if applicable, Net REO Proceeds received with respect to the Mortgage Loans and any REO Properties during the applicable Prepayment Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made in respect of a preceding Distribution Date.

“Upper-Tier Distribution Account”:  The trust account or accounts created and maintained as a separate trust account (or separate sub-account within the same account as the Lower-Tier Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, on behalf of Deutsche Bank Trust Company Americas, as Trustee, for the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Upper-Tier Distribution Account” and which must be an Eligible Account.

“Upper-Tier REMIC”:  A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

“Upper-Tier Residual Interest”:  The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Upper-Tier REMIC and evidenced by the Class R Certificates.

“U.S. Tax Person”:  A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 that have elected to be treated as U.S. Tax Persons).

“Voting Rights”:  The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates.  At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class R Certificates, (b) 1% in the aggregate to the Class X-A, Class X-B and Class X-C Certificates, allocated between such Classes based on their respective interest entitlements on the most recent prior Distribution Date and (c) in the case of any of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests.  The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder’s Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates.

“WAC Rate”:  With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

“Withheld Amounts”:  As defined in Section 3.23 of this Agreement.

“Workout-Delayed Reimbursement Amounts”:  With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes a future obligation of the Mortgagor to pay under the terms of modified Loan

Documents.  That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

“Workout Fee”:  The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan equal to the Workout Fee Rate applied to each collection of interest and principal (other than any amount for which a Liquidation Fee is paid) received on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee shall be payable by the Trust with respect to a Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (c) of the definition of “Specially Serviced Loan” (and no other clause thereof) and no mortgage loan event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms hereof; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 60 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related Mortgagor in connection with such workout; provided, further that the Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Mortgage Loan shall be reduced by any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to such Mortgage Loan as described in the definition of “Excess Modification Fees” in this Agreement, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Workout Fee Rate”:  A rate of (a) 1.0% with respect to any Corrected Mortgage Loan, or (b) if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan  from the date such Mortgage Loan  becomes a Corrected Mortgage Loan through and including the then-related maturity date, then the Workout Fee Rate shall be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan  from the date such Mortgage Loan  becomes a Corrected Mortgage Loan through and including the then-related maturity date.

“Yield Maintenance Charge”:  With respect to any Mortgage Loan, the yield maintenance charge or prepayment premium, if any, payable under the related Note in connection with certain prepayments.

“YM Groups”:  As defined in Section 4.01(c) of this Agreement.

“YM Group A”:  As defined in Section 4.01(c) of this Agreement.

“YM Group B”:  As defined in Section 4.01(c) of this Agreement.

Section 1.02     Certain Calculations.  Unless otherwise specified herein, the following provisions shall apply:

(a)           All calculations of interest with respect to the Mortgage Loans shall be made in accordance with the terms of the related Note and Mortgage.

(b)           For purposes of distribution of Yield Maintenance Charges pursuant to Section 4.01(c) of this Agreement on any Distribution Date, the Class of Sequential Pay Certificates as to which any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Sequential Pay Certificates on such Distribution Date in respect of principal shall consist first of scheduled payments included in the definition of Principal Distribution Amount and second of prepayments included in such definition.

(c)           Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

(d)           All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan in the form of payments from the related Mortgagor, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be allocated to amounts due and owing under the related Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Loan Documents and intercreditor agreement; provided, however, in the absence of such express provisions or if and to the extent that such terms authorize the mortgagee to use its discretion and in any event for purposes of calculating distributions hereunder after an event of default under the related Mortgage Loan (to the extent not cured or waived), in each case only to the extent such amount is an obligation of the related Mortgagor in the related Loan Documents, all such amounts collected shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i)           as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii)           as a recovery of Nonrecoverable Advances and any interest thereon to the extent previously reimbursed from principal collections with respect to such Mortgage Loan;

(iii)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from the related Mortgagor, through the related Due Date), over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates);

(iv)         to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

(v)          as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)         as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

(vii)        as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

(viii)       as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

(ix)         as a recovery of any Default Interest or late payment charges then due and owing under such Mortgage Loan;

(x)          as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

(xi)         as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

(xii)        as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC Provisions.

(e)           Collections by or on behalf of the Trust in respect of the REO Property for any REO Mortgage Loan (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) shall be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related Mortgagor in the related Loan Documents, in the following order of priority:

(i)            as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to the related REO Mortgage Loan;

(ii)           as a recovery of Nonrecoverable Advances and any interest thereon to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

(iii)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (A) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clauses (v) below or clause (d)(v) above on earlier dates);

(iv)          to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

(v)           as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause (v) or clause (d)(v) above on earlier dates);

(vi)          as a recovery of any Yield Maintenance Charge then due and owing under the related REO Mortgage Loan;

(vii)         as a recovery of any Default Interest or late payment charges then due and owing under the related REO Mortgage Loan;

(viii)        as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

(ix)          as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees).

(f)            The applications of amounts received in respect of any Mortgage Loan pursuant to paragraph (d) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to paragraph (e) of this Section 1.02 shall be determined by the Special Servicer in accordance with the Servicing Standard.

(g)           All net present value calculations and determinations made hereunder with respect to the Mortgage Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made using the Calculation Rate.

Section 1.03     Certain Constructions.  For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates; provided, however, that for purposes of determining the most subordinate Class of Certificates, in the event that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates are the only Classes of Sequential Pay Certificates outstanding, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates together will be treated as the most subordinate Class of Certificates.  For purposes of this Agreement, each Class of Regular Certificates shall be deemed to be outstanding only to the extent its respective Certificate Principal Amount or Notional Amount has not been reduced to zero.  For purposes of this Agreement, the Class R Certificates shall be deemed to be outstanding so long as the Trust REMICs have not been terminated pursuant to Section 9.01 of this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans.

(a)           The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust to be designated as GS Mortgage Securities Trust 2013-GCJ12, appoint the Trustee to serve as trustee of such trust and assign, sell, transfer, set over and otherwise convey to the Trustee (as holder of  the Lower-Tier Regular Interests) in trust without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4, 5 (other than Section 5(e)

and 5(f)), 6 (other than Section 6(i)), (and to the extent related to the foregoing) 7, 11, 12, 13, 14, 16, 17, 18 and 23 of each Loan Purchase Agreement, (iii) the AMC Guaranty and (iv) all Escrow Accounts, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders.  Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-Off Date).  The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.08 of this Agreement, is intended by the parties to constitute a sale.

(b)           In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall direct each Mortgage Loan Seller (pursuant to the related Loan Purchase Agreement) to deliver to and deposit with the Custodian (on behalf of the Trustee), on or before the Closing Date, the Mortgage File for each Mortgage Loan, with copies to be delivered, within five (5) Business Days after the Closing Date, to the Master Servicer and the Special Servicer; provided, however, that copies of any document in the Mortgage File that also constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date.  None of the Certificate Administrator, the Trustee, the Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Loan Purchase Agreement and this Section 2.01(b).  Notwithstanding anything herein to the contrary, with respect to letters of credit, the applicable Mortgage Loan Seller shall deliver to the Master Servicer and the Master Servicer shall hold the original (or copy, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trust (in care of the Master Servicer) that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Loan Documents)) and the applicable Mortgage Loan Seller shall be deemed to have satisfied any delivery requirements of the related Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b).  If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Loan Documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date.  The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trust.

After the Depositor’s transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust’s ownership of the Mortgage Loans.

(c)           The Depositor hereby represents and warrants that (i) each Mortgage Loan Seller other than Five Mile has covenanted in the applicable Loan Purchase Agreement that it shall cause AMO to record and file at the related Mortgage Loan Seller’s expense, and (ii) Five Mile has covenanted in the Five Mile Loan Purchase Agreement to record and file at its own expense, in the appropriate public office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (4) of the definition of “Mortgage File” and each related UCC-2 and UCC-3 assignment referred to in clause (15) of the definition of “Mortgage File” and, with respect to any Mortgage Loan to which the Custodian has agreed to record and file such documents, the Custodian shall promptly undertake to record or file any such document upon its receipt thereof.

The Depositor hereby represents and warrants that the applicable Mortgage Loan Seller has covenanted in the related Loan Purchase Agreement as to each Mortgage Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (15) of the definition of “Mortgage File” solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, a copy of the original certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Custodian.  Each assignment referred to in the prior paragraph that is recorded and the file copy of each UCC-2 and UCC-3 assignment referred to in the previous paragraph shall reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the applicable Mortgage Loan Seller or its designee, in which case the applicable Mortgage Loan Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom a certified copy of the recorded original.  On a monthly basis, at the expense of the applicable Mortgage Loan Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof.

If the Custodian has received written notice that any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Custodian shall direct the applicable Mortgage Loan Seller (pursuant to the Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and record or file, or with respect to any assignments the Custodian has agreed to file as described above, to deliver to the Custodian the substitute or corrected document.  The Custodian shall upon receipt from the applicable Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.

(d)           In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall direct the applicable Mortgage Loan Seller (pursuant to the related Loan Purchase Agreement) to deliver to and deposit (or cause to be delivered and deposited) with the Master Servicer within five (5) Business Days after the Closing Date, all documents and records that (A) relate to the servicing and administration of the Mortgage Loans, (B) are part of the Servicing File and (C) are in possession or under control of the applicable Mortgage Loan Seller, together with all unapplied Escrow Payments in the possession of the applicable Mortgage Loan Seller that relate to such Mortgage Loans, provided that any document, record or item referred to above in clause (B) of this sentence that constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date; provided, further, that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations.  In addition, attached as Exhibit P to this Agreement is the Supplemental Servicer Schedule.  The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

(e)           In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Custodian and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

(f)           It is not intended that this Agreement create a partnership or a joint-stock association.

Section 2.02     Acceptance by the Trustee, the Custodian and the Certificate Administrator.

(a)           The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through the Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or the Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that the Custodian on behalf of the Trustee holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  In connection with the foregoing, the Custodian hereby certifies to each of the other parties hereto, the applicable Mortgage Loan Seller, each Underwriter and each Initial Purchaser that, as to each Mortgage Loan, (i) all documents specified in clause (1) of the definition of “Mortgage File” are in its possession or the possession of the Custodian on its behalf, and (ii) the original Note (or, if accompanied by a lost note affidavit, the copy of such Note) received by it or the Custodian with respect to such Mortgage Loan has been reviewed by it or by the Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

(b)           On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the applicable Mortgage Loan Seller has repurchased or substituted for the last affected Mortgage Loan), the Custodian shall review the documents delivered to it with respect to each Mortgage Loan, and the Custodian shall, subject to Sections 2.01(c), 2.02(c) and 2.02(d) of this Agreement and the terms of the respective Loan Purchase Agreements, certify in writing (substantially in the form of Exhibit N to this Agreement) to each of the other parties hereto, the applicable Mortgage Loan Seller, each Underwriter and each Initial Purchaser that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification):  (i) all documents specified in clauses (1), (2), (3), (4), (5), (7) and (15) of the definition of “Mortgage File” are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with the related Loan Purchase Agreement; (ii) the recordation/filing contemplated by Section 2.01(c) of this Agreement has been completed (based solely on receipt by the Custodian of the particular recorded/filed documents); (iii) all documents received by it or the Custodian with respect to such Mortgage Loan have been reviewed by it or the Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of this Agreement and this Section 2.02(b) and only as to the foregoing documents (together with any Loan Agreement that has been delivered by the related Mortgage Loan Seller), the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (v)(B) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Mortgage File.  With respect to the items listed in clauses (2), (3), (4) and (6) of the definition of “Mortgage File” if the original of such document is not in the Custodian’s possession because it has not been returned from the applicable recording office, then the Custodian’s certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original.  If the Custodian’s obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Custodian shall deliver a comparable certification to any party hereto, any Underwriter and any Initial Purchaser on request.

(c)           It is acknowledged that none of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.  Furthermore, none of the Trustee, the Master Servicer, the Special Servicer the Certificate Administrator or the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

(d)           It is understood that the scope of the Custodian’s review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (1), (2), (3), (4), (5), (7) and (15) of the definition of “Mortgage File” have been received, appear regular on their face and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and 2.02(b) of this Agreement.

(e)           If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Custodian with a copy to the Master Servicer (if it constitutes part of the Servicing File).

Section 2.03     Mortgage Loan Sellers’ Repurchase, Substitution or Cures of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties.

(a)           If (i) any party hereto (A) discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”) or (B) discovers or receives notice alleging a breach of any representation or warranty of the applicable Mortgage Loan Seller made pursuant to Section 6(c) of the related Loan Purchase Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Depositor receives a Repurchase Communication of a request or demand for repurchase or replacement of any Mortgage Loan alleging a Document Defect or Breach (any such request or demand, a “Repurchase Request”), then such Person shall give prompt written notice thereof to the applicable Mortgage Loan Seller, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the other parties hereto and, subject to Section 11.13 of this Agreement, each of the Rating Agencies (to the extent notice has not previously been delivered to such Persons pursuant to this sentence).  If any such Document Defect or Breach materially and adversely affects, or any such Document Defect is deemed in accordance with Section 2.03(b) of this Agreement to materially and adversely affect, the value of the related Mortgage Loan (or any related REO Property) or the interests of the Certificateholders therein, then such Document Defect shall constitute a “Material Document Defect” or such Breach shall constitute a “Material Breach”, as the case may be.  The Special Servicer shall determine, with respect to any affected Mortgage Loan or REO Mortgage Loan, whether a Document Defect is a Material Document Defect or a Breach is a Material Breach.  If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer shall give prompt written notice thereof to the applicable Mortgage Loan Seller, the other parties hereto and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event).  Promptly upon becoming aware of any Material Document Defect or Material Breach (including through a written notice given by the Master Servicer or the Special Servicer, as provided above), the Trustee shall require the applicable Mortgage Loan Seller (with, in the case of the Mortgage Loans sold to the Depositor by AMF, simultaneous notice to AMC, as guarantor of certain of AMF’s obligations under to the AMF Loan Purchase Agreement, pursuant to the AMC Guaranty), not later than 90 days from the earlier of the applicable Mortgage Loan Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such

Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Document Defect or Material Breach), to cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, either to (i) repurchase the affected Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith, all in conformity with the applicable Loan Purchase Agreement and this Agreement; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then such Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase or substitution (it being understood and agreed that, in connection with such Mortgage Loan Seller’s receiving such additional 90 day period, such Mortgage Loan Seller shall deliver an Officer’s Certificate to the Trustee and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of such Mortgage Loan Seller to have received the recorded document, then such Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and substitution obligations in respect of such Document Defect so long as such Mortgage Loan Seller certifies to the Trustee and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that such Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date.  If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired.  If the affected Mortgage Loan is to be substituted for, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Substitution Shortfall Amount are to be wired.  Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.  Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-Off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund.  Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt.

If the Special Servicer or the Depositor receives a Repurchase Communication of a withdrawal of a Repurchase Request of which notice has been previously received or given and which withdrawal is by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), such party shall give written notice of such Repurchase Request Withdrawal to the applicable Mortgage Loan Seller, the other parties hereto, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and, subject to Section 11.13 of this Agreement, each of the Rating Agencies (to the extent notice has not previously been delivered to such Persons pursuant to this sentence).  If the Special Servicer receives a Repurchase Communication that any Mortgage Loan that was subject of a Repurchase Request has been repurchased or replaced (a “Repurchase”), or that such Repurchase Request has been rejected (a “Repurchase Request Rejection”), then the Special Servicer shall (in accordance with the following paragraph) give written notice of such Repurchase or Repurchase Request Rejection to the Depositor, the applicable Mortgage Loan Seller unless it is the entity that has repurchased or replaced the subject Mortgage Loan or rejected such Repurchase Request, and unless it is the party that notified the Special Servicer thereof, the Certificate Administrator.

Each notice of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection required to be given by a party pursuant to this Section 2.03(a) (each, a “15Ga-1 Notice”) shall be given no later than ten (10) Business Days after receipt of a Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, as applicable, and shall include (i) the identity of the related Mortgage Loan, (ii) the date that the Repurchase Communication regarding the Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection was received, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) in the case of 15Ga-1 Notices provided by the Special Servicer with respect to a Repurchase Request, a statement as to whether the Special Servicer currently plans to pursue such Repurchase Request.

If the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor or the Custodian receives a Repurchase Communication of a Repurchase Request, a Repurchase Request Withdrawal, a Repurchase or a Repurchase Request Rejection, then such party shall promptly forward such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection to the Special Servicer (with respect to any Mortgage Loan or REO Mortgage Loan) and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative, and include the following statement in the related correspondence:  “This is a Repurchase Communication regarding [a “Repurchase Request”] [a “Repurchase Request Withdrawal”] [a “Repurchase”] [a “Repurchase Request Rejection”] under Section 2.03(a) of the Pooling and Servicing Agreement relating to the GS Mortgage Securities Trust 2013-GCJ12

Commercial Mortgage Pass Through Certificates, Series 2013-GCJ12, requiring action by you as the recipient of such [Repurchase Request] [Repurchase Request Withdrawal] [Repurchase] [Repurchase Request Rejection] thereunder”.  Upon receipt of any Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection by the Special Servicer pursuant to the foregoing provisions of this paragraph, the Special Servicer shall be deemed to be the recipient of such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, and the Special Servicer shall comply with the notice procedures set forth in the preceding paragraphs of this Section 2.03(a) with respect to such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection.

No Person that is required to provide a 15Ga-1 Notice pursuant to this Section 2.03(a) (a “15Ga-1 Notice Provider”) shall be required to provide any information in a 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines.  Each Loan Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 2.03(a) is so provided only to assist the related Mortgage Loan Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(a) by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to the related Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

On or before the Closing Date, the Depositor shall deliver to the Master Servicer a copy of each Loan Purchase Agreement and the AMC Guaranty, which the Master Servicer shall provide to each Sub-Servicer.

(b)           Subject to the applicable Mortgage Loan Seller’s right to cure as contemplated in this Section 2.03, and further subject to Section 2.01(b) and Section 2.01(c) of this Agreement, failure of such Mortgage Loan Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in accordance with this Agreement and the applicable Loan Purchase Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except a deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

(c)           In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan pursuant to this Section 2.03, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents (including, without limitation, the Servicing File), and all escrows and reserve funds, pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the applicable Mortgage Loan Seller or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security thereof to the Mortgage Loan Seller or its designee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(c), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of, or substitution for, an REO Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or any of its agents or subcontractors.

(d)           The related Loan Purchase Agreement and, if applicable, the AMC Guaranty, provide the sole remedies available to the Certificateholders, or the Certificate Administrator or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.  For purposes of this Agreement, the purchase or replacement by AMC pursuant to the AMC Guaranty of any Mortgage Loan for which AMF is the related Mortgage Loan Seller shall be deemed a purchase or replacement by AMF.

Section 2.04     Representations and Warranties of the Depositor.

(a)           The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:

(i)            The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement); the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to any rights of indemnification hereunder, by considerations of public policy;

(iii)          Neither the execution and delivery by the Depositor of this Agreement nor the compliance by the Depositor with the provisions hereof, nor the consummation by the Depositor of the transactions contemplated by this Agreement, will (A) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of the Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (B) of this paragraph (iii), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, or any of the provisions of any indenture or agreement or other instrument to which the Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument or (B) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by the Depositor, except where, in any of the instances contemplated by clause (A) above or this clause (B), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement;

(iv)          There is no litigation, charge, investigation, action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality the outcome of which could be reasonably expected to materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

(v)           The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

(vi)          No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

(vii)         Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Loan Purchase Agreement;

(viii)        The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans (as such was transferred to it by the Mortgage Loan Sellers pursuant to the Loan Purchase Agreements) to any Person other than the Trustee; and

(ix)          The Depositor is transferring all of its right, title and interest in and to the Mortgage Loans (as such was transferred to it by the Mortgage Loan Sellers pursuant to the Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

(b)           The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.05     Representations, Warranties and Covenants of the Master Servicer.

(a)           The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Special Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:

(i)            The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of the jurisdiction in which each Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(iii)          The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)         This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)          The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)         No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)        Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement; and

(viii)        No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

(b)           The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.06     Representations, Warranties and Covenants of the Special Servicer.

(a)           The Special Servicer hereby represents and warrants to, and covenants with, the Trustee, for its own benefit and the benefit of the Certificateholders, and to and with the Depositor and the Master Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:

(i)            The Special Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of the jurisdiction in which each Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents, operating agreement or by-laws or (B) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(iii)          The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vi)         No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vii)        Each officer or employee of the Special Servicer that has or, following a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.22 of this Agreement, would have, responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement; and

(viii)       No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed and except for consents, approvals, authorizations, orders, filings or registrations which are not required in order for the Special Servicer to enter into this Agreement but may be required (and if so required, will be obtained) in connection with the Special Servicer’s subsequent performance of this Agreement.

(b)          The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.07     Representations and Warranties of the Trustee.

(a)          The Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, and to the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator, as of the Closing Date, that:

(i)           The Trustee is a New York banking corporation, duly organized, validly existing and in good standing under the laws of the United States of America; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)           the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not violate the Trustee’s articles of incorporation or by laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

(iii)          except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.08 of this Agreement, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (A) bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           the Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Trustee or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)         no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date; and

(vii)        no litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.

(b)           The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.08     Representations and Warranties of the Certificate Administrator.

(a)           The Certificate Administrator hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, and to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Trustee, as of the Closing Date, that:

(i)            The Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America; the Certificate Administrator possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)           the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator’s articles of association or by laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

(iii)          the Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (A) bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           the Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)         no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date; and

(vii)        no litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement.

(b)           The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Certificate Administrator in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.09     Representations, Warranties and Covenants of the Operating Advisor.

(a)           The Operating Advisor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)            The Operating Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Operating Advisor is in compliance with the laws of the jurisdiction in which each Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not violate the Operating Advisor’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(iii)          The Operating Advisor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           The Operating Advisor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Operating Advisor’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Operating Advisor to perform its obligations under this Agreement;

(vi)          No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor that would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement; and

(vii)        No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Operating Advisor of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the Closing Date, and which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder.

(b)           The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement.  Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.10     Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests.

(a)           The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the related Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Sections 2.01 and 2.02 of this Agreement and, concurrently with such delivery, (i) the Trustee acknowledges and hereby declares that it holds the Mortgage Loans for the benefit of the Holders of the Class R Certificates (in respect of the Lower-Tier Residual Interest) and the Lower-Tier REMIC, (ii) the Certificate Administrator acknowledges the issuance of the Lower-Tier Regular Interests and the Lower-Tier Residual Interest in exchange for the assets of the Lower-Tier REMIC, (iii) the Depositor hereby conveys all right, title and interest in and to the Lower-Tier Regular Interests and other property constituting the Upper-Tier REMIC to the Trustee, receipt of which is hereby acknowledged, and the Trustee acknowledges and hereby declares that it holds the same on behalf of the Holders of the Certificates and the Upper-Tier REMIC, and (iv) the Certificate Administrator acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Depositor, (A) in exchange for the assets of the Upper-Tier REMIC, the Regular Certificates and the Upper-Tier Residual Interest, evidencing ownership of the Upper-Tier REMIC, and (B) the Class R Certificates, representing the Lower-Tier Residual Interest and the Upper-Tier Residual Interest, registered in the names set forth in such order and duly authenticated by the Certificate Administrator.

Section 2.11     Miscellaneous REMIC Provisions.

(a)           The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-AB, Class LA-S, Class LB, Class LC, Class LD, Class LE, Class LF and Class LG Interests are hereby designated as “regular interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Lower-Tier Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(2).

(b)           The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Upper-Tier Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(2).

(c)           The Closing Date is hereby designated as the “Startup Day” of the Lower-Tier REMIC and the Upper-Tier REMIC.  The “latest possible maturity date” for purposes of Code Section 860G(a)(1) of the Lower-Tier Regular Interests and the Regular Certificates is the Rated Final Distribution Date.

(d)           None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Operating Advisor or the Certificate Administrator shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

Section 3.01     Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans.

(a)           The Master Servicer (with respect to the Mortgage Loans that are not Specially Serviced Loans) and the Special Servicer (with respect to the Specially Serviced Loans), each as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Trust Fund and the Trustee (for the benefit of the Certificateholders as a collective whole as if such Certificateholders constituted a single lender) as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with:  (i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Mortgage Loans; and (iii) to the extent consistent with the foregoing, the Servicing Standard.  To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement and any related mezzanine loan intercreditor agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans.  Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or, in the case of the Master Servicer only, through Sub-Servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02 of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its judgment exercised in accordance with the Servicing Standard, in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), including, without limitation, with respect to each Mortgage Loan, (A) to prepare, execute and deliver, on behalf of the Certificateholders, the Trustee, the Certificate Administrator and the Custodian or any of them:  (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.07, 3.09, 3.10 and 3.24 of this Agreement, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File or defeasance of the Mortgage Loan; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans  and the Mortgaged Properties; and (B) to direct, manage, prosecute and/or defend any action, suit or proceeding of any kind filed in the name of the Master Servicer or Special Servicer in their respective capacity on behalf of the Trustee or the Trust.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Sections 3.07, 3.09, 3.10 and 3.24 of this Agreement or in Section 3.03 of this Agreement.  The Master Servicer and Special Servicer shall service and administer the Mortgage Loans in accordance with applicable law and the terms hereof and the Mortgage Loan documents and shall provide to the Mortgagors any reports required to be provided to them thereby.

Subject to Section 3.11 of this Agreement, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer or Special

Servicer any powers of attorney substantially in the form of Exhibit AA-1 to this Agreement or such other form as mutually agreed to by the Trustee and the Master Servicer (in the case of the Master Servicer) or Exhibit AA-2 to this Agreement or such other form as mutually agreed to by the Trustee and the Special Servicer (in the case of the Special Servicer), as applicable, and other documents reasonably acceptable to the Trustee prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder.  Notwithstanding anything contained herein to the contrary, none of the Master Servicer, the Special Servicer or any Subservicer shall, without the Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or Special Servicer’s, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.  Each of the Master Servicer, the Special Servicer and any Subservicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer or its agents or subcontractors, as applicable.

(b)           Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial principal prepayment received on a Mortgage Loan on a date other than a Due Date, to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial principal prepayment.  Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of such a Mortgage Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.  If with respect to any Mortgage Loan the related Loan Documents permit the lender, at its option, prior to an event of default under the related Mortgage Loan, to apply amounts held in any reserve account as a prepayment or to hold such amounts in a reserve account, the Master Servicer shall hold such amounts in the applicable reserve account and may not apply such amounts as a prepayment until the occurrence of an event of default under the related Mortgage Loan; provided that any such amounts may be used, if permitted under the related Loan Documents, to defease the related Mortgage Loan or, upon an event of default under the related Mortgage Loan, to prepay the Mortgage Loan.

(c)           The Master Servicer may enter into Sub-Servicing Agreements with third parties with respect to any of its obligations hereunder, provided that (i) any such agreement shall be consistent with the provisions of this Agreement, (ii) any such agreement shall be consistent with the Servicing Standard, (iii) the Depositor has consented to the related Sub-Servicer, (iv) any such agreement shall provide that, following receipt of the applicable Loan Purchase Agreement from the Depositor, the Master Servicer shall provide a copy of the applicable Loan Purchase Agreement to the related Sub-Servicer, and that such Sub-Servicer shall notify the Master Servicer in writing within five (5) Business Days after such Sub-Servicer discovers or receives notice alleging a Document Defect or a Breach or receives a Repurchase Communication of a Repurchase Request, a Repurchase Request Withdrawal, a Repurchase or a Repurchase Request Rejection; and (v) the Master Servicer shall notify the applicable Mortgage

Loan Seller of any such agreement.  Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c).  The Master Servicer shall pay the servicing fees of any Sub-Servicer and shall provide a copy of each Sub-Servicing Agreement to the Trustee.  Any Sub-Servicing Agreement entered into by the Master Servicer shall provide that it may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02.  The Special Servicer may not enter into Sub-Servicing Agreements.

Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer and such Sub-Servicer alone, and the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer, except as set forth in Section 3.01(d) of this Agreement and no provision herein may be construed so as to require the Trust Fund to indemnify any such Sub-Servicer.

(d)           If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer in accordance with Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer under any Sub-Servicing Agreement entered into by the Master Servicer pursuant to Section 3.01(c) of this Agreement.  In such event, the Trustee or the successor Master Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer’s interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer prior to such deemed assumption) and to have replaced the Master Servicer as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to the Trustee or such successor Master Servicer, as applicable, except that the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the succession of the Trustee or the successor Master Servicer, as applicable.

In the event that the Trustee or any successor Master Servicer, assumes the servicing obligations of the Master Servicer, upon request of the Trustee, or such successor Master Servicer, as applicable, the Master Servicer shall at its own expense deliver or cause to be delivered to the Trustee or such successor Master Servicer all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its reasonable efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to the Trustee or the successor Master Servicer, as applicable.

(e)           To the extent required under the any Loan Documents, the Master Servicer shall, on behalf of the related lender, maintain a Note register for the related Mortgage Loan in accordance with such Loan Documents.

Section 3.02     Liability of the Master Servicer.  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and any Person acting as Sub-Servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from any Person acting as Sub-Servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans.  The Master Servicer shall be entitled to enter into an agreement with any Sub-Servicer providing for indemnification of the Master Servicer by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

Section 3.03     Collection of Certain Mortgage Loan Payments.

(a)           The Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, shall use commercially reasonable efforts in accordance with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder (including Special Servicing Fees (in the case of the Special Servicer only), Workout Fees, Liquidation Fees (in the case of the Special Servicer only) and any other fees payable to the Master Servicer or the Special Servicer if and to the extent the related Loan Documents require the related Mortgagor to pay such fees), and shall follow the Servicing Standard with respect to such collection procedures.  For clarification, no obligation of the Master Servicer or the Special Servicer to use commercially reasonable efforts to collect fees from the related Mortgagor will change the obligation of the Master Servicer to pay such fees from general collections or other proceeds in accordance with Section 3.06(a) of this Agreement, whether or not such Special Servicing Fees, Workout Fees or Liquidation Fees are collected from or paid by the related Mortgagor.  The Master Servicer, with respect to the Mortgage Loans other than Specially Serviced Loans, and Special Servicer, with respect to the Specially Serviced Loans, shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Mortgagors (as required under the related Loan Documents).  Consistent with the foregoing, the Master Servicer (with respect to non-Specially Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans), as applicable, may in its discretion waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan.  In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.21 of this Agreement.

Section 3.04     Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)           With respect to each Mortgaged Property securing a Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto.  From time to time, to the extent such payments are to be made from escrowed funds, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan.  With respect to non-escrowed payments, when the Master Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor has failed to make any such payment or, with respect to escrowed loans, collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance.  Notwithstanding anything in this Agreement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make) a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if advanced, be a Nonrecoverable Property Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (as a collective whole as if the Certificateholders constituted a single lender).  If the Special Servicer makes such a determination, it shall notify the Master Servicer and the Master Servicer shall make such payment from the Collection Account.  No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

(b)          The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two (2) Business Days after receipt.  The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments to the extent required by Section 3.07(b) of this Agreement and any Insurance Proceeds or Condemnation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan.  Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires or permits it to be held in an account that is not an Eligible Account) and shall be entitled, “Wells Fargo Bank, National Association, as Master Servicer, on behalf of Deutsche Bank Trust Company Americas, as Trustee for the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 and Various Mortgagors.”  Withdrawals from an Escrow Account may be made by the Master Servicer only:

(i)           to effect timely payments of items constituting Escrow Payments for the related Loan Documents and in accordance with the terms of the related Mortgage Loan, as applicable;

(ii)          to transfer funds to the Collection Account to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan, as applicable, which represent late collections of Escrow Payments thereunder;

(iii)         for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan, as applicable, and the Servicing Standard;

(iv)         to clear and terminate such Escrow Account upon the termination of this Agreement;

(v)          to pay from time to time to the related Mortgagor (a) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under law or by the terms of the Mortgage Loan, as applicable, or otherwise to the Master Servicer and (b) any other funds required to be released to the related Mortgagors pursuant to the related Loan Documents; and

(vi)         to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

In the event any Loan Documents permit the lender, at the discretion of the lender, to use letters of credit and/or cash reserves to prepay the related Mortgage Loan prior to the Maturity Date and in the absence of an event of default or acceleration of the Mortgage Loan, then the Master Servicer shall hold such amounts in an Escrow Account for so long as the Loan Documents permit such discretion.

(c)          [Reserved]

(d)          To the extent that (i) an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, or (ii) any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall determine in accordance with the Servicing Standard (which determination may be made on the basis of inquiry to the Mortgagor and this sentence shall in no event be construed to require a physical inspection other than inspections described in Section 3.18 of this Agreement; provided that all deliveries required to be made to Master Servicer under the related Loan Documents of supporting documentation have been made; then the Master Servicer shall report the then current status as a failure) whether the related Mortgagor has failed to perform such obligations under the related Mortgage Loan as of the date required under the related Mortgage Loan and report any such failure to the Special Servicer and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

Section 3.05     Collection Account; Distribution Accounts; and Excess Liquidation Proceeds Reserve Account.

(a)          The Master Servicer shall establish and maintain the Collection Account in the Master Servicer’s name on behalf of the Trustee, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests.  The Collection Account shall be established and maintained as an Eligible Account.  In addition, the Master Servicer shall deposit or cause to be deposited in the Collection Account within one (1) Business Day following receipt of properly identified funds the following payments and collections received or made by it on or with respect to the Mortgage Loans:

(i)           all payments on account of principal on such Mortgage Loans, including the principal component of Unscheduled Payments;

(ii)          all payments on account of interest on such Mortgage Loans;

(iii)         all Yield Maintenance Charges on such Mortgage Loans;

(iv)         any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)          all Net REO Proceeds withdrawn from an REO Account pursuant to Section 3.16(b) of this Agreement and all Net Insurance Proceeds, Net Condemnation and Net Liquidation Proceeds with respect to such Mortgage Loans;

(vi)         any amounts received from Mortgagors under such Mortgage Loans that represent (A) recoveries of Property Protection Expenses, (B) any recovery of Unliquidated Advances with respect to such Mortgage Loans, or (C) any other reimbursements in accordance with the related Loan Documents, in each case to the extent not permitted to be retained by the Master Servicer as provided herein; and

(vii)        any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including pursuant to Section 2.03 of this Agreement.

The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, assumption application fees and defeasance fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, assumption application fees and/or defeasance fees received with respect to such Mortgage Loans.  The Master Servicer and the Special Servicer shall not deposit any Modification Fees received by the Master Servicer or the Special Servicer, as applicable, with respect to any Mortgage Loan into the Collection Account and shall instead apply such fees in accordance with Section 3.14 of this Agreement.  In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  The Master Servicer shall give written notice to the Certificate Administrator, the Trustee and the Special Servicer of the location and account number of the Collection Account and shall notify the Certificate Administrator and the Special Servicer in writing of any subsequent change thereof.

Upon receipt of any of the amounts described in clauses (i) through (vii) above with respect to a Mortgage Loan, the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason.  With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.  Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Mortgage Loan shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable property manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the Collection Account, all in accordance with Section 3.16 of this Agreement.

(b)           The Certificate Administrator shall establish and maintain the Lower-Tier Distribution Account and the Upper-Tier Distribution Account in the name of the Certificate Administrator, in trust for the benefit of the Certificateholders.  Each of the Distribution Accounts shall be established and maintained as Eligible Accounts or as sub-accounts of a single Eligible Account.  With respect to each Distribution Date, on or before such Distribution Date the Certificate Administrator shall be deemed to make or shall make the withdrawals from the Lower-Tier Distribution Account, as set forth in Section 4.01 of this Agreement, shall be deemed to make the deposits into the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, as set forth in Section 4.01 hereof, and shall cause the amount of Available Funds

(including P&I Advances) and Yield Maintenance Charges to be distributed in respect of the Certificates, pursuant to Section 4.01 hereof on such date.

(c)           The Certificate Administrator shall establish (upon receipt of written notice that an event that generates Excess Liquidation Proceeds has occurred) and maintain the Excess Liquidation Proceeds Reserve Account in trust for the benefit of the Certificateholders.  The Excess Liquidation Proceeds Reserve Account shall be maintained separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate Administrator.  Funds in the Excess Liquidation Proceeds Reserve Account may be invested by the Certificate Administrator in Permitted Investments in accordance with the provisions of Section 3.07 of this Agreement.

Upon the disposition of any REO Property in accordance with Section 3.17 of this Agreement, the Special Servicer shall calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit to the Certificate Administrator such amount for deposit in the Excess Liquidation Proceeds Reserve Account.  Amounts held in the Excess Liquidation Proceeds Reserve Account on each Distribution Date that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer, and all amounts held in the Excess Liquidation Proceeds Reserve Account on the final Distribution Date, in each case after application in accordance with Section 4.01(d)(i) of this Agreement, shall be distributed to the Holders of the Class R Certificates in respect of the Lower-Tier Residual Interest.

(d)           Notwithstanding anything to the contrary herein, each Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account may all be sub-accounts of a single Eligible Account.

Section 3.06     Permitted Withdrawals from the Collection Account.

(a)           The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals), subject to the application of Penalty Charges and Modification Fees in accordance with Section 3.14 of this Agreement:

(i)            to remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited in such accounts pursuant to Sections 3.05(c), 3.23, 4.01(a)(i) and Section 4.06(a) of this Agreement, respectively;

(ii)           to pay or reimburse the Master Servicer or the Trustee, (A) for Advances made thereby with respect to Mortgage Loans (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii)(A) being limited to late collections of the particular item which was the subject of the related Advance, Penalty Charges, Condemnation Proceeds, REO Proceeds, Insurance Proceeds and Liquidation Proceeds

on or in respect of the particular Mortgage Loan or REO Property respecting which such Advance was made, if applicable; provided that (x) prior to the time any Advance is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges collected on the related Mortgage Loan, and (y) at the time any Advance (other than Workout Delayed Reimbursement Amounts) is reimbursed, Advance Interest Amounts on such reimbursed Advance shall be payable first from Penalty Charges collected on the related Mortgage Loan and, to the extent such Penalty Charges are insufficient, then from general collections on deposit in the Collection Account, (B) to the extent not reimbursed pursuant to Section 3.14 of this Agreement, for Advances and any related Advance Interest Amounts (or portion thereof) that have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Mortgage Loan and Advance Interest Amounts thereon, first, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and second, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any election in its sole discretion to defer reimbursement thereof pursuant to Section 3.27 of this Agreement, out of other collections on the Mortgage Loans and REO Properties, and (C) for Workout-Delayed Reimbursement Amounts and Advance Interest Amounts thereon, first, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to clause (B) above, and second, upon a determination by the Master Servicer or the Trustee, as applicable, that a Workout-Delayed Reimbursement Amount is a Nonrecoverable Advance, in the same manner as Nonrecoverable Advances may be reimbursed;

(iii)          to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee with respect to Mortgage Loans (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls), and Special Servicing Compensation (if any), respectively, in respect of the immediately preceding Interest Accrual Period, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account and, in the case of the Special Servicing Fee, from general collections;

(iv)         in accordance with Section 2.03 of this Agreement, to reimburse the Trustee or the Special Servicer, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee or the Special Servicer in connection with the enforcement of a Mortgage Loan Seller’s obligations under Section 6(e) of the related Loan Purchase Agreement, together with interest thereon at the Advance Rate, but only to the extent that such expenses are not otherwise reimbursable;

(v)          to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to Sections 3.04(a) and 3.10(e) of this Agreement and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.11 of this Agreement;

(vi)         to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Certificate Administrator, the Special Servicer, the Operating Advisor or the Depositor, as applicable, for unpaid Additional Trust Fund Expenses (other than Advance Interest Amounts), unpaid Trustee/Certificate Administrator Fees, unpaid Servicing Fees (but only if the Mortgage Loan has been liquidated or a Final Recovery Determination has been made with respect thereto), unpaid Special Servicing Compensation, unpaid Operating Advisor Fees, unpaid Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor) and other unpaid items incurred by or owing to such Person pursuant to the second sentence of Sections 3.07(c), 3.08(a), 3.08(b), 3.10, 3.12(c), 3.16(a), 6.03, 7.04, 8.05(a), 8.05(b), 8.05(d) or 11.07 of this Agreement, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section, it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

(vii)        to transfer to the Certificate Administrator for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC under the circumstances and to the extent described in Section 4.05 of this Agreement;

(viii)       to make such payments and reimbursements out of Penalty Charges and Modification Fees on deposit in such Custodial Account as are contemplated by Section 3.14 of this Agreement;

(ix)          to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; or

(x)           to clear and terminate the Collection Account pursuant to Section 9.01 of this Agreement.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (i)-(ix) above.

The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Operating Advisor, the Trustee and the Certificate Administrator, as applicable, from the applicable Collection Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer, an officer of the Operating Advisor or a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Operating Advisor, the Trustee or the Certificate Administrator, as the case may be, is entitled (unless such payment to the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required).  The Master Servicer may rely conclusively on any such written statement and shall have no duty to recalculate the amounts stated therein.  The parties seeking payment pursuant to this Section shall each keep and maintain a separate accounting for the purpose of justifying any request for withdrawal from each Collection Account, on a loan by loan basis.

The Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), Trustee/Certificate Administrator Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, Operating Advisor Fees, Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees are actually received from the related Mortgagor(s)) and their respective expenses hereunder (including without limitation Additional Trust Fund Expenses) to the extent such fees, indemnity amounts and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices submitted to the Trustee, the Master Servicer or the Special Servicer, as applicable).

(b)           The Certificate Administrator shall, upon receipt, deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account any and all amounts received by the Certificate Administrator in accordance with Section 3.06(a)(i) of this Agreement.  If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the preceding sentence is required to be delivered hereunder, the Master Servicer shall not have delivered to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including, without limitation, Section 3.06(a)(i) of this Agreement), then the Certificate Administrator shall, to the extent that a Responsible Officer of the Certificate Administrator has such knowledge, provide notice of such failure to the Master Servicer by fax transmission sent to telecopy No. (704) 715-0036 (or such alternative number provided by the Master Servicer to the Certificate Administrator in writing) and by telephone at telephone No. (800) 326-1334 (or such alternative number provided by the Master Servicer to the Certificate Administrator in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day; provided, however, that the Master Servicer will pay the Certificate Administrator interest on such late payment at the Prime Rate until such late payment is received by the Certificate Administrator.

Section 3.07     Investment of Funds in the Collection Account, the REO Account, the Interest Reserve Account, the Mortgagor Accounts, the Excess Liquidation Proceeds Reserve Account and Other Accounts.

(a)           The Master Servicer, or with respect to any REO Account, the Special Servicer, or, with respect to each Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account (the foregoing accounts, the “Certificate Administrator Accounts”), the Certificate Administrator, may direct any depository institution maintaining the Collection Account, any Mortgagor Accounts (subject to the second succeeding sentence), the Certificate Administrator Accounts and the REO Accounts (each of the Collection Account, any REO Account, any Mortgagor Account and any Certificate Administrator Account, for purposes of this Section 3.07, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided that any amounts invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator or its Affiliates shall mature on or prior to the Distribution Date in time to be available to make timely distributions to Certificateholders.  Any direction by the Master Servicer or the Special Servicer to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand.  In the case of any Reserve Account, Escrow Account or Lock-Box Account (the “Mortgagor Accounts”), the Master Servicer shall act upon the written request of the related Mortgagor or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Mortgagor or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Certificate Administrator (on behalf of the Trustee for the benefit of the Certificateholders) or in the name of a nominee of the Certificate Administrator.  The Certificate Administrator shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer (or the Special Servicer, with respect to any REO Accounts or the Certificate Administrator with respect to the Certificate Administrator Accounts) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Certificate Administrator or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Certificate Administrator or its nominee.  The Certificate Administrator shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  The Master Servicer shall have no responsibility or liability with respect to the investment direction of the Certificate Administrator, the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  The Special Servicer shall have no responsibility or liability with respect to the investment direction of the Certificate Administrator, the Master Servicer, any Mortgagor or any property manager or any losses resulting therefrom, whether from Permitted Investments or otherwise.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer in the case of REO Accounts, or the Certificate Administrator, in the case of the Certificate Administrator Accounts), shall:  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer in the case of REO Accounts) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)           All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer, except with respect to the investment of funds deposited in (i) any Mortgagor Account to the extent required under the Mortgage Loan or applicable law to be for the benefit of the related Mortgagor, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Certificate Administrator Accounts, which shall be for the benefit of the Certificate Administrator and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.16(b) of this Agreement, as applicable.  The Master Servicer (or with respect to any REO Account, the Special Servicer and with respect to the Certificate Administrator Accounts, the Certificate Administrator) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss (except with respect to losses incurred as a result of the related Mortgagor or Manager exercising its power under the related Loan Documents to direct such investment in such Mortgagor Account); provided, however, that the Certificate Administrator, Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it.  The Master Servicer shall also deposit from its own funds in any Mortgagor Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Mortgagor under the terms of the Mortgage Loan or applicable law, provided that, notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Certificate Administrator (in their respective capacities as Master Servicer, Special Servicer and Certificate Administrator, respectively) shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company is not the Person or an Affiliate of the Person maintaining such account hereunder and satisfied the qualifications set forth in the definition of Eligible Account both (1) at the time such investment was made and (2) as of the date that is 30 days prior to the insolvency.

(c)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.  In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith.  In the event that the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.

Section 3.08     Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

(a)           The Master Servicer on behalf of the Trustee, as mortgagee of record, shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the extent the Trustee as mortgagee of record has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance (and windstorm insurance, if applicable) with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (a) one hundred percent (100%) of the then “full replacement cost” of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (b) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a “replacement cost” rider, (ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other Loan Document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan.  Subject to Section 3.16 of this Agreement, the Special Servicer, in accordance with the Servicing Standard and to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), shall cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Loan Documents (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that to the extent the Loan Documents require the related Mortgagor to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer”, the Master Servicer may, without a Rating Agency Confirmation or the approval of the Special Servicer, to the extent consistent with the Servicing Standard, permit the related Mortgagor to maintain insurance with an insurer that does not meet the requirements of the Loan Documents so long as the related Mortgagor maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer”.  All insurance for an REO Property shall be from a Qualified Insurer, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating who is offering such insurance at commercially reasonable rates.  Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Loan Documents) shall be deposited into the Collection Account pursuant to Section 3.05 of this

Agreement, subject to withdrawal pursuant to Section 3.05 or Section 3.06 of this Agreement.  Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer will use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan, and if the related Mortgagor does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Loan and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program).  If a Mortgaged Property (other than an REO Property) is related to a Mortgage Loan pursuant to which earthquake insurance is required to be maintained pursuant to the terms of the Mortgage Loan, the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, and if the related Mortgagor does not so maintain will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates) and maintain earthquake insurance in respect thereof, in the amount required by the Mortgage Loan or, if not specified, in-place at origination.  If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan with respect to which earthquake insurance would be appropriate in accordance with the Servicing Standard and such insurance is available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in this Section 3.08(a).  Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be advanced by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate.  The Master Servicer (or the Special Servicer, with respect to REO Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained by it pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.  All insurance policies required to be maintained by the Master Servicer or Special Servicer hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee, and shall be issued by Qualified Insurers, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating who is offering such insurance at commercially reasonable rates.  Notwithstanding the foregoing:  (A) the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged

Property and the Special Servicer shall not be required to maintain any earthquake or environmental insurance policy on any REO Property, in each case unless such insurance is required to be maintained under the related Loan Documents and is available at commercially reasonable rates; provided, however, that neither the Master Servicer nor the Special Servicer shall have any obligation to maintain such earthquake or environmental insurance policy required under the related Loan Documents if the originator of the Mortgage Loan waived compliance with such insurance requirements (and if the applicable Master Servicer does not cause the Mortgagor to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust’s expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Loan or an REO Property so long as such insurance is available at commercially reasonable rates); (B) with respect to the Master Servicer’s obligation to cause the related Mortgagor to maintain such insurance, the Master Servicer shall have no obligation beyond using its efforts consistent with the Servicing Standard to cause any Mortgagor to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Loan Documents; and (C) in making determinations as to the availability of insurance at commercially reasonable rates or otherwise, the Master Servicer or the Special Servicer, as applicable, shall, to the extent consistent with the Servicing Standard, be entitled to rely, at its own expense, on insurance consultants in making such determination and any such determinations by the Master Servicer or the Special Servicer, as applicable, need not be made more frequently than annually but in any event shall be made at the approximate date on which the Master Servicer or the Special Servicer, as applicable, receives notice of the renewal, replacement or cancellation of coverage.

Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all risk casualty insurance which does not contain any carve out for terrorist or similar acts, if, and only if, the Special Servicer has determined in accordance with the Servicing Standard that the failure to maintain such insurance is an Acceptable Insurance Default; provided that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure.  The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

(b)           (i)  If the Master Servicer or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Mortgagor has not maintained insurance required by the related Mortgage Loan (other than any Mortgagor that is required under the related Loan Documents to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer” that maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer”) or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the REO Properties, as required under this Agreement, as the case may be, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a) of this Agreement.  Any such blanket insurance policy shall be maintained with a Qualified Insurer.  A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a) of this Agreement, and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.  In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee and Certificateholder, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

(ii)          If the Master Servicer causes any Mortgaged Property (other than any REO Property) or the Special Servicer causes any REO Property to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) of this Agreement, then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a) of this Agreement.  Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan related thereto, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(iii)          In either case, if the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Property Advance.  Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an insurance policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Property Advance.

(c)           The Master Servicer and the Special Servicer shall each maintain a fidelity bond in such form as is consistent with the Servicing Standard and in such amounts that are consistent with the Servicing Standard.  The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable.  In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in such form as is consistent with the Servicing Standard and in such amounts as are consistent with the Servicing Standard.  Notwithstanding the foregoing, so long as the long-term unsecured debt rating of the Master Servicer (or its corporate parent) or the Special Servicer (or its corporate parent) is not in any event less than “A-“ as rated by Fitch and “A-” by S&P, respectively, the Master Servicer or the Special Servicer may self-insure for the fidelity bond and errors and omissions coverage otherwise required above.  The Master Servicer shall cause each and every Sub-Servicer for it to maintain or cause to be maintained by an agent or contractor servicing any Mortgage Loan on behalf of such Sub-Servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer to comply with the foregoing.  All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

Section 3.09     Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.

(a)           Upon receipt of any request of a waiver in respect of a due-on-sale or due-on encumbrance provision, the Special Servicer shall (a) with respect to a Specially Serviced Loan promptly process such waiver (including the preparation of written materials), or (b) with respect to non-Specially Serviced Loans promptly process such waiver (including the preparation of written materials) (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer shall process such waiver (including the preparation of written materials), subject to the consent of the Special Servicer).  The Master Servicer or the Special Servicer, as applicable, shall close the related transaction, subject to the consultation and/or consent rights (if any) of the Controlling Class Representative as provided in this Section 3.09(a) and as otherwise provided in this Agreement, and subject to Sections 3.09(b), 3.21, 3.24, 3.25 and Section 3.28; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall not enter into any such agreement to the extent that any terms thereof would result in (i) the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause a Trust REMIC to fail to qualify as a REMIC for federal income tax purposes at any time that any Certificate is outstanding or (ii) create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage.  With respect to (i) non-Specially Serviced Loans, the Special Servicer or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer (subject to the Special Servicer’s processing and consent) or (ii) with respect to Specially Serviced Loans, the Special Servicer, each in a manner consistent with the Servicing Standard and each on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless following its receipt of a request of a waiver in respect of a due-on-sale or due-on-encumbrance provision, the Special Servicer has determined, consistent with the Servicing Standard, that the waiver of such restrictions would be in accordance with the Servicing Standard.  Promptly after the Special Servicer has made any such determination, the Special Servicer shall deliver to the Trustee, the Certificate Administrator, each other party to this Agreement and, subject to Section 11.13 of this Agreement, each of the Rating Agencies an Officer’s Certificate setting forth the basis for such determination; provided that, with respect to all Mortgage Loans, the Special Servicer shall obtain the written consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), which consent shall be deemed given ten (10) Business Days after receipt (unless earlier objected to) by the Controlling Class Representative of the written recommendation of the Special Servicer for such action and any additional information the Controlling Class Representative may reasonably request for the analysis of such request, which recommendation and information may be delivered in an electronic format reasonably acceptable to Controlling Class Representative and the Special Servicer.  In addition, the Special Servicer may not waive any “due-on-encumbrance” provision unless (1) the Special Servicer shall have received a prior written Rating Agency Confirmation with respect to such action or (2) the related Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $20,000,000, (C) has a Loan-to-Value Ratio equal to or less than 85% (including any existing and proposed debt), (D) has a Debt Service Coverage Ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan, as applicable, and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the Mortgage Pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).  Further, the Special Servicer may not waive any “due-on-sale” provision unless the Special Servicer shall have received a prior written Rating Agency Confirmation with respect to such action unless the related Mortgage Loan (A) represents less than 5% the principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $35,000,000 and (C) is not one of the 10 largest Mortgage Loans in the Mortgage Pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

The Special Servicer shall notify the Trustee, the Certificate Administrator, the Master Servicer and, subject to Section 11.13 of this Agreement, each Rating Agency, of any assumption or substitution agreement executed pursuant to this Section 3.09(a) and shall forward thereto a copy of such agreement.

In connection with any request for a Rating Agency Confirmation from a Rating Agency pursuant to this Section 3.09(a), the Special Servicer shall deliver a Review Package to such Rating Agency in accordance with Section 11.13 of this Agreement.

Further, subject to the terms of the related Loan Documents and applicable law, the Special Servicer shall use reasonable efforts to ensure that all costs in connection with any assumption or encumbrance, including any arising from seeking a Rating Agency Confirmation, are paid by the related Mortgagor.  To the extent not collected from the related Mortgagor after the use of such efforts, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Property Advance (or as an Additional Trust Fund Expense if such Property Advance would be a Nonrecoverable Advance).

To the extent not prohibited by the applicable Loan Documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (a); provided that any such fee shall be applied as if it were a Modification Fee and/or Assumption Fee, as applicable, pursuant to the terms of this Agreement.

(b)           Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(c)           In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.24 of this Agreement.

(d)           With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance, and to the extent consistent with the terms of the related Loan Documents:

(i)            In the event such Mortgage Loan requires that the Master Servicer on behalf of the Trustee purchase the required “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), the Master Servicer, an accommodation Mortgagor pursuant to clause (v) below or the Mortgagor shall, at the Mortgagor’s expense (to the extent consistent with the Loan Documents), purchase or cause the purchase of such obligations in accordance with the terms of such Mortgage Loan and deliver to the Master Servicer, in the case of the Mortgagor, or in the case of the Master Servicer, hold the same on behalf of the Trust Fund; provided that, subject to the related Loan Documents, the Master Servicer shall not accept the amounts paid by the related Mortgagor to effect defeasance until acceptable “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) have been identified, in each case which are acceptable as defeasance collateral under the then most recently published current guidelines of the Rating Agencies.  Notwithstanding the foregoing, with respect to certain Mortgage Loans originated or acquired by GSMC, Five Mile and JLC that are subject to defeasance, GSMC has transferred to a third party, and each of Five Mile and JLC has retained on behalf of itself or its Affiliate, the right to establish or designate the successor borrower and to purchase or cause to be purchased the related defeasance collateral (“Loan Seller Defeasance Rights and Obligations”).  In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan that provides for Loan Seller Defeasance Rights and Obligations in the related Loan Documents, the Master Servicer shall provide, within five (5) business days of receipt of such notice, written notice of such defeasance request to GSMC’s assignee in the case of the Mortgage Loans for which GSMC is the related Mortgage Loan Seller, and to Five Mile or JLC, as applicable, in the case of the Mortgage Loans for which Five Mile or

JLC, as applicable, is the related Mortgage Loan Seller.  Until such time as GSMC provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with Loan Seller Defeasance Rights and Obligations as to which it is the related Mortgage Loan Seller shall be delivered to Defeasance Holding Company, LLC, 11121 Carmel Commons Blvd., Suite 250, Charlotte, North Carolina 28226, Attention:  Asset Manager, Tel:  704-248-2600, Fax:  704-759-9515, E-Mail:  dhc-team@dhcllc.com.

(ii)          The Master Servicer shall require, to the extent the Loan Documents grant the mortgagee discretion to so require, delivery of an Opinion of Counsel (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) to the effect that the Trustee on behalf of the Certificateholders has a first priority security interest in the defeasance deposit and the “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.

(iii)         The Master Servicer shall obtain, to the extent the Loan Documents grant the mortgagee discretion to so obtain, a certificate (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) from an Independent certified public accountant certifying that the “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), comply with the requirements of the related Loan Agreement or Mortgage.

(iv)         To the extent consistent with the related Loan Documents, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Mortgagor’s expense) obtain a Rating Agency Confirmation; provided that the Master Servicer shall not be required to obtain such Rating Agency Confirmation from any Rating Agency to the extent that the Master Servicer has delivered a defeasance certificate to each Rating Agency substantially in the form of Exhibit DD to this Agreement for any Mortgage Loan that, at the time of such defeasance, is (x) not one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a Mortgage Loan with a Stated Principal Balance equal to or less than $35,000,000 and (z) a Mortgage Loan that represents less than 5% of the Stated Principal Balance of all Mortgage Loans.

(v)          If the Mortgage Loan permits the related Mortgagor or the lender or its designee to cause an accommodation Mortgagor to assume such defeased obligations, the Master Servicer shall, or shall cause the Mortgagor to, establish at the Mortgagor’s cost and expense (and shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to consent to such assumption) a special purpose bankruptcy-remote entity to assume such obligations, as to which the Trustee and the Certificate Administrator has received a Rating Agency Confirmation (if such confirmation is required pursuant to the then most recently published guidelines of the Rating Agencies).

(vi)         To the extent consistent with the related Loan Documents, the Master Servicer shall require the related Mortgagor to pay all costs and expenses incurred in connection with the defeasance of the related Mortgage Loan.  In the event that the Mortgagor is not required to pay any such costs and expenses under the terms of the Loan Documents, such costs and expenses shall be Additional Trust Fund Expenses.

(vii)        In no event shall the Master Servicer have liability to any party hereto or beneficiary hereof for obtaining a Rating Agency Confirmation (or conditioning approval of defeasance on the delivery of a Rating Agency Confirmation) or for imposing conditions to approval of a defeasance on the satisfaction of conditions that are consistent with the Servicing Standard but are not required under Rating Agency guidelines (provided that this shall not protect the Master Servicer from any liability that may be imposed as a result of the violation of applicable law or the Loan Documents).

(viii)       The Master Servicer may accept as defeasance collateral of any “government security,” within the meaning of Treasury Regulation’s Section 1.860G-(2)(a)(8)(ii), notwithstanding any more restrictive requirements in the Loan Documents; provided, that the Master Servicer has received an Opinion of Counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).

(e)           Notwithstanding any other provision of this Section 3.09, without any other approval, the Master Servicer (for Mortgage Loans other than Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a Mortgagor’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, provided that the Master Servicer or Special Servicer, as applicable, (i) shall have determined in accordance with the Servicing Standard that such easement, right of way or similar agreement will not materially and adversely affect the operation or value of such Mortgaged Property or the Trust Fund’s interest in the Mortgaged Property and (ii) shall have determined that such easement, right of way or similar agreement will not cause a Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.  The Master Servicer or the Special Servicer may rely on an Opinion of Counsel in making such determination.

Section 3.10     Appraisal Reductions; Realization Upon Defaulted Mortgage Loans.

(a)           Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer shall use reasonable efforts to obtain an updated Appraisal, the costs of which shall be a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) to be advanced by the Master Servicer; provided, however, that the Special Servicer shall not be required to obtain an updated Appraisal of any Mortgaged Property with respect to which there exists an Appraisal which is less than nine months old unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  With respect to Mortgage Loans for which an Appraisal Reduction Event has occurred and still exists, the Special Servicer shall obtain annual letter updates to any updated Appraisal.

The Certificate Principal Amount of each of the Certificates shall be notionally reduced (solely for purposes of determining the identity of the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event) as of any date of determination to the extent of the Appraisal Reduction Amount(s) allocated to such Class on the preceding Distribution Date.  The aggregate Appraisal Reduction Amount for any Distribution Date shall be applied to notionally reduce the Certificate Principal Amounts of the Certificates in the following order of priority:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and finally, pro rata to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates, (iii) Class A-3 Certificates, (iv) Class A-4 Certificates, and (v) Class A-AB Certificates, based on their respective Certificate Principal Amounts (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero).  With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property shall be determined on an “as-is” basis.

The Special Servicer shall promptly notify the Certificate Administrator and Master Servicer of the determination of any such Appraisal Reduction Amount, and the Certificate Administrator shall promptly notify in writing holders of each Class of Control Eligible Certificates of the determination of any such Appraisal Reduction Amount.

The Holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction Amount in respect of such Class (such Class, an “Appraised-Out Class”) shall have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, obtain a second Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such Holders, the “Requesting Holders”).  The Requesting Holders shall cause the Appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the Appraisal shall be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders shall provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the determination of such Appraisal Reduction Amount.

An Appraised-Out Class shall be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the determination of an Appraisal Reduction Amount, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount to the Special Servicer and the Certificate Administrator within such 10-day period pursuant to the immediately preceding paragraph.  If the Requesting Holders provide such notice, then the Appraised-Out Class shall be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class shall be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition to the foregoing, the Holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class shall have the right, at their sole expense, to require the Special Servicer to order an additional Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer shall use its reasonable best efforts to ensure that such Appraisal is delivered within 30 days from receipt of such Holders’ written request and shall ensure that such Appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer shall not be required to obtain such Appraisal if the Special Servicer determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on such Appraised Value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an Appraisal provided by, or requested by, Holders of an Appraised-Out Class pursuant to this Section and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional Appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, shall recalculate such Appraisal Reduction Amount based upon such additional Appraisal.  If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class.  The Special Servicer shall promptly deliver notice to the Certificate Administrator of any such determination and recalculation, and the Certificate Administrator shall promptly post such notice to the Certificate Administrator’s Website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, Holders of an Appraised-Out Class shall be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or this Agreement without regard to any appraisal requests made by any Holder of an Appraised-Out Class.

(b)           In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Master Servicer in accordance with Section 3.20 of this Agreement shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Master Servicer determines, in its good faith judgment exercised in accordance with the Servicing Standard, that such Advance would constitute a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account).  The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(a)(ii) of this Agreement.

Subject to Section 3.21 of this Agreement, if the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer but may be a single member limited liability company owned by the Trust and managed by the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and on behalf of the holders of the Certificates.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the related Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

(c)           Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

(i)           such personal property is (in the good faith judgment of the Special Servicer) incident to real property (within the meaning of Code Section 856(e)(1)) so acquired by the Special Servicer for the benefit of the Trust Fund; or

(ii)          the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause a Trust REMIC to fail to qualify as a REMIC for federal income tax purposes at any time that any Certificate is outstanding.

(d)           Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund, obtain title to any direct or indirect partnership or membership interest or other equity interest in any Mortgagor pledged pursuant to any pledge agreement, unless the Master Servicer or the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership or membership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause a Trust REMIC to fail to qualify as a REMIC for federal income tax purposes at any time that any Certificate is outstanding.

(e)           Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership or membership interest in any Mortgagor pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Custodian, the Trustee, the Certificate Administrator or the Trust Fund or the Certificateholders, would be considered to hold title to, or be a mortgagee-in-possession of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

(i)           such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith; and

(ii)          there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders.  Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

In the event that the Special Servicer seeks to obtain title to a Mortgaged Property on behalf of the Trust Fund, the Special Servicer may, in its discretion, establish a single member limited liability company with the Trust Fund as the sole owner to hold title to such Mortgaged Property.

(f)           The environmental assessment contemplated by Section 3.10(e) of this Agreement shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard and, if applicable, any secured creditor impaired property policy issued on or prior to the Closing Date with respect to any Mortgage Loan (including that the environmental assessment identify any potential pollution conditions (as defined in the environmental insurance policy) with respect to the related Mortgaged Property).  The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account).  The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06 of this Agreement.  Copies of any environmental assessment prepared pursuant to Section 3.10(e) of this Agreement shall be provided to the Certificateholder of any Regular Certificates upon written request to the Special Servicer.

(g)           If the Special Servicer determines pursuant to Section 3.10(e)(i) of this Agreement that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund, as a collective whole as if the Trust Fund constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) of this Agreement that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund as a collective whole as if the Trust Fund constituted a single lender, to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, as a collective whole as if the Trust Fund constituted a single lender.  The Master Servicer shall pay the cost of any such compliance, containment, clean-up or remediation from the Collection Account.

(h)           The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via IRS Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer.  Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee, the Certificate Administrator.

Section 3.11     Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files.  Upon the payment in full of any Mortgage Loan or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall immediately notify the Trustee, the Certificate Administrator and the Custodian by delivery of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

From time to time upon request of the Master Servicer or Special Servicer and delivery to the Custodian of a Request for Release, the Certificate Administrator shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable.  Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee and the Certificate Administrator of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

Within three (3) Business Days, after receipt of written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents prepared by the Special Servicer, its agents or attorneys and reasonably acceptable to the Trustee, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Loan, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.12     Servicing Fees, Trustee/Certificate Administrator Fees and Special Servicing Compensation.

(a)           As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan and REO Mortgage Loan and each Collection Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(a)(iii) and Section 3.06(a)(vi) of this Agreement, as applicable.  In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, (i) 100% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a non-Specially Serviced Loan agreed to by the Master Servicer pursuant to Section 3.24 of this Agreement that did not require the approval of the Special Servicer, (ii) 50% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a non-Specially Serviced Loan agreed to by the Special Servicer pursuant to Section 3.24 of this Agreement (whether or not the Special Servicer elects to handle all related processing), (iii) 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Mortgage Loan as contemplated under Section 3.09 of this Agreement, (iv) 100% of any Assumption Fees with respect to a non-Specially Serviced Loan agreed to by the Master Servicer that did not require the approval of the Special Servicer, (v) 50% of any Assumption Fees with respect to a non-Specially Serviced Loan agreed to by the Special Servicer (whether or not the Special Servicer elects to handle all related processing), (vi) the aggregate Prepayment Interest Excess, but only to the extent such amount is not required to be included in any Compensating Interest Payment, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05 of this Agreement, (vii) 100% of Ancillary Fees (other than fees for insufficient or returned checks) and assumption application fees actually received from Mortgagors on non-Specially Serviced Loans, (viii) 100% of Consent Fees with respect to a non-Specially Serviced Loan that did not require the approval of the Special Servicer, (ix) 50% of any Consent Fees with respect to a non-Specially Serviced Loan agreed to by the Special Servicer (whether or not the Special Servicer elects to handle all related processing), (x) 100% of Excess Penalty Charges paid by the Mortgagors with respect to any Mortgage Loan other than Excess Penalty Charges accrued during the period such Mortgage Loan is a Specially Serviced Loan, (xi) 100% of fees for insufficient or returned checks actually received from Mortgagors on all Mortgage Loans and (xii) 100% of the Coral Springs Processing Fee actually received from or on behalf of the related Mortgagor with respect to the Coral Springs Mortgage Loan; provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts described in clauses (i) through (v) above as additional compensation with respect to a specific Mortgage Loan, as applicable, with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured (or has been waived in accordance with the terms of this Agreement) and all delinquent amounts required to have been paid by the Mortgagor, Advance Interest Amounts and Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) both (x) due with respect to such Mortgage Loan, as applicable, and (y) in the case of expense items that arose within the last 12 months have been paid.  With respect to the Coral Springs Mortgage Loan, each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect the Coral Springs Processing Fee and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall take any enforcement action with respect to the Coral Springs Processing Fee (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under the Coral Springs Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Loan have been paid, the payment of such  Coral Springs Processing Fee has not been forgiven in accordance with Section 3.24 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances.  The Master Servicer shall also be entitled pursuant to, and to the extent provided for in Sections 3.06(a)(iii) and 3.07(b), to withdraw from the Collection Account and to receive from any Mortgagor Accounts (to the extent not payable to the related Mortgagor under a Mortgage Loan or applicable law) any interest or other income earned on deposits therein.  Interest or other income earned on funds in the Collection Account and Mortgagor Accounts (to the extent consistent with the related Loan Documents), shall be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account shall be payable to the Special Servicer.

Wells Fargo Bank, National Association and any successor holder of the Excess Servicing Fee Rights shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit CC-1 to this Agreement, and (iii) the prospective transferee shall have delivered to Wells Fargo Bank, National Association and the Depositor a certificate substantially in the form attached as Exhibit CC-2 to this Agreement.  None of the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification.  Wells Fargo Bank, National Association and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and Wells Fargo Bank, National Association hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Initial Purchasers, the Certificate Administrator, the Trustee, the Custodian, the Master Servicer, the Operating Advisor, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph.  By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose any information received in connection with its acquisition and holding of such Excess Servicing Fee Right in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Certificate pursuant to the Securities Act.  From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Servicing Fees with respect to each related Mortgage Loan or REO Mortgage Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one (1) Business Day following the payment of such Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer.  The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph.  None of the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Depositor, the Special Servicer, the Trustee or the Custodian shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any Sub-Servicers retained by it.

(b)           As compensation for its activities hereunder, on each Distribution Date the Trustee shall be entitled with respect to each Mortgage Loan to its portion of the Trustee/Certificate Administrator Fee, and the Certificate Administrator shall be entitled with respect to each Mortgage Loan to its portion of the Trustee/Certificate Administrator Fee.  The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee.  Except as otherwise provided herein, the Trustee/Certificate Administrator

Fee includes all routine expenses of the Trustee, the Certificate Registrar, the Paying Agent, the Certificate Administrator and the Authenticating Agent.  Each of the Trustee’s and Certificate Administrator’s rights to the Trustee/Certificate Administrator Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement.

(c)           As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Loan and each Interest Accrual Period, to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(a).  The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.  In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, (i) 50% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a non-Specially Serviced Loan agreed to by the Special Servicer pursuant to Section 3.24 of this Agreement (whether or not the Special Servicer elects to handle all related processing), (ii) 100% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Specially Serviced Loan agreed to by the Special Servicer pursuant to Section 3.24 of this Agreement, (iii) 100% of any Assumption Fees with respect to a Specially Serviced Loan, (iv) 50% of any Assumption Fees with respect to a non-Specially Serviced Loan agreed to by the Special Servicer (whether or not the Special Servicer elects to handle all related processing), (v) 100% of Ancillary Fees (other than fees for insufficient or returned checks) and assumption application fees actually received from Mortgagors on Specially Serviced Loans, (vi) 100% of Consent Fees with respect to a Specially Serviced Loan, (vii) 50% of any Consent Fees with respect to a non-Specially Serviced Loan agreed to by the Special Servicer (whether or not the Special Servicer elects to handle all related processing), (viii) 100% of Excess Penalty Charges paid by the Mortgagors with respect to any Mortgage Loan accrued during the period such Mortgage Loan is a Specially Serviced Loan and (ix) any interest or other income earned on deposits in the REO Accounts.

Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.  The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Loan again becomes a Corrected Mortgage Loan.  If the Special Servicer is terminated (other than for cause) or resigns:  (1) it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if any such Mortgage Loan subsequently becomes a Specially Serviced Loan; and (2) it will receive any Workout Fees payable in respect of any Mortgage Loan that was, at the time of that termination or resignation, a Specially Serviced Loan for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments.  In either case, the successor special servicer will not be entitled to any portion of such Workout Fees.  The Special Servicer shall also be entitled to additional servicing compensation in the form of a Liquidation Fee payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account.  However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds as set forth in the final two provisos of the definition of “Liquidation Fee” herein.  Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to any specific collections or proceeds on any Mortgage Loan.  For purposes of the foregoing provisions of this Section 3.12(c), a termination and removal of the Special Servicer under Section 6.08 of this Agreement shall be deemed to constitute a termination without cause.

If at any time a Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer shall use its reasonable efforts to collect the amount of any Special Servicing Fee, Liquidation Fee and/or Workout Fee from the related Mortgagor pursuant to the related Loan Documents, including exercising all remedies available under such Loan Documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related Mortgagor.

(d)           The Master Servicer, Special Servicer the Certificate Administrator and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii).  Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(vi) of this Agreement.

(e)           No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer, the Certificate Administrator or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Condemnation Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

If the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee receives a request or inquiry from a Mortgagor, any Certificateholder or any other Person the response to which would, in the Master Servicer’s, the

Special Servicer’s or the Operating Advisor’s commercially reasonable judgment or the Certificate Administrator’s or the Trustee’s good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Mortgagor or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Operating Advisor’s, the Certificate Administrator’s or the Trustee’s expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee as the case may be, in its sole discretion.  Unless such arrangements have been made, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

(f)           With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Master Servicer, and the Master Servicer shall deliver, to the extent it has received, to the Certificate Administrator, without charge and on the same day as the Master Servicer is required to deliver the CREFC Investor Reporting Package (IRP) for such Collection Period, an electronic report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period.

(g)           The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any Person (including, without limitation, the Trust, any Mortgagor, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.12; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

Section 3.13     Compensating Interest Payments.  The Master Servicer shall deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than the Specially Serviced Loans and Defaulted Mortgage Loans), other than Principal Prepayments received in connection with the receipt of Insurance Proceeds or Condemnation Proceeds, during the most recently ended Prepayment Period, and (ii) the sum of (A) the aggregate Servicing Fees for the related Distribution Date with respect to each Mortgage Loan and REO Mortgage Loan for which Servicing Fees are being paid in such Prepayment Period, up to a maximum rate of 0.01% per annum with respect to each Mortgage Loan (and related REO Mortgage Loan) and (B) all Prepayment Interest Excesses received during the related Prepayment Period (and net investment earnings thereon); provided that the Master Servicer shall pay (without regard to clause (ii) above) the aggregate of all Prepayment Interest Shortfalls otherwise described in clause (i) above incurred in connection with Principal Prepayments received in respect of the Mortgage Loans during the most recently ended Prepayment Period to the extent such Prepayment Interest Shortfalls were the result of the Master Servicer’s failure to enforce the related Loan Documents.

Section 3.14     Application of Penalty Charges and Modification Fees.

(a)           On or prior to the second Business Day before each Master Servicer Remittance Date, the Master Servicer shall apply all Penalty Charges and Modification Fees (to the extent not applied pursuant to Section 3.06(a)(ii) of this Agreement) received with respect to a Mortgage Loan during the related Prepayment Period as follows:

(i)             first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances) and the related Advance Interest Amounts and other outstanding Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan;

(ii)           second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Trust of all Advances (and related Advance Interest Amounts) with respect to such Mortgage Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer and/or Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related Advance Interest Amounts) other than Borrower Delayed Reimbursements;

(iii)          third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Trust of all other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as a recovery of such Additional Trust Fund Expenses) other than Borrower Delayed Reimbursements; and

(iv)          fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as servicing compensation, pro rata, based on their entitlement set forth in Section 3.12 of this Agreement prior to the applications set forth in clauses (i) through (iii) above.

(b)           In connection with the operation of the provisions of this Section 3.14, not later than the 25th day of the month in which each Distribution Date occurs (beginning with the 25th day of the month following the first Collection Period in which an Additional Trust Fund Expense, Advance or Advance Interest Amount is incurred), the Master Servicer shall deliver to the Special Servicer a report in the form reasonably agreed to by both the Master Servicer and the Special Servicer setting forth information regarding (1) the amount of Penalty Charges, Modification Fees and Assumption Fees collected by the Master Servicer and the Special Servicer, as applicable, and (2) the related loan expenses and other amounts paid to the Trust from such Penalty Charges, Modification Fees and Assumption Fees, in each case for the related Collection Period or other reporting period as agreed to by the Master Servicer and the Special Servicer. The Master Servicer shall respond promptly to any inquiries of the Special Servicer with respect to the contents of any such report and shall provide any supporting information with respect thereto that is reasonably requested by the Special Servicer.

Section 3.15     Access to Certain Documentation.  The Master Servicer and Special Servicer shall provide to the Trustee, the Certificate Administrator, the Controlling Class Representative (but only prior to the occurrence and continuance of any Consultation Termination Event), the Operating Advisor, the Underwriters, the Initial Purchasers, the Depositor and any Certificateholders that are, in the case of any Certificateholder, federally insured financial institutions, the Federal Reserve Board, the FDIC and the OCC and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OCC or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer.  Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15.

In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder or any regulatory authority that may exercise authority over a Certificateholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available without charge under applicable law.  In connection with providing Certificateholders or beneficial owners of Certificates access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of book entry Certificates and will keep such information confidential.

Upon the reasonable request of any Certifying Certificateholder, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer.

In addition, in connection with providing access to information pursuant to this Section 3.15, each of the Master Servicer and the Special Servicer may (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items would constitute a waiver of the attorney-client privilege.

Each of the Master Servicer and Special Servicer, as appropriate, shall, without charge, make a knowledgeable Servicing Officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), on a monthly basis, during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer, the Operating Advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and/or related REO Properties for which the Master Servicer or the Special Servicer, as applicable, is responsible.  In any event, the Operating Advisor and the Controlling Class Representative agree to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the applicable Mortgage Loans and/or REO Properties it intends to discuss.  As a condition to such disclosure, the Controlling Class Representative shall execute a confidentiality agreement substantially in the form of Exhibit M-4 to this Agreement and an Investor Certification.

The Master Servicer may (but shall not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties and/or the related Mortgagor that is not Privileged Information, for review by the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor.

After the occurrence and during the continuation of a Control Termination Event, the Special Servicer shall deliver to the Operating Advisor such reports and other information produced or otherwise available to the Controlling Class Representative or Certificateholders generally, as requested by the Operating Advisor in support of the performance of the Operating Advisor’s obligations under this Agreement in electronic format.

The Operating Advisor hereby agrees that it shall use the information provided to it by the Special Servicer solely for purposes of performing its duties as Operating Advisor under this Agreement and shall not disclose such information to any other Person or entity unless pursuant to a Privileged Information Exception.

Section 3.16     Title and Management of REO Properties.

(a)           In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (either by the Trust Fund or by a single member limited liability company established for that purpose) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of a nominee of the Trustee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund.  The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Code Section 860G(a)(8), unless (i) the IRS grants (or does not deny) an extension of time (an “REO Extension”) to sell such REO Property or (ii) the Special Servicer obtains an Opinion of Counsel for the Special Servicer, the Certificate Administrator and the Trustee, addressed to the Special Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on “prohibited transactions” (as defined in Code Section 860F) of either Trust REMIC, or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Lower-Tier Regular Interests or Regular Certificates are outstanding.  If the Special Servicer is granted (or is not denied) the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be.  Any expense incurred by the Special Servicer in connection with its receiving the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement.  The Special Servicer, on behalf of the Trust Fund, in accordance with the Servicing Standard, shall dispose of any REO Property held by the Trust Fund (i) prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.17 of this Agreement and (ii) on the same terms and conditions as if it were the owner of such REO Property.  The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any “income from non-permitted assets” within the meaning of Code Section 860F(a)(2)(B) or (i) endanger the status of either Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the Trust Fund.

(b)           The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the Servicing Standard and the terms of this Agreement, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable.  Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any “net income from foreclosure property,” within the meaning of Code Section 860G(c), which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) than an alternative method of operation or rental of such REO Property that would not be subject to such a tax.  The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and shall be entitled “[Rialto Capital Advisors, LLC] [the applicable Special Servicer], as Special Servicer, on behalf of Deutsche Bank Trust Company Americas, as Trustee, for the registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, REO Account.”  The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b) of this Agreement.  The Special Servicer shall deposit or cause to be deposited in the REO Account within one (1) Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds, which shall be remitted to the Collection Account), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

(i)            all insurance premiums due and payable in respect of any REO Property;

(ii)           all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

(iii)          all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property; and

(iv)          any taxes imposed on either Trust REMIC in respect of net income from foreclosure property in accordance with Section 4.05 of this Agreement.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iv) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written notice sets forth the nature of the emergency or the basis of the urgency) prior to the date that such amounts are due, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in its good faith business judgment, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account).  If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance unless the Trustee determines that such Advance would be a Nonrecoverable Advance.  The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance.  The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall use its good faith business judgment.  The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06 of this Agreement.  The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account, on a monthly basis prior to the related Master Servicer Remittance Date the Net REO Proceeds received or collected from each REO Property during the related Prepayment Period, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.  Notwithstanding the foregoing, the Special Servicer shall not:

(i)           permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)          permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii)         authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Code Section 856(e)(4)(B); or

(iv)         Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

(i)            the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

(ii)          any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)         none of the provisions of this Section 3.16(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)         the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(c)           When and as necessary, the Special Servicer shall send to the Trustee and the Certificate Administrator a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.16(a) and Section 3.16(b) of this Agreement.

Section 3.17     Sale of Defaulted Mortgage Loans and REO Properties.

(a)           The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan only (i) on the terms and subject to the conditions set forth in this Section 3.17, (ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this Agreement, or (iii) in the case of a Mortgage Loan with a related mezzanine loan or subordinate mortgage loan, in accordance with and subject to the provisions of the related intercreditor agreement.

(b)           Promptly upon a Mortgage Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such Defaulted Mortgage Loan, the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  Subject to the other subsections of this Section 3.17, the Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for such Defaulted Mortgage Loan.  The Special Servicer shall notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

(c)           The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) not less than five (5) Business Days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan pursuant hereto.

(d)           Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan for purposes of Section 3.16(b) of this Agreement shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person (provided that the Trustee may not be a bidder) unless (i) the bid is equal to or greater than the applicable Purchase Price, (ii) the bid is the highest bid received and (iii) at least two other bids are received from independent third parties; provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In all cases under this Agreement (except to the extent the Trustee is not required to determine whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan pursuant to the immediately preceding sentence), in determining whether any offer received from an Interested Person represents a fair price for any Defaulted Mortgage Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 9-month period or, in the absence of any such Appraisal, on a new Appraisal.  The appraiser conducting any such new Appraisal shall be an Appraiser selected by (i) the Special Servicer if no Interested Person is bidding with respect to a Defaulted Mortgage Loan and (ii) the Trustee if an Interested Person is so bidding.  The cost of any such Appraisal shall be covered by, and shall be reimbursable as, a Property Advance.  In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

The Purchase Price for any Defaulted Mortgage Loan shall in all cases be deemed a fair price; provided, however, that with respect to Interested Parties, the requirements of the first sentence of this Section 3.17(d) must be satisfied.  Notwithstanding anything contained in this Section 3.17(d) to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan, as applicable, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan, as applicable.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(e)           Subject to Section 3.17(a) through Section 3.17(d), Section 3.17(f) through Section 3.17(h) and Section 3.17(n), the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan, and the collection of all amounts payable in connection therewith.  In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account.  Any sale of any Defaulted Mortgage Loan shall be final and without recourse to the Trustee, the Certificate Administrator or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(f)           Except following the occurrence and during the continuance of a Consultation Termination Event, any sale of any Defaulted Mortgage Loan for less than the Purchase Price shall be subject to the right of the Controlling Class Representative to match the price at which the Defaulted Mortgage Loan is to be sold and purchase such Defaulted Mortgage Loan instead of the original bidder (the “Controlling Class Right of First Refusal”).  The Controlling Class Representative shall notify the Special Servicer of its intention to exercise such  Controlling Class Right of First Refusal within five (5) Business Days of written notice from the Special Servicer, and shall purchase the related Defaulted Mortgage Loan within 15 Business Days of written notice from the Special Servicer.  In the event the Controlling Class Representative does not exercise its Controlling Class Right of First Refusal and any contemplated sale is not ultimately consummated, the Controlling Class Representative shall have the Controlling Class Right of First Refusal with respect to any subsequent sale of the related Defaulted Mortgage Loan by the Special Servicer.  If the Controlling Class Representative exercises the Controlling Class Right of First Refusal, then the Trustee shall determine whether the purchase price constitutes a fair price unless (i) the bid is equal to or greater than the applicable Purchase Price, (ii) the bid is the highest bid received and (iii) at least two other bids are received from independent third parties.  In determining whether the purchase price constitutes a fair price, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 9 month period or, in the absence of any such Appraisal, on a new Appraisal conducted by an Appraiser selected by the Trustee (the cost of which shall be covered by, and shall be reimbursable as, a Property Advance).  Any reasonable costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Right of First Refusal will be reimbursable by the Controlling Class Representative.  Notwithstanding anything contained in this Section 3.17(f) to the contrary, if the Trustee is required to determine whether a purchase price by the Controlling Class Representative constitutes a fair price, the Trustee may (at its option and at the expense of the Controlling Class Representative) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan, as applicable, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan, as applicable.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this Section 3.17(f) will be covered by, and will be reimbursable by the Controlling Class Representative; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(g)           Subject to the rights of a holder of a mezzanine loan, under the respective intercreditor agreement, to purchase a Mortgage Loan, unless and until a Defaulted Mortgage Loan is sold pursuant to this Section, the Special Servicer shall continue to service and administer the Mortgage Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of a Mortgage Loan, as is consistent with this Agreement and the Servicing Standard.

(h)           Any sale of a Mortgage Loan pursuant to this Section 3.17 shall be for cash only.  The purchase price for any Mortgage Loan purchased under this Section 3.17 shall be deposited into the Collection Account, and the Certificate Administrator, upon receipt of an Officer’s Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan.  In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

(i)            The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.17.

(j)            The Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16 of this Agreement.  Subject to

 Section 3.17(n) of this Agreement, the Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property.  If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16 of this Agreement, then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless from whom received.  The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Collection Account.  The Special Servicer shall notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or bids received regarding the sale of any REO Property.

(k)           The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) not less than three (3) Business Days’ prior written notice of its intention to sell any REO Property.  No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

(l)            Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.17(j) of this Agreement shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person (provided that the Trustee may not be a bidder); provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such REO Property (except to the extent the Trustee is not required to determine whether any cash bid constitutes a fair price for any REO Property pursuant to the immediately preceding sentence), the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 9-month period or, in the absence of any such Appraisal, on a new Appraisal.  The appraiser conducting any such new Appraisal shall be an Appraiser selected by the Special Servicer if no Interested Person is bidding with respect to an REO Property and selected by the Trustee if an Interested Person is so bidding.  The cost of any such Appraisal shall be covered by, and shall be reimbursable as, a Property Advance.  In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such REO Property, any Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16 of this Agreement.  The Purchase Price for any REO Property shall in all cases be deemed a fair price; provided, however, that with respect to Interested Parties, the requirements of the first sentence of this Section 3.17(l) must be satisfied.

(m)          Subject to Section 3.17(a) through Section 3.17(l) and Section 3.17(n) of this Agreement, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account.  Any sale of any Defaulted Mortgage Loan or REO Property shall be final and without recourse to the Trustee, the Certificate Administrator or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(n)          Notwithstanding any of the foregoing paragraphs of this Section 3.17 (other than Section 3.17(f) of this Agreement), subject to the Controlling Class Right of First Refusal with respect to a Defaulted Mortgage Loan, the Special Servicer shall not be obligated to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

(o)           In no event shall the Trust Fund or the Trustee, the Master Servicer or the Special Servicer on the Trustee’s behalf purchase, or pay or advance costs to purchase any Mortgage Loan.

(p)           Notwithstanding anything to the contrary herein, any purchase or sale of a Specially Serviced Loan pursuant to this Section 3.17 will remain subject to the cure, purchase and other rights of, in each case if applicable, any holder of a related mezzanine loan as set forth in the related intercreditor agreement.  The Special Servicer shall determine the price to be paid in accordance with the terms of the related mezzanine loan intercreditor agreement in connection with any such purchase rights in favor of an appropriate mezzanine loan holder and shall provide such notices to the holder of a related mezzanine loan as are required by the related mezzanine loan intercreditor agreement in connection with each such holders’ purchase rights.

Section 3.18     Additional Obligations of the Master Servicer; Inspections; Obligation to Notify Ground Lessors.

(a)           The Master Servicer (or, with respect to Specially Serviced Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property that secures a Mortgage Loan at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2014; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  If any Mortgage Loan becomes a Specially Serviced Loan, the related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every calendar year for so long as such condition exists.  The cost of any annual inspection, or bi-annual inspection, as the case may be, shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan.  The Master Servicer shall reimburse the Special Servicer for the cost of any inspection of a Specially Serviced Loan as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs incurred with respect to such inspection shall be borne by the Trust Fund.

(b)           The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days following the later of the Closing Date or its receipt of a copy of the Ground Lease) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

Section 3.19     Lock-Box Accounts, Escrow Accounts.

The Master Servicer shall administer each Lock-Box Account and Escrow Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents.

Notwithstanding the foregoing, to the extent that any cash amounts are held in an Escrow Account or other cash collateral account and the mortgagee under the related Loan Documents is permitted, but not required, to apply such amounts to prepay the related Mortgage Loan, neither the Master Servicer nor the Special Servicer shall apply such amounts to prepay the Mortgage Loan until after the occurrence of an event of default under the Mortgage Loan that may result in the Mortgage Loan being accelerated or becoming a Specially Serviced Loan.

Section 3.20     Property Advances.

(a)           The Master Servicer (or, to the extent provided in Section 3.20(b) of this Agreement, the Trustee) shall make any Property Advances as and to the extent incidental to the performance of its duties under this Agreement or otherwise required pursuant to the terms hereof.  The Special Servicer shall give the Master Servicer, the Trustee not less than five (or, in the case of emergency advances pursuant to Section 3.20(e) of this Agreement, two) Business Days’ written notice before the date on which the Master Servicer is requested to make any Property Advance with respect to a given Specially Serviced Loan or REO Property.  In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Property Advance would constitute a Nonrecoverable Advance.  Any such notice by the Special Servicer to the Master Servicer of a required Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Advance, and the Master Servicer shall be entitled to conclusively rely on such determination.  Although the Special Servicer may determine whether a Property Advance is a Nonrecoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.  In the absence of a determination by the Special Servicer that a Property Advance is a Nonrecoverable Advance, all determinations of recoverability with respect to Property Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or the Trustee, as applicable. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer’s determination as to whether any Property Advance previously made with respect to a Specially Serviced Loan is a Nonrecoverable Advance promptly after making such determination.  The Master Servicer and the Trustee shall be entitled to conclusively rely on and shall be bound by such a determination and shall be bound by a determination by the Special Servicer that a Property Advance previously made or contemplated to be made with respect to a Specially Serviced Loan is or would be a Nonrecoverable Advance (but this statement shall not be construed to entitle the Special Servicer to reverse any determination that may have been made by the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination, that any Property Advance constitutes or would constitute a Nonrecoverable Advance).  The Master Servicer and the Special Servicer shall consider Unliquidated Advances in respect of prior Property Advances for the purposes of non-recoverability determinations as if such amounts were unreimbursed Property Advances.

For purposes of distributions to Certificateholders and compensation to the Master Servicer or the Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding the terms of such Mortgage Loan.

(b)           The Master Servicer shall notify the Trustee in writing promptly upon, and in any event within one (1) Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five (5) Business Days following such notice, the Trustee, subject to the provisions of Section 3.20(c) of this Agreement, shall pay the amount of such Property Advance in accordance with such information and instructions. Any notice to the Trustee pursuant to this Section shall be deemed to be given to a Responsible Officer of the Trustee if made in accordance with Section 11.04 of this Agreement.

(c)           Neither the Master Servicer nor the Trustee shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such Advance will be a Nonrecoverable Advance.  The determination by any Person with an obligation hereunder to make Property Advances that it has made a Nonrecoverable Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Advance or a determination by the Special Servicer that a Property Advance previously made or proposed to be made is or would, if made, constitute a Nonrecoverable Advance, shall be made by such Person (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard and (ii) in the case of the Trustee, in accordance with its good faith business judgment), and, shall be evidenced by an Officer’s Certificate delivered on or prior to the next Master Servicer Remittance Date to the Trustee (unless it is the Person making the determination), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Master Servicer (unless it is the Person making the determination), the Special Servicer (unless it is the Person making the determination) and, if the Trustee is making the determination, the Depositor, setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust Fund, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person’s possession) and any engineers’ reports, environmental surveys or similar reports that such Person may have obtained and that support such determination.  In making such recoverability determination, such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information as reasonably may be required for such purposes.  Furthermore, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person’s determination, or to prohibit any such other authorized Person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance).  The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a Property Advance is or, if made, would be a Nonrecoverable Advance, and the Master Servicer shall be entitled to rely, conclusively, on any determination by the Special Servicer or the Trustee that a Property Advance is or, if made, would be a Nonrecoverable Advance.  The Trustee, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall use its good faith business judgment.

(d)           The Master Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(a)(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer and the Special Servicer, as applicable, hereby covenant and agree to use efforts consistent with the Servicing Standard to obtain the reimbursement of such Property Advances from the related Mortgagors to the extent permitted by applicable law and the related Loan Documents.

(e)           Notwithstanding anything to the contrary contained in this Agreement, if a Property Advance is required to be made under this Agreement with respect to any Specially Serviced Loan or REO Property, the Special Servicer shall request that the Master Servicer make such Property Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Property Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Property Advance as the Master Servicer may reasonably request, subject to the Master Servicer’s right to determine that such Property Advance does not constitute or would not constitute a Nonrecoverable Advance.  The Master Servicer shall have the obligation to make any such Property Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer’s receipt of such request.  The Special Servicer shall have no obligation to make any Property Advance.  The Master Servicer shall be entitled to reimbursement for any Advance made by it at the direction of the Special Servicer, together with interest thereon at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Advances made thereby.

Section 3.21     Appointment of Special Servicer; Asset Status Reports.

(a)           Rialto Capital Advisors, LLC is hereby appointed as the initial Special Servicer to specially service each of the Mortgage Loans.

(b)           The Special Servicer, at the earlier of (x) within 60 days after a Servicing Transfer Event occurs and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan, shall prepare a report (the “Asset Status Report”) for the related Mortgage Loan.  Each Asset Status Report will be delivered in electronic format to the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Certificate Administrator, and, subject to Section 11.13 of this Agreement, each Rating Agency; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the Controlling Class Representative if they are the same entity.  Such Asset Status Report shall be consistent with the Servicing Standard and set forth the following information to the extent reasonably determinable:

(i)      summary of the status of the related Mortgage Loan and any negotiations with the Mortgagors;

(ii)      if a Servicing Transfer Event has occurred and is continuing:

(A)       a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Mortgage Loan and whether outside legal counsel has been retained;

(B)        the most current rent roll and income or operating statement available for the related Mortgaged Properties;

(C)        the Special Servicer’s recommendations on how the related Mortgage Loan might be returned to performing status or otherwise realized upon;

(D)        a copy of the last obtained Appraisal of the Mortgaged Property;

(E)        the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan;

(F)        a description of any amendment, modification or waiver of a material term of any ground lease; and

(G)        if the Special Servicer elects to proceed with a non-judicial foreclosure, then a statement as to (i) whether there was a violation of a non-recourse carve-out under the related Mortgage Loan and (ii) any determination not to pursue a deficiency judgment against the related Mortgagor or guarantor;

(iii)       a description of any such proposed or taken actions;

(iv)       the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(v)        the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(vi)       an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions; and

(vii)      such other information as the Special Servicer deems relevant in light of the proposed or taken action and the Servicing Standard.

For so long as there is no continuing Control Termination Event, if within 10 Business Days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, then the Controlling Class Representative shall be deemed to have approved such Asset Status Report and the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Loan Documents.  If, prior to the occurrence and continuance of any Control Termination Event, the Controlling Class Representative disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer will revise such Asset Status Report and deliver to the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Certificate Administrator and, subject to Section 11.13 of this Agreement, each Rating Agency a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.  Prior to the occurrence and continuance of any Control Termination Event, the Special Servicer shall revise such Asset Status Report as described above until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).  The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an Asset Status Report within 60 Business Days from the first submission thereof, the Special Servicer shall take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.  Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of a 10 Business Day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of a 10 Business Day period would materially and adversely affect the interest of the Certificateholders and the Special Servicer has made a reasonable effort, prior to the occurrence and continuance of any Control Termination Event, to contact the Controlling Class Representative.  The foregoing shall not relieve the Special Servicer of its duties to comply with the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer shall consult with the Operating Advisor in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Operating Advisor shall propose, by written notice, alternative courses of action within 10 days of receipt of each Asset Status Report to the extent the Operating Advisor determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that were previously included in the Control Eligible Classes), as a collective whole as if such Certificateholders constituted a single lender.  In addition, after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the Special Servicer shall also consult with the Controlling Class Representative in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Controlling Class Representative shall be permitted to propose alternative courses of action within 10 days of receipt of each Asset Status Report.  The Special Servicer shall consider any such proposals from the Operating Advisor and/or the Controlling Class Representative and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement.  In the event that the Operating Advisor or the Controlling Class Representative does not propose alternative courses of action within 10 days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer.

Notwithstanding anything to the contrary herein, after the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to any matter set forth therein. After the occurrence and during the continuance of a Control Termination Event, the Controlling Class Representative shall have no right to consent to any Asset Status Report under this Section 3.21(b).

(c)           Subject to Section 3.21(b) of this Agreement, during the continuance of a Servicing Transfer Event, the Special Servicer shall have the authority to meet with the related Mortgagors and take any actions consistent with the Servicing Standard and the most recent Asset Status Report for the related Mortgage Loan.

(d)           Upon request of any Certificateholder (or any Beneficial Owner, if applicable, which shall have provided the Certificate Administrator with an Investor Certification), the Certificate Administrator shall mail, without charge, to the address specified in such request a copy of the Final Asset Status Report for each Specially Serviced Loan.

(e)           Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer shall deliver to the Operating Advisor only each Final Asset Status Report.

(f)           Notwithstanding the foregoing, the Special Servicer shall not follow any advice, direction or consultation provided by the Operating Advisor or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of this Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan, expose any Certificateholder or any party to this Agreement or their Affiliates, officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or materially expand the scope of any Special Servicer’s responsibilities under this Agreement.  In addition, the Special Servicer is under no obligation to act upon any recommendation of the Operating Advisor.

Section 3.22     Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

(a)           Upon determining that any Mortgage Loan has become a Specially Serviced Loan, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative and, subject to Section 11.13 of this Agreement, each Rating Agency and shall deliver a copy of the Servicing File to the Special Servicer and concurrently provide a copy of such Servicing File to the Operating Advisor and shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File, but including copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a Sub-Servicer.  The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Mortgage Loan became a Specially Serviced Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the Servicing File.  With respect to each such Mortgage Loan that becomes a Specially Serviced Loan, the Master Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer.  The Master Servicer shall forward any notices it would otherwise send to the Mortgagor of such a Specially Serviced Loan to the Special Servicer who shall send such notice to the related Mortgagor.

Upon determining that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative and, subject to Section 11.13 of this Agreement, each Rating Agency and, upon giving such notice and the return of the Servicing File to the Master Servicer, such Mortgage Loan shall cease to be a Specially Serviced Loan in accordance with the first proviso of the definition of Specially Serviced Loans, the Special Servicer’s obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Loan shall resume.  In addition, if the related Mortgagor has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Mortgagor to remit all payments in respect of such Specially Serviced Loan directly to the Master Servicer.

(b)           In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(c)           Notwithstanding the provisions of subsections (a) and (b) of this Section 3.22, the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and shall provide the Special Servicer and the Operating Advisor with any information reasonably required by the Special Servicer or the Operating Advisor to perform its duties under this Agreement to the extent such information is within its possession.  The Special Servicer shall provide the Master Servicer and the Operating Advisor with any information reasonably required by the Master Servicer to perform its duties under this Agreement to the extent such information is within its possession.

Section 3.23     Interest Reserve Account. The Certificate Administrator shall establish and maintain the Interest Reserve Account.  The Interest Reserve Account shall be established and maintained as an Eligible Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in January in a year which is not a leap year (unless, in either such case, the related Distribution Date is the final Distribution Date), the Master Servicer shall remit to the Certificate Administrator for deposit into the Interest Reserve Account, in respect of all the Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day’s interest at the related Mortgage Loan Rate, less the Administrative Cost Rate, on the Stated Principal Balance of each such Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On or prior to the Master Servicer Remittance Date in March (or February if the final Distribution Date occurs in such month) of each calendar year, the Certificate Administrator shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

Section 3.24     Modifications, Waivers and Amendments.

(a)           (i) With respect to non-Specially Serviced Loans, the Master Servicer (subject to the Special Servicer’s processing and/or consent if the subject modification, waiver or amendment constitutes a Major Decision or a Special Servicer Decision) or (ii) with respect to Specially Serviced Loans, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor, if any, and the consent or consultation rights of the Controlling Class

Representative may modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (1) endanger the status of either Trust REMIC as a REMIC for federal income tax purposes or (2) result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In addition, with respect to non-Specially Serviced Loans, the Master Servicer, prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) or any Special Servicer Decision shall refer the request to the Special Servicer, which shall process the request directly or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer shall (subject to the consent of the Special Servicer) process such request, and if the Master Servicer processes such request, the Master Servicer shall prepare and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer shall be entitled (subject to the consultation rights of the Operating Advisor, the consent or consultation rights of the Controlling Class Representative to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision or Special Servicer Decision.  Subject to Section 3.10 of this Agreement, the Special Servicer shall have 15 Business Days (or 60 days with respect to an Acceptable Insurance Default) (from the date that the Special Servicer receives the information it requested from the Master Servicer) to analyze and approve such Major Decision and, prior to the end of such 15 Business Day period or 60-day period, as applicable, for so long as a Control Termination Event has not occurred and is not continuing with respect to a Major Decision, is required to notify the Controlling Class Representative of such request for approval and provide its written analysis and recommendation with respect thereto.  Following such notice, the Controlling Class Representative shall have 10 Business Days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) from the date it receives from the Special Servicer the recommendation and analysis of the Master Servicer or the Special Servicer, as applicable, and any other information it may reasonably request to approve any recommendation of the Special Servicer or the Master Servicer relating to any request for approval.  In any event, if the Controlling Class Representative does not respond to a request for approval by 5:00 p.m. on the 10th Business Day or 20th day, as applicable, after such request, the Special Servicer or the Master Servicer, as applicable, may deem its recommendation approved by the Controlling Class Representative and if the Special Servicer does not respond to a request for approval within the required 15 Business Days or 60 days, as applicable, the Master Servicer may deem its recommendation approved by the Special Servicer.

(b)           All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be effected in a manner consistent with the Servicing Standard.  The Master Servicer or the Special Servicer, as applicable, shall notify in writing the Trustee, the Certificate Administrator, the Depositor, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, subject to Section 11.13 of this

Agreement, each Rating Agency, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver a copy to the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and an original to the Custodian of the recorded agreement relating to such modification, waiver or amendment within 15 Business Days following the execution and recordation thereof.

(c)           Any modification of any Loan Documents that requires obtaining a Rating Agency Confirmation pursuant to such Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining a Rating Agency Confirmation in such Loan Documents, shall not be made without obtaining a Rating Agency Confirmation. The Rating Agency Confirmation shall be obtained at the related Mortgagor’s expense in accordance with the related Loan Agreement or, if not so provided in such Loan Agreement or if such Mortgagor does not pay, at the expense of the Trust Fund.

(d)           Promptly after any Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer shall request from the Certificate Administrator the name of the current Controlling Class Representative.  Upon receipt of the name of such current Controlling Class Representative from the Certificate Administrator, the Special Servicer shall notify the Controlling Class Representative that such Mortgage Loan became a Specially Serviced Loan.  The Certificate Administrator shall be responsible for providing the name of the current Controlling Class Representative only to the extent the Controlling Class Representative has identified itself as such to the Certificate Administrator; provided that if the Controlling Class Representative is determined pursuant to the proviso in the definition of “Controlling Class Representative”, then (i) the Certificate Administrator shall determine which Class is the Controlling Class and (ii) the Special Servicer shall request from the Certificate Administrator, and the Certificate Administrator shall request from the Depository at the expense of the Trust, the list of Beneficial Holders of the Controlling Class, and the Certificate Administrator shall provide (on a reasonably prompt basis) such list to the Special Servicer and the Master Servicer at the expense of the Trust Fund.

(e)           [Reserved]

(f)           The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent to a modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and, further, pursuant to the terms of this Agreement and applicable law, require that such Mortgagor pay to it a reasonable or customary fee for the additional services performed in connection with such request and any related costs and expenses incurred by it; provided that the charging of such fee would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

(g)           Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to:

    (i)            extend the Maturity Date of a Mortgage Loan beyond a date that is 3 years prior to the Rated Final Distribution Date; or

(ii)           if the Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years prior to the end of the current term of such ground lease, plus any options to extend exercisable unilaterally by the related Mortgagor.

(h)           In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the Mortgagor to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC Provisions, such calculation shall exclude the value of personal property and going concern value, if any.

Section 3.25     Additional Obligations with Respect to Certain Mortgage Loans.

(a)           With respect to each Mortgage Loan with a Stated Principal Balance in excess of $35,000,000, with respect to any replacement of the Manager for the related Mortgaged Property, the Master Servicer or Special Servicer, as applicable, to the extent permitted by the related Loan Documents, shall require a Rating Agency Confirmation and shall condition its consent to such replacement on the Mortgagor paying for such Rating Agency Confirmation.

Section 3.26     [Reserved].

Section 3.27     Additional Matters Regarding Advance Reimbursement.

(a)           Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account, the Master Servicer or the Trustee, at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a)(ii)(B) of this Agreement immediately, may elect to refrain from obtaining such reimbursement for some or all such portion of the Nonrecoverable Advance during the one-month Prepayment Period ending on the then-current Determination Date, for successive one-month periods for a total not to exceed 12 months; provided that any deferral in excess of 6 months shall be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative shall be consulted with unless a Consultation Termination Event has occurred and is continuing).  If the Master Servicer or the Trustee makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be reimbursable pursuant to Section 3.06(a)(ii)(B) of this Agreement).  In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Prepayment Period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Prepayment Period; provided, however, if, at any time the Master Servicer or the Trustee, as applicable, determines that the reimbursement of a Nonrecoverable Advance during a one-month Prepayment Period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the Master Servicer or the Trustee, as applicable, shall, subject to Section 11.13 of this Agreement, give the Rating Agencies at least 15 days’ notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer’s or the Trustee’s, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Trustee, as applicable, shall, subject to Section 11.13 of this Agreement, give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances.  Subject to Section 11.13 of this Agreement, the Master Servicer or the Trustee, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to Rating Agencies contemplated by the immediately preceding sentence.  Any election by the Master Servicer or the Trustee to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer or the Trustee any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer or the Trustee to otherwise be reimbursed for such Nonrecoverable Advance immediately (together with interest thereon).  Any such election by the Master Servicer, or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election).  Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Prepayment Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance.  None of the Master Servicer, the Trustee or the other parties to this Agreement will have any liability to one another or to any of the Certificateholders for any such election that such party makes to refrain or not to refrain from reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standard or any duty under this Agreement.  The Master Servicer’s or the Trustee’s, as applicable, election, if any, to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall give the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance if there are principal collections then available in the Collection Account pursuant to Section 3.06 of this Agreement or to defer reimbursement of a Nonrecoverable Advance for an aggregate period exceeding 12 months.

(b)           If the Master Servicer is required to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made, then the Trustee will be required:  (i) if a Responsible Officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and (ii) if the failure continues for three more Business Days, to make the Advance unless the Trustee determines such advance to be a Nonrecoverable Advance.

Section 3.28     [Reserved]

Section 3.29     [Reserved]

Section 3.30     Appointment and Duties of the Operating Advisor.

(a)           Situs Holdings, LLC is hereby appointed to serve as the initial Operating Advisor.

(b)           The Operating Advisor, as an independent contractor, shall review the Special Servicer’s operational practices in respect of Specially Serviced Loans, consult with the Special Servicer and perform each other obligation of the Operating Advisor as set forth in this Agreement solely on behalf of the Trust Fund and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment) (the “Operating Advisor Standard”).  The Operating Advisor shall not owe any fiduciary duty to the Master Servicer, the Special Servicer or any other Person in connection with this Agreement.

(c)           Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor shall promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s Website with respect to the Special Servicer, assets on the

CREFC Servicer Watch List and Specially Serviced Loans and (ii) each Final Asset Status Report.

(d)           (i) After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor shall review the Special Servicer’s operational practices in light of the Servicing Standard and the requirements of this Agreement, with respect to the resolution and/or liquidation of the Specially Serviced Loans.

(ii)           After the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement and any assessment of compliance delivered to the Operating Advisor pursuant to Sections 10.07 and 10.08 of this Agreement, as applicable, any attestation report delivered to the Operating Advisor pursuant to Section 10.09 of this Agreement, any Asset Status Report and other information (other than any communications between the Controlling Class Representative, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor shall (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare and deliver to the Depositor (which shall, subject to Section 11.13 of this Agreement, deliver such Operating Advisor Annual Report to the Rating Agencies), the Trustee and the Certificate Administrator (which shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website), within 120 days of the end of the prior calendar year an annual report (the “Operating Advisor Annual Report”), substantially in the form of Exhibit R of this Agreement (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement; provided, further, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement) setting forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each Asset Status Report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.  Subject to the restrictions in this Agreement, including, without limitation, this Section 3.30, each such Operating Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Loans and (B) comply with all of the confidentiality requirements applicable to the Operating Advisor described in this Agreement.  Such Operating Advisor Annual Report shall be delivered to the Trustee, the Certificate Administrator and the Depositor (which shall, subject to Section 11.13 of this Agreement, deliver such Operating Advisor Annual Report to the Rating Agencies), and the Certificate Administrator shall promptly upon receipt post such Operating Advisor Annual Report on the Certificate Administrator’s Website; provided, however, that the Operating Advisor shall deliver to the Special Servicer and, for so long as a Consultation Termination Event does not exist, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) any annual report produced by the Operating Advisor at least ten (10) calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator.  The Operating Advisor

may, but shall not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

(e)           Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after such calculations have been finalized.  The Operating Advisor shall review such calculations but may not opine on, or otherwise call into question such Appraisal Reduction Amount and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor shall notify the Special Servicer and the Controlling Class Representative of such error.

(f)           After the occurrence and during the continuance of a Control Termination Event, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (i) Appraisal Reduction Amounts or (ii) net present value, the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

In connection with this Section 3.30, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and the Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations to the Operating Advisor.  In the event the Operating Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall determine which calculation is to apply.  In making such determination, the Certificate Administrator may hire an independent third-party to assist with any such calculation at the expense of the Trust Fund.

(g)           After the occurrence and during the continuance of a Control Termination Event, the Special Servicer shall consult (on a non-binding basis) with the Operating Advisor in connection with any Major Decision and consider alternative actions recommended by the Operating Advisor, but only to the extent consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event.

(h)          Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Report and made  by Privileged Persons from time to time in accordance with the terms of Section 4.02(a) of this Agreement.

(i)           Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative in connection with the exercise of the rights of the Controlling Class Representative under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report), subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information.

(j)           The Operating Advisor shall keep all Privileged Information confidential and shall not disclose such Privileged Information to any Person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to this Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

(k)          On each Master Servicer Remittance Date, the Operating Advisor shall be paid the applicable Operating Advisor Fee from amounts on deposit in the Collection Account, pursuant to Section 3.06 of this Agreement.  In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor with respect to each Major Decision for which the Operating Advisor has consultation rights.  Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.06 of this Agreement, but with respect to the Operating Advisor Consulting Fee only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor.  When the Operating Advisor has consultation rights with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related Mortgagor in connection with such Major Decision, but only to the extent not prohibited by the Loan Documents.  The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor prior to any such waiver or reduction.

Section 3.31     Rating Agency Confirmation.

(a)           Notwithstanding the terms of any related Mortgage Loan documents or other provisions of this Agreement, if any action under any Mortgage Loan documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 Business Days of the Rating Agency Confirmation request being posted to the Depositor’s 17g-5 Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party shall be required to promptly request the related Rating Agency Confirmation again, and if there is no response to either such Rating Agency Confirmation request within five (5) Business Days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation then (x) with respect to any condition in any Loan Document or related intercreditor agreement requiring a Rating Agency Confirmation or any other matter under this Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), then the Requesting Party (or, if the Requesting Party is the related Mortgagor, then the Master Servicer (with respect to the non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to the Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans, if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) shall determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be deemed given if such Controlling Class Representative does not respond within seven (7) Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under this Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party (or if the Requesting Party is the related Mortgagor, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in accordance with the Servicing Standard, except as provided in Section 3.31(b), then the requirement to obtain a Rating Agency Confirmation shall not apply, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be considered satisfied if (i) the applicable replacement Master Servicer or Special Servicer is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; and (ii) the applicable replacement Master Servicer or Special Servicer is currently on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material reasonably necessary for the Rating Agency to process such request, subject to Section 11.13.  Such written Rating

Agency Confirmation request shall be provided in electronic format in accordance with Section 11.13(b) and the Master Servicer, Special Servicer. Certificate Administrator or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with Section 11.13(b).

Promptly following the Requesting Party’s (or, if the Requesting Party is the related Mortgagor, then the Master Servicer’s or the Special Servicer’s, as applicable) determination to take any action discussed in this Section 3.31(a) without receiving any required Rating Agency Confirmation, such Requesting Party (or the Master Servicer or the Special Servicer, as applicable) shall provide electronic written notice in accordance with Section 11.13(b) of the action taken for the particular item at such time and the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with Section 11.13(b).

(b)           Notwithstanding anything to the contrary in Section 3.31, for purposes of the provisions of any Loan Document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, any Rating Agency Confirmation requirement that the Master Servicer (with respect to non-Specially Serviced Loans if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans) would have been permitted to make a determination pursuant to Section 3.31(a)(ii)(x) shall be deemed to have been satisfied (it being understood that the Requesting Party (or, if the Requesting Party is the related Mortgagor, then the Master Servicer or the Special Servicer, as applicable) shall in any event review the conditions required under the related Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied).

(c)           For all other matters or actions (i) that are not specifically discussed in clauses (x) or (y) of Section 3.31(a) above or (ii) that are not the subject of a Rating Agency Declination, the proposed action may not be permitted to proceed unless the applicable Requesting Party shall deliver Rating Agency Confirmation from each Rating Agency.

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01     Distributions.

(a)           (i)  On each Master Servicer Remittance Date, the Master Servicer shall make the remittances and deposits specified in the first paragraph of Section 4.06(a) of this Agreement.  On each Master Servicer Remittance Date in March of any calendar year, the Certificate Administrator shall withdraw from the Interest Reserve Account the related Withheld Amounts pursuant to Section 3.23 of this Agreement, and shall deposit any such amounts in the

Lower-Tier Distribution Account.  On each Distribution Date, the amounts that have been transferred to the Lower-Tier Distribution Account from the Collection Account or as P&I Advances or Compensating Interest Payments or pursuant to the preceding two sentences shall be deemed distributed on the Lower-Tier Regular Interests to the Upper-Tier REMIC, in accordance with Section 4.01(a)(ii) and Section 4.01(c)(ii) of this Agreement.  Thereafter, such amounts shall be considered to be held in the Upper-Tier Distribution Account until distributed to the Certificateholders.

        (ii)        All distributions made in respect of interest on any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b),  Section 4.01(d) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto.  All distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(b), Section 4.01(d) and Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(b), shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of such Component’s Corresponding Lower-Tier Regular Interest.  All distributions made in respect of principal of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b), Section 4.01(d) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto.  All distributions of reimbursements of Realized Losses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(b), Section 4.01(d) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest.

On each Distribution Date, the Class R Certificates shall receive distributions of any amounts remaining in the Lower-Tier Distribution Account in respect of the Lower-Tier Residual Interest after all payments have been made to the Certificate Administrator as the holder of the Lower-Tier Regular Interests in accordance with this Section 4.01(a)(ii) and Section 4.01(c)(ii).

(b)         On each Distribution Date, Holders of each Class of Certificates shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest, principal and reimbursement of Realized Losses, to the extent of Available Funds, in the amounts and in the order of priority set forth below:

(i)          to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

(ii)           to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates in reduction of the Certificate Principal Amounts thereof in the following priority:

(A)           to the Holders of the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the aggregate Certificate Principal Amount of the Class A-AB Certificates to the Class A-AB Scheduled Principal Balance for such Distribution Date;

(B)           to the Holders of the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date remaining after payments pursuant to clause (A) above until the outstanding Certificate Principal Amount of the Class A-1 Certificates has been reduced to zero;

(C)           to the Holders of the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date remaining after payments pursuant to clauses (A) and (B) above until the outstanding Certificate Principal Amount of the Class A-2 Certificates has been reduced to zero;

(D)           to the Holders of the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date remaining after payments pursuant to clauses (A) through (C) above until the outstanding Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero;

(E)           to the Holders of the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date remaining after payments pursuant to clauses (A) through (D) above until the outstanding Certificate Principal Amount of the Class A-4 Certificates has been reduced to zero; and

(F)           to the Holders of the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date remaining after payments pursuant to clauses (A) through (E) above until the outstanding Certificate Principal Amount of the Class A-AB Certificates has been reduced to zero;

(iii)         to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(iv)         to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(v)          to the Class A-S Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(vi)         to the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(vii)        to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(viii)       to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(ix)         to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(x)          to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xi)         to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xii)        to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(xiii)       to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xiv)       to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xv)        to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(xvi)       to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xvii)      to the Class E Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xviii)     to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(xix)        to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xx)         to the Class F Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xxi)        to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

(xxii)       to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

(xxiii)      to the Class G Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

(xxiv)      to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

(xxv)       to the Class R Certificates in respect of the Upper-Tier REMIC Residual Interest, any amounts remaining in the Upper-Tier Distribution Account.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the Cross-Over Date, in place of the allocation of principal payments described in priority (ii) above, remaining Available Funds at such level shall be distributed up to an amount equal to the

Principal Distribution Amount for such Distribution Date to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts (and the schedule for the Class A-AB principal distributions shall be disregarded).  Any remaining Available Funds will then be allocated as provided in priorities (iii) through (xxv) above.

All distributions of interest made in respect of a Class of the Class X Certificates on any Distribution Date pursuant to clause (b)(i) above or Section 4.01(d), shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on one-twelfth of the Class X Strip Rate of such Component multiplied by its respective Component Notional Amount, reduced by its share of any Excess Prepayment Interest Shortfall for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

(c)           (i) On any Distribution Date, any Yield Maintenance Charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date will be distributed to the Holders of the Classes of Certificates as follows:  (A) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class X-A Certificates and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B Certificates, based upon the aggregate principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (B) as among the Classes of Certificates in each YM Group, in the following manner:  (1) the Certificateholders of each Class of Sequential Pay Certificates in such YM Group shall be entitled to receive on each Distribution Date, on a pro rata basis according to entitlements, that portion of such Yield Maintenance Charge equal to the product of (x) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount of principal distributed to all of the Sequential Pay Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (z) the amount of such Yield Maintenance Charge allocated to such YM Group and (2) any Yield Maintenance Charges allocated to such YM Group collected during the related Prepayment Period remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.

After the Distribution Date on which the Class X-A Notional Amount and the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges collected with respect to the Mortgage Loans will be distributed pro rata to the Holders of the Class X-B Certificates.

(ii)           Any Yield Maintenance Charge that is to be distributed to the Regular Certificates on any Distribution Date shall be deemed distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests then receiving a principal distribution, pro rata, based on the respective amounts of those principal distributions.

(d)           On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

(i)           first, to the Holders of the Regular Certificates (in the same order as distributions are made pursuant to Section 4.01(b) of this Agreement) up to an amount equal to all amounts remaining due and payable on the Regular Certificates, and any Realized Loss allocable to such Certificates, after application of the Available Funds for such Distribution Date; and

(ii)           second, to the Holders of the Class R Certificates, in accordance with the last sentence of Section 3.05(c) of this Agreement.

Amounts paid with respect to the Mortgage Loans from the Excess Liquidation Proceeds Account pursuant to the preceding clause (i) shall first be deemed to have been distributed to reimburse the Lower-Tier REMIC in respect of any Realized Losses or other shortfalls allocated to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests in reimbursement of Realized Losses previously allocated thereto and payment of other amounts due thereon.

(e)           On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses made in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), the Lower-Tier Principal Balance of each Lower-Tier Regular Interest (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses to equal the Certificate Principal Amount of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date.

(f)           The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date, as a write-off, to the extent of any Realized Loss (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.06 of this Agreement to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) allocated to such Class on such Distribution Date.  Any such write-offs will be applied to the following Classes of Sequential Pay Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero; first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates, (iii) Class A-3 Certificates, (iv) Class A-4 Certificates and (v) Class A-AB Certificates based on their respective Certificate Principal Amounts.  Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates to which Realized Losses have been allocated in order of their seniority and shall be deemed to be distributed to the Corresponding Lower-Tier Regular Interests.  Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Principal Amount of the Class of Certificates in respect of which any such reimbursement is made.  To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, the amount of such recovery (plus interest thereon that would have accrued on the amount of such recovery had such Certificate Principal Balance not been reduced in the first place from the time that the Realized Loss relating to such recovery resulted in a write-down of the Certificate Principal Amount of the applicable Class of Certificates until the time that the recovery of Realized Loss increased such Certificate Principal Amount) will be added to the Certificate Principal Amount of the Class or Classes of Sequential Pay Certificates that previously were allocated Realized Losses, in the same sequential order as distributions pursuant to Section 4.01(b) of this Agreement, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class (and, to the extent that the Certificate Principal Amount of any Class of Sequential Pay Certificates is so increased, an identical increase shall be deemed made to the Lower-Tier Principal Balance of the Corresponding Lower-Tier Regular Interest).  If the Certificate Principal Amount of any Class of Sequential Pay Certificates (or the Lower-Tier Principal Balance of any Lower-Tier Regular Interest) is so increased, the amount of unreimbursed Realized Losses of such Class (or such Lower-Tier Regular Interest, as the case may be) shall be decreased by such amount.

The Notional Amount of the Class X-A Certificates and their respective Components will be reduced to reflect reductions of the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates and of the Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates and their respective Components will be reduced to reflect reductions of the Certificate Principal Amount of the Class B and Class C Certificates and of the Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses.  The Notional Amount of the Class X-C Certificates and their respective Components will be reduced to reflect reductions of the Certificate Principal Amount of the Class E, Class F and Class G Certificates and of the Lower-Tier Principal Balances of the Corresponding Lower-Tier Regular Interests resulting from allocations of Realized Losses.

(g)           All amounts distributable, or reductions allocable on account of Realized Losses to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests.  Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five (5) Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.  The

Certificate Administrator shall be responsible for making all distributions on the Certificates contemplated hereunder.

(h)           Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, no later than the fifteenth day of the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made (or, if the Certificate Administrator has not received notice of such Anticipated Termination Date by such time, promptly following the Certificate Administrator’s receipt of such notice), mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

(i)            the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and

(ii)          if such final distribution is made on such Distribution Date, no interest shall accrue on such Class of Certificates, or on the Corresponding Lower-Tier Regular Interest, from and after such Distribution Date;

provided, however, that the Class R Certificates shall remain outstanding until there is no other Class of Certificates outstanding.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).  Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.

(i)           [Reserved]

(j)           The Excess Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated among the various Classes of Regular Certificates, pro rata, based upon the respective Interest Accrual Amounts with respect to such Classes of Regular Certificates for such Distribution Date.  The portion of any Excess Prepayment Interest Shortfall for any Distribution Date so allocable to a Class of Class X Certificates shall, in turn, be allocated among the various Components of such Class of Class X Certificates, pro rata, based upon the respective amounts of Accrued Component Interest with respect to such Components for such Distribution Date.  The portion of any Excess Prepayment Interest Shortfall for any Distribution Date so allocated to any Class of Sequential Pay Certificates or any Component of a Class of Class X Certificates shall be deemed to have first been allocated to the Corresponding Lower-Tier Regular Interest for such Class or Component, as applicable.

Section 4.02     Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

(a)         Based on information received from the Master Servicer and any other applicable Persons, on each Distribution Date, the Certificate Administrator shall provide or make available a report, including reports in substantially the form attached hereto as Exhibit D (the “Distribution Date Statement”), setting forth, among other things, the following information:

(A)        the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Sequential Pay Certificates and applied to reduce the respective Certificate Principal Amount thereof;

(B)        the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) Interest Distribution Amount and (B) Yield Maintenance Charges;

(C)        the amount of any distributions made on such Distribution Date to the Holders of the Class R Certificates;

(D)       the aggregate amount of outstanding P&I Advances with respect to each Mortgage Loan, as of the related Determination Date;

(E)        the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and Special Servicing Compensation retained by or paid to the Special Servicer in respect of the related Collection Period;

(F)        the aggregate Stated Principal Balance of the Mortgage Loans immediately before and after such Distribution Date and the percentage of the Cut-Off Date Principal Balance of the Mortgage Loans which remains outstanding immediately after such Distribution Date;

(G)       the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Loan Rate of the outstanding Mortgage Loans, at the close of business on the related Determination Date;

(H)       as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;

(I)        the aggregate Stated Principal Balance of Mortgage Loans as to which the related Mortgagor is subject or is expected to be subject to a bankruptcy proceeding;

(J)        with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Prepayment Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

(K)       as to any Mortgage Loan repurchased, substituted for or otherwise liquidated or disposed of during the related Prepayment Period, the Loan Number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Prepayment Period and the portion thereof included in the Available Funds for such Distribution Date;

(L)        with respect to any REO Property included in the Trust Fund as of the close of business on the last day of the related Prepayment Period, the Loan Number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Prepayment Period and the portion thereof included in the Available Funds for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

(M)      with respect to any REO Property sold or otherwise disposed of during the related Prepayment Period, the Loan Number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Prepayment Period, the portion thereof included in the Available Funds for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

(N)       the Interest Distribution Amount in respect of each Class of Regular Certificates for such Distribution Date;

(O)       any unpaid Interest Distribution Amount in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

(P)        the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

(Q)       the original Certificate Principal Amount or Notional Amount as of the Closing Date and the Certificate Principal Amount or Notional Amount, as the case may be, of each Class of Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Certificate Principal Amount or Notional Amount, as the case may be, of each such Class due to Realized Losses;

(R)       the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

(S)        the Principal Distribution Amount for such Distribution Date;

(T)        the aggregate amount of Principal Prepayments made during the related Prepayment Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

(U)       the aggregate amount of losses on Mortgage Loans and Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Prepayment Period, and any Realized Loss for such Distribution Date;

(V)       any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date;

(W)      identification of any material modification, extension or waiver of a Mortgage Loan;

(X)       identification of any material breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller;

(Y)       the identity of the Operating Advisor;

(Z)       the amount of the Operating Advisor Fee and the Trustee/Certificate Administrator Fee paid with respect to such Distribution Date;

(AA)   an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period;

(BB)     the identity of the Controlling Class;

(CC)     the identity of the Controlling Class Representative;

(DD)    such additional information as contemplated by Exhibit D to this Agreement;

(EE)     the information required by Rule 15Ga-1(a) concerning all assets of the Trust Fund that were subject of a demand to repurchase or replace for breach of the representations and warranties in any of the Loan Purchase Agreements; and

(FF)      a reference to the most recent Form ABS-15G filed by the Depositor and each Mortgage Loan Seller, if applicable, and the SEC assigned “Central Index key” number for each such filer.

In the case of information furnished pursuant to subclauses (A), (B), (C) and (Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.  The form of any Distribution Date Statement may change over time.

On each Distribution Date, the Certificate Administrator shall make available via the Certificate Administrator’s Website to each Holder of a Class R Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R Certificates in respect of the related Trust REMIC on such Distribution Date.  Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.  Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or any Mortgage Loan Seller (including the information in the Prospectus Supplement) or any other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable.

The Certificate Administrator shall make available each month via the Certificate Administrator’s Website, to any Privileged Person (or, in the case of item (vii) below, solely to Certificateholders and Beneficial Owners and provided that the Prospectus Supplement, Distribution Date Statements, this Agreement, the Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be available to the general public), the following items:

(i)      the following “deal documents”:

(A)        the Prospectus and the Prospectus Supplement;

(B)        this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date (if any), the Loan Purchase Agreements and any amendments and exhibits hereto or thereto; and

(C)        CREFC Loan Setup File delivered to the Certificate Administrator by the Master Servicer;

(ii)      the following “SEC EDGAR filings”:

(A)        any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(iii)       the following “periodic reports”:

(A)        the Distribution Date Statements;

(B)        the supplemental reports and the CREFC data files identified as such in the definition of “CREFC Investor Reporting Package (IRP)” (other than the CREFC Loan Setup File), to the extent it has received or prepared such report or file; and

(C)        all Operating Advisor Annual Reports;

(iv)       the following “additional documents”:

(A)        the summary of any Final Asset Status Report delivered to the Certificate Administrator in electronic format pursuant to Section 3.21 of this Agreement; and

(B)        any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format;

(v)      the following “special notices”:

(A)        all Special Notices;

(B)        notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(C)        notice of final payment on the Certificates;

(D)        all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

(E)        notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

(F)        any and all officer’s certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, the Special Servicer’s, or the Trustee’s as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(G)        any notice of the termination of the Trust;

(H)        any notice of the occurrence and continuance of a Control Termination Event;

(I)          any notice of the occurrence and continuance of a Consultation Termination Event;

(J)         the annual assessments as to compliance (in the case of the Master Servicer and the Special Servicer) and the officer’s certificates delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.08 of this Agreement; and

(K)        the annual independent public accountants’ servicing report caused to be delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.09 of this Agreement;

(vi)       the Investor Q&A Forum; and

(vii)       solely to Certificateholders and Beneficial Owners, the Investor Registry.

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of information provided pursuant to this Section and assumes no responsibility therefor.  In addition, the Certificate Administrator disclaims responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and acceptance of a disclaimer and may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).  The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement.  The Certificate Administrator shall provide assistance in using the Certificate Administrator’s Website through the Certificate Administrator’s customer service desk at telephone number (866) 846-4526.

The Certificate Administrator may provide such information through means other than (and in lieu of) the Certificate Administrator’s Website; provided that (i) the Depositor shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means (which notice may be given via the Certificate Administrator’s Website).

Any Person that is a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of the foregoing, or an agent of any Mortgagor shall be entitled to access only the Prospectus Supplement, Distribution Date Statements, this Agreement, the Loan Purchase Agreements and the SEC EDGAR filings on the Certificate Administrator’s Website which are being made available to the general public.  The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Certificate Administrator determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year.  Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum.  The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners may (i)(a) submit questions to the Certificate Administrator relating to the Distribution Date Statement, (b) submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the servicing reports prepared by that party and being made available pursuant to this Section 4.02(a), the Mortgage Loans or the Mortgaged Properties and (c) submit questions to the Operating Advisor relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Report (collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto.  Upon receipt of an Inquiry for the Operating Advisor, the Master Servicer or the Special Servicer, the Certificate Administrator shall forward the Inquiry to the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof.

Within a commercially reasonable time following receipt of an Inquiry, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Operating Advisor, the Master Servicer or Special Servicer shall be by e-mail to the Certificate Administrator.  The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website.  If the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry (A) would not be in the best interests of the Trust and/or the Certificateholders, (B) would be in violation of applicable law, this Agreement or the applicable Loan Documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Operating Advisor, the Master Servicer or the Special Servicer, shall promptly notify the Certificate Administrator.  The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered.  The Certificate

Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature.  The Investor Q&A Forum will not reflect questions, answers and other communications which are not submitted via the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and no other Person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.  No party to this Agreement shall disclose Privileged Information in the Investor Q&A Forum.

The Certificate Administrator shall make available to any Certificateholder and Beneficial Owner (other than a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor), the Investor Registry.  The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Beneficial Owners can register and thereafter obtain information with respect to any other Certificateholder or Beneficial Owner that has so registered.  Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Beneficial Owners.  Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and e-mail address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned.  If any Certificateholder or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry.  The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon.  The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

Notwithstanding the foregoing, in no event shall any provision of this Agreement be construed to require the Master Servicer, the Special Servicer or the Certificate Administrator to produce any ad hoc or non-standard written reports (in addition to the CREFC reports, inspection reports and other specific periodic reports otherwise required).  If the Master Servicer, the Special Servicer or the Certificate Administrator elects to provide any ad hoc or non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

Upon filing with the IRS, the Certificate Administrator shall furnish to the Holders of the Class R Certificates the IRS Form 1066 for each Trust REMIC and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R Certificates may reasonably request.

The specification of information to be furnished by the Certificate Administrator in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Certificate Administrator to Certificateholders and Beneficial

Owners) shall not limit the Certificate Administrator in furnishing, and the Certificate Administrator is hereby authorized to furnish, to any Privileged Person any other information (such other information, collectively, “Additional Information”) with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Servicer Termination Event, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below or to the extent such information is requested by a Certifying Certificateholder), (B) the Certificate Administrator shall be entitled to indicate the source of all information furnished by it, and the Certificate Administrator may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Certificate Administrator may notify any Privileged Person of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Certificate Administrator shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, and (E) the Certificate Administrator shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Certificate Administrator deems the same to be necessary or appropriate).  Nothing herein shall be construed to impose upon the Certificate Administrator any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Certificate Administrator shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance.  The Certificate Administrator shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Certificate Administrator deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

The Depositor hereby authorizes the Certificate Administrator to, and the Certificate Administrator shall, make available to Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Markit Group Limited or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification in the form of Exhibit M-3 to this Agreement, all the Distribution Date Statements, CREFC reports and supplemental notices delivered or made available pursuant to this Section 4.02(a) to Privileged Persons.

(b)           No later than the Business Day prior to each Distribution Date, subject to the penultimate paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator, the Operating Advisor and the Special Servicer in electronic form mutually acceptable to the Certificate Administrator, the Operating Advisor, the Special Servicer and the Master Servicer the following reports or information (and any other files as may become adopted and promulgated by CREFC as part of the CREFC Investor Reporting Package (IRP) from time to time):  (1) a CREFC REO Status Report, (2) a CREFC Historical

Loan Modification and Corrected Mortgage Loan Report, (3) CREFC Total Loan Report, (4) the CREFC Servicer Watch List and Portfolio Review Guidelines, (5) the CREFC Financial File, (6) the CREFC Property File, (7) except for the first two Distribution Dates, the CREFC Comparative Financial Status Report, (8) the CREFC Loan Level Reserve/LOC Report, (9) the CREFC Advance Recovery Report and (10) the CREFC Delinquent Loan Status Report.

No later than the Business Day prior to each Distribution Date except for the first two Distribution Dates, the Master Servicer shall deliver to the Certificate Administrator and the Operating Advisor (by electronic means) the CREFC Comparative Financial Status Report for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information):  (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer’s possession); and (c) the “base year” (representing the original analysis of information used as of the Cut-Off Date).

No later than 2:00 p.m., New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator and the Operating Advisor a CREFC Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans and Mortgaged Properties.

The Master Servicer shall provide to the Certificate Administrator and the Operating Advisor the CREFC Loan Setup File within 60 days of the first Distribution Date hereunder to the extent it has received from the Mortgage Loan Sellers one or more spreadsheets (with the data fields filled) containing the data necessary for the completion of the aggregate pool-wide CREFC Loan Setup File.

In addition, the Master Servicer or Special Servicer, as applicable, shall prepare with respect to each Mortgaged Property and REO Property:

Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2013, a CREFC Operating Statement Analysis Report (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter.  The Master Servicer or Special Servicer, as applicable, shall deliver to the Certificate Administrator and the Operating Advisor by electronic means the CREFC Operating Statement Analysis Report upon request; and

Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement for each calendar year commencing with the calendar year and ending December 31, 2013, a CREFC NOI Adjustment Worksheet (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CREFC Comparative Financial Status Report above.  The Special Servicer or the Master Servicer shall deliver to the Certificate Administrator and the Operating Advisor by electronic means the CREFC NOI Adjustment Worksheet upon request.

The Certificate Administrator shall deliver or shall cause to be delivered, upon request, subject to Section 11.13 of this Agreement, to each Rating Agency, to each Certificateholder, to each party hereto, to any Underwriter and/or to any Initial Purchaser and to each Person that provides the Certificate Administrator with an Investor Certification a copy of the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan and delivered to the Certificate Administrator.

Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Certificate Administrator (as to the Collection Account), the Operating Advisor and, subject to Section 11.13 of this Agreement, each Rating Agency a statement, setting forth the status of the Collection Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Certificate Administrator required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-Off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 3.05(a) of this Agreement and each category of withdrawal specified in Section 3.06 of this Agreement.  The Master Servicer shall also deliver to the Certificate Administrator, upon reasonable request of the Certificate Administrator, any and all additional information relating to the Mortgage Loans in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Loans and REO Properties).

Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information in the possession of the Special Servicer necessary or required to enable the Master Servicer to prepare and deliver such reports.  The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

The obligation of the Special Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Special Servicer having received from the Master Servicer in a timely manner the related reports and information in the possession of the Master Servicer necessary or required to enable the Special Servicer to prepare and deliver such reports.  The Special Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Master Servicer to the Special Servicer pursuant to this Agreement and accepted by the Special Servicer in good faith pursuant to this Agreement.

(c)           Not later than 5:00 p.m. New York time on the first Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Loan and REO Property, a CREFC Special Servicer Loan File.  The Special Servicer shall also deliver to the Certificate Administrator, upon the reasonable written request of the Certificate Administrator, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Loans and the REO Properties.

The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Loans and REO Properties.

The Master Servicer may make available to Privileged Persons copies of any reports or files prepared by the Master Servicer pursuant to this Agreement.  The Master Servicer may make information concerning the Mortgage Loans available on any website that it has established.

Section 4.03     Compliance with Withholding Requirements.  Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for any such withholding.  In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder.  Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

Section 4.04     REMIC Compliance.

(a)           The parties intend that each Trust REMIC shall constitute, and that the affairs of each Trust REMIC shall be conducted so as to qualify it as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention.  In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each Trust REMIC and shall on behalf of each Trust REMIC:  (i) prepare, timely deliver to the Trustee for execution (and the Trustee shall timely execute) and file, or cause to be prepared and filed, all required Tax Returns for each Trust REMIC, using a calendar year as the taxable year for each Trust REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each Trust REMIC, to be treated as a REMIC on IRS Form 1066 for its first taxable year ending December 31, 2013, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of each Trust REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) obtain a taxpayer identification number for the Upper-Tier REMIC and Lower-Tier REMIC on IRS Form SS-4 and, within thirty days of the Closing Date, furnish or cause to be furnished to the IRS, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each Trust REMIC for this purpose), together with such additional information as may be required by such IRS Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Certificate Administrator and necessary to make such filing); and (vi) maintain such records relating to each Trust REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

The Holder of the largest Percentage Interest in the Class R Certificates shall be the tax matters person of each Trust REMIC pursuant to Treasury Regulations Section 1.860F-4(d).  If more than one Holder should hold an equal Percentage Interest in the Class R Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R Certificates shall be such tax matters person.  The Certificate Administrator shall act as attorney-in-fact and agent for the tax matters person of each Trust REMIC, and each Holder of a Percentage Interest in the Class R Certificates, by acceptance hereof, is deemed to have consented to the Certificate Administrator’s appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Certificate Administrator in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action within its control and the scope of its duties if, in taking or omitting to take such action, the Certificate Administrator knows that such action or omission (as the case may be) would cause the termination of the REMIC status of a Trust REMIC or the imposition of tax on a Trust REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement).

Notwithstanding any provision of this paragraph or the three preceding paragraphs to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the third preceding paragraph or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence.  In this regard the Certificate Administrator shall (i) not allow the occurrence of any “prohibited transactions” within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (a) result in a taxable gain, (b) otherwise subject a Trust REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause a Trust REMIC to fail to qualify as a REMIC for federal income tax purposes; (ii) not allow a Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by such Trust REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause); and (iii) not permit the creation of any “interests,” within the meaning of the REMIC Provisions, in the Upper-Tier REMIC other than the Regular Certificates and the Upper-Tier REMIC Residual Interest, or in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Lower-Tier Residual Interest.  None of the Trustee, the Master Servicer, the Special Servicer or the Depositor shall be responsible or liable for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04.  The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.

(b)           The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates:  (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Special Servicer, the Depositor and the Class R Certificateholder will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased or substituted for by the applicable Mortgage Loan Seller pursuant to Article II of this Agreement.

Section 4.05     Imposition of Tax on the Trust REMICs.  In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on a Trust REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Regular and Class R Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Certificate Administrator for deposit into the Distribution Accounts amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, and the Certificate Administrator shall return to the Special Servicer the excess determined by the Certificate Administrator from time to time of the amount in excess of the amount necessary to pay such taxes); provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(a)(vii) of this Agreement and the next sentence.  Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from the Distribution Account in determining the amount of Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by a Trust REMIC (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any “prohibited transaction” under Code Section 860F(a) or (ii) the amount of any contribution to a Trust REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the related Distribution Account).  To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R Certificates in respect of the related residual interest and shall distribute such retained amounts to the Holders of Regular Certificates or to the Certificate Administrator in respect of the Lower-Tier Regular Interests until they are fully reimbursed and then to the Holders of the Class R Certificates in respect of the related residual interest.  None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any taxes imposed on a Trust REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or the Special Servicer, as applicable, or Section 4.04 or 8.01, in the case of the Certificate Administrator or the Trustee.  Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Certificate Administrator’s, the Authenticating Agent’s, the Certificate Registrar’s, the Paying Agent’s or the Trustee’s breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer, the Special Servicer, the Authenticating Agent, the Certificate Registrar or the Paying Agent, and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer, the Special Servicer and, in each case if a different entity than the Certificate Administrator, the Authenticating Agent, the Certificate Registrar or the Paying Agent.

Section 4.06     Remittances; P&I Advances.

(a)         On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

(i)          remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the Yield Maintenance Charges applicable to the Mortgage Loans received by the Master Servicer in the Prepayment Period preceding such Distribution Date;

(ii)         remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the Available Funds applicable to the Mortgage Loans (other than the amounts referred to in clause (iii) below and clause (d) of the definition of “Available Funds”); and

(iii)        make a P&I Advance by remittance to the Certificate Administrator for deposit into the Lower-Tier Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan (including any REO Mortgage Loan) to the extent such amounts were not received on such Mortgage Loan as of the corresponding Determination Date in the same month as such Master Servicer Remittance Date).

Neither the Master Servicer nor the Trustee shall be required or permitted to make an advance for Balloon Payments, Default Interest or Yield Maintenance Charges.  The amount required to be advanced in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount of interest required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

Any amount advanced by the Master Servicer pursuant to Section 4.06(a)(iii) of this Agreement shall constitute a P&I Advance for all purposes of this Agreement and the Master Servicer shall be entitled to reimbursement (with interest at the Advance Rate).  The Special Servicer shall have no obligation to make any P&I Advance.

The Certificate Administrator shall notify the Master Servicer and the Trustee by telephone if as of 3:00 p.m., New York City time, on the Master Servicer Remittance Date, the Certificate Administrator has not received the amount of a required P&I Advance hereunder.  If as of 11:00 a.m., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(a)(iii) of this Agreement, the Certificate Administrator shall notify the Trustee and the Trustee shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer.

Neither the Master Servicer or the Trustee shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer or the Trustee, as applicable, or the Special Servicer determines that such advance will be a Nonrecoverable Advance.  The determination by any Person with an obligation hereunder to make P&I Advances that it has made (or in the case of a determination by the Special Servicer, that the Master Servicer or the Trustee has made) a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance, shall be made by such Person (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard or (ii) in the case of the Trustee, its good faith business judgment.  In making such recoverability determination, such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such Person may update or change its recoverability determinations at any time and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information for such purposes.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer, the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative notice of any such determination, and the Master Servicer and the Trustee shall conclusively rely on such determination by the Special Servicer that a P&I Advance is a Nonrecoverable Advance (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person’s determination that a P&I Advance constitutes or would constitute a Nonrecoverable Advance and in no event shall a determination by the Special Servicer that a previously made or proposed P&I Advance would be recoverable be binding on the Master Servicer or the Trustee).  The Master Servicer shall be required to provide notice to the Trustee on or prior to the Master Servicer Remittance Date of any such non-recoverability determination made on or prior to such date.  The Trustee shall be required to rely, conclusively, on any determination by the Master Servicer or Special Servicer once such determination has been made that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or Special Servicer that such Advance would be a Nonrecoverable Advance, the Trustee shall make such advance within the time periods required by this Section 4.06 unless the Trustee, in its good faith business judgment, makes a determination prior to the times specified in this Section 4.06 that such advance would be a Nonrecoverable Advance.  The Special Servicer shall report, promptly upon making a determination contemplated in this paragraph, to the Master Servicer the Special Servicer’s determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to a future Distribution Date with respect to any Specially Serviced Loan is a Nonrecoverable P&I Advance.  The Master Servicer and the Trustee shall be required to conclusively rely on such determination.

The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes (together with interest thereon) to the extent permitted pursuant to Section 3.06(a)(ii) of this Agreement and each of the Master Servicer and Special Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Mortgagors to the extent permitted by applicable law and the related Mortgage Loan.

(b)           The determination by the Master Servicer, the Trustee or the Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.06 with respect to any Mortgage Loan (or with respect to any successor REO Mortgage Loan with respect to any of the foregoing), would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer’s Certificate delivered on or prior to the next Master Servicer Remittance Date to the Trustee (unless it is the Person making the determination), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Master Servicer (unless it is the Person making the determination), the Special Servicer (unless it is the Person making the determination) and, if the Trustee is making the determination, the Depositor, setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person’s possession) and any engineers’ reports, environmental surveys or similar reports that such Person may have obtained and that support such determination.  The Master Servicer and the Special Servicer shall consider Unliquidated Advances with respect to prior P&I Advances for the purpose of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

(c)           If the Trustee, the Master Servicer or the Special Servicer has received written notice from S&P or Fitch to the effect that continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by S&P or Fitch, as applicable, to any Class of Certificates and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days, then the Trustee, the Master Servicer or the Special Servicer, as applicable, shall promptly notify the other such parties and the Certificate Administrator.

ARTICLE V

THE CERTIFICATES

Section 5.01     The Certificates.  (a)  The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, Class X-B Certificates, Class X-C

Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates.

Each Class of Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-14 respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

(b)           The Public Certificates (other than the Class X-A and Class X-B Certificates) shall be issued in minimum denominations of $10,000 and integral multiples of $1 in excess thereof.  The Private Certificates (other than the Class X-C and Class R Certificates) shall be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.  The Class X-A, Class X-B and Class X-C Certificates shall be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess thereof.  If the initial Certificate Principal Amount or initial Notional Amount, as applicable, of any Class of Certificates does not equal an integral multiple of $1, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Principal Amount or initial Notional Amount, as applicable, that includes the excess of (i) the initial Certificate Principal Amount or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1 that does not exceed such amount.  The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and in integral multiples of 1% in excess thereof.

(c)           One authorized signatory shall sign the Certificates for the Certificate Administrator by manual or fax signature.  If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Administrator countersigns the Certificate, the Certificate shall be valid nevertheless.  A Certificate shall not be valid until an authorized signatory of the Certificate Administrator (who may be the same officer who executed the Certificate) manually countersigns the Certificate.  The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

Section 5.02     Form and Registration.

(a)           Each Class of Public Certificates shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto, which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository.  The aggregate Certificate Principal Amount of a Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(b)           Unless and until Definitive Certificates are issued in respect of a Class of Global Certificates, beneficial ownership interests in such Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures.

(c)           No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If a transfer is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then:

(i)           The Certificates of each Class of the Private Certificates (other than the Class R Certificates) sold in offshore transactions in reliance on Regulation S under the Securities Act shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Private Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of Euroclear and/or Clearstream.  Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream.  After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class of Private Certificates (a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.03(f) of this Agreement.  During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification.  After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused.  The aggregate Certificate Principal Amount of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may

from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph.

(ii)          The Certificates of each Class of Private Certificates (other than the Class R Certificates) offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository.  The aggregate Certificate Principal Amount of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(iii)         The Certificates of each Class of Private Certificates offered and sold in the United States to investors that are Institutional Accredited Investors that are not Qualified Institutional Buyers and the Class R Certificates (collectively, the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners.

(d)           Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless:  (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class; or (iii) in the case of a Private Certificate, all of the applicable requirements of Section 5.03 of this Agreement are satisfied; provided, however, that under no circumstances will certificated Private Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate.  Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for reregistration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.

(e)           If any Beneficial Owner wishes to transfer its interest in a Rule 144A Global Certificate to an Institutional Accredited Investor that is not a Qualified Institutional Buyer, or wishes to transfer its interest in a Regulation S Global Certificate to a “U.S. person” (as that term is defined in Rule 902(k) under the Securities Act) that is an Institutional Accredited Investor but not a Qualified Institutional Buyer, then the transferee shall take delivery in the form of a Non-Book Entry Certificate, subject to the restrictions on the transfer of such Non-Book Entry Certificate in Section 5.03(h) of this Agreement.  No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer complies with the provisions of Section 5.03(h) of this Agreement applicable to transfers of Non-Book Entry Certificates.  Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate for a Non-Book Entry Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Certificate equal to the denomination of such Non-Book Entry Certificate issued in exchange therefor or upon transfer thereof.

Section 5.03     Registration of Transfer and Exchange of Certificates.

(a)          The Certificate Administrator shall keep or cause to be kept at its principal offices books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”).  In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class of Private Certificates represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate and accepting Certificates for exchange and registration of transfer and (ii) transmitting to the Depositor, the Master Servicer and the Special Servicer any notices from the Certificateholders.

(b)          Subject to the restrictions on transfer set forth in this Article V, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)           Rule 144A Global Certificate to Temporary Regulation S Global Certificate.  If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time during the Restricted Period to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit E to this Agreement given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Principal Amount of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Principal Amount of the Temporary Regulation S Global Certificate by the aggregate Certificate Principal Amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Principal Amount of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(d)           Rule 144A Global Certificate to Regulation S Global Certificate.  If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time following the Restricted Period to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit F to this Agreement given by the holder of such beneficial interest, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Principal Amount of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Principal Amount of the Regulation S Global Certificate by the aggregate Certificate Principal Amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Principal Amount of the

Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(e)           Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate.  If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate at any time during the Restricted Period, a certificate in the form of Exhibit G to this Agreement given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Principal Amount of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Principal Amount of the Rule 144A Global Certificate by the aggregate Certificate Principal Amount of the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Principal Amount of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.

(f)           Temporary Regulation S Global Certificate to Regulation S Global Certificate.  Interests in a Temporary Regulation S Global Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit H to this Agreement from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class or Private Certificates.  The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Principal Amount of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate.  The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate.  Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Principal Amount represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby.  Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.

(g)           Non-Book Entry Certificate to Global Certificate.  If a holder of a Non-Book Entry Certificate that is a Private Certificate (other than a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Principal Amount of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit I to this Agreement (in the event that the applicable Global Certificate is the Temporary Regulation S Global Certificate), in the form of Exhibit J to this Agreement (in the event that the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit K to this Agreement (in the event that the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, and shall, if applicable, direct the Certificate Administrator to execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Principal Amount of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Principal Amount of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Principal Amount of the portion of the Non-Book Entry Certificate so canceled.

(h)          Exchanges of Non-Book Entry Certificates.  If a holder of a Rule 144A Global Certificate, Regulation S Global Certificate or Non-Book Entry Certificate (other than a Public Certificate) wishes at any time to transfer its interest in such Rule 144A Global Certificate, Regulation S Global Certificate or Non-Book Entry Certificate to a Person who is required to take delivery thereof in the form of a Non-Book Entry Certificate, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon):  (i) an investment representation letter from the proposed transferee substantially in the form attached as Exhibit L-4 to this Agreement and (ii) if required by the Certificate Registrar, an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or the proposed transferee on which such opinion of counsel is based (such opinion of counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such).

(i)           Other Exchanges.  In the event that a Global Certificate is exchanged for a Definitive Certificate (other than as otherwise set forth in Section 5.02(d) of this Agreement), such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (c) through (f) and (h) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(j)           Restricted Period.  Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.

(k)         If Private Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Securities Act, or if a request is made to remove such legend on Certificates, the Private Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or, with respect to Non-Book Entry Certificates, that such Certificates are not “restricted” within the meaning of Rule 144.  Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(l)           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(m)         No ERISA Restricted Certificate or Class R Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such plan or using the assets of a Plan to purchase such ERISA Restricted Certificate or Class R Certificate, other than, in the case of the ERISA Restricted Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.  Except in connection with the transfer thereof by an Initial Purchaser or the Depositor, each prospective transferee of an ERISA Restricted Certificate or a Class R Certificate in Non-Book Entry Certificate form shall deliver to the transferor, the Depositor, the Certificate Registrar, the Certificate Administrator and the Trustee a representation letter, substantially in the form of Exhibit L-3 to this Agreement, stating that the prospective transferee is not a Plan or a person acting on behalf of or using the assets of a Plan, other than, in the case of the ERISA Restricted Certificates, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.  No Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C or Class D Certificate and no Certificate which has ceased to be an ERISA Restricted Certificate (because of the proviso in the definition of “ERISA Restricted Certificate”) may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan, or any person acting on behalf of any such plan or using the assets of a Plan to purchase such Certificate, unless (A) the purchaser is an Institutional Accredited Investor and (B) the acquisition, holding and disposition of such Certificate by the purchaser will not constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Code Section 4975 (or a similar non-exempt violation of Similar Law).  Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

(n)          Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)           Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee.  Any such Person shall promptly notify the Certificate

Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee.  Any acquisition described in the first sentence of this Section 5.03(n) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)         No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto.  In connection with any proposed Transfer of any Residual Ownership Interest, other than in connection with the initial Transfer thereof to the applicable Initial Purchasers, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit L-1 to this Agreement (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur tax liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to comply with the provisions of this Section 5.03(n) and (y) other than in connection with the initial issuance of a Class R Certificate or the Transfer of any Class R Certificate by any Initial Purchaser in connection with the initial offering of the Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit L-2 to this Agreement (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.

(iii)       Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (n)(ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.  Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Code Section 860E(e) as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer.  At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)         The Class R Certificates may only be represented by Definitive Certificates and may only be transferred to and owned by Qualified Institutional Buyers.

(o)           [Reserved]

Section 5.04     Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar, the Trustee and the Certificate Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall direct the Certificate Administrator to execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund.  In connection with the issuance of any new Certificate under this Section 5.04, the Certificate Registrar and the Certificate Administrator may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.05     Persons Deemed Owners. The Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided an Investor Certification, such party to this Agreement shall distribute such report, statement or other information to such Beneficial Owner (or prospective transferee).

Section 5.06     Appointment of Paying Agent. The Certificate Administrator may appoint (and, if it does not so appoint, shall act as) a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01 of this Agreement.  The Certificate Administrator shall cause such Paying Agent, if other than the Certificate Administrator or the Master Servicer, to execute and deliver to the Master Servicer and the Certificate Administrator an instrument that is consistent in all material respects with this Agreement and in which such Paying Agent shall agree with the Master Servicer and the Certificate Administrator that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein.  The initial Paying Agent shall be the Certificate Administrator.  The Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least “BBB+” by Fitch and “A+” by S&P, or shall be otherwise acceptable to each Rating Agency.

Section 5.07     Access to Certificateholders’ Names and Addresses; Special Notices.

(a)           If any Certifying Certificateholder or the Master Servicer (for purposes of this Section 5.07, an “Applicant”) applies or requests in writing to the Certificate Registrar, and such application or request states that the Applicant desires to communicate with the Certificateholders, the Certificate Registrar shall promptly furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the Certificate Register, at the expense of the Applicant.

(b)           Every Certificateholder, by receiving and holding its Certificate, agrees with the Certificate Administrator that the Certificate Administrator and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

(c)           Upon the written request of any Certifying Certificateholder that (a) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact and (b) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall post such Special Notice to the Certificate Administrator’s Website and shall mail such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register.  The costs and expenses of the Certificate Administrator associated with delivering with any such Special Notice shall be borne by the party requesting such Special Notice.  Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.08     Actions of Certificateholders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, when required, to the Depositor, the Master Servicer or the Special Servicer.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Certificate Administrator, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Certificate Administrator, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)           The Certificate Administrator or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.08 as it shall deem necessary.

Section 5.09     Authenticating Agent. The Certificate Administrator may appoint an Authenticating Agent to execute and to authenticate Certificates.  The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.  The Certificate Administrator shall serve as the initial Authenticating Agent and the Certificate Administrator hereby accepts such appointment.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Certificate Administrator and the Depositor.  The Certificate Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.09, the Certificate Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.09.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator.  Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Certificate Administrator.  The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Authenticating Agent.

Section 5.10     Appointment of Custodian. The Certificate Administrator may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Certificate Administrator, by entering into a Custodial Agreement (in the event the Certificate Administrator is not the Custodian) that is consistent in all material respects with this Agreement.  The Certificate Administrator shall give prompt written notice to the Depositor of any appointment of a Custodian.  The Certificate Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders.  Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “BBB+” by Fitch and “BBB” from S&P, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  Each Custodial Agreement may be amended only as provided in Section 11.07 of this Agreement.  Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator.  The Certificate Administrator shall serve as the initial Custodian and shall be deemed appointed as Custodian at all times that no other party is so appointed in accordance with this Section 5.10.  The Custodian, if the Custodian is not the Certificate Administrator, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee.  The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian.  In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee.  All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.10 shall be issued by a Qualified Insurer, or by any other insurer with respect to which the Rating Agencies have provided to the Certificate Administrator a Rating Agency Confirmation.  The appointment of a Custodian shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Custodian.  In the event the Certificate Administrator is the Custodian, the Custodian may self-insure.

Section 5.11     Maintenance of Office or Agency.  The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served.  The Certificate Registrar initially designates its office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Corporate Trust Services (CMBS) – GS 2013-GCJ12 as its office for such purposes.  The Certificate Registrar shall give prompt written notice to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
OPERATING ADVISOR AND THE CONTROLLING CLASS REPRESENTATIVE

Section 6.01     Liability of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor.  The Depositor, the Master Servicer, the Special Servicer and the Operating Advisor each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.  Each of the Master Servicer, the Special Servicer and the Operating Advisor shall indemnify the Depositor, any employee, director or officer of the Depositor and the Trust Fund and hold the Depositor, any employee, director or officer of the Depositor and the Trust Fund harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, of any of its representations or warranties contained herein.  The Depositor shall indemnify the Trust Fund and the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor, and any employee, director or officer of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor and hold the Trust Fund and the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor and any employee, director or officer of either the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud and/or negligence in the performance of duties of the Depositor or by reason of negligent disregard of the Depositor obligations or duties hereunder, or (ii) as a result of the breach by the Depositor of any of its representations or warranties contained herein.

Section 6.02     Merger or Consolidation of the Master Servicer, the Special Servicer and the Operating Advisor.  Subject to the following paragraph, each of the Master

Servicer, the Special Servicer and the Operating Advisor shall keep in full effect its existence, rights and good standing as a national banking association, corporation or a limited liability company, as applicable, under the laws of the state of its organization and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located, to the extent necessary to perform its obligations under this Agreement, or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Master Servicer, the Special Servicer and the Operating Advisor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing or, in the case of the Operating Advisor, may be limited to all or substantially all of its assets related to acting as an advisor for commercial mortgage securitizations) to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, hereunder, if each of the Rating Agencies has provided a Rating Agency Confirmation; provided that if the Master Servicer, the Special Servicer or the Operating Advisor enters into a merger and the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, is the surviving entity under applicable law, then the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall not, as a result of the merger, be required to provide a Rating Agency Confirmation.

Section 6.03     Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and Others.  None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be under any liability to the Trust Fund or the Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such Person against liability which would be imposed by reason of (i) any breach of warranty or representation by such respective party in this Agreement or (ii) any willful misconduct, bad faith, fraud or negligence on the part of such respective party in the performance of its obligations and duties hereunder or by reason of negligent disregard on the part of such respective party of its obligations or duties hereunder.  The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.  The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be indemnified and held harmless by the Trust Fund (which indemnification amounts shall be payable out of the Collection Account) against any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses) incurred in connection with, or relating to, this Agreement or the Certificates, other than any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of obligations or duties hereunder or by reason of negligent disregard of obligations or duties hereunder, in each case by the Person being indemnified, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein, (iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof or (iv) which constitutes an Advance that is otherwise reimbursable hereunder.  None of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (payable out of the Collection Account), and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor shall be entitled to be reimbursed therefor from the Collection Account, as provided in Section 3.06 of this Agreement.

Section 6.04      Limitation on Resignation of the Master Servicer, the Special Servicer or the Operating Advisor.

(a)           Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its respective rights and delegate its respective duties and obligations under this Agreement; provided that, with respect to any of the Master Servicer, the Special Servicer or the Operating Advisor:  (i) the successor accepting such assignment and delegation (A) shall be an established mortgage finance entity, bank or other entity regularly engaged in the servicing of commercial mortgage loans (or, in the case of the Operating Advisor, an Eligible Operating Advisor), organized and doing business under the laws of any state of the United States, the District of Columbia or the United States, authorized under such laws to perform the duties of a servicer of mortgage loans or of an operating advisor, as applicable, or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this of this Agreement, and (B) shall execute and deliver to the Trustee and the Certificate Administrator an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, under this Agreement from and after the date of such agreement; (ii) each Rating Agency has delivered to the Trustee a Rating Agency Confirmation; (iii) the Master Servicer, the Special Servicer or the Operating Advisor shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iv) the rate at which the Operating Advisor Fee, the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; and (v) the resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto, the Trust and the Rating Agencies in connection with such transfer.  Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer, Special Servicer or Operating Advisor, as applicable, hereunder.

(b)           Except as provided in this Section 6.04, the Master Servicer, the Special Servicer and the Operating Advisor shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law; provided that, on and after the time the Trustee receives notice of resignation by the Master Servicer, the Special Servicer or the Operating Advisor upon determination that such duties hereunder are no longer permissible under applicable law, the Trustee shall, subject to the terms and provisions of Section 7.02 of this Agreement as if the resigning party was a Terminated Party, be its successor in all respects in its capacity as Master Servicer, Special Servicer or Operating Advisor, as applicable, as though the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, had received a notice of termination.  Any such determination permitting the resignation of the Master Servicer, the Special Servicer or Operating Advisor, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s, Special Servicer’s or Operating Advisor’s expense) to such effect delivered to the Trustee and the Certificate Administrator.

Except as provided in the immediately preceding paragraph, no resignation or removal of the Master Servicer, the Special Servicer or the Operating Advisor as contemplated herein shall become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor shall have assumed the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s responsibilities, duties, liabilities and obligations hereunder.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer, Special Servicer or Operating Advisor would have been entitled, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor shall be treated as a shortfall resulting in Realized Losses; provided that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee shall consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer, Special Servicer or Operating Advisor at a servicing or operating advisor compensation in excess of that permitted to the terminated Master Servicer, Special Servicer or Operating Advisor, as applicable.

If the Trustee or an Affiliate acts pursuant to this Section 6.04 as successor to the resigning Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation.  If the Trustee elects to appoint a successor to the resigning Master Servicer other than itself or an Affiliate pursuant to this Section 6.04, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 6.04.

Section 6.05     Rights of the Depositor, the Trustee and the Certificate Administrator in Respect of the Master Servicer and Special Servicer.  The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee, the Certificate Administrator and, subject to Section 11.13 of this Agreement, each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations, if reasonably related to the performance of the obligations of such Person under this Agreement.  Upon request, if reasonably related to the performance of the obligations of such Person under this Agreement, the Master Servicer and the Special Servicer shall furnish to the Depositor, each of the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator its most recent publicly available annual financial statements or those of its public parent.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03 of this Agreement to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer (with respect to the Special Servicer) or the Special Servicer (with respect to the Master Servicer) shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.  Neither the Master Servicer nor the Special Servicer shall have any responsibility or liability for any action or failure to act by the Depositor, the Trustee or the Certificate Administrator and neither such Person is obligated to monitor or supervise the performance of the Depositor, the Trustee or the Certificate Administrator under this Agreement or otherwise.

Each of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, and the Special Servicer shall furnish such reports, certifications and information as are reasonably requested by the Trustee, the Certificate Administrator, the Depositor, the Master Servicer or the Special Servicer, as applicable, in order to enable such requesting party to perform its duties hereunder, provided that for the avoidance of doubt, this shall not require any Person to prepare any reports, Certificates and information not required to be prepared hereunder.

Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

Section 6.06     Master Servicer, Special Servicer as Owner of a Certificate.  The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein.  If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee and the Certificate Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take.  The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Certificate Administrator shall reasonably determine.  If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard.  The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph.  It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

Section 6.07     Rating Agency Fees.  The Depositor shall pay (or cause to be paid) the annual fees of each Rating Agency including, but not limited to, surveillance fees.

Section 6.08     Termination of the Special Servicer Without Cause.

(a)           At any time prior to the occurrence and continuance of any Control Termination Event, the Controlling Class Representative shall be entitled to terminate the rights (subject to Section 3.12 and Section 6.03 of this Agreement) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee.  Upon a termination (pursuant to the prior sentence) or a resignation (pursuant to Section 6.04(b) of this Agreement) of the Special Servicer, the Controlling Class Representative shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 of this Agreement and (ii) the Controlling Class Representative shall (at no expense to the Trust) obtain and deliver to the Certificate Administrator and the Trustee a Rating Agency Confirmation with respect to such proposed successor acting as a Special Servicer

Following the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such Holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation with respect to the termination of the existing Special Servicer and the replacement thereof with the proposed successor, the Certificate Administrator shall promptly provide written notice thereof to all Certificateholders by posting such notice on its internet website and by mailing at their addresses appearing in the Certificate Register.  Upon the written direction of (a) Holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) Holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement, and the proposed successor Special Servicer shall succeed to the duties of the Special Servicer all as if a removal and replacement were occurring pursuant to Section 7.01 and Section 7.02 of this Agreement; provided that if such written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The provisions set forth in the foregoing sentences of this Section 6.08(a) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other.  The Special Servicer shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions.  As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer.

The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Beneficial Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Beneficial Owner may register to receive e-mail notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

(b)           At any time after the occurrence and during the continuance of a Consultation Termination Event if the Operating Advisor determines that the Special Servicer is not performing its duties as required hereunder or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation in the form of Exhibit T attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement; provided that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement) detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement special servicer meeting the applicable requirements of this Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance herewith.  In such event, the Certificate Administrator shall promptly post a copy of such recommendation on the Certificate Administrator’s Website and by mail send notice to all Certificateholders, asking them to vote whether they wish to remove the Special Servicer.  Upon (i) the written direction of Holders of each Class of Non-Reduced Certificates evidencing greater than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote and (ii) receipt of Rating Agency Confirmation from each Rating Agency by the Certificate Administrator following satisfaction of the foregoing clause (i), the Trustee shall (i) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the recommended successor Special Servicer and (ii) promptly notify such outgoing Special Servicer of the effective date of such termination.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote shall be an Additional Trust Fund Expense.  In the event that the Certificate Administrator does not receive at least 50% of the requested votes within 180 days of the initial request for such vote, then the Trustee shall have no obligation to remove the Special Servicer and such recommendation shall lapse and have no force or effect.  Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder.  No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 6.08(b).

(c)           In no event may a successor Special Servicer be a current or former Operating Advisor or any Affiliate of such current or former Operating Advisor.  Further, such successor must be a Person that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement, (ii) is not obligated or allowed to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer, (iii) is not entitled to waive any compensation from the Operating Advisor and (iv) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders.

(d)           The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.21(a) of this Agreement shall not be liable for any actions or any inaction of such successor Special Servicer.  Any termination fee payable to the terminated Special Servicer and any costs incurred by the Trust or the terminated Special Servicer in connection with the replacement of a Special Servicer shall be paid by the Controlling Class Representative or Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

(e)           No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until (i) the successor Special Servicer shall have executed and delivered to the Trustee and the Certificate Administrator an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under this Agreement from and after the date of such agreement and (ii) subject to Section 11.13 of this Agreement, each Rating Agency has delivered to the Trustee and the Certificate Administrator a Rating Agency Confirmation, in each case with respect to such termination and appointment of a successor.

(f)           Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.06(a) of this Agreement mutatis mutandis as of the date of its succession.

(g)           In the event that the Special Servicer is terminated pursuant to this Section 6.08, the Trustee shall, by notice in writing to the Special Servicer, terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including without limitation the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 of this Agreement and the right to receive ongoing Workout Fees in accordance with the terms hereof).

Section 6.09     The Controlling Class Representative.

(a)           For so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative shall be entitled to (1) advise the Special Servicer with respect to all Specially Serviced Loans, and (2) advise the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer for a Major Decision.  In addition, notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to Section 6.09(b) and the second and third paragraphs of this Section 6.09(a), both (a) the Master Servicer shall not be permitted to take any of the actions constituting a Major Decision unless it has obtained the consent of the Special Servicer, who shall have 15 Business Days (or 60 days with respect to the determination of an Acceptable Insurance Default) (from the date that the Special Servicer receives the information from the Master Servicer) to analyze and make a recommendation regarding such Major Decision (provided that if the Special Servicer does not consent, or notify the Master Servicer that it will not consent, to such Major Decision within the required 15 Business Days or 60 days, as applicable, the Special Servicer shall be deemed to have consented to such Major Decision) and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer shall not be permitted to consent to the Master Servicer’s taking any of the actions constituting a Major Decision nor will the Special Servicer itself be permitted to take any of the actions constituting a Major Decision as to which the Controlling Class Representative has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, twenty (20) days) after receipt of the written recommendation and analysis from the Special Servicer; provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period or twenty (20) day period, as applicable, then the Controlling Class Representative will be deemed to have approved such action; provided further, that, in the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of the Controlling Class Representative prior to the occurrence and continuance of a Control Termination Event in this Agreement, is necessary to protect the interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision following the occurrence and during the continuance of a Control Termination Event; provided that, after the occurrence and during the continuance of a Control Termination Event, the Special Servicer shall consult (on a non-binding basis) with the Controlling Class Representative  (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent such consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event.

In addition, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as applicable, as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.  Notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph or this paragraph, may require or cause the Master Servicer or the Special Servicer to violate any provision of any Loan Documents, applicable law, this Agreement or the REMIC Provisions, including without limitation each of the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Fund or the Trustee to liability, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer is not in the best interests of the Certificateholders.

In the event the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by the Controlling Class Representative or any advice from the Controlling Class Representative would otherwise cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any Loan Documents, the intercreditor agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent or advise and notify the Controlling Class Representative, the Trustee and, subject to Section 11.13 of this Agreement, the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.  The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of the Controlling Class Representative that does not violate any law or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Controlling Class Representative will have no liability to the Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

By its acceptance of a Certificate, each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that:  (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (i)-(iv) of this paragraph, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof for having so acted; provided, however, that the rights of the Controlling Class Representative are subject to the intercreditor agreement.

(b)           Notwithstanding anything to the contrary contained herein:  (i) after the occurrence and during the continuance of any Control Termination Event, the Controlling Class Representative shall have no right to consent to any action taken or not taken by any party to this Agreement; (ii) after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, Special Servicer and any other applicable party shall consult with the Controlling Class Representative in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) after the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.

(c)           Each Certificateholder and Beneficial Owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal thereof.  Any such Certificateholder (or Beneficial Owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or Beneficial Owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Administrator shall notify the Special Servicer, the Master Servicer and the Trustee of the identity of the Controlling Class Representative, any resignation or removal thereof and/or any new Holder or Beneficial Owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer or the Trustee, as applicable, the Certificate Administrator shall provide (on a reasonably prompt basis) the identity of the then-current Controlling Class and a list of the Certificateholders (or Beneficial Owners, if applicable, at the expense of the Trust if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to this Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

In the event of a change in the Controlling Class, the Certificate Administrator shall promptly contact RREF II CMBS AIV, LP or one of its Affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the Holder (or Beneficial Owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Amount.  If at any time that RREF II CMBS AIV, LP or one of its Affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Holder (or Beneficial Owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to this Agreement, then a Control Termination Event and a Consultation Termination Event shall be deemed to have occurred and shall be deemed to continue until such time as the Certificate Administrator receives either such notice.

Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator shall promptly forward notice thereof to each other party to this Agreement.

(d)          Once a Controlling Class Representative has been selected pursuant to clause (c) above, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative shall have notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.  Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator shall request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.

(e)           If at any time a book-entry certificate belongs to the Controlling Class, the Certificate Administrator shall notify the related Beneficial Owner or Beneficial Owners (through the Depository, unless the Certificate Administrator shall have been previously provided with the name and address of such Beneficial Owner or Beneficial Owners) of such event and shall request that it be informed of any change in the identity of the related Beneficial Owner from time to time.

(f)           Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor and the Trustee and the Certificate Administrator shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.

(g)           Notwithstanding anything to the contrary contained herein, during such time as the Class E Certificates is the Controlling Class, the Holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or to cause the exercise of the rights of the Controlling Class Representative as set forth in this Agreement by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor (any such Holder or group of affiliated Holders that makes such an election, the “Opting-Out Party”).  Any such waiver shall remain effective, and a Control Termination Event and a Consultation Termination Event shall be deemed to have occurred and shall be deemed to continue, with respect to such Holder and such Class until such time as the Opting-Out Party (i) sells a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certifies to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the Opting-Out Party retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the Opting-Out Party and the transferee and (c) the Opting-Out Party retains no direct or indirect economic interest in the Class E Certificates (such sale and certification, a “Class E Transfer”).  Following any such Class E Transfer, the successor holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) shall again have the rights of the Controlling Class Representative as set forth herein (including the rights to appoint a Controlling Class Representative or cause the exercise of the rights of the Controlling Class Representative) without regard to any prior waiver by the predecessor Certificateholder.  The successor Certificateholder shall also have the right as provided in this Section 6.09(g) to irrevocably waive its rights to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or to cause the exercise of the rights of the Controlling Class Representative as set forth in this Agreement.  No successor Certificateholder described above shall have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to the Class E Transfer and had not also become a Corrected Mortgage Loan prior to such Class E Transfer until such time as such Mortgage Loan becomes a Corrected Mortgage Loan.

ARTICLE VII

DEFAULT

Section 7.01     Servicer Termination Events.

(a)           “Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)           (A) any failure by the Master Servicer to make any deposit or payment required to be made by the Master Servicer to the Collection Account on the day and by the time such deposit or remittance is required to be made under the terms of this Agreement, which failure is not remedied within one (1) Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

(ii)          any failure by the Special Servicer to deposit into any REO Account, within two (2) Business Days after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted by the Special Servicer pursuant to, and within one (1) Business Day after the time specified by, the terms of this Agreement; or

(iii)         any failure on the part of the Master Servicer or the Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under this Agreement or such shorter period (not less than two (2) Business Days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates of any Class evidencing, as to such Class, not less than 25% of the Voting Rights; provided, however, if any such failure with a 30-day cure period is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; or

(iv)         any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; or

(v)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

(vi)         the Master Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

(vii)        the Master Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(viii)       the Master Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days of such removal; or

(ix)         with respect to the Master Servicer, the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or, with respect to the Special Servicer, the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(x)          the Master Servicer or the Special Servicer, as applicable, or any primary servicer or Sub-Servicer appointed by the Master Servicer or the Special Servicer after the Closing Date (but excluding any Sub-Servicer set forth on Exhibit S), shall fail to deliver during any period in which the Trust is subject to the reporting requirements of the Exchange Act the items required to be delivered by this Agreement to enable the Certificate Administrator or Depositor to comply with the Trust’s reporting obligations under the Exchange Act within five (5) Business Days of such failure to comply with Article X (any primary servicer or Sub-Servicer that defaults in accordance with this Section 7.01(a)(x) shall be terminated at the direction of the Depositor);

then, and in each and every such case, so long as a Servicer Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates to the Trustee, then the Trustee shall, terminate the Master Servicer or the Special Servicer, as applicable.

In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

(b)           If the Master Servicer receives notice of termination under Section 7.01(c) solely due to a Servicer Termination Event under Section 7.01(a)(viii) or Section 7.01(a)(ix) and if the Master Servicer to be terminated pursuant to Section 7.01(c) provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(b).  Upon receipt of the “request for proposal” materials, Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer pursuant to Section 7.01(c)) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.  The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer.  The Trustee shall select the Qualified Bidder with the highest cash bid (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive a Rating Agency Confirmation from each Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained.  The Trustee shall request the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement, the amount of such cash bid received from the Successful Bidder (net of “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

The Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Master Servicer to be terminated pursuant to Section 7.01(c) shall reimburse the Trustee for all reasonable “out-of-pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(b).  The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

(c)           In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 and subsection (b) above notwithstanding any such termination).  On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer and the Special Servicer each agrees that, in the event it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Trustee (or the successor Master Servicer selected by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) with all documents and records requested by the Trustee (or the successor Master Servicer selected  by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) to enable the Trustee or other successor to its responsibilities hereunder to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder.  All reasonable costs and expenses actually incurred by the Trustee, the Certificate Administrator or the successor Master Servicer or successor Special Servicer in connection with transferring Mortgage Files, Servicing Files and related information, records and reports to the successor Master Servicer or Special Servicer and amending this Agreement to reflect (as well as providing appropriate notices to Mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee, the Certificate Administrator or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

(d)           If the Trustee, the Certificate Administrator or the Master Servicer has received notice from S&P or Fitch that the Master Servicer no longer is an approved master servicer then such party shall promptly notify the others and the Special Servicer.

Section 7.02     Trustee to Act; Appointment of Successor.  On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or moneys shall not be considered a default by such successor hereunder.  The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination.  The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer.  The Trustee shall not be liable for any of the representations, liabilities or warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 of this Agreement nor shall the Trustee be required to purchase any Mortgage Loan hereunder.  As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Trustee’s succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder.  In the event any Advances made by the Master Servicer and the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full.  Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if the Rating Agencies do not provide Rating Agency Confirmations with respect to the Trustee so acting, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution for which a Rating Agency Confirmation from each Rating Agency has been obtained (at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Trust Fund), as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that, for so long as no Control Termination Event has occurred or is continuing the Controlling Class Representative shall have the right to approve any such successor Special Servicer.  No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder.  Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.  Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity.  In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder; provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee shall consult with the Controlling Class Representative prior to the appointment of a successor to the Terminated Party at such amounts in excess of that permitted the Terminated Party.  The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the terminated Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation.  If the Trustee elects to appoint a successor to the terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

Section 7.03     Notification to Certificateholders.

(a)           Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, subject to Section 11.13 of this Agreement, to each Rating Agency.

(b)           Within 30 days after the occurrence of any Servicer Termination Event or Operating Advisor Termination Event of which a Responsible Officer of the Certificate Administrator has actual knowledge, the Certificate Administrator shall transmit by mail to all Holders of Certificates and, subject to Section 11.13 of this Agreement, to each Rating Agency notice of such Servicer Termination Event or Operating Advisor Termination Event, unless such Servicer Termination Event or Operating Advisor Termination Event shall have been cured or waived.

Section 7.04     Other Remedies of Trustee.  During the continuance of any Servicer Termination Event, so long as such Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the defaulting Master Servicer or Special Servicer, as applicable.  If the Master Servicer or Special Servicer, as applicable, fails to remedy, after the presentation of reasonable documentation, the Trustee shall be entitled to be reimbursed for such expenses, costs and liability from the Collection Account, as provided in Section 3.06 of this Agreement; provided that the Master Servicer or the Special Servicer, as applicable, shall not be relieved of such liability for such expenses, costs and liabilities.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event of the Master Servicer or the Special Servicer.

Section 7.05     Waiver of Past Servicer Termination Events and Operating Advisor Termination Events; Termination.  The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any Servicer Termination Event on the part of the Master Servicer, Special Servicer or any Operating Advisor Termination Event on the part of the Operating Advisor in the performance of its obligations hereunder and its consequences, except a Servicer Termination Event in connection with making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event or Operating Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.  Any costs and expenses incurred by the Certificate Administrator in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, promptly upon demand therefor and if not reimbursed to the Certificate Administrator within 90 days of such demand, from the Trust Fund; provided that the Trust Fund shall be reimbursed by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, to the extent such amounts are reimbursed to the Certificate Administrator from the

Trust Fund.  Notwithstanding the foregoing, (a) a Servicer Termination Event under any of Section 7.01(a)(i) and Section 7.01(a)(ii) of this Agreement may be waived only by all of the Certificateholders of the affected Classes, and (b) a Servicer Termination Event under Section 7.01(a)(x) of this Agreement may be waived only with the consent of the Depositor.

Section 7.06     Termination of the Operating Advisor.

(a)          An “Operating Advisor Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)          any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure with the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)        any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure shall continue unremedied for a period of 30 days;

(iii)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure shall continue unremedied for a period of 30 days;

(iv)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)         the Operating Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(vi)        the Operating Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that it has been remedied. If an Operating Advisor Termination Event shall occur then, and in each and every such case, so long as such Operating Advisor Termination Event shall not have been remedied, either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee shall, terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Operating Advisor.  Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor becomes aware.

(b)           Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice thereof to the Operating Advisor and to all Certificateholders by (i) posting such notice on its internet website, and (ii) mailing such notice to all Certificateholders at their addresses appearing in the Certificate Register and to the Operating Advisor.  Upon the written direction of holders of Certificates evidencing more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that Holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee shall terminate all of the rights and obligations of the Operating Advisor under this Agreement by notice in writing to the Operating Advisor.  The provisions set forth in the foregoing sentences of this Section 7.06(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other.  The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions.  As between the Operating Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor.  The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Beneficial Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Beneficial Owner may register to receive e-mail notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

(c)           On or after the receipt by the Operating Advisor of such written notice of termination, subject to the foregoing, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Operating Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination.  As soon as practicable, but in no event later than 15 Business Days after (1) the Operating Advisor resigns pursuant to Section 6.04 of this Agreement or (2) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee shall appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an Affiliate of the Trustee and shall be the proposed Operating Advisor in the case of a termination pursuant to Section 7.06(b) of this Agreement; provided, however, that if the Trustee is the successor Master Servicer or successor Special Servicer, neither the Trustee nor any of its Affiliates shall be the successor Operating Advisor.  The Trustee shall provide written notice of the appointment of an Operating Advisor to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Controlling Class Representative and each Certificateholder within one Business Day of such appointment.  Except as contemplated by Section 7.06(b) of this Agreement, the appointment of the Operating Advisor shall not be subject to the vote, consent or approval of the holder of any Class of Certificates.  The Operating Advisor shall not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller or an Affiliate of any of them.  If any of such entities becomes the Operating Advisor, including by means of an Affiliation arising after the date hereof, the Operating Advisor shall immediately resign or cause an assignment under Section 6.04 of this Agreement and the Trustee shall appoint a successor Operating Advisor subject to and in accordance with this Section 7.06(c), which successor Operating Advisor may be an Affiliate of the Trustee.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor shall be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party shall act as the Operating Advisor and the provisions in this Agreement relating to consultation with respect to the Operating Advisor shall not be applicable until a replacement Operating Advisor is appointed hereunder.

(d)           Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator (who shall, as soon as possible, give written notice thereof to the Certificateholders), the Depositor and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative and, subject to Section 11.13 of this Agreement, each Rating Agency.  In the event that the Operating Advisor is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations  that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

Section 8.01     Duties of the Trustee and the Certificate Administrator.

(a)           The Trustee, prior to the occurrence of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty.  During the continuance of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and Section 7.04 of this Agreement, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  The Certificate Administrator undertakes to perform at all times such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Certificate Administrator shall be construed as a duty.

(b)           Each of the Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder if accepted in good faith.  If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request a corrected instrument, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s, as applicable, reasonable satisfaction, the Certificate Administrator (if the Certificate Administrator requested the corrected instrument or upon direction from the Trustee if the Trustee requested the corrected instrument) will provide notice thereof to the Certificateholders.

(c)           Neither the Trustee, the Certificate Administrator nor any of their respective officers, directors, employees, agents or “control” persons within the meaning of the Securities Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator, as applicable, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

(i)            Prior to the occurrence of a Servicer Termination Event or Operating Advisor Termination Event of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Servicer Termination Events which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, the Trustee or the Certificate Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

(ii)          Neither the Trustee nor the Certificate Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining the pertinent facts;

(iii)         Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under this Agreement;

(iv)         Neither the Trustee, the Certificate Administrator nor any of their respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not the same Person as, or an Affiliate of, the Trustee or the Certificate Administrator, as applicable, and that is selected other than by the Trustee or the Certificate Administrator, as applicable, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor, the Operating Advisor or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

(v)         Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is incidental to its respective duties as Trustee or Certificate Administrator, as applicable, in accordance with this Agreement (and, if it does, all reasonable legal expenses and costs of such action shall be expenses and costs of the Trust Fund) and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, and the Trustee or the Certificate Administrator, as applicable, shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Trustee or the Certificate Administrator, as the case may be, or by reason of negligent disregard of the Trustee’s or the Certificate Administrator’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Trustee or the Certificate Administrator, as the case may be, of any of its representations or warranties contained herein; provided, however, that the Trustee or the Certificate Administrator may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder; and

(vi)         Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to act, unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such failure.  Each of the Trustee and the Certificate Administrator shall be deemed to have actual knowledge of the Master Servicer’s or the Special Servicer’s failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee or the Certificate Administrator, as applicable, pursuant to this Agreement.

None of the provisions contained in this Agreement shall require the Trustee or the Certificate Administrator, in its capacity as Trustee or the Certificate Administrator, as applicable, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator, as applicable, to perform, or, with respect to the Trustee, be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under this Agreement, except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement.  Neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity or at its discretion).

(d)           The Operating Advisor may at any time request from the Certificate Administrator written confirmation of whether a Control Termination Event occurred during the previous calendar year and the Certificate Administrator shall deliver such confirmation, based on information in its possession, to the Operating Advisor within 15 days of such request.

Section 8.02     Certain Matters Affecting the Trustee and the Certificate Administrator.

(a)           Except as otherwise provided in Section 8.01 of this Agreement:

(i)           Each of the Trustee and the Certificate Administrator may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution,

Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;

(ii)          Each of the Trustee and the Certificate Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)          (A)     Neither the Trustee nor the Certificate Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

       (B)    the right of the Trustee or the Certificate Administrator, as applicable, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Certificate Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act; and

       (C)     provided that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Termination Event (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)          Neither the Trustee, the Certificate Administrator nor any of their respective directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Securities Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as applicable, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)           Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as applicable, not reasonably assured to the Trustee or the Certificate Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action.  The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, if a Servicer Termination Event or Operating Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Operating Advisor, respectively and if such investigation results from such Servicer Termination Event or Operating Advisor Termination Event, and otherwise by the Certificateholders requesting the investigation;

(vi)          Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(vii)        For purposes of this Agreement, the Trustee or the Certificate Administrator, as applicable, shall have notice of an event only when a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

(b)           Following the Startup Day, neither the Trustee nor the Certificate Administrator shall, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator, as applicable, shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause a Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject a Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(c)           All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Certificate Administrator, as applicable, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Neither the Trustee nor the Certificate Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

(d)           Neither the Trustee nor the Certificate Administrator shall be responsible for delays or failures in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

(e)           In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Laws”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Laws.

(f)           Each of the Certificate Administrator, Custodian, Authenticating Agent, Paying Agent and Certificate Registrar shall be entitled to the same rights, indemnities, immunities, privileges and protections afforded to the Trustee hereunder in the same manner as if such party were the named Trustee herein.

Section 8.03     Neither the Trustee Nor the Certificate Administrator Is Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, and the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor assume no responsibility for their correctness.  The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document.  Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement.  Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for:  the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for its review thereof pursuant to Section 2.02); the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the compliance by the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Master Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as

Master Servicer or Special Servicer), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any Sub-Servicer or any Mortgagor; any action of the Master Servicer, the Special Servicer or the Operating Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any Sub-Servicer taken in the name of the Trustee except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any Sub-Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee as applicable hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator, as applicable, of its obligation to perform its duties as specifically set forth in this Agreement.  Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Lock Box Account, the Escrow Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator, as applicable.  Neither the Trustee nor the Certificate Administrator shall have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless in the case of the Trustee, the Trustee shall have become the successor Master Servicer) or to record this Agreement.  In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as applicable, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.

Section 8.04     Trustee and Certificate Administrator May Own Certificates.  The Trustee, the Certificate Administrator and any agent of the Trustee or the Certificate Administrator, each, in its individual capacity or any other capacity, may become the owner or pledgee of Certificates, and may deal with the Depositor and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee, the Certificate Administrator or such agent, as the case may be.

Section 8.05     Payment of Trustee/Certificate Administrator Fees and Expenses; Indemnification.

(a)           As compensation for the performance of its duties hereunder, the Trustee shall be paid its portion of the Trustee/Certificate Administrator Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee.  As compensation for the performance of its duties hereunder, the Certificate Administrator shall be paid its portion of the Trustee/Certificate Administrator Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator.  The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee.  The Trustee/Certificate Administrator Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis.  The Trustee/Certificate Administrator Fee (which in each case shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s and the Certificate Administrator’s sole form of compensation for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Certificate Administrator, as applicable, hereunder.  In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled.

(b)           Each of the Trustee and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and, except for Advances otherwise reimbursable hereunder, advances incurred or made by the Trustee or the Certificate Administrator, as applicable, pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are “unanticipated expenses” as described in clause (d) below, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to Section 8.01 and Section 8.02 of this Agreement, neither the Trustee nor the Certificate Administrator shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee/Certificate Administrator Fee or the Trustee’s expenses or the Certificate Administrator’s expenses, as applicable.

The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expenses as may arise from the negligence or bad faith of the Trustee.

(c)           Each of the Paying Agent, Authenticating Agent, the Certificate Administrator, the Certificate Registrar, the Custodian, the Trustee, the Depositor, the Master Servicer and the Special Servicer (each, an “Indemnifying Party”) shall indemnify the Trust, the

Trustee, the Certificate Administrator, the Certificate Registrar, the Custodian and their respective Affiliates and each of the directors, officers, employees and agents of the Paying Agent, the Authenticating Agent, the Trust, the Trustee, the Certificate Administrator, the Certificate Registrar, the Custodian and their respective Affiliates (each, an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.  Each of the Paying Agent, the Authenticating Agent, the Trustee, the Paying Agent, the Certificate Registrar, the Custodian and the Certificate Administrator shall indemnify each of the Master Servicer and the Special Servicer and its Affiliates and each of the directors, officers, employees and agents of each of the Master Servicer and the Special Servicer and its Affiliates (each, a “Servicer Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Servicer Indemnified Party in any action or proceeding between the Trustee, the Paying Agent, Authenticating Agent, the Certificate Registrar, the Custodian or the Certificate Administrator, as applicable, and the Servicer Indemnified Party or between the Servicer Indemnified Party and any third party or otherwise) related to the Trustee’s, Authenticating Agent, the Paying Agent’s, the Certificate Registrar’s, the Custodian’s or the Certificate Administrator’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.  Each of the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator and the Trustee shall indemnify the Depositor, any employee, director or officer of the Depositor, and the Trust Fund and hold the Depositor, any employee, director or officer of the Depositor, and the Trust Fund harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator or the Trustee, as the case may be, or by reason of negligent disregard of the Authenticating Agent, the Paying Agent’s, the Certificate Registrar’s, the Custodian’s, the Certificate Administrator’s or the Trustee’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator or the Trustee, as the case may be, of any of its representations or warranties contained herein.

(d)           The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Indemnified Party in any action or proceeding between the Trust Fund and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct, or negligent disregard of obligations and duties hereunder, of the Indemnified Party and (ii) except to the extent such amounts are not paid pursuant to this Section 8.05, those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c).  The term “unanticipated expenses” shall include any fees, expenses and disbursements of the Trustee or the Certificate Administrator or any separate trustee or co-trustee or certificate administrator appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys’ fees) incurred or, except in the case of an Advance otherwise reimbursable hereunder, advanced by an Indemnified Party in connection with (i) a default under any Mortgage Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement.  The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

(e)           Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Certificate Administrator, as applicable, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Authenticating Agent, the Certificate Registrar or the Custodian.

(f)            This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

Section 8.06     Eligibility Requirements for the Trustee and the Certificate Administrator.  Each of the Trustee and the Certificate Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least “A+” by Fitch and “A” by S&P (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation), and subject to supervision or examination by federal or state authority and the Trustee shall not be an Affiliate of the Master Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02).  If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In the event that the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax.  In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07     Resignation and Removal of the Trustee or the Certificate Administrator.  Either the Trustee or the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator (as applicable), the Trustee (as applicable), the Operating Advisor, the Certificate Holders and, subject to Section 11.13 of this Agreement, each Rating Agency.  Upon such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee or the Certificate Administrator, as applicable, with respect to which the Rating Agencies have provided a Rating Agency Confirmation to the resigning Trustee or Certificate Administrator, as applicable, and the successor Trustee or Certificate Administrator, as applicable.  If no successor Trustee or Certificate Administrator, as applicable, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator, as applicable.  The Trustee or the Certificate Administrator, as applicable, will bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with its resignation (including, but not limited to, the costs of assigning Mortgage Loans by reason of change in Trustee).

If at any time either the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time either the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and promptly appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and to the successor Trustee or Certificate Administrator, as applicable.  The Holders of Certificates entitled to more than 50% of the Voting Rights of all of the Certificates may at any time remove the Trustee or the Certificate Administrator and appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument or instruments, in five originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Trustee (in connection with the removal of the Certificate Administrator), one complete set to the Certificate Administrator (in connection with the removal of the Trustee), one complete set to the Trustee or Certificate Administrator, as applicable, so removed and one complete set to the successor Trustee or Certificate Administrator, as applicable, so appointed.

In the event that the Trustee or the Certificate Administrator is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee or the Certificate Administrator, as applicable).  The Trustee or the Certificate Administrator, as applicable, will bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with its termination or removal; provided that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing aggregate Voting Rights of more than 50% of the Voting Rights of all Certificates as provided in the immediately preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations of the Trustee or Certificate Administrator, as applicable, to a successor Trustee or Certificate Administrator.

Any resignation or removal of the Trustee or the Certificate Administrator and appointment of a successor Trustee or Certificate Administrator, as applicable, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or successor Certificate Administrator, as applicable, as provided in Section 8.08.

Upon the resignation or upon the termination of the Trustee, the outgoing Trustee shall (subject to the terms of the third paragraph of this Section 8.07) at its own expense, ensure that prior to its transfer of duties to any successor (to the extent such Loan Document was assigned or endorsed to the Trustee), (A) the original executed Note for each Mortgage Loan, is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor, as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2013-GCJ12” or in blank, and (B) in the case of the other Loan Documents, are assigned (and, other than in connection with the removal of the Trustee without cause, recorded as appropriate) to such successor, and such successor shall review the documents delivered to it or the Custodian with respect to each Mortgage Loan, and certify in writing that, as to each Mortgage Loan then subject to this Agreement, such endorsement and assignment has been made.  The outgoing Trustee shall provide copies of the documentation provided for in items (A) and (B) above to the Master Servicer, in each case to the extent such copies are not already in the Master Servicer’s possession.  If the Trustee is removed without cause, the Loan Documents identified in clause (B) of the preceding sentence shall, if appropriate, be recorded by the successor trustee if so required by the Master Servicer or the Special Servicer and at the expense of the Trust for so long as no Control Termination Event is continuing, with the consent of the Controlling Class Representative, and during the continuance of a Control Termination Event, after consultation with the Controlling Class Representative.

Section 8.08     Successor Trustee or Successor Certificate Administrator.

(a)           Any successor Trustee or Certificate Administrator appointed as provided in Section 8.07 of this Agreement shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor Trustee or Certificate Administrator, as applicable, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as applicable, shall become effective and such successor Trustee or Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein, provided that a Rating Agency Confirmation shall be obtained from each Rating Agency with respect to the appointment of such successor Trustee or Certificate Administrator.  The predecessor Certificate Administrator shall deliver to the successor Certificate Administrator all Mortgage Files and related documents and statements held by it hereunder.  The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the predecessor Trustee or Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator, as applicable, all such rights, powers, duties and obligations.  No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Certificate Administrator, as applicable, shall be eligible under the provisions of Section 8.06.

Upon acceptance of appointment by a successor Trustee or Certificate Administrator, as applicable, as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee or Certificate Administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Certificate Administrator, the successor Trustee or Certificate Administrator, as applicable, shall cause such notice to be mailed at the expense of the Depositor.

(b)           Any successor Trustee or Certificate Administrator appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

Section 8.09     Merger or Consolidation of the Trustee or the Certificate Administrator.  Any entity into which the Trustee or the Certificate Administrator may be merged or converted, or with which the Trustee or the Certificate Administrator, as applicable, may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator, as applicable, shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Certificate Administrator, as applicable, shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10     Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  If the Depositor shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Every such instrument shall be filed with the Trustee.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11     Access to Certain Information.

(a)           The Certificate Administrator and the Custodian shall afford to any Privileged Person (including the Operating Advisor and the Controlling Class Representative) access to any documentation (other than any Privileged Information) regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian.

(b)           The Certificate Administrator shall maintain at its offices (and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available) for review by any Privileged Person originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format):

(i)            the Prospectus and the Prospectus Supplement;

(ii)           this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date (if any), the Loan Purchase Agreements and any amendments and exhibits hereto or thereto;

(iii)          all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

(iv)          all Distribution Date Statements and all CREFC reports actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02 of this Agreement since the Closing Date;

(v)           the annual assessments as to compliance (in the case of the Master Servicer and the Special Servicer) and the Officer’s Certificates delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.08 of this Agreement;

(vi)          the annual independent public accountants’ servicing report caused to be delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.09 of this Agreement;

(vii)         the most recent inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to Section 3.18 of this Agreement;

(viii)        any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(e) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;

(ix)          the Mortgage File, including any and all modifications, waivers and amendments of the terms of the Mortgage Loans entered into or consented to by the Master Servicer or Special Servicer and delivered to the Certificate Administrator pursuant to Section 3.24 of this Agreement;

(x)           the summary of each Final Asset Status Report delivered to the Certificate Administrator pursuant to Section 3.21(b) of this Agreement and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property, together with the other information specified in Section 4.02(b) of this Agreement;

(xi)          any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xii)         notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors thereto);

(xiii)        all Special Notices;

(xiv)        any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

(xv)         any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A.

The Certificate Administrator shall provide, or cause to be provided, copies of any and all of the foregoing items upon reasonable written request of any of the parties set forth in the previous sentence.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

ARTICLE IX

TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

Section 9.01      Termination; Optional Mortgage Loan Purchase.

(a)           The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates, the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to subsection (c), (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to subsection (h) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

(b)           In connection with a termination contemplated by Section 9.01(a) of this Agreement, the Trust REMICs outstanding shall be terminated and the assets of the Trust Fund with respect to the Lower-Tier REMIC shall be sold or otherwise disposed of in connection therewith, pursuant to a “plan of complete liquidation” within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of the Lower-Tier REMIC shall be sold for cash and that each such Trust REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation.  For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of each Trust REMIC.  Notwithstanding the termination of the Trust REMICs, or the Trust Fund, the Certificate Administrator shall be responsible for filing the final Tax Returns for the Trust REMICs for the period ending with such termination, and shall maintain books and records with respect to the Trust REMICs for the period for which it maintains its own tax returns or other reasonable period.

(c)           The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also)

effect such termination as provided in the prior paragraph if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to this subsection (c).

(d)           If the Trust Fund has not been previously terminated pursuant to subsection (c) or subsection (h) of this Section 9.01, the Certificate Administrator shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Principal Amount of each such Certificate or Lower-Tier Regular Interest, as the case may be, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01 of this Agreement or (ii) if no such Regular Certificates are then outstanding, to the Holders of the Class R Certificates of any amount remaining in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the Excess Liquidation Proceeds Reserve Account, in either case, following the later to occur of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (b) the liquidation or disposition pursuant to Section 3.17 of this Agreement of the last asset held by the Trust Fund.

(e)           Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to affected Certificateholders with a copy to the Master Servicer, the Special Servicer and, subject to Section 11.13 of this Agreement, each Rating Agency at their addresses shown in the Certificate Register as soon as practicable after the Certificate Administrator shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date.  The notice mailed by the Certificate Administrator to affected Certificateholders shall:

(i)            specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

(ii)           specify the amount of any such final distribution, if known; and

(iii)          state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Certificate Administrator shall promptly mail notice thereof to each affected Certificateholder.

(f)           Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(g)           For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund pursuant to subsection (h), and then the Holders of the Controlling Class, and then the Special Servicer, and then the Master Servicer, and then the Holder of the Class R Certificates, in each of the last four cases, pursuant to subsection (c).

(h)           Following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount and the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates are reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates (but excluding the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that such Remaining Certificateholder shall pay the Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Principal Amount of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C) three, divided by (ii) 360.  In the event that the Remaining Certificateholder elects to exchange all of its Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Termination Date, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, but only to the extent that such amounts are not already on deposit in the Collection Account.  Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates (other than the Class R Certificates) by the Remaining Certificateholder on the Termination Date, the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Section 9.01.  Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee (other than the making of certain payments to Certificateholders, sending of certain notices, preparing and filing tax returns and maintenance of books and records), shall terminate.  Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans.  For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Principal Amount of its remaining Certificates (other than the Class R Certificates), plus accrued and unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributed in respect of the Lower-Tier Regular Interests and such Certificates.  The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to this Section 9.01.

ARTICLE X

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 10.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article X of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the SEC.  The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the SEC or its staff, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB.  In connection with the GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, each of the parties to this Agreement shall cooperate fully with the Depositor and the Certificate Administrator, to deliver to the Depositor (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor or the Certificate Administrator, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and

the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance.

(a)            Succession; Subcontractors Reasonableness. For so long as the Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 10.06 of this Agreement) in connection with the succession to the Master Servicer, Special Servicer or any Sub-Servicer as servicer or Sub-Servicer (to the extent such Sub-Servicer is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Master Servicer, Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, Special Servicer or any such Sub-Servicer, the Master Servicer (other than if pursuant to an appointment under Section 7.01 or Section 7.02 of this Agreement) or Special Servicer, as applicable, shall provide to the Depositor, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor all information relating to such successor servicer reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(b)           For so long as the Trust is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer, the Sub-Servicer and the Certificate Administrator (each of the Master Servicer, the Special Servicer and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 10.01(b) and Section 10.01(c), a “Servicer”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder.  Such Servicer shall promptly upon request provide to the Depositor, a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor.  Each Servicer shall cause any Subcontractor determined to be a Servicing Function Participant used by such Servicer for the benefit of the Depositor to comply with the provisions of Section 10.08 and Section 10.09 of this Agreement to the same extent as if such Subcontractor were such Servicer.  Such Servicer shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 10.08 and Section 10.09 of this Agreement, in each case, as and when required to be delivered.

(c)           For so long as the Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item

1108(a)(2)(i), (ii) or (iii) of Regulation AB.  If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, of any such Sub-Servicer and Sub-Servicing Agreement.  No Sub-Servicing Agreement (other than such agreements set forth on Exhibit S hereto) shall be effective until five (5) Business Days after such written notice is received by the Depositor and the Certificate Administrator.  Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable the Certificate Administrator to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.06 of this Agreement (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)           For so long as the Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 10.06 of this Agreement) and shall furnish pursuant to Section 10.06 of this Agreement to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor all information reasonably necessary for the Certificate Administrator and Trustee to accurately and timely report, the event under Item 6.02 of Form 8-K pursuant to Section 10.06 of this Agreement (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 10.02 Filing Obligations.

(a)           The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall (and shall cause (or, in the case of a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act.  Pursuant to Section 10.03, Section 10.04 and Section 10.06, the Certificate Administrator shall prepare for execution by the Depositor any Forms 10-D, 10-K and 8-K required by the Exchange Act, in order to permit the timely filing thereof, and the Certificate Administrator shall file (via the SEC’s Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

(b)           In the event that the Certificate Administrator is unable to timely file with the SEC all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Certificate Administrator shall promptly as soon as practicable, but in no event later than twenty-four (24) hours after determination (but if the next calendar day is not a Business Day, then in no event later than 10:00 a.m., New York time, on the next Business Day), notify the Depositor thereof.  In the case of Forms 10-D and 10-K, the Depositor and the Certificate Administrator will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Certificate Administrator will, upon receipt of all required Form 8-K Disclosure Information, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust.  In the event that any previously filed Form 8-K or Form 10-K needs to be amended, the Certificate Administrator will notify the Depositor thereof, and such other parties as needed and the parties hereto will cooperate with the Certificate Administrator to prepare any necessary Form 8-K/A or Form 10-K/A.  In the event that any previously filed Form 10-D needs to be amended, the Certificate Administrator shall notify the Depositor thereof, and such other parties as needed, and the parties hereto shall cooperate to prepare any necessary Form 10-D/A.  Any Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor.  The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.02 related to the timely preparation and filing of Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Article X.  The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.03 Form 10-D Filings.

(a)           Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D then required by the Exchange Act, in form and substance as then required by the Exchange Act.  The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto; provided that the Certificate Administrator shall redact from such Distribution Date Statement any information relating to the ratings of the Certificates and the identity of the Rating Agencies.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the following paragraph, be reported by the parties set forth on Exhibit U to this Agreement to the Depositor, the Certificate Administrator to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes and (ii) approved by the Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, within one (1) Business Day after the related Distribution Date (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the related Distribution Date, (i) certain parties to this Agreement, as set forth on Exhibit U to this Agreement, shall be required to provide to the Certificate Administrator, the Depositor, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party) in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor, and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, (ii) the parties listed on Exhibit U to this Agreement shall include with such Additional Form 10-D Disclosure application to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit W to this Agreement and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.  The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

The Certificate Administrator shall include in any Form 10-D filed by it with respect to the Trust (i) the information required by Rule 15Ga-1(a) of the Exchange Act concerning all assets of the Trust that were subject of a demand for the repurchase of, or the substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by Section 2.03(a) of this Agreement, (ii) a reference to the most recent Form ABS-15G filed by the Depositor and the SEC’s assigned “Central Index Key” for the Depositor, which information the Depositor shall deliver to the Certificate Administrator, and (iii) a reference to the most recent Form ABS-15G filed by each Mortgage Loan Seller and the SEC’s assigned “Central Index Key” for each such filer, which information each Mortgage Loan Seller is required to deliver to the Certificate Administrator pursuant to Section 6(i) of the applicable Loan Purchase Agreement.

(b)           After preparing the Form 10-D, the Certificate Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review.  Within two (2) Business Days after receipt of such copy, but no later than the 9th calendar day after the related Distribution Date or, if the 9th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  Within two (2) Business Days after receipt of such copy, but no later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator.  Upon receipt of such signed Form 10-D (in electronic form or by fax copy), the Certificate Administrator shall deem such report to be approved by the Depositor and shall proceed with filing such report with the SEC.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.02(b) of this Agreement.  Promptly after filing with the SEC, the Certificate Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Certificate Administrator.  The signing party at the Depositor can be contacted at GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282, Attention:  Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number 212-291-5318, email: joe.osborne@gs.com.  The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.03 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.03.  The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results because required disclosure information was either not delivered to the Certificate Administrator or delivered to the Certificate Administrator after the delivery deadlines set forth in this Agreement, not resulting from its own negligence, bad faith or willful misconduct.

(c)           Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby instructs the Certificate Administrator, with respect to each Form 10-D, to check “yes” for each item unless the Certificate Administrator has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be “no” for an item which notice shall be delivered to the Certificate Administrator no later than the day on which the Depositor provided its signature for such filing pursuant to Section 10.03(b) of this Agreement.

Section 10.04 Form 10-K Filings.  (a)  Within 90 days after the end of each fiscal year of the Trust (it being understood that the fiscal year of the Trust ends on December 31 of each year) or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing within 90 days after December 31, 2013, the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-K then required by the Exchange Act, in form and substance as then required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator (in the form required by this Agreement) within the applicable time frames set forth in this Agreement:

(i)           an annual compliance statement for each certifying Person and each Additional Servicer engaged by each certifying Person or the Special Servicer, as described under Section 10.07,

(ii)          (A)        the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 10.08, and

(B)        if any such report on assessment of compliance with Servicing Criteria described under Section 10.08 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with Servicing Criteria described under Section 10.08 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,

(iii)        (A)  the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 10.09, and

(B)        if any registered public accounting firm attestation report described under Section 10.09 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and

(iv)         a certification in the form attached to this Agreement as Exhibit X, with such changes as may be necessary or appropriate as a result of changes promulgated by the SEC (the “Sarbanes-Oxley Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the following paragraph, be (i) reported by the parties set forth on Exhibit V to this Agreement to the Depositor and the Certificate Administrator and (ii) approved by the Depositor and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval.

Not later than the end of each fiscal year for which the Trust is required to file a Form 10-K, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee shall provide the other parties to this Agreement and the Mortgage Loan Sellers with written notice of the name and address of each Servicing Function Participant retained by such party, if any, during such fiscal year.  Not later than the end of each fiscal year for which the Trust is required to file a Form 10-K, the Certificate Administrator shall, upon request (which can be in the form of electronic mail and which may be continually effective), provide to each Mortgage Loan Seller written notice of any change in the identity of any party to this Agreement, including the name and address of any new party to this Agreement.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2014, (i) the parties listed on Exhibit V to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Certificate Administrator, the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor, and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit V to this Agreement applicable to such party, (ii) the parties listed on Exhibit V to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit W to this Agreement, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.  The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing a Form 10-K, the Certificate Administrator shall forward electronically a preliminary copy of the Form 10-K to the Depositor for review no later than March 15 in the year immediately following the year as to which such Form 10-K relates, or, if March 15 is not a Business Day, on the immediately following Business Day.  Within three (3) Business Days after receipt of such copy, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes or approval to such preliminary Form 10-K.  The Certificate Administrator shall provide a complete Form 10-K to the Depositor for review no later than March 21 in the year immediately following the year as to which such Form 10-K relates, or if March 21 is not a Business Day, on the immediately following Business Day.  Within three (3) Business Days after receipt of such complete Form 10-K, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes or approval to such complete Form 10-K.  No later than 5:00 p.m. (New York City time) on the third Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator.  Upon receipt of such signed Form 10-K (in electronic form or by fax copy), the Certificate Administrator shall deem such report to be approved by the Depositor and shall proceed with filing such report with the SEC.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.02(b).  Promptly after filing with the SEC, the Certificate Administrator will make available on the Certificate Administrator’s Website a final executed copy of each Form 10-K prepared and filed by the Certificate Administrator.  The signing party at the Depositor can be contacted at GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282, Attention:  Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number 212-291-5318, email: joe.osborne@gs.com.  The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.04 related to the timely preparation and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional

Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 10.04.  The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results because required disclosure information was either not delivered to the Certificate Administrator or delivered to the Certificate Administrator after the delivery deadlines set forth in this Agreement, not resulting from its own negligence, bad faith or willful misconduct.

(b)           Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby instructs the Certificate Administrator, with respect to each Form 10-K, to check “yes” for each item unless the Certificate Administrator has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be “no” for an item which notice shall be delivered to the Certificate Administrator no later than the day on which the Depositor provided its signature for such filing pursuant to Section 10.04(a) of this Agreement.

Section 10.05 Sarbanes-Oxley Certification.  Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached to this Agreement as Exhibit X required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor shall provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) no later than March 15 in the year following the year as to which such Form 10-K relates or, if March 15 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit Y-1, Exhibit Y-2, Exhibit Y-3 and Exhibit Y-4, as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 10.05 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

Section 10.06     Form 8-K Filings.  Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Certificate Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on

Form 8-K (“Form 8-K Disclosure Information”) that is approved by the Depositor shall, pursuant to the following paragraph, be reported by the applicable parties set forth on Exhibit Z to this Agreement to the Depositor, the Certificate Administrator, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, absent such reporting, direction and approval.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), within one (1) Business Day after the occurrence of a Reportable Event (using commercially reasonable efforts), but in no event later than 1:00 p.m. (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit Z to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Depositor, the Certificate Administrator, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, and such providing parties any Form 8-K Disclosure Information described on Exhibit Z to this Agreement as applicable to such party, if applicable (ii) the parties listed on Exhibit Z to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit W, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K.  The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Certificate Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review no later than 1:00 p.m. (New York City time) on the third Business Day after the Reportable Event (but in no event earlier than 24 hours after having received approved Form 8-K Disclosure Information pursuant to the immediately preceding paragraph).  Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  No later than noon on the fourth Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator.  If a Form 8-K cannot be filed on time or if a previously filed

Form 8-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.02(b) of this Agreement.  Promptly after filing with the SEC, the Certificate Administrator will, make available on its internet website a final executed copy of each Form 8-K, to the extent such Form 8-K has been prepared and filed by the Certificate Administrator.  The signing party at the Depositor can be contacted at GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10004, Attention:  Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number 212-291-5318, email: joe.osborne@gs.com.  The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.06 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.06.  The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.07 Annual Compliance Statements.  The Master Servicer, the Special Servicer and the Certificate Administrator shall furnish (and the Master Servicer, the Special Servicer and the Certificate Administrator (i) with respect to any Additional Servicer of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Additional Servicer to furnish, and (ii) with respect to any other Additional Servicer of such party (other than any party to this Agreement), shall cause such Additional Servicer to furnish) (each such Additional Servicer and each of the Master Servicer, the Special Servicer and the Certificate Administrator, a “Certifying Servicer”) to the Certificate Administrator, the Operating Advisor (only in the case of an Officer’s Certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before March 15 of each year, commencing in March 2014, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable Sub-Servicing Agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable Sub-Servicing Agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  The Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall cause (or, in the case of an Additional Servicer that is a Mortgage Loan Seller Sub-Servicer, shall use its commercially reasonable efforts to cause) each Additional Servicer hired by it to, forward a copy of each such statement to, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative and, subject to Section 11.13 of this Agreement, each Rating Agency.  Promptly after receipt of each such Officer’s Certificate, the Depositor may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Additional Servicer with which the Master Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement.  The obligations of each Certifying Servicer under this Section apply to each Certifying Servicer that serviced a Mortgage Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered.

Section 10.08 Annual Reports on Assessment of Compliance with Servicing Criteria.

(a)           On or before March 15 of each year commencing in March 2014, the Master Servicer, the Special Servicer, the Certificate Administrator and the Operating Advisor, each at its own expense, shall furnish (and each of the preceding parties, as applicable, (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and any Servicing Function Participant, as the case may be, a “Reporting Servicer”) to the Certificate Administrator, the Operating Advisor (only in the case of a report furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 10.04 of this Agreement, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Copies of all compliance reports delivered pursuant to this Section 10.08 shall be provided to any Certificateholder, upon the written request thereof, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit O to this Agreement delivered to the Depositor on the Closing Date.  Promptly after receipt of each such report, (i) the Depositor may review each such report and, if applicable, consult with the each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria, and (ii) the Certificate Administrator shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O to this Agreement and notify the Depositor of any exceptions.

(b)           On the Closing Date, the Master Servicer, the Special Servicer, the Certificate Administrator and the Operating Advisor each acknowledge and agree that Exhibit O to this Agreement sets forth the Relevant Servicing Criteria for such party.

(c)           No later than the end of each fiscal year for the Trust, the Master Servicer, the Special Servicer, the Certificate Administrator and the Operating Advisor shall notify the Certificate Administrator, the Depositor as to the name of each Servicing Function Participant utilized by it, and the Certificate Administrator shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, during such fiscal year, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and any Servicing Function Participant submit their assessments pursuant to Section 10.08(a) of this Agreement, such parties will also at such time include the assessment (and related attestation pursuant to Section 10.09 of this Agreement) of each Servicing Function Participant engaged by it.  The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)           In the event the Master Servicer, the Special Servicer, the Certificate Administrator or the Operating Advisor is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) any Servicing Function Participant of such party to provide (and the Master Servicer, the Special Servicer and the Certificate Administrator shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant (or, in the case of each Servicing Function Participant that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to provide) an annual assessment of compliance pursuant to this Section 10.08, coupled with an attestation as required in Section 10.09 of this Agreement with respect to the period of time that the Master Servicer or the Special Servicer was subject to this Agreement or the period of time that the applicable Servicing Function Participant was subject to such other servicing agreement.

Section 10.09 Annual Independent Public Accountants’ Servicing Report.  On or before March 15 of each year, commencing in March 2014, the Master Servicer, the Special Servicer, the Certificate Administrator and the Operating Advisor, each at its own expense, shall cause (and each of the preceding parties, as applicable, (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to cause, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Certificate Administrator, the Operating Advisor (only in the case of a report furnished on behalf of the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative and, subject to Section 11.13 of this Agreement, each Rating Agency, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it is not expressing an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Copies of such statement will be provided to any Certificateholder, upon the written request thereof, by the Certificate Administrator.

Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or any Servicing Function Participant, (i) the Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator or the Operating Advisor as to the nature of any defaults by the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub servicing or primary servicing agreement, and (ii) the Certificate Administrator shall confirm that each accountants’ attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 10.08 of this Agreement and notify the Depositor of any exceptions.

Section 10.10 [Reserved]

Section 10.11 Indemnification.  Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall indemnify and hold harmless each Certification Party, the Depositor, and any employee, director or officer of the Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such indemnified party arising out of (i) an actual breach by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, of its obligations under this Article X or (ii) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, in the performance of such obligations.

The Master Servicer, the Special Servicer and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Mortgage Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Mortgage

Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless each Certification Party, the Depositor, and any employee, director or officer of the Depositor from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement or (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations or (iii) any failure by a Servicer (as defined in Section 10.01(b)) to identify a Servicing Function Participant pursuant to Section 10.01(c).

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, the Depositor, or any employee, director or officer of the Depositor, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Section 10.05, Section 10.07, Section 10.08 or Section 10.09 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith.  The Master Servicer, the Special Servicer and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Mortgage Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations.  This Section 10.11 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer, the Special Servicer or the Certificate Administrator.

Section 10.12 Amendments.  This Article X may be amended by the parties hereto pursuant to Section 11.07 of this Agreement for purposes of complying with Regulation AB, the Securities Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

Section 10.13 Regulation AB Notices.  With respect to any notice required to be delivered by the Certificate Administrator to the Depositor pursuant to this Article X, the Certificate Administrator may deliver such notice, notwithstanding any contrary provision in this Agreement, via fax to GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282, Attention:  Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number 212-291-5318, email: joe.osborne@gs.com.

Section 10.14 Termination of the Certificate Administrator.  Notwithstanding anything to the contrary contained in this Agreement, the Depositor may terminate the Certificate Administrator upon five (5) Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article X; provided that (a) such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment, (b) the Certificate Administrator may not be terminated if (i) it cannot perform its obligations due to its failure to properly prepare or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 where such failure results from the Certificate Administrator’s inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, or (ii) following the Certificate Administrator’s failure to comply with any of such obligations under this Article X on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections, the Certificate Administrator subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 10.14 and (d) the Certificate Administrator may not be terminated if the Certificate Administrator’s failure to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Certificate Administrator under this Section 10.14 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

Section 10.15 Termination of the Master Servicer or the Special Servicer.  Notwithstanding anything to the contrary contained in this Agreement, the Depositor may terminate the Master Servicer or the Special Servicer upon five (5) Business Days’ notice if the Master Servicer or the Special Servicer, as applicable, fails to comply with any of its respective obligations under this Article X; provided that such termination shall not be effective until a successor master servicer or special servicer, as applicable, shall have accepted the appointment.

Section 10.16 Termination of Sub-Servicing Agreements.  For so long as the Trust is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement to which it is a party to entitle the Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer to deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article X and (ii) promptly notify the Depositor following any failure of the applicable Sub-Servicer to deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article X.  The Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion.  The rights of the Depositor to terminate a Sub-Servicing Agreement as aforesaid shall not limit any right Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may have to terminate such Sub-Servicing Agreement.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by fax transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 11.02 Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of at least 25% of the Voting Rights of any Class of Certificates affected thereby shall have made written request upon the Trustee (with a copy to the Certificate Administrator) to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.03 Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT,

THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 11.04 Notices.  Unless otherwise specifically provided in this Agreement, any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee or the Certificate Administrator which shall be deemed to have been duly given only when received), to:  (i) in the case of the Depositor, GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282, Attention:  Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number 212-291-5318, email: joe.osborne@gs.com; (ii) in the case of an Authorized Representative of the Depositor, the e-mail address listed on Exhibit Q to this Agreement, and with respect to any successor authorized representative, the e-mail address identified by the Depositor in a writing delivered to the Master Servicer, the Special Servicer, the Custodian, the Operating Advisor, the Certificate Administrator and the Trustee; (iii) in the case of the Master Servicer, Wells Fargo Bank, National Association, Commercial Mortgage Servicing, MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, Attention:  GSMC 2013-GCJ12 Asset Manager, fax number:  (704) 715-0036, with a copy to Wells Fargo Bank, National Association, Legal Department, 301 South College Street, TW-30, D1053-300, Charlotte, North Carolina 28202-6000, Attention:  Commercial Mortgage Servicing Legal Support, fax number:  (704) 383-3663, with a copy to K&L Gates LLP, Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28202, Attention:  Stacy G. Ackermann, fax number:  (704) 353-3190, and with respect to e-mail pursuant to Section 11.06 and Section 11.13 of this Agreement, at RAInvRequest@wellsfargo.com; (iv) with respect to the Certificate Administrator and the Custodian, for certificate transfer purposes, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention:  CMBS – GS 2013-GCJ12, and for all other purposes, Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: CMBS – GS 2013-GCJ12, e-mail: cts.cmbs.bond.admin@wellsfargo.com and trustadministrationgroup@wellsfargo.com, and with respect to notices or delivery of information pursuant to Article X hereof, with a copy to cts.sec.notifications@wellsfargo.com and Fax: 410-715-2380, Attention: SEC Notifications; (v)  in the case of the Special Servicer, Rialto Capital Advisors, LLC, 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172, Attention: Liat Heller, Facsimile Number: (305) 229-6425, E-mail: liat.heller@rialtocapital.com, with copies to: Rialto Capital Advisors, LLC, 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172, Attention: Jeff Krasnoff, Facsimile Number: (305) 229-6425, Email: jeff.krasnoff@rialtocapital.com, and  Rialto Capital Advisors, LLC, 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172, Attention: Niral Shah, Facsimile Number: (305) 229-6425, E-mail: niral.shah@rialtocapital.com, and  Rialto Capital Advisors, LLC, 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172, Attention: Adam Singer, Facsimile Number: (305) 229-6425, E-mail: adam.singer@rialtocapital.com; (vi) in the case of the Trustee, Deutsche

Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, California, 92705-4934, Attention: Trust Administration – GS1312, fax number (714) 247-6478, and with respect to e-mail pursuant to Section 11.06 and Section 11.13 of this Agreement, at karlene.benvenuto@db.com and with respect to any notice or delivery of information under Article X of this Agreement, by facsimile to (714) 656-2631  and by e-mail to dbsec.notifications@db.com; (vii) in the case of the Operating Advisor, Situs Holdings, LLC, 2 Embarcadero, Suite 1300, San Francisco, California 94111, Attention: Stacey Ciarlanti, Vice President, with a copy to Situs Holdings, LLC, 4665 Southwest Freeway, Houston, Texas 77027, Attention: Pete Larsen, Associate General Counsel, and with respect to e-mail pursuant to Section 11.13 of this Agreement, at Stacey.Ciarlanti@situs.com; (viii) in the case of the Rating Agencies:  (a) Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041, Attention:  Commercial Mortgage Surveillance Manager, E-mail:  cmbs_info_17g5@standardandpoors.com, and (b) Fitch, Inc., One State Street Plaza, 31st Floor, New York, New York  10004, Attention:  Commercial Mortgage Surveillance Group, fax number:  (212) 635 0295; (ix) in the case of the Mortgage Loan Sellers, (a) Goldman Sachs Mortgage Company, 200 West Street, New York, New York 10282, Attention:  Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number 212-291-5318, email: joe.osborne@gs.com, (b) Citigroup Global Markets Realty Corp., 390 Greenwich Street, 5th Floor, New York, New York 10013, to the attention of Paul Vanderslice, fax number (212) 723-8599, and 388 Greenwich Street, 19th Floor, New York, New York 10013, to the attention of Richard Simpson, fax number (646) 328-2943, with copies by electronic mail to Richard Simpson at richard.simpson@citi.com, Ryan M. O’Connor at ryan.m.oconnor@citi.com and, in the case of each 15Ga-1 Notice, cmbs.notice@citi.com, (c) MC-Five Mile Commercial Mortgage Finance LLC, 680 5th Avenue, New York, New York 10019, Attention: Matthew Philip, Managing Director, fax number: (212) 315-9857; (d) Jefferies LoanCore LLC c/o LoanCore Capital, 80 Field Point Road, Greenwich, Connecticut 06830, Attention: Perry Gershon, fax number: (203) 861-6006, with copies to Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta, Esq., fax number: (212) 836-8689 and (e) Archetype Mortgage Funding I LLC, 1601 Washington Ave., Suite 800, Miami Beach, Florida 33139, Attention: Leslie K. Fairbanks, Senior Vice President, fax number: (305) 695 5449, with a copy to: LNR Property LLC, 1601 Washington Ave., Suite 800, Miami Beach, Florida 33139, Attention: Vincent Kallaher, Senior Vice President, fax number: (305) 695 5449, with a copy to: LNR Property LLC, 1601 Washington Ave., Suite 800, Miami Beach, Florida 33139, Attention: Corporate Counsel, fax number: (305) 695 5449; (x) in the case of the Underwriters and the Initial Purchasers, (a) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention:  Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number 212-291-5318, email: joe.osborne@gs.com; (b) Citigroup Global Markets Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention:  Paul Vanderslice, fax number:  (212) 723-8599, and 388 Greenwich Street, 19th Floor, New York, New York 10013, Attention:  Richard Simpson, fax number:  (646) 328-2943, with copies by electronic mail to Richard Simpson at richard.simpson@citi.com and Ryan M. O’Connor at ryan.m.oconnor@citi.com; (c) Jefferies LLC, 520 Madison Avenue, New York, New York, 10022, Attention: Mark Green, email: mgreen@jefferies.com, with copies to the Legal Department, fax number: (646) 786-5691; and

(d) Wells Fargo Securities, LLC, 375 Park Avenue, 2nd Floor, J0127-023, New York, New York 10152-023, Attention: A.J. Sfarra, fax number: (212) 214-8970; and (xi) in the case of the initial Controlling Class Representative, RREF II CMBS AIV, LP, c/o Rialto Capital Management LLC, 850 Third Ave., Suite 16B, New York, New York 10022, facsimile number:  (212) 751-4646, Attention:  Josh Cromer, and to RREF II CMBS AIV, LP, c/o Rialto Capital Management LLC, 850 Third Ave., Suite 16B, New York, New York 10022, facsimile number:  (212) 751-4646, Attention:  Joseph Bachkosky; or as to each such Person such other address or e-mail address as may hereafter be furnished by such Person to the parties hereto in writing.  Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.  Any communication required or permitted to be delivered to a Beneficial Owner shall be deemed to have been duly given to the extent delivered through the Depository.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.05 Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.06 Notice to the Depositor and Each Rating Agency.

(a)           The Certificate Administrator shall use its best efforts to promptly provide notice to an Authorized Representative of the Depositor by e-mail with respect to each of the following of which a Responsible Officer of the Certificate Administrator has actual knowledge, and the Depositor shall promptly upload such notice or information to the Depositor’s 17g-5 Website within five (5) Business Days, and after the Certificate Administrator receives written notification from the Depositor (which may be in the form of e-mail) that the Depositor has posted such notice or information to the Depositor’s 17g-5 Website, the Certificate Administrator shall provide such notice or information to the Rating Agencies:

(i)            any material change or amendment to this Agreement;

(ii)           the occurrence of any Servicer Termination Event that has not been cured;

(iii)          the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, the Trustee or the Certificate Administrator;

(iv)          the repurchase of, or substitution of, Mortgage Loans pursuant to Section 2.03;

(v)           the final payment to any Class of Certificateholders;

(vi)         any change in the location of the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account or any Distribution Account;

(vii)         any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer; and

(viii)        any change in the lien priority of a Mortgage Loan.

(b)           The Master Servicer or the Special Servicer shall promptly furnish to an Authorized Representative of the Depositor by e-mail copies of the following (to the extent not already delivered or made available pursuant to the terms of this Agreement), and the Depositor shall promptly upload such documents to the Depositor’s 17g-5 Website within five (5) Business Days, and after the Master Servicer or the Special Servicer, as applicable, receives written notification from the Depositor (which may be in the form of e-mail) that the Depositor has uploaded such documents to the Depositor’s 17g-5 Website, the Master Servicer or the Special Servicer, as applicable, shall provide such documents to the Rating Agencies:

(i)            each of its annual statements as to compliance described in Section 10.08 of this Agreement;

(ii)           each of its annual independent public accountants’ servicing reports described in Section 10.09 of this Agreement;

(iii)          a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 4.02; and

(iv)          upon request, each inspection report prepared in connection with any inspection conducted pursuant to Section 3.18 of this Agreement.

(c)           The Certificate Administrator shall promptly furnish to an Authorized Representative of the Depositor by e-mail copies of the items set forth in Section 8.11(b) of this Agreement (to the extent not already delivered or made available pursuant to the terms of this Agreement and to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format), and the Depositor shall promptly upload such documents to the Depositor’s 17g-5 Website within five (5) Business Days.

Section 11.07 Amendment.  This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)            to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)           to correct or supplement any of its provisions which may be inconsistent with any other provisions of this Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)         to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)         to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(v)          to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)         to modify the procedures herein relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under this Agreement); provided, further that notice of such modification is provided to all parties to this Agreement;

(vii)         to amend or supplement any provision of this Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)        in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of this Agreement (A) to the extent necessary to effect the qualification of this Agreement under the TIA or under any similar federal statute hereafter enacted and to add to this Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of this Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under this Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (ii) reduce the consultation rights or the right to receive information under this Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under this Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; or (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

This Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)            reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate;

(ii)           reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)          change in any manner the obligations or rights of any Mortgage Loan Seller under this Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)          change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)          without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under this Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to this Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to this Agreement,

(vi)          adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)         change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser.

In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 11.07 shall be effective with the consent of the Trustee, the Operating Advisor, the Certificate Administrator, the Special Servicer, the Master Servicer, in writing, and to the extent required by this Section, the Certificateholders, the Mortgage Loan Sellers, the Underwriters and/or the Initial Purchasers, as applicable.  Promptly after the execution of any amendment, the Master Servicer shall forward a copy thereof to the Trustee, the Operating Advisor, the Certificate Administrator and the Special Servicer each Mortgage Loan Seller, each Underwriter, each Initial Purchaser and the Certificate Administrator and shall furnish written notification of the substance of such amendment to each Certificateholder, as applicable and, subject to Section 11.13 of this Agreement, each Rating Agency.  It shall not be necessary for the consent of Certificateholders, the Mortgage Loan Sellers, the Underwriters or the Initial Purchasers, as applicable, under this Section 11.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders, the Mortgage Loan Sellers, the Underwriters or the Initial Purchasers, as applicable, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator, such party shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause a Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, and will not cause a tax to be imposed on a Trust REMIC under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).  Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement.  Each of the Trustee and the Certificate Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Certificate Administrator’s, as applicable, own rights, duties or immunities under this Agreement.  The party requesting an amendment to this Agreement shall, subject to Section 11.13 of this Agreement, give each Rating Agency prior written notice of such proposed amendment.

Section 11.08 Confirmation of Intent.  The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan.  If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement.  The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-Off Date and Principal Prepayments received prior to the Cut-Off Date), all amounts held from time to time in the Collection Account, each Distribution Account, the Interest Reserve Account and, if established, the Excess Liquidation Proceeds Reserve Account and the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor’s right, title and interest in and to any Insurance Proceeds related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law.  This Section 11.08 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

Section 11.09 Third-Party Beneficiaries.  Except as provided in the next sentence, no Persons other than a party to this Agreement and any Certificateholder, shall have any rights with respect to the enforcement of any of the rights or obligations hereunder.  Any Underwriter or Initial Purchaser (with respect to its rights to receive any documents, certifications, information and/or indemnification hereunder and its rights under Section 2.02, Section 5.03 and Section 11.07 of this Agreement), any Mortgage Loan Seller (with respect to its rights under Section 2.03(a), Section 2.03(b), Section 2.03(c), Section 3.09(d)(i) and Section 11.07 of this Agreement and its rights as a Privileged Person), and, subject to Section 11.02 of this Agreement, any Certificateholder (which are intended third-party beneficiaries of this Agreement) shall have the right to enforce their respective rights and obligations hereunder  as if each such Person was a party hereto.

Without limiting the foregoing, the parties to this Agreement specifically state that no Mortgagor, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

Section 11.10 Request by Certificateholders.  Where information or reports are required to be delivered to a Certificateholder, upon request pursuant to the terms of this Agreement, such request can be in the form of a single blanket request by a Certificateholder, to the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable and, with respect to such Certificateholder, such request shall be deemed to relate to each date such report or information may be requested.  The notice shall set forth the applicable Sections where such reports and information are requested.

Section 11.11 Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.12 Submission to Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

Section 11.13 Exchange Act Rule 17g-5 Procedures.

(a)           Except as otherwise provided in Section 11.06 of this Agreement or this Section 11.13 or otherwise in this Agreement or as required by law, none of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian shall provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Mortgage Loans relevant to the Rating Agencies’ surveillance of the Certificates or the Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates.  To the extent that a Rating Agency makes an inquiry or initiates communications with the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s surveillance of the Certificates, all responses to such inquiries or communications from such Rating Agency shall be made in writing by the responding party and shall be provided to the Depositor who shall post such written response to the Depositor’s 17g-5 Website within five (5) Business Days of receipt of such response, and after the responding party receives written notification from the Depositor (which may be in the form of e-mail) that such response has been posted on the Depositor’s 17g-5 Website, such responding party may, but is not obligated to, provide such response to such Rating Agency.

(b)           To the extent that any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Agreement, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian, as applicable, shall provide such information or communication to an Authorized Representative of the Depositor by e-mail, which the Depositor shall upload to the Depositor’s 17g-5 Website within five (5) Business Days, and after the applicable party has received written notification from the Depositor (which may be in the form of e-mail) that such information has been uploaded to the Depositor’s 17g-5 Website, the applicable party shall send such information to such Rating Agency in accordance with the delivery instructions set forth herein.  The foregoing shall include any Rating Agency Confirmation request made pursuant to this Agreement, which shall be in writing, with a cover letter indicating the nature of the request and shall include all information the requesting party believes is reasonably necessary for the applicable Rating Agency to make its decision.  The Depositor shall notify each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Custodian in writing of any change in the identity or contact information of an Authorized Representative.

(c)           Notwithstanding the provisions of Section 11.13(a) or Section 11.13(b) of this Agreement, the Depositor may authorize, in its sole discretion, any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian to provide information directly to, or communicate with, a Rating Agency (including, but not limited to, responses to inquiries from such Rating Agency).  Any such authorization shall be in writing (which writing may be electronic mail) by a Responsible Officer of the Depositor, and shall set forth the procedures that the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian, as applicable, shall follow if it elects (in its sole discretion) to provide information directly to the applicable Rating Agency, which procedures shall be reasonable and customary as is necessary to allow the Depositor to comply with Rule 17g-5.

(d)           Each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Custodian (each, an “Indemnifying Party”) hereby expressly agrees to indemnify and hold harmless the Depositor and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) such Indemnifying Party’s breach of Section 11.06, Section 11.13(a), Section 11.13(b) or Section 11.13(c) of this Agreement or (ii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by the applicable Indemnifying Party, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(e)           None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian shall have any liability for (i) the Depositor’s failure to post information provided by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian in accordance with the terms of this Agreement, (ii) any malfunction or disabling of the Depositor’s 17g-5 Website or (iii) such party’s failure to perform any of its obligations under this Agreement regarding providing information or communication to the Rating Agencies that are required to be performed after the Depositor posts the related information or communication if the Depositor fails to notify such party that it has posted such information or communication on the Depositor’s 17g-5 Website.

(f)           None of the foregoing restrictions in this Section 11.13 prohibit or restrict oral or written communications, or providing information, between the Master Servicer or the Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings it assigns to the Master Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s approval of the Master Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Master Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless:  (x) borrower, property or deal specific identifiers are redacted; or (y) such information has already been provided to the Depositor and has been uploaded on to the Depositor’s 17g-5 Website.

(g)           The Depositor shall maintain the Depositor’s 17g-5 Website in accordance with Rule 17g-5(a)(3)(iii).

Section 11.14 Precautionary Trust Indenture Act Provisions.

In the event that the Depositor, upon consultation with the Trustee, notifies the parties to this Agreement that it has determined that the TIA applies to this Agreement or that that qualification under the Trust Indenture Act of 1939, as amended (the “TIA”) or any similar federal statute hereafter enacted is required (any such determination by the Depositor, a “TIA Applicability Determination”), then, (i) in the case of the TIA, pursuant to Section 318 of the TIA (assuming such section is then in effect), the provisions of Sections 310 to and including Section 317 of the TIA that impose duties on any person are part of and govern this Agreement, whether or not physically contained herein, as and to the extent provided in Section 318 of the TIA; provided, however, that it shall be deemed that the parties to this Agreement have agreed that, to the extent permitted under the TIA, this Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of this Agreement or would otherwise alter the provisions of this Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto; (ii) the parties agree to cooperate in good faith with the Depositor to make such amendments to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to effect the qualification of this Agreement under the TIA or such similar statute and to add to this Agreement such other provisions as may be expressly required by the TIA or as may be determined by the parties to be beneficial for compliance with the TIA; and (iii) upon the direction of the Depositor, the Trustee shall file a Form T-1 or such other form as the Depositor informs the Trustee is required, with the SEC or other appropriate institution.

Section 11.15 Cooperation with the Mortgage Loan Sellers with Respect to Rights Under the Loan Agreements.  It is expressly agreed and understood that, notwithstanding the assignment of the Loan Documents, it is expressly intended that the Mortgage Loan Sellers get the benefit of any securitization indemnification provisions in the Loan Documents.  Therefore, the Depositor, Master Servicer, Special Servicer and Trustee hereby agree to cooperate with any Mortgage Loan Seller with respect to the benefits of the provisions of any section of a Loan Agreement or securitization cooperation agreement related to indemnification of the lender and/or its affiliates with respect to any securitization of the related Mortgage Loan, including, without limitation, reassignment to the related Mortgage Loan Seller of such sections, but no other portion of the Loan Documents, to permit the related Mortgage Loan Seller and its respective affiliates to enforce such provisions for their respective benefits.  To the extent that the Trustee is required to execute any document facilitating an assignment under this Section 11.15, such document shall be in form and substance reasonably acceptable to the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

GS MORTGAGE SECURITIES CORPORATION II

By:	/s/ J. Theodore Borter
Name: J. Theodore Borter
Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Newell III
Name: Joseph Newell III
Title: Vice President

RIALTO CAPITAL ADVISORS, LLC

By:	/s/ Cheryl Baizan
Name: Cheryl Baizan
Title: Chief Financial Officer

SITUS HOLDINGS, LLC

By:	/s/ George Wisniewski
Name: George Wisniewski
Title: Senior Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Amy Mofsenson
Name: Amy Mofsenson
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Karlene Benvenuto
Name: Karlene Benvenuto
Title: Associate

By:	/s/ Mei Nghia
Name: Mei Nghia
Title: Assistant Vice President

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 24th day of May, 2013, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared J. Theodore Borter, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vice President of GS Mortgage Securities Corporation II, a New York limited partnership, the limited partnership described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said limited partnership and on behalf of such limited partnership.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Onyx S. Wellington
Notary Public in and for the
State of New York

My Commission expires:  April 10, 2015

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA	)
	)	ss:
COUNTY OF MECKLENBURG	)

On this 20th day of May, 2013, before me, the undersigned, a Notary Public in and for the State of North Carolina, duly commissioned and sworn, personally appeared Joseph Newell III, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vice President of Wells Fargo Bank, National Association, a national banking association, the national banking association described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said national banking association and on behalf of such national banking association.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Erica L. Smith
Notary Public in and for the
State of North Carolina

My Commission expires:  July 15, 2017

[NOTARIAL SEAL]

STATE OF FLORIDA	)
	)	ss:
COUNTY OF	)

On this 30th day of May, 2013, before me, the undersigned, a Notary Public in and for the State of Florida, duly commissioned and sworn, personally appeared Cheryl Baizan, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Chief Financial Officer of Rialto Capital Advisors, LLC, a limited liability company, the limited liability company described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said limited liability company and on behalf of such limited liability company.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Lori Buckler
Notary Public in and for the
State of Florida

My Commission expires:  February 2, 2014

[NOTARIAL SEAL]

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF SAN FRANCISCO	)

On this 15th day of May, 2013, before me, the undersigned, a Notary Public in and for the State of California, duly commissioned and sworn, personally appeared George Wisniewski, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Senior Managing Director of Situs Holdings, LLC, a limited liability company, the limited liability company described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said limited liability company and on behalf of such limited liability company.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Theresa R. Dye
Notary Public in and for the
State of California

My Commission expires:  June 26, 2014

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 30th day of May, 2013, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Amy Mofsenson, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Vice President of Wells Fargo Bank, National Association, a national banking association, the national banking association described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said national banking association and on behalf of such national banking association.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Janet M. Jolley
Notary Public in and for the
State of New York

My Commission expires:  January 3, 2017

[NOTARIAL SEAL]

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF ORANGE	)

On this 20th day of May, 2013, before me, the undersigned, a Notary Public in and for the State of California, duly commissioned and sworn, personally appeared Mei Nghia and Karlene Benvenuto, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she is a Assistant Vice President/Associate of Deutsche Bank Trust Company Americas, a trust company, the trust company described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said trust company  and on behalf of such trust company.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Melissa D. Vincent
Notary Public in and for the
State of California

My Commission expires:  July 20, 2016

[NOTARIAL SEAL]

EXHIBIT A-1

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

A-1-1

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS A-1

Pass-Through Rate: 0.742%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class A-1 Certificates: $84,631,000	Scheduled Final Distribution Date: the Distribution Date in January 2018

CUSIP: 3619X AG9	Initial Certificate Principal Amount of this Certificate: $[ ]
ISIN: US36197XAG97

Common Code: 093896149

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.  Also issued under the Pooling and Servicing Agreement are the Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class A-1 Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

A-1-2

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto;

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(ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

 The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to

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maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

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(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

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9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-1 Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-1-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ___________________________________________________________________   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-1-10

EXHIBIT A-2

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

A-2-1

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS A-2

Pass-Through Rate: 2.011%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class A-2 Certificates: $134,221,000	Scheduled Final Distribution Date: the Distribution Date in May 2018

CUSIP: 36197X AH7	Initial Certificate Principal Amount of this Certificate: $[__________]
ISIN: US36197XAH70

Common Code: 093896190

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class A-2 Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

A-2-2

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the

A-2-3

Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

 The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the

A-2-4

Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

A-2-5

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

A-2-6

9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-2-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-2 Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-2-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-2-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ___________________________________________________________________   Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-2-10

EXHIBIT A-3

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

A-3-1

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS A-3

Pass-Through Rate: 2.860%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class A-3 Certificates: $200,000,000	Scheduled Final Distribution Date: the Distribution Date in April 2023

CUSIP: 36197X AJ3	Initial Certificate Principal Amount of this Certificate: $[__________]
ISIN: US36197XAJ37

Common Code: 093896220

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class A-3 Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

A-3-2

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-3 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto;

A-3-3

(ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

 The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to

A-3-4

maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

A-3-5

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

A-3-6

9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-3 Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-3 Certificate of the entire Percentage Interest represented by the within Class A-3 Certificates to the above-named Assignee(s) and to deliver such Class A-3 Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-3-10

EXHIBIT A-4

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS A-4

Pass-Through Rate: 3.135%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class A-4 Certificates: $313,849,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AK0	Initial Certificate Principal Amount of this Certificate: $[__________]
ISIN: US36197XAK00

Common Code: 093896297

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class A-4 Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-4 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto;

A-4-3

(ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to

A-4-4

maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

A-4-5

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

A-4-6

9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-4 Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-4-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-4 Certificate of the entire Percentage Interest represented by the within Class A-4 Certificates to the above-named Assignee(s) and to deliver such Class A-4 Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-4-10

EXHIBIT A-5

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS A-AB

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS A-AB

Pass-Through Rate: 2.678%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class A-AB Certificates: $105,525,000	Scheduled Final Distribution Date: the Distribution Date in November 2022

CUSIP: 36197X AL8	Initial Certificate Principal Amount of this Certificate: $[__________]
ISIN: US36197XAL82

Common Code: 093896335

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-AB Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class A-AB Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

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The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-AB Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-AB Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the

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Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

 The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the

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Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

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(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

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9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-AB Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:  ______________

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-AB Certificates referred to in the Pooling and Servicing Agreement.

Dated: ______________

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-AB Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-AB Certificate of the entire Percentage Interest represented by the within Class A-AB Certificates to the above-named Assignee(s) and to deliver such Class A-AB Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-6

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS X-A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-AB AND CLASS A-S CERTIFICATES.  ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CLASS X-A CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS X-A

Pass-Through Rate: Variable IO1

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-A Certificates: $919,055,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AM6	Initial Notional Amount of this Certificate: $[__________]
ISIN: US36197XAM65

Common Code: 093896343

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-A Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class X-A Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

1 The approximate Pass-Through Rate as of the Closing Date is 1.960%.

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This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-A Certificates for such Distribution Date, all as more fully described the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off

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Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

 The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not

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adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

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(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

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9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-A Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:  ______________

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: ______________

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-A Certificate of the entire Percentage Interest represented by the within Class X-A Certificates to the above-named Assignee(s) and to deliver such Class X-A Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-6-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-6-10

EXHIBIT A-7

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS X-B

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS B AND CLASS C CERTIFICATES.  ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CLASS X-B CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

A-7-1

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS X-B

Pass-Through Rate: Variable IO1

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-B Certificates: $142,200,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AN4	Initial Notional Amount of this Certificate: $[__________]

ISIN: US36197XAN49

Common Code: 093896360

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-B Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class X-B Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

1 The initial approximate Pass-Through Rate as of the Closing Date is 0.686%.

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The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-B Certificates for such Distribution Date, all as more fully described the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant

A-7-3

to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

 The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will

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not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

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(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

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9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-B Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-B Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely
as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-B Certificate of the entire Percentage Interest represented by the within Class X-B Certificates to the above-named Assignee(s) and to deliver such Class X-B Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-8

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS X-C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS E, CLASS F AND CLASS G CERTIFICATES.  ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE

1      Temporary Regulation S Global Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Global Certificate legend.

A-8-1

HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION”  AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CLASS X-C CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A-8-2

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS X-C

Pass-Through Rate: Variable IO1

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-C Certificates: $86,817,027	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AA22 U04025 AA73 36197X AS34	Initial Notional Amount of this Certificate: $[__________]
ISIN: US36197XAA285 USU04025AA796 US36197XAS367

Common Code: 094044430

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-C Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B,

1 The initial approximate Pass-Through Rate as of the Closing Date is 1.370%.

2 For Rule 144A Certificates

3 For Regulation S Certificates

4 For IAI Certificates

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

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Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class X-C Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X-C Certificates for such Distribution Date, all as more fully described the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If

A-8-4

within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

 The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account,

A-8-5

provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master

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Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

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The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-C Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-C Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely
as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-C Certificate of the entire Percentage Interest represented by the within Class X-C Certificates to the above-named Assignee(s) and to deliver such Class X-C Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: ____________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number __________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-9

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS A-S

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS A-S

Pass-Through Rate: 3.375%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class A-S Certificates: $80,829,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AP9	Initial Certificate Principal Amount of this Certificate: $[__________]
ISIN: US36197XAP96

Common Code: 093896378

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-S Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class A-S Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

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The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-S Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the

A-9-3

Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the

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Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

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(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

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9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-9-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-S Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-S Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-9-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-S Certificate of the entire Percentage Interest represented by the within Class A-S Certificates to the above-named Assignee(s) and to deliver such Class A-S Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-9-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-9-10

EXHIBIT A-10

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS B

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

A-10-1

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS B

Pass-Through Rate: The lesser of 3.777% and the WAC Rate

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class B Certificates: $86,817,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AQ7	Initial Certificate Principal Amount of this Certificate: $[__________]

ISIN: US36197XAQ79

Common Code: 093896408

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class C, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class B Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

A-10-2

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the

A-10-3

Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the

A-10-4

Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

A-10-5

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

A-10-6

9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-10-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class B Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-10-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________  (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-10-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-10-10

EXHIBIT A-11

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS C

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Global Certificate legend.

A-11-1

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS C

Pass-Through Rate: The lesser of 4.179% and the WAC Rate

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class C Certificates: $55,383,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AR5	Initial Certificate Principal Amount of this Certificate: $[__________]

ISIN: US36197XAR52

Common Code: 093896424

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class D, Class E, Class F, Class G and Class R Certificates (together with the Class C Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

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The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the

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Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the

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Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

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(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

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9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class C Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-11-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________  (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class C Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-11-10

EXHIBIT A-12

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE

1      Temporary Regulation S Global Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3       Global Certificate legend.

A-12-1

HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION”  AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS D

Pass-Through Rate: The WAC Rate1

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class D Certificates: $49,395,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AB02 U04025 AB53 36197X AT14	Initial Certificate Principal Amount of this Certificate: $[__________]

ISIN: US36197XAB015 USU04025AB526 US36197XAT197

Common Code: 094044472

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class

1 The initial approximate Pass-Through Rate as of the Closing Date is 4.620%.

2 For Rule 144A Certificates

3 For Regulation S Certificates

4 For IAI Certificates

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

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X-C, Class A-S, Class B, Class C, Class E, Class F, Class G and Class R Certificates (together with the Class D Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of

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maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

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(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any

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Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining

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outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class D Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________  (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-12-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-13

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS E

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE

1      Temporary Regulation S Global Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Global Certificate legend.

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HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION”  AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS E

Pass-Through Rate: 3.250%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class E Certificates: $32,931,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AC81 U04025 AC32 36197X AU83	Initial Certificate Principal Amount of this Certificate: $[__________]
ISIN: US36197XAC834 USU04025AC365 US36197XAU816

Common Code: 094044871

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class

1 For Rule 144A Certificates

2 For Regulation S Certificates

3 For IAI Certificates

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

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X-C, Class A-S, Class B, Class C, Class D, Class F, Class G and Class R Certificates (together with the Class E Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If

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within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account,

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provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master

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Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

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The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class E Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class E Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-13-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-13-11

EXHIBIT A-14

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS F

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE

1      Temporary Regulation S Global Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Global Certificate legend.

A-14-1

HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION”  AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS F

Pass-Through Rate: 3.250%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class F Certificates: $11,974,000	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AD61 U04025 AD12 36197X AV63	Initial Certificate Principal Amount of this Certificate: $[__________]
ISIN: US36197XAD664 USU04025AD195 US36197XAV646

Common Code: 094044910

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class

1 For Rule 144A Certificates

2 For Regulation S Certificates

3 For IAI Certificates

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

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X-C, Class A-S, Class B, Class C, Class D, Class E, Class G and Class R Certificates (together with the Class F Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If

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within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account,

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provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master

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Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

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The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class F Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class F Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class F Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class F Certificate of the entire Percentage Interest represented by the within Class F Certificates to the above-named Assignee(s) and to deliver such Class F Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-14-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-14-11

EXHIBIT A-15

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS G

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR,  THE CONTROLLING CLASS REPRESENTATIVE, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE  MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE

1      Temporary Regulation S Global Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Global Certificate legend.

A-15-1

HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION”  AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS G

Pass-Through Rate: 3.250%

First Distribution Date: June 12, 2013
Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

Aggregate Initial Certificate Principal Amount of the Class G Certificates: $41,912,027	Scheduled Final Distribution Date: the Distribution Date in May 2023

CUSIP: 36197X AE41 U04025 AE92 36197X AW43	Initial Certificate Principal Amount of this Certificate: $[__________]
ISIN: US36197XAE404 USU04025AE915 US36197XAW486

Common Code: 094044944

No.: 1

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class

1 For Rule 144A Certificates

2 For Regulation S Certificates

3 For IAI Certificates

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

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X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, and Class R Certificates (together with the Class G Certificates, the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If

A-15-4

within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account,

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provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master

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Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

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The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class G Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class G Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ___________________________________________ __________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-15-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-15-11

EXHIBIT A-16

GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-GCJ12, CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTIONS 5.02 AND 5.03 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT.  ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR

A-16-1

OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.  THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS,” AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES.  IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

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GS MORTGAGE SECURITIES TRUST 2013-GCJ12
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2013-GCJ12, CLASS R

Percentage Interest: [ ]%

Cut-Off Date:  With respect to each Mortgage Loan, the Due Date in May 2013 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in June 2013, the date that would have been its Due Date in May 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month).

CUSIP: 36197X AF11 36197X AX22
ISIN: US36197XAF153 US36197XAX214

No.: 1

This certifies that [           ] is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class R Certificates.  The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and held in trust by the Trustee and serviced by the Master Servicer.  The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below).  The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, and Class G Certificates (together with the Class R Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

1 For Rule 144A Certificates

2 For IAI Certificates

3 For Rule 144A Certificates

4 For IAI Certificates

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This Certificate represents the “residual interest” in six “real estate mortgage investment conduits,” as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the determination date of each month, commencing in June 2013 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class R Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.  Distributions are required to be made (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of the substitution); (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee’s and the Certificate Administrator’s

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rights in the Escrow Accounts and Lock Box Accounts and all proceeds of the Mortgage Loans deposited in the Collection Account, each Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, any REO Account, including reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Loan Purchase Agreements and the AMC Guaranty to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (xi) the Lower-Tier Regular Interests.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Certificate Registrar, nor any agent of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

 The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error;

(iii)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)
to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee or (C) to the extent necessary to comply with the Investment

A-16-5

Company Act of 1940, as amended, the Exchange Act, Regulation AB and/or any regulatory actions and/or interpretations;

(v)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)
to modify the procedures in the Pooling and Servicing Agreement relating to Exchange Act Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(viii)
in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A);

provided that no amendment pursuant to any of clauses (i)-(viii) above may be made that would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (iii) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (iv) change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.  Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, Special Servicer or Trustee is requesting an amendment for the benefit of the Certificateholders, then such expense will be borne by the Trust.

 The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

A-16-6

(i)
reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class, without the consent of the Holder of that Certificate,

(ii)
reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)
change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or a Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (1) consent of 100% of the holders of the Certificates or (2) Rating Agency Confirmation,

(v)
without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (c) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or

(vii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired by the Trust Fund in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Trust, (B) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust, as determined by the Special Servicer (such Appraisals in clause (i)(B) shall be obtained by the Special Servicer) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

The Holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Master Servicer does, any Holder of a Class R Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if such party first notifies the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notifies the Certificate Administrator (who shall notify each of the Controlling Class Representative, each Certifying Certificateholder and the Master Servicer) of its intention to do so in writing within 30 days following the Early Termination Notice Date.  All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section

A-16-7

9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder.  The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates and the Mortgage Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate immediately following the earlier to occur of (i) the purchase by the Holders of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates of all the Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all Mortgage Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement.  All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-16-8

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class R Certificate to be duly executed.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-16-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ ______________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

Date:

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-16-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:  __________________________________________________________ ______________________________________________________________________________________________________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of __________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-16-11

EXHIBIT B

MORTGAGE LOAN SCHEDULE

GSMS 2013-GCJ12 Mortgage Loan Schedule

Control		Loan
Number	Footnotes	Number	Property Name	Address	City	State
1		9W3414	Friendly Center	600 Green Valley Road	Greensboro	North Carolina
2		1	Queens Crossing	38-25 Main Street	Flushing	New York
3		2	Eagle Ridge Village	26095 Kestrel Drive	Evans Mills	New York
4		6137	Condyne Industrial Portfolio
4.01		6672	Condyne Portfolio-Littleton	1 Distribution Center Circle	Littleton	Massachusetts
4.02		6670	Condyne Portfolio-Fall River	81 Commerce Drive	Fall River	Massachusetts
4.03		6669	Condyne Portfolio-Taunton	220 O’Connell Way	East Taunton	Massachusetts
4.04		6671	Condyne Portfolio-Brockton	1150 West Chestnut Street	Brockton	Massachusetts
5		3	W Minneapolis	821 Marquette Avenue	Minneapolis	Minnesota
6		6531	Marketplace at Huntingdon Valley	2010 County Line Road	Huntingdon Valley	Pennsylvania
7		9W2RG8	Bradley Fair Shopping Center	2000 North Rock Road	Wichita	Kansas
8		6257	250 Livingston Street	250 Livingston Street	Brooklyn	New York
9		6633	Amalfi Hotel	20 West Kinzie Street	Chicago	Illinois
10		4	Cabana Club Apartments	8680 Baymeadows Road East	Jacksonville	Florida
11		MC001BDF8	Woodhawk Club Apartments	1000 Johnanna Drive	Pittsburgh	Pennsylvania
12		1	Northeast Philadelphia Industrial Portfolio
12.01		1.01	10981 Decatur Road	10981 Decatur Road	Philadelphia	Pennsylvania
12.02		1.02	10360 Drummond Road	10360 Drummond Road	Philadelphia	Pennsylvania
12.03		1.03	9815 Roosevelt Boulevard	9815 Roosevelt Boulevard	Philadelphia	Pennsylvania
12.04		1.04	3031 Red Lion Road	3031 Red Lion Road	Philadelphia	Pennsylvania
12.05		1.05	2800 Comly Road	2800 Comly Road	Philadelphia	Pennsylvania
12.06		1.06	275 Geiger Road	275 Geiger Road	Philadelphia	Pennsylvania
12.07		1.07	11600 Caroline Road	11600 Caroline Road	Philadelphia	Pennsylvania
12.08		1.08	11620 Caroline Road	11620 Caroline Road	Philadelphia	Pennsylvania
12.09		1.09	10195 Northeast Avenue	10195 Northeast Avenue	Philadelphia	Pennsylvania
12.10		1.1	12700 Townsend Road	12700 Townsend Road	Philadelphia	Pennsylvania
12.11		1.11	13430 Damar Drive	13430 Damar Drive	Philadelphia	Pennsylvania
12.12		1.12	14001 Townsend Road	14001 Townsend Road	Philadelphia	Pennsylvania
12.13		1.13	10380 Drummond Road	10380 Drummond Road	Philadelphia	Pennsylvania
12.14		1.14	12600 Townsend Road	12600 Townsend Road	Philadelphia	Pennsylvania
13		6400	Stetson Village	3800 West Happy Valley Road	Glendale	Arizona
14	1	5	Commerce Park	Various	Danbury	Connecticut
15		6667	A&P Mahwah	117 Franklin Turnpike	Mahwah	New Jersey
16		2	Village at Pittsburgh Mills	1015 and 1020-2012 Village Center Drive	Tarentum	Pennsylvania
17		6	Merage Tampa Hotel Portfolio
17.01		6.01	Residence Inn - Northpointe	2101 Northpointe Parkway	Lutz	Florida
17.02		6.02	Courtyard by Marriott - Oldsmar	4014 Tampa Road	Oldsmar	Florida
17.03		6.03	Residence Inn - Oldsmar	4012 Tampa Road	Oldsmar	Florida
18		7	Bryan Apartments
18.01		7.01	Willow Oaks Apartments	3902 East 29th Street	Bryan	Texas
18.02		7.02	Riverstone Apartments	2301 Broadmoor Drive	Bryan	Texas
19		6689	Van Dyke Commons	17623-17695 North Dale Mabry Highway	Lutz	Florida
20		8	Adara Apartment Portfolio
20.01		8.01	Timberlake Apartments	8226 East 60th Street Circle	Sarasota	Florida
20.02		8.02	Madison Pointe Apartments	503 Southwest Parkway	College Station	Texas
21		9WFVQ2	High Desert Gateway	12779 Main Street	Hesperia	California
22		9	Fairplain Plaza	M-139 and Fairplain Drive	Benton Harbor	Michigan
23		10	DoubleTree El Paso	600 North El Paso Street	El Paso	Texas
24		MC001B724	Arrowhead and Entrada Apartments
24.01		MC001B724 - MC001BA46	Entrada Apartments	900 Country Club Drive Southeast	Rio Rancho	New Mexico
24.02		MC001B724 - MC001BA53	Arrowhead Apartments	12021 Skyline Road NE	Albuquerque	New Mexico
25		9WF4B5	Turnpike Distribution Center	1750 Shenango Road	New Galilee	Pennsylvania
26		B-1	Paoli Medical Office Park	2&4 Industrial Boulevard	Paoli	Pennsylvania
27		11	Coral Springs Trade Center	2800-2920 North University Drive	Coral Springs	Florida
28		9WE345	Ross Plaza	2253, 2255 & 2275 Pine Ridge Road	Naples	Florida
29		9WG530	Hampton Inn University Charlottesville	900 West Main Street	Charlottesville	Virginia
30		6678	1021 Swan Creek Drive	1021 Swan Creek Drive	Curtis Bay	Maryland
31		B-2	The Shoppes at Beville Road	1500 Beville Road	Daytona Beach	Florida
32		12	Imperial Chase	25510 Brookhaven Street	Spring	Texas
33		3	Sethi Hotel Portfolio
33.01		3.01	Holiday Inn Express Hotel & Suites Scott-Lafayette West	736 I-10 South Frontage Road	Scott	Louisiana
33.02		3.02	Hampton Inn & Suites Grenada	1545 Jameson Drive	Grenada	Mississippi

GSMS 2013-GCJ12 Mortgage Loan Schedule

Control		Loan
Number	Footnotes	Number	Property Name	Address	City	State
34		13	Brickyard Tower	1245 East Brickyard Road	Salt Lake City	Utah
35		14	Pine Hill Apartments	500 Manda Lane	Wheeling	Illinois
36		6420	266 Broadway	266 Broadway	Brooklyn	New York
37		MC001B7D0	Memorial Shopping Center	14001-14079 Memorial Drive	Houston	Texas
38		9WCUU1	Courtyard - Portland	100 Southborough Drive	South Portland	Maine
39		15	North Heights Plaza	8282 Troy Pike	Huber Heights	Ohio
40		R-1	Medallion Corporate Center	2600-2664 Cypress Ridge Boulevard	Wesley Chapel	Florida
41		MC001AEA0	Highwoods Square	2021 - 2051 Griffith Road / 855 Hanes Mall Boulevard	Winston-Salem	North Carolina
42		16	Bennett Street Retail	2100, 2110 and 2118 Peachtree Road	Atlanta	Georgia
43		6661	Devon Self Storage - Amsdell	1300 Belmont Avenue	Philadelphia	Pennsylvania
44		9W1483	Millstone Lakes Apartments	4133 Parkviewlake Drive	Columbus	Ohio
45		17	Iron Gate Apartments	11, 15, 19, 33, 37 Briar Street	Glen Ellyn	Illinois
46		R-5	Wingate Inn	4182 Sycamore Dairy Road	Fayetteville	North Carolina
47		4	Professional Village of West Bloomfield	5793-5839 West Maple Road	West Bloomfield	Michigan
48		18	Woods on the Fairway	8311 FM 1960 Road East	Humble	Texas
49		6524	International Plaza	8200-8250 World Center Drive	Orlando	Florida
50		R-2	Off Broadway	801 Broadway Avenue Northwest	Grand Rapids	Michigan
51		B-6	Frisco Corners	8715 and 8837 Lebanon Road	Frisco	Texas
52		19	Werner MHP Portfolio
52.01		19.01	Flamingo Village	130 Diamond Drive	Pasco	Washington
52.02		19.02	Triple T	6439 West Myrtle Avenue	Glendale	Arizona
52.03		19.03	Forest Park	27901 Norris Road	Bozeman	Montana
53		MC001A908	Louetta Professional Plaza	10130 Louetta Road	Houston	Texas
54	2	20	Cedar Hill Apartments	Various	Washington	District of Columbia
55		6664	Candlewood Suites Bellevue	10902 South 15th Street	Bellevue	Nebraska
56		5	Holiday Inn Express Marietta	1250 Franklin Road	Marietta	Georgia
57		21	Village at Waterford	13530 Waterford Place	Midlothian	Virginia
58		MC001ADF0	Reynolds Portfolio
58.01		MC001ADF0 - MC001B948	Northwood MHP (Urbana, IL)	1 Northwood Drive	Urbana	Illinois
58.02		MC001ADF0 - MC001B930	Marshfield MHP (Marshfield, WI)	2215 South Maple Avenue	Marshfield	Wisconsin
58.03		MC001ADF0 - MC001B922	Evergreen Village MHP (Platteville, WI)	30972 County Road XX	Platteville	Wisconsin
58.04		MC001ADF0 - MC001B914	Country Village MHP (Norfolk, NE)	55909 844th Road	Norfolk	Nebraska
59		22	MainStay Suites - Texas Medical Center	3134 Old Spanish Trail	Houston	Texas
60		B-5	54 Great Jones Street/70 West 3rd Street
60.01		B-5.2	70 West 3rd Street	70 West 3rd Street	New York	New York
60.02		B-5.1	54 Great Jones Street	54 Great Jones Street	New York	New York
61		B-4	Midtown Small Shops	239-245 South Kings Drive and 915 Charlottetowne Avenue	Charlotte	North Carolina
62		23	Station at Vinings	2810 Paces Ferry Road Southeast	Atlanta	Georgia
63		R-3	Home Depot Plaza	10017 Highway 19 North	Port Richey	Florida
64		24	Greg Street Commerce Center	910-1092 Greg Street & 1105-1285 Marietta Way	Sparks	Nevada
65		B-9	Diamond Valley	1109-1287 South State Street	Hemet	California
66		R-6	Greenwood Farms Apartments	2105 North Greenwood Drive	Johnson City	Tennessee
67		MC001B658	Grogan’s Mill Center	7 Switchbud Place, 2260 and 2230 Buckthorne Place	Spring	Texas
68		6527	Palms Cabanas Apartments	224-811 East Austin Street	Weslaco	Texas
69		B-7	508-514 Willis Avenue	508-514 Willis Avenue	Bronx	New York
70		6665	AtlantiCare	6725 Delilah Road	Egg Harbor Township	New Jersey
71		R-4	Capstone Apartments	8864 United Lane	Athens	Ohio
72		6	1392 Third Avenue	1392 Third Avenue	New York	New York
73		B-8	Beethoven Apartments	1518 Park Avenue	Baltimore	Maryland
74		B-3	3275 West Hillsboro	3275 West Hillsboro Boulevard	Deerfield Beach	Florida
75		MC001AF27	Cinco Ranch Village	23144 Cinco Ranch Boulevard	Katy	Texas
76		MC001A429	Santa Grande MHC	4353 and 4375 West Missouri Avenue	Glendale	Arizona
77		MC001B3D4	Rite Aid Virginia Beach	1808 South Salem Road	Virginia Beach	Virginia
78		6426	Walgreens Savannah TN	800 Wayne Road	Savannah	Tennessee

GSMS 2013-GCJ12 Mortgage Loan Schedule
						Original	Remaining		Remaining				Crossed With
Control		Loan			Cut-Off Date	Mortgage	Term To		Amortization Term	Subservicing	Servicing	Mortgage	Other Loans
Number	Footnotes	Number	Property Name	Zip Code	Balance ($)	Loan Rate (%)	Maturity (Mos.)	Maturity Date	(Mos.)	Fee Rate (%)	Fee Rate (%)	Loan Seller	(Crossed Group)
1		9W3414	Friendly Center	27408	100,000,000	3.47950%	119	4/6/2023	360	0.00000%	0.02000%	GSMC	NAP
2		1	Queens Crossing	11354	75,000,000	4.75000%	120	5/6/2023	360	0.00000%	0.02000%	JLC	NAP
3		2	Eagle Ridge Village	13637	61,869,623	5.36000%	118	3/6/2023	358	0.00000%	0.02000%	JLC	NAP
4		6137	Condyne Industrial Portfolio		57,000,000	5.09000%	59	4/6/2018	348	0.02000%	0.01000%	CGMRC	NAP
4.01		6672	Condyne Portfolio-Littleton	01460
4.02		6670	Condyne Portfolio-Fall River	02720
4.03		6669	Condyne Portfolio-Taunton	02718
4.04		6671	Condyne Portfolio-Brockton	02301
5		3	W Minneapolis	55402	51,000,000	5.46200%	120	5/6/2023	360	0.00000%	0.02000%	JLC	NAP
6		6531	Marketplace at Huntingdon Valley	19006	40,750,000	4.10000%	120	5/6/2023	360	0.00000%	0.02000%	CGMRC	NAP
7		9W2RG8	Bradley Fair Shopping Center	67206	40,000,000	3.61000%	119	4/6/2023	360	0.00000%	0.02000%	GSMC	NAP
8		6257	250 Livingston Street	11201	37,500,000	4.00000%	120	5/6/2023	360	0.00000%	0.02000%	CGMRC	NAP
9		6633	Amalfi Hotel	60654	34,500,000	4.28000%	59	4/6/2018	360	0.00000%	0.02000%	CGMRC	NAP
10		4	Cabana Club Apartments	32256	32,150,000	4.61400%	119	4/6/2023	360	0.04000%	0.01000%	JLC	NAP
11		MC001BDF8	Woodhawk Club Apartments	15237	29,500,000	4.27000%	120	5/6/2023	336	0.00000%	0.02000%	MC FiveMile	NAP
12		1	Northeast Philadelphia Industrial Portfolio		29,000,000	4.23400%	120	5/6/2023	360	0.00000%	0.02000%	AMF I	NAP
12.01		1.01	10981 Decatur Road	19154
12.02		1.02	10360 Drummond Road	19154
12.03		1.03	9815 Roosevelt Boulevard	19114
12.04		1.04	3031 Red Lion Road	19114
12.05		1.05	2800 Comly Road	19154
12.06		1.06	275 Geiger Road	19115
12.07		1.07	11600 Caroline Road	19154
12.08		1.08	11620 Caroline Road	19154
12.09		1.09	10195 Northeast Avenue	19116
12.10		1.1	12700 Townsend Road	19154
12.11		1.11	13430 Damar Drive	19116
12.12		1.12	14001 Townsend Road	19154
12.13		1.13	10380 Drummond Road	19114
12.14		1.14	12600 Townsend Road	19154
13		6400	Stetson Village	85310	26,300,000	4.44000%	119	4/6/2023	360	0.00000%	0.02000%	CGMRC	NAP
14	1	5	Commerce Park	06810	25,871,928	4.90000%	116	1/6/2023	356	0.00000%	0.02000%	JLC	NAP
15		6667	A&P Mahwah	07430	25,000,000	4.11000%	120	5/6/2023	360	0.00000%	0.02000%	CGMRC	NAP
16		2	Village at Pittsburgh Mills	15084	24,750,000	4.70500%	120	5/1/2023	300	0.03000%	0.02000%	AMF I	NAP
17		6	Merage Tampa Hotel Portfolio		23,417,139	4.45000%	58	3/6/2018	298	0.00000%	0.02000%	JLC	NAP
17.01		6.01	Residence Inn - Northpointe	33558
17.02		6.02	Courtyard by Marriott - Oldsmar	34677
17.03		6.03	Residence Inn - Oldsmar	34677
18		7	Bryan Apartments		23,000,000	4.84500%	120	5/6/2023	360	0.00000%	0.02000%	JLC	NAP
18.01		7.01	Willow Oaks Apartments	77802
18.02		7.02	Riverstone Apartments	77802
19		6689	Van Dyke Commons	33548	22,355,541	4.14000%	119	4/6/2023	359	0.00000%	0.02000%	CGMRC	NAP
20		8	Adara Apartment Portfolio		22,311,678	4.86000%	119	4/6/2023	299	0.00000%	0.02000%	JLC	NAP
20.01		8.01	Timberlake Apartments	34243
20.02		8.02	Madison Pointe Apartments	77840
21		9WFVQ2	High Desert Gateway	92345	19,670,000	4.20000%	120	5/6/2023	360	0.03000%	0.02000%	GSMC	NAP
22		9	Fairplain Plaza	49022	18,750,000	4.85000%	120	5/6/2023	330	0.00000%	0.02000%	JLC	NAP
23		10	DoubleTree El Paso	79901	16,250,000	4.67100%	120	5/6/2023	240	0.00000%	0.02000%	JLC	NAP
24		MC001B724	Arrowhead and Entrada Apartments		15,950,000	5.23000%	120	5/6/2023	360	0.00000%	0.02000%	MC FiveMile	NAP
24.01		MC001B724 - MC001BA46	Entrada Apartments	87124
24.02		MC001B724 - MC001BA53	Arrowhead Apartments	87123
25		9WF4B5	Turnpike Distribution Center	16141	15,000,000	3.96200%	118	3/6/2023	360	0.05000%	0.01000%	GSMC	NAP
26		B-1	Paoli Medical Office Park	19301	14,462,147	4.31000%	118	3/5/2023	358	0.00000%	0.02000%	CGMRC	NAP
27		11	Coral Springs Trade Center	33065	14,424,396	4.98000%	117	2/6/2023	297	0.00000%	0.02000%	JLC	NAP
28		9WE345	Ross Plaza	34109	11,300,000	3.81400%	120	5/6/2023	360	0.04000%	0.02000%	GSMC	NAP
29		9WG530	Hampton Inn University Charlottesville	22903	11,100,000	4.15000%	120	5/6/2023	300	0.00000%	0.02000%	GSMC	NAP
30		6678	1021 Swan Creek Drive	21226	10,000,000	3.80000%	120	5/6/2023	360	0.00000%	0.02000%	CGMRC	NAP
31		B-2	The Shoppes at Beville Road	32114	9,981,433	4.32000%	119	4/5/2023	299	0.00000%	0.02000%	CGMRC	NAP
32		12	Imperial Chase	77386	9,462,604	4.73000%	117	2/6/2023	357	0.00000%	0.02000%	JLC	NAP
33		3	Sethi Hotel Portfolio		9,400,000	4.72000%	120	5/1/2023	300	0.00000%	0.02000%	AMF I	NAP
33.01		3.01	Holiday Inn Express Hotel & Suites Scott-Lafayette West	70583
33.02		3.02	Hampton Inn & Suites Grenada	38901

GSMS 2013-GCJ12 Mortgage Loan Schedule
						Original	Remaining		Remaining				Crossed With
Control		Loan			Cut-Off Date	Mortgage	Term To		Amortization Term	Subservicing	Servicing	Mortgage	Other Loans
Number	Footnotes	Number	Property Name	Zip Code	Balance ($)	Loan Rate (%)	Maturity (Mos.)	Maturity Date	(Mos.)	Fee Rate (%)	Fee Rate (%)	Loan Seller	(Crossed Group)
34		13	Brickyard Tower	84106	9,000,000	4.78600%	120	5/6/2023	360	0.00000%	0.02000%	JLC	NAP
35		14	Pine Hill Apartments	60090	8,965,189	6.19200%	116	1/6/2023	356	0.00000%	0.02000%	JLC	NAP
36		6420	266 Broadway	11211	8,477,677	4.28000%	58	3/6/2018	358	0.00000%	0.02000%	CGMRC	NAP
37		MC001B7D0	Memorial Shopping Center	77079	8,000,000	3.81000%	120	5/6/2023	360	0.00000%	0.02000%	MC FiveMile	NAP
38		9WCUU1	Courtyard - Portland	04106	7,862,000	4.30700%	120	5/6/2023	300	0.00000%	0.02000%	GSMC	NAP
39		15	North Heights Plaza	45424	7,750,000	4.64000%	120	5/6/2023	360	0.00000%	0.02000%	JLC	NAP
40		R-1	Medallion Corporate Center	33544	7,489,870	4.36000%	119	4/1/2023	359	0.00000%	0.02000%	CGMRC	NAP
41		MC001AEA0	Highwoods Square	27103	7,450,000	4.11000%	120	5/6/2023	360	0.00000%	0.02000%	MC FiveMile	NAP
42		16	Bennett Street Retail	30309	7,116,362	5.15000%	56	1/6/2018	356	0.00000%	0.02000%	JLC	NAP
43		6661	Devon Self Storage - Amsdell	19104	6,965,511	4.32000%	119	4/6/2023	359	0.03000%	0.02000%	CGMRC	NAP
44		9W1483	Millstone Lakes Apartments	43207	6,770,000	3.82800%	120	5/6/2023	360	0.04000%	0.02000%	GSMC	NAP
45		17	Iron Gate Apartments	60137	6,750,000	5.56900%	120	5/6/2023	360	0.00000%	0.02000%	JLC	NAP
46		R-5	Wingate Inn	28303	6,634,100	5.15000%	119	4/1/2023	239	0.06000%	0.01000%	CGMRC	NAP
47		4	Professional Village of West Bloomfield	48322	6,438,304	4.48100%	119	4/1/2023	299	0.00000%	0.02000%	AMF I	NAP
48		18	Woods on the Fairway	77346	6,236,299	4.96000%	117	2/6/2023	357	0.00000%	0.02000%	JLC	NAP
49		6524	International Plaza	32821	6,091,761	4.36000%	119	4/6/2023	359	0.00000%	0.02000%	CGMRC	NAP
50		R-2	Off Broadway	49504	5,838,657	5.40000%	116	1/1/2023	356	0.00000%	0.02000%	CGMRC	NAP
51		B-6	Frisco Corners	75034	5,630,000	4.35000%	120	5/5/2023	360	0.05000%	0.02000%	CGMRC	NAP
52		19	Werner MHP Portfolio		5,500,000	4.91300%	120	5/6/2023	300	0.00000%	0.02000%	JLC	NAP
52.01		19.01	Flamingo Village	99301
52.02		19.02	Triple T	85301
52.03		19.03	Forest Park	59718
53		MC001A908	Louetta Professional Plaza	77070	5,200,000	4.53000%	120	5/6/2023	360	0.00000%	0.02000%	MC FiveMile	NAP
54	2	20	Cedar Hill Apartments	20019 & 20020	5,050,000	5.19800%	120	5/6/2023	300	0.00000%	0.02000%	JLC	NAP
55		6664	Candlewood Suites Bellevue	68123	4,987,365	4.67000%	119	4/6/2023	239	0.00000%	0.02000%	CGMRC	NAP
56		5	Holiday Inn Express Marietta	30067	4,900,000	4.41000%	120	5/1/2023	300	0.04000%	0.02000%	AMF I	NAP
57		21	Village at Waterford	23112	4,861,397	4.48000%	114	11/6/2022	354	0.00000%	0.02000%	JLC	NAP
58		MC001ADF0	Reynolds Portfolio		4,850,000	5.03000%	120	5/6/2023	300	0.00000%	0.02000%	MC FiveMile	NAP
58.01		MC001ADF0 - MC001B948	Northwood MHP (Urbana, IL)	61802
58.02		MC001ADF0 - MC001B930	Marshfield MHP (Marshfield, WI)	54449
58.03		MC001ADF0 - MC001B922	Evergreen Village MHP (Platteville, WI)	53818
58.04		MC001ADF0 - MC001B914	Country Village MHP (Norfolk, NE)	68701
59		22	MainStay Suites - Texas Medical Center	77054	4,717,079	5.52000%	117	2/6/2023	297	0.00000%	0.02000%	JLC	NAP
60		B-5	54 Great Jones Street/70 West 3rd Street		4,700,000	4.50000%	60	5/5/2018	360	0.00000%	0.02000%	CGMRC	NAP
60.01		B-5.2	70 West 3rd Street	10012
60.02		B-5.1	54 Great Jones Street	10012
61		B-4	Midtown Small Shops	28204	4,665,000	4.43000%	120	5/5/2023	360	0.00000%	0.02000%	CGMRC	NAP
62		23	Station at Vinings	30339	4,495,320	5.77000%	119	4/6/2023	359	0.00000%	0.02000%	JLC	NAP
63		R-3	Home Depot Plaza	34668	4,316,395	4.69000%	117	2/1/2023	237	0.00000%	0.02000%	CGMRC	NAP
64		24	Greg Street Commerce Center	89431	4,302,408	4.85000%	118	3/6/2023	358	0.00000%	0.02000%	JLC	NAP
65		B-9	Diamond Valley	92543	4,300,000	4.07000%	120	5/5/2023	360	0.00000%	0.02000%	CGMRC	NAP
66		R-6	Greenwood Farms Apartments	37604	4,144,604	4.57000%	119	4/1/2023	359	0.00000%	0.02000%	CGMRC	NAP
67		MC001B658	Grogan’s Mill Center	77380	4,120,000	4.40000%	120	5/6/2023	360	0.00000%	0.02000%	MC FiveMile	NAP
68		6527	Palms Cabanas Apartments	78596	3,700,000	4.39000%	120	5/6/2023	300	0.05000%	0.02000%	CGMRC	NAP
69		B-7	508-514 Willis Avenue	10455	3,700,000	4.70000%	120	5/5/2023	360	0.00000%	0.02000%	CGMRC	NAP
70		6665	AtlantiCare	08234	3,692,968	4.16000%	119	4/6/2023	299	0.00000%	0.02000%	CGMRC	NAP
71		R-4	Capstone Apartments	45701	3,645,314	4.64000%	119	4/1/2023	359	0.08000%	0.01000%	CGMRC	NAP
72		6	1392 Third Avenue	10075	3,640,000	4.22000%	120	5/1/2023	360	0.00000%	0.02000%	AMF I	NAP
73		B-8	Beethoven Apartments	21217	3,500,000	4.40000%	120	5/5/2023	360	0.07000%	0.02000%	CGMRC	NAP
74		B-3	3275 West Hillsboro	33442	3,340,490	4.37000%	119	4/5/2023	359	0.00000%	0.02000%	CGMRC	NAP
75		MC001AF27	Cinco Ranch Village	77494	2,861,234	4.51000%	119	4/6/2023	359	0.00000%	0.02000%	MC FiveMile	NAP
76		MC001A429	Santa Grande MHC	85301	2,691,418	5.09000%	118	3/6/2023	298	0.00000%	0.02000%	MC FiveMile	NAP
77		MC001B3D4	Rite Aid Virginia Beach	23456	2,650,000	4.65000%	120	5/6/2023	300	0.00000%	0.02000%	MC FiveMile	NAP
78		6426	Walgreens Savannah TN	38372	2,443,816	4.68000%	119	4/6/2023	239	0.05000%	0.01000%	CGMRC	NAP

1
Commerce Park includes 15 buildings all located in Danbury, CT: (i) a 60,000 sf building located at 37 Apple Ridge Road, (ii)a 72,710 sf building located at 7 Commerce Drive, (iii) a 83,930 sf building located at 4 Old Newtown Road, (iv) two buildings totaling 46,401 sf located at 6-16 Finance Drive, (v) a 30,000 sf building located at 14 Commerce Drive (vi) a 26,904 sf building located at 20 Commerce Drive, (vii) a 15,800 sf building located at 22 Eagle Road, (viii) a 15,065 sf building located at 10 Eagle Road, (ix) a 3,494 sf building located at 1 Eagle Road, (x) a 10,000 sf building located at 4 Eagle Road, (xi) a 8,100 sf building located at 19 Eagle Road, (xii) a 7,000 sf building located at 3 Commerce Drive,  (xiii) a 5,000 sf building located at 18 Commerce Drive, (xiv) a 3,600 sf building located at 17 Eagle Road; each of which are 100% occupied.

2
Cedar Hill Apartments includes (i) a 100.0% occupied, three-story, 18-unit apartment building built/renovated in 1942/2012 and located at 1300-1302 Morris Road Southeast, (ii) a 93.8% occupied, four-building, three-story, 48-unit apartment complex built in 1964 and located at 2941, 2944, 2951 and 2954 Nash Place Southeast and (iii) a 100.0% occupied three-story, 29-unit apartment building built in 1965 and located at 2020 19th Place Southeast.

EXHIBIT C

FORM OF REQUEST FOR RELEASE
(for Trustee/Custodian/Certificate Administrator)

Loan Information:
Name of Mortgagor:
Master Servicer Loan No.:
Custodian/Trustee
Name:
Address:

Custodian/Trustee Mortgage File No.:
[Seller]
Name:
Address:

Certificates:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [____]

The undersigned [Master Servicer][Special Servicer] hereby acknowledges that it has received from Wells Fargo Bank, National Association, as Custodian, for the Holders of GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.

(  )           Note dated _________, _____, in the original  principal sum of $_____, made by _______, payable to, or  endorsed to the order of, the Trustee.

(  )           Mortgage recorded on ____________ as instrument no. ________ in the County Recorder’s Office of the County of _______________, State of _________________ in book/reel/docket ___________ of  official records at page/image ________.

(  )           Deed of Trust recorded on __________ as instrument no. ________  in the County Recorder’s Office of the County of ____________, State of _______ in book/reel/docket ____________ of official  records at page/image.

(  )           Assignment of Mortgage or Deed of Trust to the Trustee,  recorded on _____________ as instrument no. _______ in the  County Recorder’s Office of the County of

Exhibit C-1

_________, State of _______ in book/reel/docket __________ of official records at page/image _____________.

(  )           Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

(  )           ___________________________

(  )           ___________________________

(  )           ___________________________

(  )           ___________________________

The undersigned [Master Servicer][Special Servicer] hereby acknowledges and agrees as follows:

(i)           The [Master Servicer][Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(ii)          The [Master Servicer][Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the [Master Servicer][Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

(iii)         The [Master Servicer][Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as  expressly provided in the Agreement.

(iv)        The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the [Master Servicer][Special Servicer] shall at all times be earmarked for the account of the Trustee, and the [Master Servicer][Special Servicer] shall keep the Documents and any proceeds separate and distinct from all other property in the [Master Servicer][Special Servicer]’s possession, custody or control.

[ ]

By:
Name:
Title:

Dated:

Exhibit C-2

EXHIBIT D

FORM OF DISTRIBUTION DATE STATEMENT

Exhibit D-1

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

DISTRIBUTION DATE STATEMENT
Table of Contents

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7-9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15-16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Loss Reconciliation Detail	20
	Interest Shortfall Reconciliation Detail	21-22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor

GS Mortgage Securities Corporation II 200 West Street New York, NY 10282 Contact: Leah Nivison Phone Number: (212) 902-1000	Wells Fargo Bank, N.A. 1901 Harrison Street Oakland, CA 94612 Contact: REAM_InvestorRelations@WellsFargo.com Phone Number:	Rialto Capital Advisors, LLC 730 NW 107th Avenue, Suite 400 Miami, FL 33172 Contact: Thekla Salzman Phone Number: (305) 229-6465	Situs Holdings LLC 2 Embarcadero Center, Suite 1300 San Francisco, CA 94111 Contact: George Wisniewski Phone Number: (415) 374-2832

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

D-1	Page 1 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

D-2	Page 2 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

D-3	Page 3 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D-4	Page 4 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
			Appraisal	Cumulative	Most Recent
		Loan	Reduction	ASER	App. Red.
		Number	Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

D-5	Page 5 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee -	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Deutsche Bank	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank N.A	0.00
Deferred Interest	0.00		Insurer Fee	0.00
Net Prepayment Interest Shortfall	0.00		Miscellaneous Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit
Total Principal Collected		0.00			0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

D-6	Page 6 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

D-7	Page 7 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

D-8	Page 8 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

D-9	Page 9 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

D-10	Page 10 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

D-11	Page 11 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

D-12	Page 12 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

D-13	Page 13 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

D-14	Page 14 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

D-15	Page 15 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

D-16	Page 16 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

D-17	Page 17 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

D-18	Page 18 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

D-19	Page 19 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

D-20	Page 20 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

D-21	Page 21 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer
Document	Balance at	Scheduled	Current Month	Left to Reimburse	Other (Shortfalls)/	Comments
Cross-Reference	Contribution	Balance		Master Servicer	Refunds

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

D-22	Page 22 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

D-23	Page 23 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/12/2013
		Record Date:	05/31/2013
		Determination Date:	06/06/2013

Supplemental Reporting

D-24	Page 24 of 24

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.03(c) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – GS 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States;

*      Select appropriate depository.

Exhibit E-1

[(2)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)            no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Certificate Administrator, Master Servicer, Special Servicer and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:  GS Mortgage Securities Corporation II

**      Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit E-2

EXHIBIT F

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(d) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – GS 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Global Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States,

Exhibit F-1

[(2)          at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)          the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Certificate Administrator, Master Servicer, Special Servicer and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:  GS Mortgage Securities Corporation II

*      Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

**    Select (i) or (ii), as applicable.

Exhibit F-2

EXHIBIT G

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.03(e) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – GS 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount]of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

*      Select appropriate depository.

Exhibit G-1

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Certificate Administrator, Master Servicer, Special Servicer and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:  GS Mortgage Securities Corporation II

Exhibit G-2

EXHIBIT H

FORM OF CERTIFICATION TO BE GIVEN BY
BENEFICIAL OWNER OF TEMPORARY
REGULATION S GLOBAL CERTIFICATE

(Exchanges pursuant to
Section 5.03(f) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – GS 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Global Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Global Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Global Certificate of the Class specified above issued under the Pooling and Servicing Agreement certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we

*      Select, as applicable.

Exhibit H-1

irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Certificate Administrator, Master Servicer, Special Servicer and the Underwriters.

Dated:

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

Exhibit H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: CMBS – GS 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States;

*      Select appropriate depository.

Exhibit I-1

[(2)          at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)          the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Certificate Administrator, Master Servicer, Special Servicer and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: GS Mortgage Securities Corporation II.

**      Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: CMBS – GS 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advsiors, LLC, as Special Servicer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Global Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States,

Exhibit J-1

[(2)          at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)          the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Certificate Administrator, Master Servicer, Special Servicer and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: GS Mortgage Securities Corporation II.

*      Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

**    Select (i) or (ii), as applicable.

Exhibit J-2

EXHIBIT K

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: CMBS – GS 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we

Exhibit K-1

irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Certificate Administrator, Master Servicer, Special Servicer and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: GS Mortgage Securities Corporation II.

Exhibit K-2

EXHIBIT L-1

FORM OF AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) AND 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: CMBS – GS 2013-GCJ12

Re:
GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer

STATE OF	)
	)	ss.:
COUNTY OF	)

Capitalized terms not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement.

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.           I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.           The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC”) designated as the “Lower-Tier REMIC” and “Upper-Tier REMIC,” respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the “Code”).

3.           The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization.  For the purposes hereof, a Disqualified Organization is any of the following:  (i) the United States, a State or any political subdivision of a State, any

Exhibit L-1-1

possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (iii) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2) or (v) any other Person so designated by the Certificate Registrar based upon an opinion of counsel to the effect that any transfer to such Person may cause either Trust REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code.

4.           The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.           The Purchaser is a Permitted Transferee.  For the purpose hereof, a “Permitted Transferee” is any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an opinion of counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Disqualified Non-U.S. Tax Person, (d) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

6.           No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.           The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Tax Person.

8.           Check the applicable paragraph:

☐          The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)          the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

Exhibit L-1-2

(ii)          the present value of the expected future distributions on such Class R Certificate; and

(iii)         the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

☐          The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E 1(c)(5) and (6) and, accordingly,

(i)           the Purchaser is an “eligible corporation”, as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)          at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a Person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)         the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Treasury Regulations Section 1.860E-1(c)(5); and

(iv)         the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐          None of the above.

9.           The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

10.          The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

Exhibit L-1-3

11.          The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement.  The Purchaser expressly agrees that it will not consummate any such transfer to any Person that does not provide an affidavit and agreement in substantially the same form as this affidavit and agreement or as to which the Purchaser has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee.

12.          The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

13.          The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

14.          The Purchaser has reviewed the provisions of Section 5.03 of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

15.          The Purchaser consents to the designation of the Certificate Administrator as the agent of the Tax Matters Person of the Lower-Tier REMIC and Upper-Tier REMIC pursuant to Section 4.04 of the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

Exhibit L-1-4

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the
State of _______________

[SEAL]

My Commission expires:

Exhibit L-1-5

EXHIBIT L-2

FORM OF TRANSFEROR LETTER

[Date]

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – GS 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class R

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”).  The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.  The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)           No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(2)           The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit L-1.  The Transferor has no actual knowledge that the Transferee is not a Permitted Transferee (as defined in such Transfer Affidavit and Agreement and has no actual knowledge or reason to know that the Transferee’s representations in clause (9) of such Transfer Affidavit and Agreement are false.

(3)           The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.  The Transferor understands that the transfer of the Residual Certificates may not be

Exhibit L-2-1

respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit L-2-2

EXHIBIT L-3

FORM OF TRANSFEREE LETTER

[Date]

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – GS 2013-GCJ12

Deutsche Bank Trust Company Americas,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention:  Trust Administration – GS1312

GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282-2198
Attention: Leah Nivison

[Transferor]
[______]
[______]
Attention:  [______]

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase [$_____________ initial Certificate Principal Amount] [_____% Percentage Interest] of GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass Through Certificates, Series 2013-GCJ12, Class [_], CUSIP No. [____] (the “Certificates”), issued pursuant to that certain Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

Exhibit L-3-1

In connection with such transfer, the Purchaser hereby represents and warrants to you that with respect to the Class X-C, Class E, Class F, Class G, and Class R Certificates, the Purchaser is neither (i) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), nor (ii) a collective investment fund, the assets of which are considered Plan assets under the U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA or for purposes of Similar Law, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (with respect to any transfer of a Class X-C, Class E, Class F or Class G Certificate) an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of Certificate(s) by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

Exhibit L-3-2

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, ____.

Very truly yours,

[INSERT NAME OF PURCHASER]

By:
Name:
Title:

Exhibit L-3-3

EXHIBIT L-4

FORM OF INVESTMENT REPRESENTATION LETTER

[Date]

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: CMBS – GS 2013-GCJ12

GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282-2198
Attention: Leah Nivison

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12, Class [__]

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.03 of the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer, on behalf of the holders of Commercial Mortgage Pass Through Certificates, Series 2013-GCJ12 (the “Certificates”) in connection with the transfer by [             ] (the “Seller”) to the undersigned (the “Purchaser”) of $_____ aggregate [Certificate Balance][Notional Amount] of Class [   ] Certificates [representing a [  ]% Percentage Interest in the related Class], in certificated fully registered form (such registered interest, the “Certificate”). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.           The Purchaser is an institutional “accredited investor” (an “Institutional Accredited Investor”, i.e., an entity meeting the requirements of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Certificate, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole

Exhibit L-4-1

investment discretion.  The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

2.           The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for resale to (i) “qualified institutional buyers” in transactions complying with Rule 144A, or (ii) Institutional Accredited Investors under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Non-Book Entry Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.           The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.           The Purchaser has reviewed the applicable Offering Circular dated May 17, 2013, relating to the Certificates (the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

5.           The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Non-Book Entry Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto.  This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.           The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.03 of the Pooling and Servicing Agreement.

7.           Check one of the following:

☐          The Purchaser is a “U.S. Tax Person” and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐           The Purchaser is not a “U.S. Tax Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate

Exhibit L-4-2

Administrator (or its agent) with respect to Distributions to be made on the Certificate(s).  The Purchaser has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Administrator updated IRS Forms W-8BEN, IRS Forms W-8IMY or IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

For the purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

Please make all payments due on the Certificates:**

(a)           by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Account number:

Institution:

(b)           by mailing a check or draft to the following address:

**      Please select (a) or (b).

Exhibit L-4-3

Very truly yours,

[INSERT NAME OF PURCHASER]

By:
Name:
Title:

Dated: ________________, 20__

Exhibit L-4-4

EXHIBIT M-1

FORM OF INVESTOR CERTIFICATION FOR OBTAINING INFORMATION AND NOTICES

[Date]

[Wells Fargo Bank, National Association,
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: CMBS – GS 2013-GCJ12]

[Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: Goldman 2013-GCJ12 Asset Manager]

Attention:	Corporate Trust Services (CMBS) - GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is a [[certificateholder][beneficial owner][prospective purchaser] of the Class ___ Certificates].

2.           The undersigned has received a copy of the Prospectus Supplement and the Prospectus.1

3.             The undersigned is not a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor.

4.           The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the [Master Servicer’s website][Certificate Administrator’s Website] and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Agreement.

1  Only required for a certificateholder, a beneficial owner or  a prospective purchaser.

Exhibit M-1-1

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Master Servicer or Certificate Administrator, as applicable, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.           The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.           The undersigned agrees that each time it accesses the [Master Servicer’s website][Certificate Administrator’s Website], the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Certificateholder][Beneficial Owner][Prospective Purchaser]

By:

Name:

Title:

Company:

Phone:

Exhibit M-1-2

EXHIBIT M-2

FORM OF INVESTOR CERTIFICATION FOR EXERCISING VOTING RIGHTS

[Date]
Wells Fargo Bank, National Association,
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS), GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2013-GCJ12

Attention:	Corporate Trust Services (CMBS) - GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12

In accordance with the requirements for the exercise of Voting Rights pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is a certificateholder of the Class ___ Certificates.

2.           The undersigned has received a copy of the Prospectus Supplement and the Prospectus.

3.             The undersigned is not a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor.

4.           The undersigned intends to exercise Voting Rights under the Agreement and certifies that (please check one of the following):

___	The undersigned is the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor.

___
The undersigned is an Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor and hereby certifies to the existence of an Affiliate Ethical Wall between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor, as applicable.

Exhibit M-2-1

___	The undersigned is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or an Affiliate of any of the foregoing.

5.           The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[Certificateholder]

By:

Name:

Title:

Company:

Phone:

Exhibit M-2-2

EXHIBIT M-3

FORM OF ONLINE VENDOR CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor.  If you represent a Vendor Provider not listed herein and would like access to the information, please contact CTSLink at 866-846-4526, or at ctslink.customerservice@wellsfargo.com.

In connection with the GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates Series 2013-GCJ12 (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is an employee or agent of Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc. or Markit Group Limited, a market data provider that has been given access to the Distribution Date Statements, CREFC reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Depositor.

2.           The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.           The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor’s 17g-5 Website shall also be applicable to information obtained from CTSLink.

4.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of May 1, 2013, by and among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as certificate administrator, Deutsche Bank Trust Company Americas, as trustee, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit M-3-1

[ ]

By:

Name:

Title:

Company:

Phone:

Exhibit M-3-2

EXHIBIT M-4

FORM OF CONFIDENTIALITY AGREEMENT

GS Mortgage Securities Corporation II

Attention:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12

Ladies and Gentlemen:

In connection with the GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 (the “Certificates”), we acknowledge that we will be furnished by Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer (and may have been previously furnished) with certain information (the “Information”). For the purposes of this letter agreement (this “Agreement”), “Representative” of a Person refers to such Person’s directors, officers, employees, and agents; and “Person” refers to any individual, group or entity.

In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions and/or exercising the rights of the Controlling Class Representative with respect to the above-referenced Certificates and the related Mortgage Loans and will not disclose such Information to any Person or entity other than (i) our Representatives, (ii) our auditors and regulators and (iii) any Person or entity contemplating the purchase of any Certificate held by the undersigned or of an interest therein (or such outside Persons as are assisting it in making an evaluation in connection with purchasing the related Certificates (but only if such Persons confirm in writing such contemplation of a prospective ownership interest and agree in writing to keep such Information confidential)), (iv) our accountants and attorneys, and (v) such governmental or banking authorities or agencies to which the undersigned is subject; and such Information will not, without the prior written consent of the Master Servicer or Certificate Administrator, as applicable, be otherwise disclosed by the undersigned or by its Representatives in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

This Agreement shall not apply to any of the Information which:  (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which

Exhibit M-4-1

source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in that certain Pooling and Servicing Agreement, dated as of May 1, 2013, by and among GS Mortgage Securities Corporation II, as Depositor, Deutsche Bank Trust Company Americas, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.

This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

Very truly yours,

[NAME OF ENTITY]

By:.
Name:
Title:
Company:
Phone:

cc:	GS Mortgage Securities Corporation II
Trustee

Exhibit M-4-2

EXHIBIT N

CUSTODIAN CERTIFICATION

[DATE]

[All Parties to Pooling and Servicing Agreement]
[Applicable Mortgage Loan Seller]
[Each Underwriter]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12

Ladies and Gentlemen:

In accordance with the provisions of Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan, and subject to the exceptions noted in the schedule of exceptions attached hereto, (i) all documents specified in clauses (1), (2), (3), (4), (5), (7) and (15) of the definition of “Mortgage File” are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with the related Loan Purchase Agreement; (ii) the recordation/filing contemplated by Section 2.01(c) of the Pooling and Servicing Agreement has been completed (based solely on receipt by the undersigned of the particular recorded/filed documents); (iii) all documents received by the undersigned or the Custodian with respect to such Mortgage Loan have been reviewed by the undersigned or the Custodian on behalf of the undersigned and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement and only as to the foregoing documents (together with any Loan Agreement that has been delivered by the related Mortgage Loan Seller), the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (v)(B) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Mortgage File.

The undersigned makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.  This Certificate is subject in all respects to the terms of the Pooling and Servicing Agreement.

Exhibit N-1

Wells Fargo Bank, National Association, as Custodian

By:
Name:
Title:

Exhibit N-2

SCHEDULE OF EXCEPTIONS

[          ]

Exhibit N-3

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB).  For the avoidance of doubt, for purposes of this Exhibit O, other than with respect to Item 1122(d)(2)(iii), references to Master Servicer below shall include any Sub-Servicer engaged by a Master Servicer or Special Servicer.

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Master Servicer Special Servicer Certificate Administrator
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Master Servicer Special Servicer
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Master Servicer
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.
Master Servicer Special Servicer Certificate Administrator

Exhibit O-1

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Master Servicer Special Servicer Certificate Administrator
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.
Certificate Administrator Operating Advisor (with respect to (A) and (B))
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Master Servicer Special Servicer Certificate Administrator
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Certificate Administrator
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Master Servicer
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Master Servicer Special Servicer

Exhibit O-2

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Special Servicer Operating Advisor
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Master Servicer
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

Exhibit O-3

EXHIBIT P

SUPPLEMENTAL SERVICER SCHEDULE

Exhibit P-1

GSMS 2013-GCJ12 Supplemental Servicer Schedule

									Original	Remaining
Control		Loan	Mortgage			General	Original	Origination	Amortization Term	Amortization Term
Number	Footnotes	Number	Loan Seller	Property Name	Borrower Name	Property Type	Balance ($)	Date	(Mos.)	(Mos.)
1		9W3414	GSMC	Friendly Center	CBL-Friendly Center CMBS, LLC	Retail	100,000,000	3/12/2013	360	360
2	4	1	JLC	Queens Crossing	QC Flushing LLC	Mixed Use	75,000,000	4/23/2013	360	360
3		2	JLC	Eagle Ridge Village	Eagle Ridge Housing Partners, LLC	Multifamily	62,000,000	2/20/2013	360	358
4		6137	CGMRC	Condyne Industrial Portfolio	MA Industrial Taunton LLC, MA Industrial Littleton LLC, MA Industrial Fall River LLC and MA Industrial Brockton LLC		57,000,000	3/28/2013	348	348
4.01		6672		Condyne Portfolio-Littleton		Industrial
4.02		6670		Condyne Portfolio-Fall River		Industrial
4.03		6669		Condyne Portfolio-Taunton		Industrial
4.04		6671		Condyne Portfolio-Brockton		Industrial
5	5	3	JLC	W Minneapolis	Foshay Hotel Property Owner, LLC and Foshay Hotel Subtenant, LLC	Hospitality	51,000,000	5/3/2013	360	360
6		6531	CGMRC	Marketplace at Huntingdon Valley	New Century Associates Group, L.P.	Retail	40,750,000	4/26/2013	360	360
7		9W2RG8	GSMC	Bradley Fair Shopping Center	BF Wichita, L.L.C.	Retail	40,000,000	4/1/2013	360	360
8		6257	CGMRC	250 Livingston Street	250 Livingston Owner LLC	Mixed Use	37,500,000	5/1/2013	360	360
9		6633	CGMRC	Amalfi Hotel	BBC PH Kinzie, LLC	Hospitality	34,500,000	3/13/2013	360	360
10	6	4	JLC	Cabana Club Apartments	Cabana Club Rental Community, LLC	Multifamily	32,150,000	3/25/2013	360	360
11		MC001BDF8	MC FiveMile	Woodhawk Club Apartments	Deaktor Development North, L.P.	Multifamily	29,500,000	4/17/2013	336	336
12		1	AMF I	Northeast Philadelphia Industrial Portfolio	10380 Drummond Acquisition LP, 10981 Decatur Partners LP and Auroras Encore LLC		29,000,000	5/2/2013	360	360
12.01		1.01		10981 Decatur Road		Industrial
12.02		1.02		10360 Drummond Road		Industrial
12.03		1.03		9815 Roosevelt Boulevard		Industrial
12.04		1.04		3031 Red Lion Road		Industrial
12.05		1.05		2800 Comly Road		Industrial
12.06		1.06		275 Geiger Road		Industrial
12.07		1.07		11600 Caroline Road		Industrial
12.08		1.08		11620 Caroline Road		Industrial
12.09		1.09		10195 Northeast Avenue		Industrial
12.10		1.1		12700 Townsend Road		Industrial
12.11		1.11		13430 Damar Drive		Industrial
12.12		1.12		14001 Townsend Road		Industrial
12.13		1.13		10380 Drummond Road		Industrial
12.14		1.14		12600 Townsend Road		Industrial
13		6400	CGMRC	Stetson Village	J & R Holdings XII, L.L.C.	Retail	26,300,000	3/7/2013	360	360
14		5	JLC	Commerce Park	Delaware Commerce Park, LLC	Industrial	26,000,000	12/17/2012	360	356
15		6667	CGMRC	A&P Mahwah	615 West 173rd Street Realty LLC and Inwood Realty Group LLC	Retail	25,000,000	5/1/2013	360	360
16	7	2	AMF I	Village at Pittsburgh Mills	Pitt Village LP	Retail	24,750,000	4/25/2013	300	300
17		6	JLC	Merage Tampa Hotel Portfolio	Tampa Road Hotel Holdings I, LLC, Tampa Road Hotel Holdings II, LLC and Suncoast Parkway Hotel Holdings, LLC		23,500,000	2/25/2013	300	298
17.01		6.01		Residence Inn - Northpointe		Hospitality
17.02		6.02		Courtyard by Marriott - Oldsmar		Hospitality
17.03		6.03		Residence Inn - Oldsmar		Hospitality
18		7	JLC	Bryan Apartments	Comcapp Bryan Willow Oaks, LLC and Comcapp Bryan Willowind, LLC		23,000,000	4/8/2013	360	360
18.01		7.01		Willow Oaks Apartments		Multifamily
18.02		7.02		Riverstone Apartments		Multifamily
19		6689	CGMRC	Van Dyke Commons	Van Dyke Commons, LLC	Retail	22,387,000	3/28/2013	360	359
20		8	JLC	Adara Apartment Portfolio	Monica Limited Partnership and Navayuga Limited Partnership		22,350,000	3/26/2013	300	299
20.01		8.01		Timberlake Apartments		Multifamily
20.02		8.02		Madison Pointe Apartments		Multifamily
21		9WFVQ2	GSMC	High Desert Gateway	WLPX Hesperia, LLC	Retail	19,670,000	4/19/2013	360	360
22	8	9	JLC	Fairplain Plaza	Fairplain NVO, LLC	Retail	18,750,000	5/3/2013	330	330
23		10	JLC	DoubleTree El Paso	Hotel Don Quixote, Ltd.	Hospitality	16,250,000	4/9/2013	240	240
24		MC001B724	MC FiveMile	Arrowhead and Entrada Apartments	Sri Kanaka Durga, LLC and Sri Vijaya Lakshmi, LLC		15,950,000	5/3/2013	360	360
24.01		MC001B724 - MC001BA46		Entrada Apartments		Multifamily
24.02		MC001B724 - MC001BA53		Arrowhead Apartments		Multifamily
25		9WF4B5	GSMC	Turnpike Distribution Center	Centurion Turnpike, LLC	Industrial	15,000,000	3/5/2013	360	360
26	9	B-1	CGMRC	Paoli Medical Office Park	Paoli Office Park Partners, LP	Office	14,500,000	2/22/2013	360	358
27		11	JLC	Coral Springs Trade Center	Coral Springs Trade Center, Ltd	Mixed Use	14,500,000	2/1/2013	300	297
28		9WE345	GSMC	Ross Plaza	Naples Real Estate Venture, Limited Liability Company	Retail	11,300,000	5/1/2013	360	360
29	10	9WG530	GSMC	Hampton Inn University Charlottesville	Midtown L.L.C.	Hospitality	11,100,000	4/26/2013	300	300
30		6678	CGMRC	1021 Swan Creek Drive	1021 Swan Creek Drive LLC	Industrial	10,000,000	4/15/2013	360	360
31	11	B-2	CGMRC	The Shoppes at Beville Road	J-3 Land Partners LTD.	Retail	10,000,000	3/12/2013	300	299
32		12	JLC	Imperial Chase	Imperial Chase II Corporation	Multifamily	9,500,000	1/30/2013	360	357
33		3	AMF I	Sethi Hotel Portfolio	Lodging America at Grenada, LLC and Westgate Investments II, L.L.C.		9,400,000	4/25/2013	300	300
33.01		3.01		Holiday Inn Express Hotel & Suites Scott-Lafayette West		Hospitality
33.02		3.02		Hampton Inn & Suites Grenada		Hospitality

GSMS 2013-GCJ12 Supplemental Servicer Schedule

									Original	Remaining
Control		Loan	Mortgage			General	Original	Origination	Amortization Term	Amortization Term
Number	Footnotes	Number	Loan Seller	Property Name	Borrower Name	Property Type	Balance ($)	Date	(Mos.)	(Mos.)
34		13	JLC	Brickyard Tower	Brickyard Partners, L.L.C.	Office	9,000,000	4/25/2013	360	360
35		14	JLC	Pine Hill Apartments	Pine Hill Properties, LLC	Multifamily	9,000,000	12/17/2012	360	356
36		6420	CGMRC	266 Broadway	Have Realty Corp.	Mixed Use	8,500,000	2/26/2013	360	358
37		MC001B7D0	MC FiveMile	Memorial Shopping Center	KM-Memorial, LP	Retail	8,000,000	4/26/2013	360	360
38	12	9WCUU1	GSMC	Courtyard - Portland	SPCY, LLC	Hospitality	7,862,000	4/26/2013	300	300
39		15	JLC	North Heights Plaza	Huber Heights, LLC	Retail	7,750,000	5/1/2013	360	360
40	13	R-1	CGMRC	Medallion Corporate Center	Medallion Sites LLC	Office	7,500,000	3/5/2013	360	359
41		MC001AEA0	MC FiveMile	Highwoods Square	Hanes Mall Boulevard Retail Partners, LLC	Retail	7,450,000	4/30/2013	360	360
42	14	16	JLC	Bennett Street Retail	Bennett Street Properties, L.P.	Retail	7,150,000	12/28/2012	360	356
43		6661	CGMRC	Devon Self Storage - Amsdell	Amsdell Storage Ventures XI, LLC	Self Storage	6,975,000	3/26/2013	360	359
44	15, 16	9W1483	GSMC	Millstone Lakes Apartments	Flying Marlin, LLC	Multifamily	6,770,000	4/11/2013	360	360
45		17	JLC	Iron Gate Apartments	Iron Gate Properties, LLC	Multifamily	6,750,000	4/12/2013	360	360
46		R-5	CGMRC	Wingate Inn	Fayetteville Hospitality, LLC	Hospitality	6,650,000	3/11/2013	240	239
47		4	AMF I	Professional Village of West Bloomfield	Professional Village of West Bloomfield, LLC	Office	6,450,000	3/27/2013	300	299
48		18	JLC	Woods on the Fairway	Ravikrishna Limited Partnership	Multifamily	6,260,000	2/5/2013	360	357
49		6524	CGMRC	International Plaza	International Plaza Acquisition LLC	Retail	6,100,000	3/22/2013	360	359
50		R-2	CGMRC	Off Broadway	Off Broadway Apartments Acquisition LLC	Multifamily	5,865,000	12/6/2012	360	356
51		B-6	CGMRC	Frisco Corners	Frisco Corners LP	Retail	5,630,000	4/24/2013	360	360
52		19	JLC	Werner MHP Portfolio	YCW - Forest Mobile Home Park, L.L.C., Flamingo Village MHP, L.L.C. and YCW - Triple T Mobile Home Park, L.L.C.		5,500,000	5/3/2013	300	300
52.01		19.01		Flamingo Village		Manufactured Housing
52.02		19.02		Triple T		Manufactured Housing
52.03		19.03		Forest Park		Manufactured Housing
53		MC001A908	MC FiveMile	Louetta Professional Plaza	Louetta Cutten, L.P.	Office	5,200,000	4/19/2013	360	360
54		20	JLC	Cedar Hill Apartments	CedarHill Associates LLC, CedarHill-Nash LLC and CedarHill-19th LLC	Multifamily	5,050,000	4/30/2013	300	300
55		6664	CGMRC	Candlewood Suites Bellevue	Extstay, LLC	Hospitality	5,000,000	3/28/2013	240	239
56	17	5	AMF I	Holiday Inn Express Marietta	KAPPT Enterprises, LLC	Hospitality	4,900,000	4/12/2013	300	300
57		21	JLC	Village at Waterford	Aegis Waterford, L.L.C.	Retail	4,900,000	11/6/2012	360	354
58		MC001ADF0	MC FiveMile	Reynolds Portfolio	Marshfield MHP, LLC, Country Village Norfolk, LLC, Platteville MHP, LLC and Urbana MHP, LLC		4,850,000	4/22/2013	300	300
58.01		MC001ADF0 - MC001B948		Northwood MHP (Urbana, IL)		Manufactured Housing
58.02		MC001ADF0 - MC001B930		Marshfield MHP (Marshfield, WI)		Manufactured Housing
58.03		MC001ADF0 - MC001B922		Evergreen Village MHP (Platteville, WI)		Manufactured Housing
58.04		MC001ADF0 - MC001B914		Country Village MHP (Norfolk, NE)		Manufactured Housing
59		22	JLC	MainStay Suites - Texas Medical Center	Medical Center Hospitality, LLC	Hospitality	4,740,000	1/31/2013	300	297
60		B-5	CGMRC	54 Great Jones Street/70 West 3rd Street	Imagek Holding LLC and 54 Great Jones Holding LLC		4,700,000	4/9/2013	360	360
60.01		B-5.2		70 West 3rd Street		Retail
60.02	18	B-5.1		54 Great Jones Street		Mixed Use
61		B-4	CGMRC	Midtown Small Shops	Wells Property Number Five, LLC	Retail	4,665,000	4/18/2013	360	360
62		23	JLC	Station at Vinings	Noro Vinings, LLC	Retail	4,500,000	3/19/2013	360	359
63	19	R-3	CGMRC	Home Depot Plaza	Home Depot Plaza Associates, Ltd.	Retail	4,350,000	1/25/2013	240	237
64		24	JLC	Greg Street Commerce Center	Sparks Greg Street, LLC	Industrial	4,312,500	2/22/2013	360	358
65		B-9	CGMRC	Diamond Valley	Diamond Valley 425 CPW LLC	Retail	4,300,000	4/19/2013	360	360
66		R-6	CGMRC	Greenwood Farms Apartments	Greenwood Farms, LLC	Multifamily	4,150,000	3/26/2013	360	359
67		MC001B658	MC FiveMile	Grogan's Mill Center	Grogan’s Mill Retail Center GP, LLC	Retail	4,120,000	4/22/2013	360	360
68		6527	CGMRC	Palms Cabanas Apartments	Palms Cabanas LLC	Multifamily	3,700,000	4/8/2013	300	300
69		B-7	CGMRC	508-514 Willis Avenue	508-514 Willis Ave. Realty Corp.	Mixed Use	3,700,000	4/22/2013	360	360
70		6665	CGMRC	AtlantiCare	GCC1302 Egg Harbor NJ LLC	Office	3,700,000	3/28/2013	300	299
71		R-4	CGMRC	Capstone Apartments	Capstone Village of Athens LLC	Multifamily	3,650,000	3/21/2013	360	359
72	20	6	AMF I	1392 Third Avenue	A&R 1392 Realty, LLC	Mixed Use	3,640,000	4/15/2013	360	360
73		B-8	CGMRC	Beethoven Apartments	Beethoven Apartments, LLC	Multifamily	3,500,000	4/25/2013	360	360
74		B-3	CGMRC	3275 West Hillsboro	Yomtob Commercial, LLC	Office	3,345,000	3/25/2013	360	359
75	21	MC001AF27	MC FiveMile	Cinco Ranch Village	Lucky Three Cinco Ranch, LLC	Retail	2,865,000	3/25/2013	360	359
76		MC001A429	MC FiveMile	Santa Grande MHC	Glendale MHP, LLC	Manufactured Housing	2,700,000	3/5/2013	300	298
77		MC001B3D4	MC FiveMile	Rite Aid Virginia Beach	1808 Salem LLC	Retail	2,650,000	4/22/2013	300	300
78		6426	CGMRC	Walgreens Savannah TN	Fabian Properties, LLC	Retail	2,450,000	3/13/2013	240	239

GSMS 2013-GCJ12 Supplemental Servicer Schedule

Control		Loan	Mortgage				Upfront RE	Ongoing RE	Upfront
Number	Footnotes	Number	Loan Seller	Property Name	Carve-out Guarantor	Letter of Credit	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)
1		9W3414	GSMC	Friendly Center	CBL & Associates Limited Partnership	No	0	0	0
2	4	1	JLC	Queens Crossing	Michael Lee, Christian Lee and Sunny Chiu	No	60,000	13,000	52,500
3		2	JLC	Eagle Ridge Village	Michael L. Joseph	No	65,500	32,660	67,500
4		6137	CGMRC	Condyne Industrial Portfolio	Jeffrey C. O'Neill, Square Mile Partners IV LP, Square Mile Partners IV TE LP and Square Mile Partners IV-A LP	No	123,768	123,768	55,293
4.01		6672		Condyne Portfolio-Littleton
4.02		6670		Condyne Portfolio-Fall River
4.03		6669		Condyne Portfolio-Taunton
4.04		6671		Condyne Portfolio-Brockton
5	5	3	JLC	W Minneapolis	Ralph W. Burnet and Ryan Companies US, Inc.	No	181,653	99,523	89,692
6		6531	CGMRC	Marketplace at Huntingdon Valley	Joseph A. Casacio, Jr., Stanley A. Casacio, William R. Regli, Joanne M. Regli, Joy Casacio Nash	No	366,454	61,076	50,011
7		9W2RG8	GSMC	Bradley Fair Shopping Center	George E. Laham, II	No	0	124,741	0
8		6257	CGMRC	250 Livingston Street	David Bistricer	No	610,653	101,775	72,774
9		6633	CGMRC	Amalfi Hotel	Julie A. Dumon, The Julie A. Dumon Trust dated March 24, 2006, Graham Hershman and Bixby Bridge Fund I, LLC	No	188,333	47,083	26,367
10	6	4	JLC	Cabana Club Apartments	Donald C. Fort	No	216,813	36,136	84,530
11		MC001BDF8	MC FiveMile	Woodhawk Club Apartments	Marcia Deaktor	No	218,309	38,300	85,638
12		1	AMF I	Northeast Philadelphia Industrial Portfolio	Jatinder Pal Chawla	No	195,035	65,012	194,998
12.01		1.01		10981 Decatur Road
12.02		1.02		10360 Drummond Road
12.03		1.03		9815 Roosevelt Boulevard
12.04		1.04		3031 Red Lion Road
12.05		1.05		2800 Comly Road
12.06		1.06		275 Geiger Road
12.07		1.07		11600 Caroline Road
12.08		1.08		11620 Caroline Road
12.09		1.09		10195 Northeast Avenue
12.10		1.1		12700 Townsend Road
12.11		1.11		13430 Damar Drive
12.12		1.12		14001 Townsend Road
12.13		1.13		10380 Drummond Road
12.14		1.14		12600 Townsend Road
13		6400	CGMRC	Stetson Village	James Pederson, Roberta Pederson, Pederson Group Inc., Pederson-2002 Investments, LLC	No	0	27,072	0
14		5	JLC	Commerce Park	Melvyn J. Powers	No	172,000	27,000	175,000
15		6667	CGMRC	A&P Mahwah	James Nadel and Lorri Nadel	No	0	0	0
16	7	2	AMF I	Village at Pittsburgh Mills	Samuel Zamias and Stephen Zamias	No	317,675	49,710	10,208
17		6	JLC	Merage Tampa Hotel Portfolio	MIG Hospitality Properties I, LLC	Yes	127,090	21,200	140,492
17.01		6.01		Residence Inn - Northpointe
17.02		6.02		Courtyard by Marriott - Oldsmar
17.03		6.03		Residence Inn - Oldsmar
18		7	JLC	Bryan Apartments	Kevin M. Bell and Robert H. Finney	No	34,000	34,000	66,000
18.01		7.01		Willow Oaks Apartments
18.02		7.02		Riverstone Apartments
19		6689	CGMRC	Van Dyke Commons	Sam Shalem	No	140,526	23,421	0
20		8	JLC	Adara Apartment Portfolio	Chowdary Yalamanchili	No	120,000	36,900	279,233
20.01		8.01		Timberlake Apartments
20.02		8.02		Madison Pointe Apartments
21		9WFVQ2	GSMC	High Desert Gateway	LHN Alligator, LLC	No	38,550	19,275	0
22	8	9	JLC	Fairplain Plaza	Coventry Real Estate Fund II, L.L.C. and Coventry Fund II Parallel Fund, L.L.C.	No	310,491	20,000	45,000
23		10	JLC	DoubleTree El Paso	James F. Scherr	No	170,560	28,000	82,392
24		MC001B724	MC FiveMile	Arrowhead and Entrada Apartments	Chowdary Yalamanchili	No	34,193	16,599	82,854
24.01		MC001B724 - MC001BA46		Entrada Apartments
24.02		MC001B724 - MC001BA53		Arrowhead Apartments
25		9WF4B5	GSMC	Turnpike Distribution Center	Ed Natan, Jay Rappaport and Asher Hyman	No	42,192	10,548	4,709
26	9	B-1	CGMRC	Paoli Medical Office Park	Paul Aschkenasy	No	104,210	15,174	3,977
27		11	JLC	Coral Springs Trade Center	Gisele Rahael	No	80,000	25,000	30,000
28		9WE345	GSMC	Ross Plaza	Brian G. Ross	No	27,709	4,618	0
29	10	9WG530	GSMC	Hampton Inn University Charlottesville	Denise E. LaCour	No	0	12,614	28,000
30		6678	CGMRC	1021 Swan Creek Drive	Hartz Financial Corp.	No	74,013	6,728	0
31	11	B-2	CGMRC	The Shoppes at Beville Road	Richard P. Jaffe	No	0	0	0
32		12	JLC	Imperial Chase	Chowdary Yalamanchili	No	15,410	15,410	77,233
33		3	AMF I	Sethi Hotel Portfolio	Satnam Lal Sethi, Raksha Sethi, Sandeep Sethi and Monica Harrigill	No	52,626	11,426	42,228
33.01		3.01		Holiday Inn Express Hotel & Suites Scott-Lafayette West
33.02		3.02		Hampton Inn & Suites Grenada

GSMS 2013-GCJ12 Supplemental Servicer Schedule

Control		Loan	Mortgage				Upfront RE	Ongoing RE	Upfront
Number	Footnotes	Number	Loan Seller	Property Name	Carve-out Guarantor	Letter of Credit	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)
34		13	JLC	Brickyard Tower	Paul W. Ritchie and Ryan J. Ritchie	No	50,000	16,000	1,500
35		14	JLC	Pine Hill Apartments	Brian E. Basic	No	15,236	7,667	64,652
36		6420	CGMRC	266 Broadway	Meir Stern	No	3,416	854	8,559
37		MC001B7D0	MC FiveMile	Memorial Shopping Center	Randall D. Keith	No	46,826	9,092	3,116
38	12	9WCUU1	GSMC	Courtyard - Portland	Paul Lohnes and Peter Anastos	No	8,431	8,431	0
39		15	JLC	North Heights Plaza	Douglas E. Johnson and Roy Gottlieb	No	50,104	10,390	1,700
40	13	R-1	CGMRC	Medallion Corporate Center	Jack Azout, Erwin Sredni, Jacobo Azout Papu Revocable Trust and Erwin Sredni Revocable Trust	No	15,530	7,765	4,271
41		MC001AEA0	MC FiveMile	Highwoods Square	Paul G. Chrysson, James G. Chrysson, James Dennie Yopp Jr. and Brian Duke Shugart Sr.	No	33,357	6,477	2,510
42	14	16	JLC	Bennett Street Retail	Jack D. Brown, Steven H. Fuller, Jr., Gregg Loomis and Truette T. Stubbs	No	31,438	8,612	8,453
43		6661	CGMRC	Devon Self Storage - Amsdell	Robert J. Amsdell and Barry L. Amsdell	No	2,900	2,900	0
44	15, 16	9W1483	GSMC	Millstone Lakes Apartments	Ralph Antolino, Jr.	No	72,040	12,396	3,549
45		17	JLC	Iron Gate Apartments	Brian E. Basic	No	126,667	15,900	26,800
46		R-5	CGMRC	Wingate Inn	Bhagirath Shah	No	15,183	3,796	10,401
47		4	AMF I	Professional Village of West Bloomfield	Neil Spizizen and Kevin Spizizen	No	67,472	11,245	10,033
48		18	JLC	Woods on the Fairway	Chowdary Yalamanchili	No	12,000	15,000	76,000
49		6524	CGMRC	International Plaza	Menashe Frankel and Yeheskel Frankel	No	0	7,865	0
50		R-2	CGMRC	Off Broadway	Michael Colman and Tyler Ross	No	57,609	9,601	5,321
51		B-6	CGMRC	Frisco Corners	James F. Duggan	No	79,750	13,292	1,000
52		19	JLC	Werner MHP Portfolio	Edgar M. Cleveland, Dennis J. Werner and Fred L. York	No	8,600	8,600	21,000
52.01		19.01		Flamingo Village
52.02		19.02		Triple T
52.03		19.03		Forest Park
53		MC001A908	MC FiveMile	Louetta Professional Plaza	Doak C. Procter, III	Yes	58,828	14,707	9,362
54		20	JLC	Cedar Hill Apartments	Stan Voudrie	No	9,500	4,000	8,000
55		6664	CGMRC	Candlewood Suites Bellevue	Steve Slowey, Wayne Ibarolle and Kevin Becker	No	18,690	6,230	2,326
56	17	5	AMF I	Holiday Inn Express Marietta	Mahesh K. Patel	No	28,047	3,506	19,006
57		21	JLC	Village at Waterford	Phillips Edison Limited Partnership	No	0	4,800	16,500
58		MC001ADF0	MC FiveMile	Reynolds Portfolio	David H. Reynolds	No	35,542	7,584	13,098
58.01		MC001ADF0 - MC001B948		Northwood MHP (Urbana, IL)
58.02		MC001ADF0 - MC001B930		Marshfield MHP (Marshfield, WI)
58.03		MC001ADF0 - MC001B922		Evergreen Village MHP (Platteville, WI)
58.04		MC001ADF0 - MC001B914		Country Village MHP (Norfolk, NE)
59		22	JLC	MainStay Suites - Texas Medical Center	Steven Derby	No	10,565	10,565	14,000
60		B-5	CGMRC	54 Great Jones Street/70 West 3rd Street	Anthony C. Marano	No	14,292	4,764	6,286
60.01		B-5.2		70 West 3rd Street
60.02	18	B-5.1		54 Great Jones Street
61		B-4	CGMRC	Midtown Small Shops	N. Walker Wells	No	20,510	3,418	407
62		23	JLC	Station at Vinings	Noro Management, Inc.	No	52,564	7,509	7,500
63	19	R-3	CGMRC	Home Depot Plaza	Melvin F. Sembler, Brent W. Sembler, Gregory S. Sembler, Craig H. Sher	No	17,262	4,316	11,787
64		24	JLC	Greg Street Commerce Center	Stuart Lichter	No	12,778	3,840	6,000
65		B-9	CGMRC	Diamond Valley	Francis Greenburger	No	25,058	5,012	0
66		R-6	CGMRC	Greenwood Farms Apartments	Stephen D. Hall	No	17,201	4,300	23,337
67		MC001B658	MC FiveMile	Grogan's Mill Center	William F. Gallagher and Cathy H. Gallagher	No	28,272	5,654	9,881
68		6527	CGMRC	Palms Cabanas Apartments	Jorge Gonzalez and Juan J. Gonzalez	No	52,638	5,849	21,752
69		B-7	CGMRC	508-514 Willis Avenue	Son Dinh Tran	No	22,333	4,467	14,745
70		6665	CGMRC	AtlantiCare	Gladstone Commercial Corporation	No	18,314	9,157	0
71		R-4	CGMRC	Capstone Apartments	David L. Funk	No	9,063	3,021	9,071
72	20	6	AMF I	1392 Third Avenue	Alan Jamnik and Ramy Jamnik	No	27,180	5,436	1,081
73		B-8	CGMRC	Beethoven Apartments	Luis A. Cozza	No	20,031	6,677	6,287
74		B-3	CGMRC	3275 West Hillsboro	Ben Yomtob	No	19,447	6,482	3,613
75	21	MC001AF27	MC FiveMile	Cinco Ranch Village	Timothy T. Ouellette	No	26,379	6,595	2,852
76		MC001A429	MC FiveMile	Santa Grande MHC	Sidney Coleman	No	2,458	1,229	4,737
77		MC001B3D4	MC FiveMile	Rite Aid Virginia Beach	Mei Ling Cheng	No	0	0	535
78		6426	CGMRC	Walgreens Savannah TN	Eleanor Fabian Long	No	0	0	0

GSMS 2013-GCJ12 Supplemental Servicer Schedule

Control		Loan	Mortgage		Ongoing	Upfront	Ongoing	Replacement	Upfront
Number	Footnotes	Number	Loan Seller	Property Name	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)
1		9W3414	GSMC	Friendly Center	0	0	0	746,141	0
2	4	1	JLC	Queens Crossing	6,550	0	3,750	0	0
3		2	JLC	Eagle Ridge Village	6,600	0	16,200	0	0
4		6137	CGMRC	Condyne Industrial Portfolio	11,059	0	12,591	0	0
4.01		6672		Condyne Portfolio-Littleton
4.02		6670		Condyne Portfolio-Fall River
4.03		6669		Condyne Portfolio-Taunton
4.04		6671		Condyne Portfolio-Brockton
5	5	3	JLC	W Minneapolis	17,938	0	0	0	0
6		6531	CGMRC	Marketplace at Huntingdon Valley	4,546	0	5,511	0	0
7		9W2RG8	GSMC	Bradley Fair Shopping Center	0	0	4,643	0	0
8		6257	CGMRC	250 Livingston Street	14,555	0	4,994	159,518	0
9		6633	CGMRC	Amalfi Hotel	6,592	0	42,429	0	0
10	6	4	JLC	Cabana Club Apartments	7,044	0	5,250	200,000	0
11		MC001BDF8	MC FiveMile	Woodhawk Club Apartments	7,137	299,288	9,345	0	0
12		1	AMF I	Northeast Philadelphia Industrial Portfolio	16,250	0	13,677	600,000	750,000
12.01		1.01		10981 Decatur Road
12.02		1.02		10360 Drummond Road
12.03		1.03		9815 Roosevelt Boulevard
12.04		1.04		3031 Red Lion Road
12.05		1.05		2800 Comly Road
12.06		1.06		275 Geiger Road
12.07		1.07		11600 Caroline Road
12.08		1.08		11620 Caroline Road
12.09		1.09		10195 Northeast Avenue
12.10		1.1		12700 Townsend Road
12.11		1.11		13430 Damar Drive
12.12		1.12		14001 Townsend Road
12.13		1.13		10380 Drummond Road
12.14		1.14		12600 Townsend Road
13		6400	CGMRC	Stetson Village	0	0	1,802	64,886	256,310
14		5	JLC	Commerce Park	4,416	1,700,000	4,850	0	500,000
15		6667	CGMRC	A&P Mahwah	0	0	0	500,000	0
16	7	2	AMF I	Village at Pittsburgh Mills	2,552	0	2,013	0	0
17		6	JLC	Merage Tampa Hotel Portfolio	24,090	0	28,115	0	0
17.01		6.01		Residence Inn - Northpointe
17.02		6.02		Courtyard by Marriott - Oldsmar
17.03		6.03		Residence Inn - Oldsmar
18		7	JLC	Bryan Apartments	10,000	0	13,675	0	0
18.01		7.01		Willow Oaks Apartments
18.02		7.02		Riverstone Apartments
19		6689	CGMRC	Van Dyke Commons	0	0	1,742	0	0
20		8	JLC	Adara Apartment Portfolio	23,350	500,000	14,904	0	0
20.01		8.01		Timberlake Apartments
20.02		8.02		Madison Pointe Apartments
21		9WFVQ2	GSMC	High Desert Gateway	0	0	0	0	0
22	8	9	JLC	Fairplain Plaza	5,000	325,000	3,503	0	3,624,556
23		10	JLC	DoubleTree El Paso	7,500	26,402	26,402	0	0
24		MC001B724	MC FiveMile	Arrowhead and Entrada Apartments	16,571	0	12,435	0	0
24.01		MC001B724 - MC001BA46		Entrada Apartments
24.02		MC001B724 - MC001BA53		Arrowhead Apartments
25		9WF4B5	GSMC	Turnpike Distribution Center	4,709	100,000	0	100,000	0
26	9	B-1	CGMRC	Paoli Medical Office Park	1,989	1,715	1,715	0	107,870
27		11	JLC	Coral Springs Trade Center	13,070	100,000	3,750	0	0
28		9WE345	GSMC	Ross Plaza	0	0	1,275	0	0
29	10	9WG530	GSMC	Hampton Inn University Charlottesville	2,333	0	14,436	0	0
30		6678	CGMRC	1021 Swan Creek Drive	0	0	1,287	0	340,605
31	11	B-2	CGMRC	The Shoppes at Beville Road	0	1,239	1,239	29,730	2,065
32		12	JLC	Imperial Chase	7,021	400,000	9,309	0	0
33		3	AMF I	Sethi Hotel Portfolio	5,278	0	11,300	0	0
33.01		3.01		Holiday Inn Express Hotel & Suites Scott-Lafayette West
33.02		3.02		Hampton Inn & Suites Grenada

GSMS 2013-GCJ12 Supplemental Servicer Schedule

Control		Loan	Mortgage		Ongoing	Upfront	Ongoing	Replacement	Upfront
Number	Footnotes	Number	Loan Seller	Property Name	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)
34		13	JLC	Brickyard Tower	1,800	203,889	1,942	0	0
35		14	JLC	Pine Hill Apartments	6,465	0	3,197	0	0
36		6420	CGMRC	266 Broadway	856	0	334	0	0
37		MC001B7D0	MC FiveMile	Memorial Shopping Center	1,513	0	459	0	3,333
38	12	9WCUU1	GSMC	Courtyard - Portland	0	0	12,062	0	0
39		15	JLC	North Heights Plaza	2,000	0	2,654	0	250,000
40	13	R-1	CGMRC	Medallion Corporate Center	2,135	0	1,583	0	0
41		MC001AEA0	MC FiveMile	Highwoods Square	333	0	662	0	0
42	14	16	JLC	Bennett Street Retail	4,227	0	1,255	57,000	85,000
43		6661	CGMRC	Devon Self Storage - Amsdell	0	0	2,314	0	0
44	15, 16	9W1483	GSMC	Millstone Lakes Apartments	1,774	86,400	0	86,400	0
45		17	JLC	Iron Gate Apartments	2,300	0	3,763	0	0
46		R-5	CGMRC	Wingate Inn	1,156	0	4,783	0	0
47		4	AMF I	Professional Village of West Bloomfield	1,131	0	995	0	200,000
48		18	JLC	Woods on the Fairway	6,323	500,000	4,125	0	0
49		6524	CGMRC	International Plaza	0	0	754	0	0
50		R-2	CGMRC	Off Broadway	2,117	0	1,396	0	0
51		B-6	CGMRC	Frisco Corners	1,000	470	470	0	2,350
52		19	JLC	Werner MHP Portfolio	3,600	0	2,129	0	0
52.01		19.01		Flamingo Village
52.02		19.02		Triple T
52.03		19.03		Forest Park
53		MC001A908	MC FiveMile	Louetta Professional Plaza	1,170	15,000	568	0	50,000
54		20	JLC	Cedar Hill Apartments	4,500	50,000	2,430	0	0
55		6664	CGMRC	Candlewood Suites Bellevue	2,326	0	5,520	0	0
56	17	5	AMF I	Holiday Inn Express Marietta	2,110	0	3,013	0	0
57		21	JLC	Village at Waterford	1,500	0	1,583	35,000	50,000
58		MC001ADF0	MC FiveMile	Reynolds Portfolio	2,850	0	2,106	0	0
58.01		MC001ADF0 - MC001B948		Northwood MHP (Urbana, IL)
58.02		MC001ADF0 - MC001B930		Marshfield MHP (Marshfield, WI)
58.03		MC001ADF0 - MC001B922		Evergreen Village MHP (Platteville, WI)
58.04		MC001ADF0 - MC001B914		Country Village MHP (Norfolk, NE)
59		22	JLC	MainStay Suites - Texas Medical Center	2,667	0	6,609	0	0
60		B-5	CGMRC	54 Great Jones Street/70 West 3rd Street	2,095	467	166	0	1,350
60.01		B-5.2		70 West 3rd Street
60.02	18	B-5.1		54 Great Jones Street
61		B-4	CGMRC	Midtown Small Shops	407	212	212	0	1,058
62		23	JLC	Station at Vinings	682	0	706	0	100,000
63	19	R-3	CGMRC	Home Depot Plaza	3,929	0	1,471	0	50,000
64		24	JLC	Greg Street Commerce Center	500	0	1,890	41,000	0
65		B-9	CGMRC	Diamond Valley	0	1,306	1,306	0	3,627
66		R-6	CGMRC	Greenwood Farms Apartments	2,593	0	2,146	0	0
67		MC001B658	MC FiveMile	Grogan's Mill Center	1,976	115,500	465	0	58,500
68		6527	CGMRC	Palms Cabanas Apartments	2,175	0	1,583	0	0
69		B-7	CGMRC	508-514 Willis Avenue	2,949	248	248	0	1,510
70		6665	CGMRC	AtlantiCare	460	0	628	0	0
71		R-4	CGMRC	Capstone Apartments	1,386	0	1,825	0	0
72	20	6	AMF I	1392 Third Avenue	319	0	145	4,500	0
73		B-8	CGMRC	Beethoven Apartments	2,096	7,995	533	0	0
74		B-3	CGMRC	3275 West Hillsboro	1,204	0	359	0	100,000
75	21	MC001AF27	MC FiveMile	Cinco Ranch Village	1,426	12,000	368	0	0
76		MC001A429	MC FiveMile	Santa Grande MHC	431	0	500	0	0
77		MC001B3D4	MC FiveMile	Rite Aid Virginia Beach	0	0	230	0	0
78		6426	CGMRC	Walgreens Savannah TN	0	0	0	0	0

GSMS 2013-GCJ12 Supplemental Servicer Schedule

Control		Loan	Mortgage		Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred
Number	Footnotes	Number	Loan Seller	Property Name	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)
1		9W3414	GSMC	Friendly Center	0	1,221,300	0	0	0
2	4	1	JLC	Queens Crossing	14,950	0	0	0	25,375
3		2	JLC	Eagle Ridge Village	0	0	0	0	34,988
4		6137	CGMRC	Condyne Industrial Portfolio	33,334	750,000	0	0	23,875
4.01		6672		Condyne Portfolio-Littleton
4.02		6670		Condyne Portfolio-Fall River
4.03		6669		Condyne Portfolio-Taunton
4.04		6671		Condyne Portfolio-Brockton
5	5	3	JLC	W Minneapolis	0	0	0	0	23,000
6		6531	CGMRC	Marketplace at Huntingdon Valley	16,998	400,000	0	0	375,149
7		9W2RG8	GSMC	Bradley Fair Shopping Center	0	0	0	0	0
8		6257	CGMRC	250 Livingston Street	22,155	1,329,320	0	0	41,250
9		6633	CGMRC	Amalfi Hotel	0	0	510,977	0	0
10	6	4	JLC	Cabana Club Apartments	0	0	0	0	0
11		MC001BDF8	MC FiveMile	Woodhawk Club Apartments	0	0	0	0	200,713
12		1	AMF I	Northeast Philadelphia Industrial Portfolio	29,000	1,100,000	0	0	359,906
12.01		1.01		10981 Decatur Road
12.02		1.02		10360 Drummond Road
12.03		1.03		9815 Roosevelt Boulevard
12.04		1.04		3031 Red Lion Road
12.05		1.05		2800 Comly Road
12.06		1.06		275 Geiger Road
12.07		1.07		11600 Caroline Road
12.08		1.08		11620 Caroline Road
12.09		1.09		10195 Northeast Avenue
12.10		1.1		12700 Townsend Road
12.11		1.11		13430 Damar Drive
12.12		1.12		14001 Townsend Road
12.13		1.13		10380 Drummond Road
12.14		1.14		12600 Townsend Road
13		6400	CGMRC	Stetson Village	8,333	400,000	0	0	0
14		5	JLC	Commerce Park	8,083	0	0	0	269,781
15		6667	CGMRC	A&P Mahwah	0	0	0	0	0
16	7	2	AMF I	Village at Pittsburgh Mills	10,067	750,000	0	0	0
17		6	JLC	Merage Tampa Hotel Portfolio	0	0	0	0	0
17.01		6.01		Residence Inn - Northpointe
17.02		6.02		Courtyard by Marriott - Oldsmar
17.03		6.03		Residence Inn - Oldsmar
18		7	JLC	Bryan Apartments	0	0	0	0	549,378
18.01		7.01		Willow Oaks Apartments
18.02		7.02		Riverstone Apartments
19		6689	CGMRC	Van Dyke Commons	6,250	375,000	0	0	14,813
20		8	JLC	Adara Apartment Portfolio	0	0	0	0	294,461
20.01		8.01		Timberlake Apartments
20.02		8.02		Madison Pointe Apartments
21		9WFVQ2	GSMC	High Desert Gateway	0	0	0	0	0
22	8	9	JLC	Fairplain Plaza	0	500,000	0	0	64,618
23		10	JLC	DoubleTree El Paso	0	0	0	0	0
24		MC001B724	MC FiveMile	Arrowhead and Entrada Apartments	0	0	0	0	77,724
24.01		MC001B724 - MC001BA46		Entrada Apartments
24.02		MC001B724 - MC001BA53		Arrowhead Apartments
25		9WF4B5	GSMC	Turnpike Distribution Center	8,333	300,000	0	0	0
26	9	B-1	CGMRC	Paoli Medical Office Park	7,870	300,000	0	0	7,531
27		11	JLC	Coral Springs Trade Center	11,720	421,920	0	0	0
28		9WE345	GSMC	Ross Plaza	3,750	180,000	0	0	13,035
29	10	9WG530	GSMC	Hampton Inn University Charlottesville	0	0	0	0	0
30		6678	CGMRC	1021 Swan Creek Drive	0	0	0	0	0
31	11	B-2	CGMRC	The Shoppes at Beville Road	2,065	100,000	0	0	15,000
32		12	JLC	Imperial Chase	0	0	0	0	140,550
33		3	AMF I	Sethi Hotel Portfolio	0	0	0	0	0
33.01		3.01		Holiday Inn Express Hotel & Suites Scott-Lafayette West
33.02		3.02		Hampton Inn & Suites Grenada

GSMS 2013-GCJ12 Supplemental Servicer Schedule

Control		Loan	Mortgage		Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred
Number	Footnotes	Number	Loan Seller	Property Name	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)
34		13	JLC	Brickyard Tower	9,708	500,000	0	0	0
35		14	JLC	Pine Hill Apartments	0	0	0	0	0
36		6420	CGMRC	266 Broadway	3,965	0	0	0	2,500
37		MC001B7D0	MC FiveMile	Memorial Shopping Center	3,333	100,000	0	0	8,750
38	12	9WCUU1	GSMC	Courtyard - Portland	0	0	0	0	13,728
39		15	JLC	North Heights Plaza	2,464	418,000	0	0	0
40	13	R-1	CGMRC	Medallion Corporate Center	4,939.00 (Commencing October 1, 2013)	237,072	0	0	0
41		MC001AEA0	MC FiveMile	Highwoods Square	2,511	100,000	0	0	0
42	14	16	JLC	Bennett Street Retail	0	85,000	0	0	114,701
43		6661	CGMRC	Devon Self Storage - Amsdell	0	0	0	0	0
44	15, 16	9W1483	GSMC	Millstone Lakes Apartments	0	0	0	0	19,580
45		17	JLC	Iron Gate Apartments	0	0	0	0	51,875
46		R-5	CGMRC	Wingate Inn	0	0	0	0	0
47		4	AMF I	Professional Village of West Bloomfield	1,392	300,000	0	0	4,900
48		18	JLC	Woods on the Fairway	0	0	0	0	86,875
49		6524	CGMRC	International Plaza	2,896	139,020	0	0	0
50		R-2	CGMRC	Off Broadway	0	0	0	0	0
51		B-6	CGMRC	Frisco Corners	2,350	0	0	0	3,750
52		19	JLC	Werner MHP Portfolio	0	0	0	0	45,488
52.01		19.01		Flamingo Village
52.02		19.02		Triple T
52.03		19.03		Forest Park
53		MC001A908	MC FiveMile	Louetta Professional Plaza	3,676	200,000	0	0	3,500
54		20	JLC	Cedar Hill Apartments	0	0	0	0	61,380
55		6664	CGMRC	Candlewood Suites Bellevue	0	0	0	0	0
56	17	5	AMF I	Holiday Inn Express Marietta	0	0	0	0	0
57		21	JLC	Village at Waterford	4,618	100,000	0	0	6,325
58		MC001ADF0	MC FiveMile	Reynolds Portfolio	0	0	0	0	30,469
58.01		MC001ADF0 - MC001B948		Northwood MHP (Urbana, IL)
58.02		MC001ADF0 - MC001B930		Marshfield MHP (Marshfield, WI)
58.03		MC001ADF0 - MC001B922		Evergreen Village MHP (Platteville, WI)
58.04		MC001ADF0 - MC001B914		Country Village MHP (Norfolk, NE)
59		22	JLC	MainStay Suites - Texas Medical Center	0	0	0	0	0
60		B-5	CGMRC	54 Great Jones Street/70 West 3rd Street	450	0	0	0	17,188
60.01		B-5.2		70 West 3rd Street
60.02	18	B-5.1		54 Great Jones Street
61		B-4	CGMRC	Midtown Small Shops	1,058	0	0	0	1,500
62		23	JLC	Station at Vinings	3,333	125,000	0	0	0
63	19	R-3	CGMRC	Home Depot Plaza	3,064	$183,825 TI/LC cap and a $36,765 TI/LC floor. This applies to the whole leasing reserve inclusive of Jul's Place portion	0	0	0
64		24	JLC	Greg Street Commerce Center	2,148	40,000	0	0	0
65		B-9	CGMRC	Diamond Valley	3,627	130,579	0	0	0
66		R-6	CGMRC	Greenwood Farms Apartments	0	0	0	0	12,188
67		MC001B658	MC FiveMile	Grogan's Mill Center	4,583	158,500	0	0	7,500
68		6527	CGMRC	Palms Cabanas Apartments	0	0	0	0	0
69		B-7	CGMRC	508-514 Willis Avenue	1,510	0	0	0	13,063
70		6665	CGMRC	AtlantiCare	0	0	0	0	26,981
71		R-4	CGMRC	Capstone Apartments	0	0	0	0	90,801
72	20	6	AMF I	1392 Third Avenue	0	0	0	0	0
73		B-8	CGMRC	Beethoven Apartments	0	0	0	0	29,424
74		B-3	CGMRC	3275 West Hillsboro	0	100,000	0	0	2,138
75	21	MC001AF27	MC FiveMile	Cinco Ranch Village	1,811	100,000	0	0	0
76		MC001A429	MC FiveMile	Santa Grande MHC	0	0	0	0	128,438
77		MC001B3D4	MC FiveMile	Rite Aid Virginia Beach	1,151	0	0	0	0
78		6426	CGMRC	Walgreens Savannah TN	0	0	0	0	0

GSMS 2013-GCJ12 Supplemental Servicer Schedule

Control		Loan	Mortgage		Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Footnotes	Number	Loan Seller	Property Name	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1		9W3414	GSMC	Friendly Center	0	0	0	829,108	0
2	4	1	JLC	Queens Crossing	0	0	0	236,500	0
3		2	JLC	Eagle Ridge Village	0	0	0	0	0
4		6137	CGMRC	Condyne Industrial Portfolio	0	0	0	94,500	5,133
4.01		6672		Condyne Portfolio-Littleton
4.02		6670		Condyne Portfolio-Fall River
4.03		6669		Condyne Portfolio-Taunton
4.04		6671		Condyne Portfolio-Brockton
5	5	3	JLC	W Minneapolis	0	0	0	0	0
6		6531	CGMRC	Marketplace at Huntingdon Valley	0	61,920	0	2,038,751	0
7		9W2RG8	GSMC	Bradley Fair Shopping Center	0	0	0	383,800	0
8		6257	CGMRC	250 Livingston Street	0	0	0	33,125	0
9		6633	CGMRC	Amalfi Hotel	0	0	0	2,085,812	0
10	6	4	JLC	Cabana Club Apartments	0	0	0	0	0
11		MC001BDF8	MC FiveMile	Woodhawk Club Apartments	0	0	0	9,000	0
12		1	AMF I	Northeast Philadelphia Industrial Portfolio	0	38,125	0	288,000	0
12.01		1.01		10981 Decatur Road
12.02		1.02		10360 Drummond Road
12.03		1.03		9815 Roosevelt Boulevard
12.04		1.04		3031 Red Lion Road
12.05		1.05		2800 Comly Road
12.06		1.06		275 Geiger Road
12.07		1.07		11600 Caroline Road
12.08		1.08		11620 Caroline Road
12.09		1.09		10195 Northeast Avenue
12.10		1.1		12700 Townsend Road
12.11		1.11		13430 Damar Drive
12.12		1.12		14001 Townsend Road
12.13		1.13		10380 Drummond Road
12.14		1.14		12600 Townsend Road
13		6400	CGMRC	Stetson Village	0	0	0	105,715	0
14		5	JLC	Commerce Park	0	0	0	200,000	0
15		6667	CGMRC	A&P Mahwah	0	0	0	0	0
16	7	2	AMF I	Village at Pittsburgh Mills	0	0	0	0	0
17		6	JLC	Merage Tampa Hotel Portfolio	0	0	0	200,000	0
17.01		6.01		Residence Inn - Northpointe
17.02		6.02		Courtyard by Marriott - Oldsmar
17.03		6.03		Residence Inn - Oldsmar
18		7	JLC	Bryan Apartments	0	0	0	0	0
18.01		7.01		Willow Oaks Apartments
18.02		7.02		Riverstone Apartments
19		6689	CGMRC	Van Dyke Commons	0	0	0	116,854	0
20		8	JLC	Adara Apartment Portfolio	0	0	0	0	0
20.01		8.01		Timberlake Apartments
20.02		8.02		Madison Pointe Apartments
21		9WFVQ2	GSMC	High Desert Gateway	0	0	0	116,114	0
22	8	9	JLC	Fairplain Plaza	0	0	0	0	0
23		10	JLC	DoubleTree El Paso	0	0	0	475,000	0
24		MC001B724	MC FiveMile	Arrowhead and Entrada Apartments	0	0	0	207,750	0
24.01		MC001B724 - MC001BA46		Entrada Apartments
24.02		MC001B724 - MC001BA53		Arrowhead Apartments
25		9WF4B5	GSMC	Turnpike Distribution Center	0	0	0	43,491	0
26	9	B-1	CGMRC	Paoli Medical Office Park	0	0	0	2,838,299	0
27		11	JLC	Coral Springs Trade Center	0	0	0	900,000	0
28		9WE345	GSMC	Ross Plaza	0	0	0	0	0
29	10	9WG530	GSMC	Hampton Inn University Charlottesville	0	0	0	0	0
30		6678	CGMRC	1021 Swan Creek Drive	0	0	0	0	0
31	11	B-2	CGMRC	The Shoppes at Beville Road	0	0	0	700,000	0
32		12	JLC	Imperial Chase	0	0	0	0	0
33		3	AMF I	Sethi Hotel Portfolio	0	0	0	0	0
33.01		3.01		Holiday Inn Express Hotel & Suites Scott-Lafayette West
33.02		3.02		Hampton Inn & Suites Grenada

GSMS 2013-GCJ12 Supplemental Servicer Schedule

Control		Loan	Mortgage		Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Footnotes	Number	Loan Seller	Property Name	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
34		13	JLC	Brickyard Tower	0	0	0	1,500,000	0
35		14	JLC	Pine Hill Apartments	0	0	0	0	0
36		6420	CGMRC	266 Broadway	0	0	0	0	0
37		MC001B7D0	MC FiveMile	Memorial Shopping Center	0	0	0	0	0
38	12	9WCUU1	GSMC	Courtyard - Portland	0	0	0	700,000	0
39		15	JLC	North Heights Plaza	0	0	0	100,000	0
40	13	R-1	CGMRC	Medallion Corporate Center	0	0	0	0	0
41		MC001AEA0	MC FiveMile	Highwoods Square	0	0	0	0	0
42	14	16	JLC	Bennett Street Retail	0	190,000	0	0	0
43		6661	CGMRC	Devon Self Storage - Amsdell	0	0	0	600,000	0
44	15, 16	9W1483	GSMC	Millstone Lakes Apartments	0	0	0	0	0
45		17	JLC	Iron Gate Apartments	0	0	0	50,000	0
46		R-5	CGMRC	Wingate Inn	0	0	0	0	0
47		4	AMF I	Professional Village of West Bloomfield	0	0	0	84,417	0
48		18	JLC	Woods on the Fairway	0	0	0	0	0
49		6524	CGMRC	International Plaza	0	0	0	12,630	0
50		R-2	CGMRC	Off Broadway	0	0	0	0	0
51		B-6	CGMRC	Frisco Corners	0	0	0	0	0
52		19	JLC	Werner MHP Portfolio	0	0	0	25,000	0
52.01		19.01		Flamingo Village
52.02		19.02		Triple T
52.03		19.03		Forest Park
53		MC001A908	MC FiveMile	Louetta Professional Plaza	0	0	0	0	0
54		20	JLC	Cedar Hill Apartments	0	0	0	0	0
55		6664	CGMRC	Candlewood Suites Bellevue	0	0	0	0	0
56	17	5	AMF I	Holiday Inn Express Marietta	0	0	0	0	0
57		21	JLC	Village at Waterford	0	0	0	125,150	0
58		MC001ADF0	MC FiveMile	Reynolds Portfolio	0	0	0	450,000	0
58.01		MC001ADF0 - MC001B948		Northwood MHP (Urbana, IL)
58.02		MC001ADF0 - MC001B930		Marshfield MHP (Marshfield, WI)
58.03		MC001ADF0 - MC001B922		Evergreen Village MHP (Platteville, WI)
58.04		MC001ADF0 - MC001B914		Country Village MHP (Norfolk, NE)
59		22	JLC	MainStay Suites - Texas Medical Center	0	0	0	0	0
60		B-5	CGMRC	54 Great Jones Street/70 West 3rd Street	0	0	0	0	0
60.01		B-5.2		70 West 3rd Street
60.02	18	B-5.1		54 Great Jones Street
61		B-4	CGMRC	Midtown Small Shops	0	0	0	0	0
62		23	JLC	Station at Vinings	0	500,000	0	0	0
63	19	R-3	CGMRC	Home Depot Plaza	0	0	0	5,203	0
64		24	JLC	Greg Street Commerce Center	0	0	0	0	0
65		B-9	CGMRC	Diamond Valley	0	0	0	37,500	0
66		R-6	CGMRC	Greenwood Farms Apartments	0	0	0	0	0
67		MC001B658	MC FiveMile	Grogan's Mill Center	0	15,500	125	21,340	4,167
68		6527	CGMRC	Palms Cabanas Apartments	0	0	0	0	0
69		B-7	CGMRC	508-514 Willis Avenue	0	0	0	0	0
70		6665	CGMRC	AtlantiCare	0	0	0	0	0
71		R-4	CGMRC	Capstone Apartments	0	0	0	0	0
72	20	6	AMF I	1392 Third Avenue	0	0	0	0	0
73		B-8	CGMRC	Beethoven Apartments	0	0	0	0	0
74		B-3	CGMRC	3275 West Hillsboro	0	0	0	0	0
75	21	MC001AF27	MC FiveMile	Cinco Ranch Village	0	0	0	15,000	0
76		MC001A429	MC FiveMile	Santa Grande MHC	0	0	0	100,000	0
77		MC001B3D4	MC FiveMile	Rite Aid Virginia Beach	0	0	0	0	0
78		6426	CGMRC	Walgreens Savannah TN	0	33,750	0	0	0

GSMS 2013-GCJ12 Supplemental Servicer Schedule

						Grace	Grace
Control		Loan	Mortgage		Other Reserve	Period-	Period-	Residual Value	Lease Enhancement	Environmental
Number	Footnotes	Number	Loan Seller	Property Name	Description	Default	Late Fee	Insurance	Insurance	Insurance
1		9W3414	GSMC	Friendly Center	Unfunded Obligations	0	0	No	No	Yes
2	4	1	JLC	Queens Crossing	Common Charges Reserve	0	0	No	No	No
3		2	JLC	Eagle Ridge Village		0	0	No	No	No
4		6137	CGMRC	Condyne Industrial Portfolio	Ground Rent Reserve ($36,000 upfront, $5,133 monthly), Solar Panel Reserve ($58,500 upfront)	0	0	No	No	No
4.01		6672		Condyne Portfolio-Littleton				No	No	No
4.02		6670		Condyne Portfolio-Fall River				No	No	No
4.03		6669		Condyne Portfolio-Taunton				No	No	No
4.04		6671		Condyne Portfolio-Brockton				No	No	No
5	5	3	JLC	W Minneapolis		0	0	No	No	No
6		6531	CGMRC	Marketplace at Huntingdon Valley	Weis Reserve (924,081.28); Weis Construction Reserve (682,605.00); Tenant Rent Reserve (82,065); Unfunded Landlord Obligation Reserve (350,000)	0	0	No	No	No
7		9W2RG8	GSMC	Bradley Fair Shopping Center	Unfunded Obligations	0	0	No	No	No
8		6257	CGMRC	250 Livingston Street	Required Violation Removal Reserve	0	0	No	No	No
9		6633	CGMRC	Amalfi Hotel	Rebranding Reserve	0	0	No	No	No
10	6	4	JLC	Cabana Club Apartments		0	0	No	No	No
11		MC001BDF8	MC FiveMile	Woodhawk Club Apartments	Litigation Escrow	0	0	No	No	No
12		1	AMF I	Northeast Philadelphia Industrial Portfolio	Catalent Improvement Reserve ($225,000); Rent Concession and Outstanding TI Reserve ($63,000)	0	0	No	No	No
12.01		1.01		10981 Decatur Road				No	No	No
12.02		1.02		10360 Drummond Road				No	No	No
12.03		1.03		9815 Roosevelt Boulevard				No	No	No
12.04		1.04		3031 Red Lion Road				No	No	No
12.05		1.05		2800 Comly Road				No	No	No
12.06		1.06		275 Geiger Road				No	No	No
12.07		1.07		11600 Caroline Road				No	No	No
12.08		1.08		11620 Caroline Road				No	No	No
12.09		1.09		10195 Northeast Avenue				No	No	No
12.10		1.1		12700 Townsend Road				No	No	No
12.11		1.11		13430 Damar Drive				No	No	No
12.12		1.12		14001 Townsend Road				No	No	No
12.13		1.13		10380 Drummond Road				No	No	No
12.14		1.14		12600 Townsend Road				No	No	No
13		6400	CGMRC	Stetson Village	New Tenant Reserve	0	0	No	No	No
14		5	JLC	Commerce Park	Continuum Reserve	0	0	No	No	No
15		6667	CGMRC	A&P Mahwah		0	0	No	No	No
16	7	2	AMF I	Village at Pittsburgh Mills		5	5	No	No	No
17		6	JLC	Merage Tampa Hotel Portfolio	Seasonality Reserve	0	0	No	No	No
17.01		6.01		Residence Inn - Northpointe				No	No	No
17.02		6.02		Courtyard by Marriott - Oldsmar				No	No	No
17.03		6.03		Residence Inn - Oldsmar				No	No	No
18		7	JLC	Bryan Apartments		0	0	No	No	No
18.01		7.01		Willow Oaks Apartments				No	No	No
18.02		7.02		Riverstone Apartments				No	No	No
19		6689	CGMRC	Van Dyke Commons	Rent Concession Reserve	0	0	No	No	No
20		8	JLC	Adara Apartment Portfolio		0	0	No	No	No
20.01		8.01		Timberlake Apartments				No	No	No
20.02		8.02		Madison Pointe Apartments				No	No	No
21		9WFVQ2	GSMC	High Desert Gateway	Unfunded Obligations	0	5 days grace once per calendar year	No	No	No
22	8	9	JLC	Fairplain Plaza		0	0	No	No	No
23		10	JLC	DoubleTree El Paso	Tax Appeal Reserve	0	0	No	No	No
24		MC001B724	MC FiveMile	Arrowhead and Entrada Apartments	Zoning Reserve	0	0	No	No	No
24.01		MC001B724 - MC001BA46		Entrada Apartments				No	No	No
24.02		MC001B724 - MC001BA53		Arrowhead Apartments				No	No	No
25		9WF4B5	GSMC	Turnpike Distribution Center	Genco (1 month free rent)	0	0	No	No	No
26	9	B-1	CGMRC	Paoli Medical Office Park	Rent Reserve ($306,624); Tenant Reserve ($1,855,000) To be released to Borrower upon execution of lease with Mainline Healthcare tenant; New Tenants TI/LC ($676,675)	0	0	No	No	No
27		11	JLC	Coral Springs Trade Center	Lime Fresh Reserve	0	0	No	No	No
28		9WE345	GSMC	Ross Plaza		0	0	No	No	No
29	10	9WG530	GSMC	Hampton Inn University Charlottesville		0	0	No	No	Yes
30		6678	CGMRC	1021 Swan Creek Drive		0	0	No	No	No
31	11	B-2	CGMRC	The Shoppes at Beville Road	Tenant Reserve	0	0	No	No	No
32		12	JLC	Imperial Chase		0	0	No	No	No
33		3	AMF I	Sethi Hotel Portfolio		5	0	No	No	No
33.01		3.01		Holiday Inn Express Hotel & Suites Scott-Lafayette West				No	No	No
33.02		3.02		Hampton Inn & Suites Grenada				No	No	No

GSMS 2013-GCJ12 Supplemental Servicer Schedule

						Grace	Grace
Control		Loan	Mortgage		Other Reserve	Period-	Period-	Residual Value	Lease Enhancement	Environmental
Number	Footnotes	Number	Loan Seller	Property Name	Description	Default	Late Fee	Insurance	Insurance	Insurance
34		13	JLC	Brickyard Tower	Parking Structure Reserve	0	0	No	No	No
35		14	JLC	Pine Hill Apartments		0	0	No	No	No
36		6420	CGMRC	266 Broadway		0	0	No	No	No
37		MC001B7D0	MC FiveMile	Memorial Shopping Center		0	0	No	No	No
38	12	9WCUU1	GSMC	Courtyard - Portland	PIP Reserve	0	0	No	No	No
39		15	JLC	North Heights Plaza	Bed Bath & Beyond Reserve	0	0	No	No	No
40	13	R-1	CGMRC	Medallion Corporate Center		5	0	No	No	No
41		MC001AEA0	MC FiveMile	Highwoods Square		0	0	No	No	No
42	14	16	JLC	Bennett Street Retail		0	0	No	No	No
43		6661	CGMRC	Devon Self Storage - Amsdell	Property Costs Reserves	0	0	No	No	No
44	15, 16	9W1483	GSMC	Millstone Lakes Apartments		0	0	No	No	No
45		17	JLC	Iron Gate Apartments	Settlement Reserve	0	0	No	No	No
46		R-5	CGMRC	Wingate Inn		5	5	No	No	No
47		4	AMF I	Professional Village of West Bloomfield	Tenant Specific Outstanding TI & Free Rent Reserve	5	0	No	No	No
48		18	JLC	Woods on the Fairway		0	0	No	No	No
49		6524	CGMRC	International Plaza	Daryanani Rent Abatement Reserve ($10,229.80); Ticket Booth Rent Abatement Reserve ($2,400)	0	0	No	No	No
50		R-2	CGMRC	Off Broadway		5	0	No	No	No
51		B-6	CGMRC	Frisco Corners		0	0	No	No	No
52		19	JLC	Werner MHP Portfolio	Post Closing Reserve	0	0	No	No	No
52.01		19.01		Flamingo Village				No	No	No
52.02		19.02		Triple T				No	No	No
52.03		19.03		Forest Park				No	No	No
53		MC001A908	MC FiveMile	Louetta Professional Plaza		0	0	No	No	No
54		20	JLC	Cedar Hill Apartments		0	0	No	No	No
55		6664	CGMRC	Candlewood Suites Bellevue		0	0	No	No	No
56	17	5	AMF I	Holiday Inn Express Marietta		5	0	No	No	No
57		21	JLC	Village at Waterford	Five Star Finds Holdback Reserve ($100,000); Free Rent Holdback Reserve($20,400); Flyin' Pig Holdback Reserve ($4,750)	0	0	No	No	No
58		MC001ADF0	MC FiveMile	Reynolds Portfolio	Debt Yield Holdback Reserve	0	0	No	No	No
58.01		MC001ADF0 - MC001B948		Northwood MHP (Urbana, IL)				No	No	No
58.02		MC001ADF0 - MC001B930		Marshfield MHP (Marshfield, WI)				No	No	No
58.03		MC001ADF0 - MC001B922		Evergreen Village MHP (Platteville, WI)				No	No	No
58.04		MC001ADF0 - MC001B914		Country Village MHP (Norfolk, NE)				No	No	No
59		22	JLC	MainStay Suites - Texas Medical Center		0	0	No	No	No
60		B-5	CGMRC	54 Great Jones Street/70 West 3rd Street		0	0	No	No	No
60.01		B-5.2		70 West 3rd Street				No	No	No
60.02	18	B-5.1		54 Great Jones Street				No	No	No
61		B-4	CGMRC	Midtown Small Shops		0	0	No	No	No
62		23	JLC	Station at Vinings		0	0	No	No	No
63	19	R-3	CGMRC	Home Depot Plaza	Jul's Place Leasing Reserve	5	5	No	No	No
64		24	JLC	Greg Street Commerce Center		0	0	No	No	No
65		B-9	CGMRC	Diamond Valley	Tenant Reserve Deposit	0	0	No	No	No
66		R-6	CGMRC	Greenwood Farms Apartments		5	5	No	No	No
67		MC001B658	MC FiveMile	Grogan's Mill Center	Upfront Rental Abatement Reserve ($17.173.35); Upfront and Monthly Chilled Water Reserve ($4,166.67)	0	0	No	No	No
68		6527	CGMRC	Palms Cabanas Apartments		0	0	No	No	No
69		B-7	CGMRC	508-514 Willis Avenue		0	0	No	No	No
70		6665	CGMRC	AtlantiCare		0	0	No	No	No
71		R-4	CGMRC	Capstone Apartments		5	5	No	No	No
72	20	6	AMF I	1392 Third Avenue		5	0	No	No	No
73		B-8	CGMRC	Beethoven Apartments		0	0	No	No	No
74		B-3	CGMRC	3275 West Hillsboro		0	0	No	No	No
75	21	MC001AF27	MC FiveMile	Cinco Ranch Village	Smart Drinks Reserve	0	0	No	No	No
76		MC001A429	MC FiveMile	Santa Grande MHC	Debt Yield Holdback Reserve	0	0	No	No	No
77		MC001B3D4	MC FiveMile	Rite Aid Virginia Beach		0	0	No	No	No
78		6426	CGMRC	Walgreens Savannah TN		0	0	No	No	No

GSMS 2013-GCJ12 Supplemental Servicer Schedule
										Monthly	Interest
Control		Loan	Mortgage		O&M	Cash		Units, Pads,	Unit	Debt	Accrual	Administrative	Ground
Number	Footnotes	Number	Loan Seller	Property Name	Required	Management	Lockbox	Rooms, Sq Ft	Description	Service ($) (1)	Method	Fee Rate (%) (2)	Lease Y/N	Prepayment Provision (3)
1		9W3414	GSMC	Friendly Center	Asbestos	Springing	Hard	994,891	SF	447,901.14	30/360	0.02415%	No	Lockout/11_>YM or 1%/105_0%/4
2	4	1	JLC	Queens Crossing	None	In Place	Hard	179,186	SF	391,235.50	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
3		2	JLC	Eagle Ridge Village	None	In Place	Soft	648	Units	346,602.61	Actual/360	0.02415%	No	Lockout/26_Defeasance/90_0%/4
4		6137	CGMRC	Condyne Industrial Portfolio	Various	Springing	Hard	1,510,588	SF	313,684.60	Actual/360	0.03415%		Lockout/12_>YM or 1%/44_0%/4
4.01		6672		Condyne Portfolio-Littleton	None			480,000	SF				No
4.02		6670		Condyne Portfolio-Fall River	None			600,000	SF				Yes
4.03		6669		Condyne Portfolio-Taunton	None			330,488	SF				No
4.04		6671		Condyne Portfolio-Brockton	Asbestos			100,100	SF				No
5	5	3	JLC	W Minneapolis	None	In Place	Hard	229	Rooms	288,357.63	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
6		6531	CGMRC	Marketplace at Huntingdon Valley	None	Springing	Hard	254,349	SF	196,903.34	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
7		9W2RG8	GSMC	Bradley Fair Shopping Center	None	NAP	None	278,552	SF	182,082.98	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
8		6257	CGMRC	250 Livingston Street	Asbestos & LBP	Springing	Springing	292,463	SF	179,030.74	Actual/360	0.02415%	No	Lockout/24_Defeasance/93_0%/3
9		6633	CGMRC	Amalfi Hotel	None	Springing	Hard	215	Rooms	170,325.73	Actual/360	0.02415%	No	Lockout/25_Defeasance/31_0%/4
10	6	4	JLC	Cabana Club Apartments	None	Springing	Soft	252	Units	165,084.27	Actual/360	0.05415%	No	Lockout/25_Defeasance/91_0%/4
11		MC001BDF8	MC FiveMile	Woodhawk Club Apartments	ACM, Moisture	Springing	Soft	436	Units	150,639.45	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
12		1	AMF I	Northeast Philadelphia Industrial Portfolio	Various	Springing	Hard	1,094,191	SF	142,391.06	Actual/360	0.02415%		Lockout/24_Defeasance/89_0%/7
12.01		1.01		10981 Decatur Road	Asbestos			248,436	SF				No
12.02		1.02		10360 Drummond Road	Asbestos			99,250	SF				No
12.03		1.03		9815 Roosevelt Boulevard	Asbestos			78,500	SF				No
12.04		1.04		3031 Red Lion Road	Asbestos			91,828	SF				No
12.05		1.05		2800 Comly Road	Asbestos			98,416	SF				No
12.06		1.06		275 Geiger Road	Asbestos			88,700	SF				No
12.07		1.07		11600 Caroline Road	Asbestos			100,000	SF				No
12.08		1.08		11620 Caroline Road	Asbestos			70,814	SF				No
12.09		1.09		10195 Northeast Avenue	Asbestos			50,000	SF				No
12.10		1.1		12700 Townsend Road	None			42,247	SF				No
12.11		1.11		13430 Damar Drive	Asbestos			46,000	SF				No
12.12		1.12		14001 Townsend Road	None			34,000	SF				No
12.13		1.13		10380 Drummond Road	Asbestos			23,000	SF				No
12.14		1.14		12600 Townsend Road	None			23,000	SF				No
13		6400	CGMRC	Stetson Village	None	Springing	Hard	144,192	SF	132,322.27	Actual/360	0.02415%	Yes	Lockout/25_Defeasance/91_0%/4
14		5	JLC	Commerce Park	None	In Place	Hard	388,004	SF	137,988.95	Actual/360	0.02415%	No	Lockout/28_Defeasance/88_0%/4
15		6667	CGMRC	A&P Mahwah	None	In Place	Hard	110,249	SF	120,944.66	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
16	7	2	AMF I	Village at Pittsburgh Mills	None	In Place	Hard	161,078	SF	140,464.21	Actual/360	0.05415%	No	Lockout/24_Defeasance/92_0%/4
17		6	JLC	Merage Tampa Hotel Portfolio	None	In Place	Hard	277	Rooms	129,954.60	Actual/360	0.02415%		Lockout/26_Defeasance/30_0%/4
17.01		6.01		Residence Inn - Northpointe	None			100	Rooms				No
17.02		6.02		Courtyard by Marriott - Oldsmar	None			99	Rooms				No
17.03		6.03		Residence Inn - Oldsmar	None			78	Rooms				No
18		7	JLC	Bryan Apartments	Asbestos and LBP	In Place	Soft	547	Units	121,299.42	Actual/360	0.02415%		Lockout/24_Defeasance/92_0%/4
18.01		7.01		Willow Oaks Apartments	Asbestos and LBP			299	Units				No
18.02		7.02		Riverstone Apartments	Asbestos and LBP			248	Units				No
19		6689	CGMRC	Van Dyke Commons	None	Springing	Hard	139,374	SF	108,693.72	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
20		8	JLC	Adara Apartment Portfolio	Various	In Place	Soft	511	Units	128,839.34	Actual/360	0.02415%		Lockout/25_Defeasance/91_0%/4
20.01		8.01		Timberlake Apartments	Other			261	Units				No
20.02		8.02		Madison Pointe Apartments	Asbestos			250	Units				No
21		9WFVQ2	GSMC	High Desert Gateway	None	Springing	Springing	121,077	SF	96,189.68	Actual/360	0.05415%	No	Lockout/24_Defeasance/92_0%/4
22	8	9	JLC	Fairplain Plaza	None	In Place	Hard	280,216	SF	102,991.16	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
23		10	JLC	DoubleTree El Paso	Asbestos	Springing	Hard	200	Rooms	104,311.52	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
24		MC001B724	MC FiveMile	Arrowhead and Entrada Apartments	Asbestos-containing materials	Springing	Soft	481	Units	87,879.01	Actual/360	0.02415%		Lockout/24_Defeasance/91_0%/5
24.01		MC001B724 - MC001BA46		Entrada Apartments	Asbestos-containing materials			209	Units				No
24.02		MC001B724 - MC001BA53		Arrowhead Apartments	Asbestos-containing materials			272	Units				No
25		9WF4B5	GSMC	Turnpike Distribution Center	None	Springing	Hard	410,389	SF	71,284.07	Actual/360	0.06415%	No	Lockout/26_Defeasance/90_0%/4
26	9	B-1	CGMRC	Paoli Medical Office Park	Asbestos	Springing	Hard	99,326	SF	71,841.53	Actual/360	0.02415%	No	Lockout/26_Defeasance/90_0%/4
27		11	JLC	Coral Springs Trade Center	None	Springing	Hard	112,478	SF	84,596.68	Actual/360	0.02415%	No	Lockout/27_Defeasance/89_0%/4
28		9WE345	GSMC	Ross Plaza	None	Springing	Springing	61,208	SF	52,743.28	Actual/360	0.06415%	No	Lockout/24_Defeasance/92_0%/4
29	10	9WG530	GSMC	Hampton Inn University Charlottesville	None	Springing	Springing	100	Rooms	59,513.13	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
30		6678	CGMRC	1021 Swan Creek Drive	None	Springing	Hard	154,400	SF	46,595.74	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
31	11	B-2	CGMRC	The Shoppes at Beville Road	Asbestos	Springing	Springing	99,100	SF	54,566.52	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
32		12	JLC	Imperial Chase	Asbestos	In Place	Soft	348	Units	49,442.04	Actual/360	0.02415%	No	Lockout/27_Defeasance/89_0%/4
33		3	AMF I	Sethi Hotel Portfolio	None	Springing	Soft Springing	155	Rooms	53,428.96	Actual/360	0.02415%		Lockout/24_Defeasance/92_0%/4
33.01		3.01		Holiday Inn Express Hotel & Suites Scott-Lafayette West	None			73	Rooms				No
33.02		3.02		Hampton Inn & Suites Grenada	None			82	Rooms				No

GSMS 2013-GCJ12 Supplemental Servicer Schedule
										Monthly	Interest
Control		Loan	Mortgage		O&M	Cash		Units, Pads,	Unit	Debt	Accrual	Administrative	Ground
Number	Footnotes	Number	Loan Seller	Property Name	Required	Management	Lockbox	Rooms, Sq Ft	Description	Service ($) (1)	Method	Fee Rate (%) (2)	Lease Y/N	Prepayment Provision (3)
34		13	JLC	Brickyard Tower	Asbestos	Springing	Hard	93,192	SF	47,143.75	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
35		14	JLC	Pine Hill Apartments	None	In Place	Soft	147	Units	55,075.50	Actual/360	0.02415%	No	Lockout/28_Defeasance/88_0%/4
36		6420	CGMRC	266 Broadway	None	Springing	Hard	26,685	SF	41,964.31	Actual/360	0.02415%	No	Lockout/26_Defeasance/31_0%/3
37		MC001B7D0	MC FiveMile	Memorial Shopping Center	Asbestos-containing materials	Springing	Springing	36,714	SF	37,322.14	Actual/360	0.02415%	No	Lockout/24_>YM or 1%/92_0%/4
38	12	9WCUU1	GSMC	Courtyard - Portland	None	Springing	Springing	92	Rooms	42,842.77	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
39		15	JLC	North Heights Plaza	None	In Place	Hard	113,732	SF	39,915.42	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
40	13	R-1	CGMRC	Medallion Corporate Center	None	Springing	Springing	79,024	SF	37,380.07	Actual/360	0.02415%	No	Lockout/25_>YM or 1%/91_0%/4
41		MC001AEA0	MC FiveMile	Highwoods Square	None	Springing	Hard	50,614	SF	36,041.51	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
42	14	16	JLC	Bennett Street Retail	Asbestos and LBP	NAP	None	75,299	SF	39,040.88	Actual/360	0.02415%	No	Lockout/28_Defeasance/29_0%/3
43		6661	CGMRC	Devon Self Storage - Amsdell	Asbestos	Springing	Springing	103,832	SF	34,599.25	Actual/360	0.05415%	No	Lockout/25_Defeasance/91_0%/4
44	15, 16	9W1483	GSMC	Millstone Lakes Apartments	None	NAP	None	144	Units	31,653.32	Actual/360	0.06415%	No	Lockout/24_Defeasance/92_0%/4
45		17	JLC	Iron Gate Apartments	Asbestos and LBP	In Place	Soft	129	Units	38,618.49	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
46		R-5	CGMRC	Wingate Inn	None	Springing	Springing	85	Rooms	44,439.96	Actual/360	0.07415%	No	Lockout/25_Defeasance/91_0%/4
47		4	AMF I	Professional Village of West Bloomfield	Asbestos	Springing	Springing	59,708	SF	35,781.67	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
48		18	JLC	Woods on the Fairway	None	In Place	Soft	165	Units	33,452.17	Actual/360	0.02415%	No	Lockout/27_Defeasance/89_0%/4
49		6524	CGMRC	International Plaza	None	Springing	Hard	34,755	SF	30,402.46	Actual/360	0.02415%	No	Lockout/25_Defeasance/92_0%/3
50		R-2	CGMRC	Off Broadway	None	Springing	Soft	67	Units	32,933.78	Actual/360	0.02415%	No	Lockout/28_Defeasance/89_0%/3
51		B-6	CGMRC	Frisco Corners	None	Springing	Hard	28,201	SF	28,026.80	Actual/360	0.07415%	No	Lockout/24_Defeasance/92_0%/4
52		19	JLC	Werner MHP Portfolio	Various	In Place	Soft	510	Pads	31,874.28	Actual/360	0.02415%		Lockout/24_Defeasance/93_0%/3
52.01		19.01		Flamingo Village	Asbestos			201	Pads				No
52.02		19.02		Triple T	Asbestos and LBP			176	Pads				No
52.03		19.03		Forest Park	Asbestos			133	Pads				No
53		MC001A908	MC FiveMile	Louetta Professional Plaza	None	Springing	Hard	34,093	SF	26,440.41	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
54		20	JLC	Cedar Hill Apartments	Asbestos and LBP	Springing	Springing	95	Units	30,107.28	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
55		6664	CGMRC	Candlewood Suites Bellevue	None	Springing	Hard	85	Rooms	32,093.13	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
56	17	5	AMF I	Holiday Inn Express Marietta	None	Springing	Springing	78	Rooms	26,986.08	Actual/360	0.06415%	No	Lockout/24_Defeasance/92_0%/4
57		21	JLC	Village at Waterford	None	Springing	Hard	79,162	SF	24,769.38	Actual/360	0.02415%	No	Lockout/30_Defeasance/86_0%/4
58		MC001ADF0	MC FiveMile	Reynolds Portfolio	None	Springing	Soft	469	Pads	28,437.45	Actual/360	0.02415%		Lockout/24_Defeasance/92_0%/4
58.01		MC001ADF0 - MC001B948		Northwood MHP (Urbana, IL)	None			119	Pads				No
58.02		MC001ADF0 - MC001B930		Marshfield MHP (Marshfield, WI)	None			189	Pads				No
58.03		MC001ADF0 - MC001B922		Evergreen Village MHP (Platteville, WI)	None			73	Pads				No
58.04		MC001ADF0 - MC001B914		Country Village MHP (Norfolk, NE)	None			88	Pads				No
59		22	JLC	MainStay Suites - Texas Medical Center	None	In Place	Hard	92	Rooms	29,164.39	Actual/360	0.02415%	No	Lockout/27_Defeasance/89_0%/4
60		B-5	CGMRC	54 Great Jones Street/70 West 3rd Street	Various	Springing	Hard	7,850	SF	23,814.21	Actual/360	0.02415%		Lockout/24_Defeasance/32_0%/4
60.01		B-5.2		70 West 3rd Street	Asbestos & LBP			4,500	SF				No
60.02	18	B-5.1		54 Great Jones Street	Asbestos			3,350	SF				No
61		B-4	CGMRC	Midtown Small Shops	None	Springing	Hard	12,650	SF	23,443.24	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
62		23	JLC	Station at Vinings	None	NAP	None	33,902	SF	26,317.98	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
63	19	R-3	CGMRC	Home Depot Plaza	Asbestos	Springing	Hard	73,530	SF	27,968.38	Actual/360	0.02415%	No	Lockout/27_Defeasance/90_0%/3
64		24	JLC	Greg Street Commerce Center	None	In Place	Soft Springing	103,136	SF	22,756.71	Actual/360	0.02415%	No	Lockout/26_Defeasance/90_0%/4
65		B-9	CGMRC	Diamond Valley	Asbestos	Springing	Hard	58,276	SF	20,702.77	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
66		R-6	CGMRC	Greenwood Farms Apartments	None	Springing	Springing	103	Units	21,200.40	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
67		MC001B658	MC FiveMile	Grogan's Mill Center	None	Springing	Soft	38,067	SF	20,631.35	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
68		6527	CGMRC	Palms Cabanas Apartments	None	Springing	Springing	76	Units	20,335.47	Actual/360	0.07415%	No	Lockout/24_Defeasance/93_0%/3
69		B-7	CGMRC	508-514 Willis Avenue	Asbestos	Springing	Hard	14,850	SF	19,189.60	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
70		6665	CGMRC	AtlantiCare	Asbestos	Springing	Hard	29,257	SF	19,858.32	Actual/360	0.02415%	No	Lockout/25_Defeasance/92_0%/3
71		R-4	CGMRC	Capstone Apartments	Asbestos & LBP	Springing	Springing	73	Units	18,798.87	Actual/360	0.09415%	No	Lockout/25_Defeasance/91_0%/4
72	20	6	AMF I	1392 Third Avenue	LBP & Asbestos	Springing	Springing	5,800	SF	17,842.74	Actual/360	0.02415%	No	Lockout/24_Defeasance/89_0%/7
73		B-8	CGMRC	Beethoven Apartments	Asbestos & LBP	Springing	Hard	60	Units	17,526.63	Actual/360	0.09415%	No	Lockout/24_Defeasance/92_0%/4
74		B-3	CGMRC	3275 West Hillsboro	Asbestos	Springing	Springing	28,733	SF	16,691.23	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
75	21	MC001AF27	MC FiveMile	Cinco Ranch Village	None	Springing	Hard	20,000	SF	14,533.56	Actual/360	0.02415%	No	Lockout/25_Defeasance/91_0%/4
76		MC001A429	MC FiveMile	Santa Grande MHC	Asbestos-containing materials & Lead Based Paint	Springing	Soft	107	Pads	15,925.83	Actual/360	0.02415%	No	Lockout/26_Defeasance/90_0%/4
77		MC001B3D4	MC FiveMile	Rite Aid Virginia Beach	None	In Place	Hard	13,813	SF	14,956.09	Actual/360	0.02415%	No	Lockout/24_Defeasance/92_0%/4
78		6426	CGMRC	Walgreens Savannah TN	None	Springing	Springing	14,820	SF	15,738.97	Actual/360	0.06415%	No	Lockout/25_Defeasance/92_0%/3

1	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.
2	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate applicable to each Mortgage Loan.
3	The open period is inclusive of the Maturity Date.
4
The other reserve is a static condominium charges reserve which must maintain a balance equal to three monthly installments of common charges owed by borrower to the board of managers under the condominium regime.  At closing, the amount equal to three months of common charges installment was estimated to be $236,500 which was reserved upfront.

5	Provided that the operating agreement of Foshay Hotel Tenant, LLC is in full force and effect, borrower shall not be required to pay to lender any funds for deposit into the Capital/FF&E Subaccount.
6	Upon the property achieving a 6.50% debt yield for two consecutive quarters after the loan's origination date, the reserve will be capped at $200,000.
7	Ongoing TI/LC Reserves are capped at $750,000, such cap subject to being reduced to $375,000 in the event that certain conditions are met.
8
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $500,000, the borrower is required to deposit $23,351.33 on each monthly due date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to $500,000.

9
Underwritten EGI for Paoli Medical Office Park includes potential revenue from vacant space at the Mortgaged Property.   At loan origination, the Borrower deposited $2,838,299 into a reserve account in connection with future leasing spread between three different accounts.

10
Ongoing Replacement Reserve is $14,435.56 for the first through the twelfth Due Dates and thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined on the anniversary of the last day of the calendar month in which the loan origination date occurs.

11
Underwritten EGI for The Shoppes at Beville Road includes potential revenue from vacant space.  At loan origination, the Borrower deposited $700,000 into a reserve account in connection with future leasing.

12
Ongoing Replacement Reserve is $12,061.75 for the first through the twelfth Due Dates and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined on the anniversary of the last day of the calendar month in which the loan origination date occurs.

13	If TI/LC escrow is less than $79,024 the borrower will pay an amount equal to $4,939 on each Due Date.
14
The rollover reserve was funded at loan closing with an initial deposit of $85,000.  If, at any time, the balance of the funds in the Rollover Reserve Account is less than $85,000, the borrower is required to deposit $6,275.00 on each monthly Due Date.

15	The borrower funded the replacement reserves after the loan origination date to the cap amount of $86,400. Ongoing Replacement Reserves will not be necessary unless the account is drawn upon.
16	There is not a lockbox or cash management structure for this Mortgage Loan, but the triggers that result in a cash flow sweep to the lender are listed in the Cash Management Triggers field.
17
The borrower is required to deposit one-twelfth of an amount equal to 2% of annual gross revenue into the Ongoing Replacement Reserve on each monthly Due Date through May 1, 2015, which amount is initially $3,013.42.  Commencing on the Due Date on June 1, 2015 and on each monthly Due Date thereafter through maturity of the loan, the borrower is required to deposit one-twelfth of an amount equal to 4% of annual gross revenue into the Ongoing Replacement Reserve.

18	54 Great Jones Street Mortgaged Property consists of a three residential units and one ground floor retail space.
19	If TI/LC escrow is less than $36,765 the borrower will pay an amount equal to $3,063.75 on each Due Date.
20	The Mortgaged Property is comprised of two retail spaces totaling approximately 2,200 SF and 6 apartment units totaling approximately 3,600 SF.
21
A reserve for the tenant Smart Drinks was funded with $15,000 at closing.  This amount is approximately equal to four months of base rent and CAM reimbursements for this tenant, which is in place and open for business.  The reserve will be released when the tenant's remaining free rent period ends in July 2013, and begins paying full unabated rent.

EXHIBIT Q

LIST OF AUTHORIZED REPRESENTATIVES OF THE DEPOSITOR

The following Person shall be the Authorized Representative of the Depositor until such time as such Person notifies the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and the Custodian in writing of the identity of a successor Authorized Representative of the Depositor:

Leah Nivison
GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282-2198
Phone number:  (212) 357-2702
Telecopy number:  (212) 428-1439
E-mail address:  leah.nivison@gs.com

Exhibit Q-1

EXHIBIT R

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date:  Report will be delivered annually (after the occurrence and during the continuance of a Control Termination Event) no later than [INSERT DATE].
Transaction:  GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12
Operating Advisor:  [                    ]
Special Servicer:  [                    ]
Controlling Class Representative:  [                    ]

I.                  Population of Mortgage Loans that Were Considered in Compiling This Report

[  ] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)           [  ] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)           [  ] of such Specially Serviced Loans had executed Final Asset Status Reports.  This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued.  The Final Asset Status Reports may not yet be fully implemented.

II.                Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer, as well as the items listed below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard in accordance with the Operating Advisor’s requirements outlined in the Pooling and Servicing Agreement.  Based on such review, the Operating Advisor [believes, does not believe] there are material deviations, if any, [(i)] from the Servicing Standard [and/or (ii)] from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Loans.  In addition, the Operating Advisor

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Exhibit R-1

notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

Reviewed any assessment of compliance and/or attestation report delivered to the Operating Advisor pursuant to the Pooling and Servicing Agreement, and the Asset Status Reports, net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [  ] Specially Serviced Loans:  [LIST APPLICABLE MORTGAGE LOANS]

III.               Specific Items of Review

1.           The Operating Advisor reviewed the following items in connection with the generation of this report:  [LIST MATERIAL ITEMS].

2.           During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans:  [LIST].  The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the recommendations made by the Operating Advisor.  Such recommendations generally included the following:  [LIST].

3.           Appraisal Reduction calculations and net present value calculations:

(a)         The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(b)         The Operating Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(c)         After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.           The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report:  [LIST CONCERNS].

5.           In addition to the other information presented herein, the Operating Advisor notes the following additional items:  [LIST ADDITIONAL ITEMS].

Exhibit R-2

IV.               Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.           In accordance with the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Controlling Class Representative’s discussion(s) regarding any Specially Serviced Loan.  The Operating Advisor does not have authority to speak with the Controlling Class Representative directly pursuant to the Pooling and Servicing Agreement.  As such, the Operating Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.           The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement.  The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.           Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.           The Operating Advisor is not empowered to directly communicate with investors pursuant to the Pooling and Servicing Agreement.  If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s Website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[                             ]

By:
Name:
Title:

Exhibit R-3

EXHIBIT S

SUBSERVICING AGREEMENTS

Mortgage Loan	Sub-Servicer Name
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]
[_______]	[_______]

Exhibit S-1

EXHIBIT T

FORM OF RECOMMENDATION OF SPECIAL SERVICER TERMINATION

Deutsche Bank Trust Company Americas,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention:  Trust Administration – GS1312

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – GS 2013-GCJ12

Rialto Capital Advisors, LLC
as Special Servicer
[                                            ]
[                                            ]
[                                            ]

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12

Ladies and Gentlemen:

This letter is delivered pursuant to Section 6.08(b) of the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer, on behalf of the holders of GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass Through Certificates, Series 2013-GCJ12 (the “Certificates”) regarding the replacement of the Special Servicer.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

Based upon our review of the Special Servicer’s operational practices conducted pursuant to and in accordance with the Pooling and Servicing Agreement, it is our assessment that [________], in its current capacity as Special Servicer, is not [performing its duties under the Pooling and Servicing Agreement][acting in accordance with the Servicing Standard].  The following factors support our assessment: [________].

Based upon such assessment, we further hereby recommend that [_______] be removed as Special Servicer and that [________] be appointed its successor in such capacity.

T-1

Very truly yours,

[The Operating Advisor]

By:
Name:
Title:

Dated:

T-2

EXHIBIT U

ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.03 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) (in each case, after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide).  Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this GS 2013-GCJ12 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by Item 1121 of Regulation AB which is NOT included on the Distribution Date Statement
Certificate Administrator
Depositor
Master Servicer
(only with respect to 1121(a)(12)
as to non-Specially Serviced Loans)
Special Servicer
(only with respect to 1121(a)(12)
as to Specially Serviced Loans)

Item 2: Legal Proceedings per Item 1117 of Regulation AB
(i) All parties to the Pooling and Servicing Agreement (as to themselves), (ii) any other Reporting Servicer (as to itself), (iii) the Trustee, the Master Servicer and the Special Servicer as to the Trust (in the case of the Master Servicer and the Special Servicer, to be reported by the party controlling such litigation), (iv) each Sponsor as to itself and as to each 1110(b) originator and 1100(d)(1) party relating to a Mortgage Loan sold by

U-1

such Sponsor to the Depositor, (iv) the Depositor (as to any party under Item 1100(d)(1) of Regulation AB)
Item 3: Sale of Securities and Use of Proceeds	Depositor
Item 4: Defaults Upon Senior Securities	Certificate Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders	Certificate Administrator
Item 6: Significant Obligors of Pool Assets	Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to REO Properties)
Item 7: Significant Enhancement Provider Information	Depositor
Item 8: Other Information	Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 9: Exhibits	Certificate Administrator Depositor

U-2

EXHIBIT V

ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.04 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with Item 1112(b) below, possession) (in each case, after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide).  Each of the Certificate Administrator. the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this GS 2013-GCJ12 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 15: Exhibits, Financial Statement Schedules	Certificate Administrator Depositor
Additional Item: Disclosure per Item 1117 of Regulation AB
(i) All parties to the Pooling and Servicing Agreement (as to themselves), (ii) any other Reporting Servicer (as to itself), (iii) the Trustee, the Certificate Administrator, the Master Servicer, the Depositor and the Special Servicer as to the Trust (in the case of the Master Servicer, the Depositor and the Special Servicer, to be reported by the party controlling such litigation), (iv) each Sponsor as to itself and as to each 1110(b) originator and 1100(d)(1) party relating to a Mortgage

V-1

Loan sold by such Sponsor to the Depositor, (v) the Depositor (as to any party under Item 1100(d)(1) of Regulation AB)
Additional Item: Disclosure per Item 1119 of Regulation AB
(i) All parties to the Pooling and Servicing Agreement as to themselves (in the case of the Master Servicer, only as to 1119(a) affiliations with Significant Obligors identified in the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer or a sub-servicer described in 1108(a)(3)), (ii) the Depositor (as to the Trust), (iii) each Sponsor as to itself and as to each 1110(b) originator and 1100(d)(1) party relating to a Mortgage Loan sold by such Sponsor to the Depositor, (iv) the Depositor as to the enhancement or support provider, (v) the Depositor (as to any party under Item 1100(d)(1) of Regulation AB)

Additional Item: Disclosure per Item 1112(b) of Regulation AB	Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to REO Properties)
Additional Item: Disclosure per Items 1114(b)(2) and 1115(b) of Regulation AB	Depositor

V-2

EXHIBIT W

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [                 ] AND VIA EMAIL TO [                 ] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, National Association,
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services (CMBS), GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2013-GCJ12

GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282-2198

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [  ] of the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as certificate administrator, Deutsche Bank Trust Company Americas, as trustee, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

W-1

[NAME OF PARTY], as [role]

By:
Name:
Title:

W-2

EXHIBIT X

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

Re:
GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as certificate administrator, Deutsche Bank Trust Company Americas, as trustee, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

I, [identifying the certifying individual], certify that:

1.
I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of period covered by this annual report on Form 10-K, of the Trust (the “Exchange Act Periodic Reports”);

2.
Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the master servicer and the special servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:  [Master Servicer][Special Servicer][Certificate Administrator][Trustee]

X-1

Date:

[Signature]
[Title]

X-2

EXHIBIT Y-1

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE CERTIFICATE ADMINISTRATOR

Re:
GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as certificate administrator, Deutsche Bank Trust Company Americas, as trustee, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

I, [identifying the certifying individual], a [title] of [CERTIFICATE ADMINISTRATOR], certify to GS Mortgage Securities Corporation II and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
I have reviewed the annual report on Form 10-K for the fiscal year 20__, and all reports on Form 10-D required to be filed in respect of periods covered by that annual report on Form 10-K, of the Trust (the “Exchange Act Periodic Reports”);

2.
Based on my knowledge, the distribution information in Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that report on Form 10-K;

3.           Based on my knowledge, all of the distribution, servicing and other information required to be provided by the Certificate Administrator pursuant to the Pooling and Servicing Agreement for inclusion in the Exchange Act Periodic Reports is included in such reports; and

4.           The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered by the Certificate Administrator in accordance with Section 10.08 and Section 10.09 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[                             ]

Y-1-1

By:
[Name]

Y-1-2

EXHIBIT Y-2

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE MASTER SERVICER

Re:
GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as certificate administrator, Deutsche Bank Trust Company Americas, as trustee, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

I, [identify the certifying individual], a [title] of [MASTER SERVICER], certify to GS Mortgage Securities Corporation II and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

(1)	I have reviewed the servicing reports relating to the Trust delivered by the Master Servicer to the Certificate Administrator covering the fiscal year 20__;

(2)
Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

(3)
Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information required to be provided in these servicing reports to the Certificate Administrator by the Master Servicer under the Pooling and Servicing Agreement is included in the servicing reports delivered by the Master Servicer to the Certificate Administrator;

(4)
I am responsible for reviewing the activities performed by the Master Servicer under the pooling and servicing agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 10.07 of the Pooling and Servicing Agreement with respect to the Master Servicer, and except as disclosed in such compliance statement delivered by the Master Servicer under

Y-2-1

Section 10.07 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

(5)
The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.08 and Section 10.09 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1 through 5 that is in turn dependent upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Master Servicer with respect to the information that is subject of such certification.

Date:

[                             ]

By:
[Name]

Y-2-2

EXHIBIT Y-3

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE SPECIAL SERVICER

Re:
GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as certificate administrator, Deutsche Bank Trust Company Americas, as trustee, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

I, [identify the certifying individual], a [title] of [SPECIAL SERVICER], certify to GS Mortgage Securities Corporation II and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.      Based on my knowledge, the servicing information in the servicing reports or information relating to the Trust delivered by the Special Servicer to the Master Servicer covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2.      Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Certificate Administrator is included in the servicing reports delivered by the Special Servicer to the Master Servicer;

3.      I am, or a Servicing Officer under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 10.07 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 10.07 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4.      The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.08 and

Y-3-1

Section 10.09 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Date:

[                             ]

By:
[Name] [Title]

Y-3-2

EXHIBIT Y-4

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE OPERATING ADVISOR

Re:
GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as certificate administrator, Deutsche Bank Trust Company Americas, as trustee, Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

I, [identify the certifying individual], a [title] of [OPERATING ADVISOR], certify to GS Mortgage Securities Corporation II and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.05 of the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.      Based on my knowledge, the information required by the Pooling and Servicing Agreement to be provided to the Certificate Administrator by the Operating Advisor covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

2.      Based on my knowledge, the information required to be provided to the Certificate Administrator by the Operating Advisor under the Pooling and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the Certificate Administrator is included in the reports delivered by the Operating Advisor to the Certificate Administrator;

3.      I, or an officer under my supervision, am responsible for reviewing the activities performed by the Operating Advisor under the Pooling and Servicing Agreement and based upon my knowledge the Operating Advisor has, except as described in any information provided to the Certificate Administrator by the Operating Advisor covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

4.      The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.08 and Section 10.09 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Y-4-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[                             ]

By:
[Name] [Title]

Y-4-2

EXHIBIT Z

FORM 8-K DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.06 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge (after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide).  Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus Supplement.  For this GS 2013-GCJ12 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus Supplement.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement
Master Servicer, Special Servicer and the Trustee (in the case of the Master Servicer, Special Servicer and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)
Certificate Administrator (other than as to agreements to which the Depositor (and no other party to the Pooling and Servicing Agreement) is a party)
Depositor

Item 1.02- Termination of a Material Definitive Agreement
Master Servicer, Special Servicer and the Trustee (in the case of the Master Servicer, Special Servicer and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)
Certificate Administrator (other than as to agreements to which the Depositor (and no other party to the Pooling and Servicing Agreement) is a party)

Z-1

Depositor
Item 1.03- Bankruptcy or Receivership	Depositor Each Sponsor as to itself
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Depositor Certificate Administrator
Item 3.03- Material Modification to Rights of Security Holders	Certificate Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Master Servicer, Special Servicer or Trustee	Master Servicer (as to itself or a servicer retained by it) Special Servicer (as to itself or a servicer retained by it) Trustee Certificate Administrator Depositor
Item 6.03- Change in Credit Enhancement or External Support	Depositor Certificate Administrator
Item 6.04- Failure to Make a Required Distribution	Certificate Administrator
Item 6.05- Securities Act Updating Disclosure	Depositor
Item 7.01- Regulation FD Disclosure	Depositor
Item 8.01	Depositor
Item 9.01	Depositor

Z-2

EXHIBIT AA-1

FORM OF POWER OF ATTORNEY FOR MASTER SERVICER

LIMITED POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank Trust Company Americas, a New York banking corporation, incorporated and existing under the laws of the State of New York, having its usual place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the “Trustee”) for GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 Trust pursuant to that Pooling and Servicing Agreement dated as of May 1, 2013 (the “Agreement”) by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as the Master Servicer, Rialto Capital Advisors, LLC, as the Special Servicer, Situs Holdings, LLC, as the Operating Advisor, Wells Fargo Bank, National Association, as the Certificate Administrator, and Deutsche Bank Trust Company Americas, as the Trustee, hereby constitutes and appoints the Master Servicer, by and through the Master Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans (the “Mortgage Loans”) serviced by the Master Servicer and all properties (“REO Properties”) administered by the Master Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items (1) through (12) below with respect to the Mortgage Loans and REO Properties; provided however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the Agreement.  Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.
The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan.

2.
The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting such Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that said modification or re-recording, in either instance, (i) does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.
The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial

AA-1-1

satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

4.
The conveyance of any property to the mortgage insurer, or the closing of title to any mortgaged property (a “Mortgaged Property”) to be acquired as REO Property, or conveyance of title to any REO Property.

5.	The completion of loan assumption agreements and transfers of interest in borrower entities.

6.
The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related promissory note.

7.
The assignment of any Mortgage or Deed of Trust and the related promissory note and other loan documents, in connection with the purchase or repurchase of the Mortgage Loan secured and evidenced thereby.

8.
The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related promissory note and other loan documents.

9.
The full enforcement of and preservation of the Trustee’s interests in any Mortgage or Deed of Trust or the related promissory note, and in the proceeds thereof, by way of, including but not limited to, foreclosure, the taking of a deed-in-lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and such Deed of Trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the filing, prosecution and defense of claims, and the appearance on behalf of the Trustee, in bankruptcy cases affecting any Mortgage or Deed of Trust or the related promissory note;

AA-1-2

f.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

g.
the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions; and

h.
the preparation and execution of such other documents and the performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

10.	The sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to any Mortgaged Property or reserves for replacement of personal property.

12.	The execution and delivery of the following:

a.
any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, Deed of Trust or other security document in the related mortgage file or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and

c.
any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property, REO Property or otherwise, documents relating to the

AA-1-3

management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers) or REO Properties, documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the  Mortgaged Properties or REO Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan and any other consents.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of [EXECUTION DATE OF POA].

This appointment is to be construed and interpreted as a limited power of attorney.  The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the Master Servicer has the power to delegate its rights or obligations under the Agreement, the Master Servicer also has the power to delegate the authority given to it by Deutsche Bank Trust Company Americas, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose.  The Master Servicer's attorneys-in-fact shall have no greater authority than that held by the Master Servicer.

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the  Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Master Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank Trust Company Americas except as specifically provided for herein.  If the Master Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank Trust Company Americas, then the Master Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Master Servicer under the Agreement or to allow the Master Servicer to take any action with respect to Mortgages, Deeds of Trust or the related promissory notes not authorized by the Agreement.

The Master Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the

AA-1-4

Master Servicer, or its attorneys-in-fact, of the powers granted to it hereunder.  The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

AA-1-5

IN WITNESS WHEREOF, Deutsche Bank Trust Company Americas, as Trustee for GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 Trust has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Deutsche Bank Trust Company Americas, as Trustee for GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 Trust

By:
Name:
Title:

Prepared by:

Name:

Witness:

Witness:

State of California}
County of Orange}

On ________________________, before me, _________________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Notary signature

AA-1-6

EXHIBIT AA-2

FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank Trust Company Americas, a New York banking corporation, incorporated and existing under the laws of the State of New York, having its usual place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the “Trustee”) for GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 Trust pursuant to that Pooling and Servicing Agreement dated as of May 1, 2013 (the “Agreement”) by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as the Master Servicer, Rialto Capital Advisors, LLC, as the Special Servicer, Situs Holdings, LLC, as the Operating Advisor, Wells Fargo Bank, National Association, as the Certificate Administrator, and Deutsche Bank Trust Company Americas, as the Trustee, hereby constitutes and appoints the Special Servicer, by and through the Special Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans (the “Mortgage Loans”) serviced by the Special Servicer and all properties (“REO Properties”) administered by the Special Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items (1) through (12) below with respect to the Mortgage Loans and REO Properties; provided however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the Agreement.  Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.
The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan.

2.
The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting such Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that said modification or re-recording, in either instance, (i) does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.
The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial

AA-2-1

satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

4.
The conveyance of any property to the mortgage insurer, or the closing of title to any mortgaged property (a “Mortgaged Property”) to be acquired as REO Property, or conveyance of title to any REO Property.

5.	The completion of loan assumption agreements and transfers of interest in borrower entities.

6.
The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related promissory note.

7.
The assignment of any Mortgage or Deed of Trust and the related promissory note and other loan documents, in connection with the purchase or repurchase of the Mortgage Loan secured and evidenced thereby.

8.
The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related promissory note and other loan documents.

9.
The full enforcement of and preservation of the Trustee’s interests in any Mortgage or Deed of Trust or the related promissory note, and in the proceeds thereof, by way of, including but not limited to, foreclosure, the taking of a deed-in-lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and such Deed of Trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the filing, prosecution and defense of claims, and the appearance on behalf of the Trustee, in bankruptcy cases affecting any Mortgage or Deed of Trust or the related promissory note;

AA-2-2

f.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

g.
the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions; and

h.
the preparation and execution of such other documents and the performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

10.	The sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to any Mortgaged Property or reserves for replacement of personal property.

12.	The execution and delivery of the following:

a.
any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, Deed of Trust or other security document in the related mortgage file or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and

c.
any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property, REO Property or otherwise, documents relating to the management, operation, maintenance,

AA-2-3

repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers) or REO Properties, documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the  Mortgaged Properties or REO Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan and any other consents.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of [EXECUTION DATE OF POA].

This appointment is to be construed and interpreted as a limited power of attorney.  The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the Special Servicer has the power to delegate its rights or obligations under the Agreement, the Special Servicer also has the power to delegate the authority given to it by Deutsche Bank Trust Company Americas, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose.  The Special Servicer's attorneys-in-fact shall have no greater authority than that held by the Special Servicer.

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the  Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Special Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank Trust Company Americas except as specifically provided for herein.  If the Special Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank Trust Company Americas, then the Special Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Special Servicer under the Agreement or to allow the Special Servicer to take any action with respect to Mortgages, Deeds of Trust or the related promissory notes not authorized by the Agreement.

The Special Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Special Servicer, or its attorneys-in-fact, of the powers granted to it hereunder.  The foregoing

AA-2-4

indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

AA-2-5

IN WITNESS WHEREOF, Deutsche Bank Trust Company Americas, as Trustee for GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 Trust has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Deutsche Bank Trust Company Americas, as Trustee for GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 Trust

By:
Name:
Title:

Prepared by:

Name:

Witness:

Witness:

State of California}
County of Orange}

On ________________________, before me, _________________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Notary signature

AA-2-6

EXHIBIT BB

CLASS A-AB SCHEDULED PRINCIPAL BALANCE

Distribution Date	Balance	Distribution Date	Balance
5/30/13	$105,525,000.00	4/10/18	$105,525,000.00
6/10/13	$105,525,000.00	5/10/18	$105,524,273.01
7/10/13	$105,525,000.00	6/10/18	$103,783,551.61
8/10/13	$105,525,000.00	7/10/18	$101,923,864.36
9/10/13	$105,525,000.00	8/10/18	$100,169,321.52
10/10/13	$105,525,000.00	9/10/18	$98,408,051.74
11/10/13	$105,525,000.00	10/10/18	$96,528,353.38
12/10/13	$105,525,000.00	11/10/18	$94,753,103.81
1/10/14	$105,525,000.00	12/10/18	$92,859,791.57
2/10/14	$105,525,000.00	1/10/19	$91,070,454.40
3/10/14	$105,525,000.00	2/10/19	$89,274,254.36
4/10/14	$105,525,000.00	3/10/19	$87,139,289.60
5/10/14	$105,525,000.00	4/10/19	$85,327,954.69
6/10/14	$105,525,000.00	5/10/19	$83,399,503.29
7/10/14	$105,525,000.00	6/10/19	$81,573,802.28
8/10/14	$105,525,000.00	7/10/19	$79,631,361.01
9/10/14	$105,525,000.00	8/10/19	$77,791,183.07
10/10/14	$105,525,000.00	9/10/19	$75,943,943.41
11/10/14	$105,525,000.00	10/10/19	$73,980,527.19
12/10/14	$105,525,000.00	11/10/19	$72,118,644.48
1/10/15	$105,525,000.00	12/10/19	$70,140,968.84
2/10/15	$105,525,000.00	1/10/20	$68,264,330.08
3/10/15	$105,525,000.00	2/10/20	$66,380,487.03
4/10/15	$105,525,000.00	3/10/20	$64,273,440.49
5/10/15	$105,525,000.00	4/10/20	$62,374,239.60
6/10/15	$105,525,000.00	5/10/20	$60,360,224.16
7/10/15	$105,525,000.00	6/10/20	$58,445,979.13
8/10/15	$105,525,000.00	7/10/20	$56,417,313.87
9/10/15	$105,525,000.00	8/10/20	$54,487,908.54
10/10/15	$105,525,000.00	9/10/20	$52,551,092.46
11/10/15	$105,525,000.00	10/10/20	$50,500,447.43
12/10/15	$105,525,000.00	11/10/20	$48,548,296.83
1/10/16	$105,525,000.00	12/10/20	$46,482,719.37
2/10/16	$105,525,000.00	1/10/21	$44,515,115.82
3/10/16	$105,525,000.00	2/10/21	$42,539,952.06
4/10/16	$105,525,000.00	3/10/21	$40,241,496.58
5/10/16	$105,525,000.00	4/10/21	$38,249,859.41
6/10/16	$105,525,000.00	5/10/21	$36,145,832.36
7/10/16	$105,525,000.00	6/10/21	$34,138,437.06
8/10/16	$105,525,000.00	7/10/21	$32,019,065.30
9/10/16	$105,525,000.00	8/10/21	$29,995,790.13
10/10/16	$105,525,000.00	9/10/21	$27,964,736.68
11/10/16	$105,525,000.00	10/10/21	$25,822,327.11
12/10/16	$105,525,000.00	11/10/21	$23,775,211.03
1/10/17	$105,525,000.00	12/10/21	$21,617,160.37
2/10/17	$105,525,000.00	1/10/22	$19,553,857.52
3/10/17	$105,525,000.00	2/10/22	$17,482,619.63
4/10/17	$105,525,000.00	3/10/22	$15,096,408.43
5/10/17	$105,525,000.00	4/10/22	$13,007,977.74
6/10/17	$105,525,000.00	5/10/22	$10,809,698.30
7/10/17	$105,525,000.00	6/10/22	$8,704,761.30
8/10/17	$105,525,000.00	7/10/22	$6,490,408.97
9/10/17	$105,525,000.00	8/10/22	$4,368,838.04
10/10/17	$105,525,000.00	9/10/22	$2,239,103.68
11/10/17	$105,525,000.00	10/10/22	$604.80
12/10/17	$105,525,000.00	11/10/22	$0.00
1/10/18	$105,525,000.00
2/10/18	$105,525,000.00
3/10/18	$105,525,000.00

BB-1

EXHIBIT CC-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282-2198
Attention:  Leah Nivison

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Depositor, that:

1.           The Transferor is the lawful owner of the right to receive the Excess Servicing Fees (the “Excess Servicing Fee Right”), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

2.           Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

CC-1-1

Very truly yours,

By:
Name:
Title:

CC-1-2

EXHIBIT CC-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282-2198
Attention:  Leah Nivison

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina  28202
Attention:  Goldman 2013-GCJ12 Asset Manager

Re:	GS Mortgage Securities Trust 2013-GCJ12, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as Certificate Administrator, Deutsche Bank Trust Company Americas, as Trustee, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Master Servicer, and Rialto Capital Advisors, LLC, as Special Servicer.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.  The Transferee hereby certifies, represents and warrants to you, as the Depositor and the Master Servicer, that:

1.           The Transferee is acquiring the right to receive Excess Servicing Fees (the “Excess Servicing Fee Right”) for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

2.           The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration

CC-2-1

and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit T-1 to the Pooling and Servicing Agreement, and (B) each of the Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit T-2 to the Pooling and Servicing Agreement.

3.           The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.12 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

4.           Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

5.           The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters that it has requested.

6.           The Transferee is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (b) an “accredited investor” as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7.           The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Pooling and Servicing Agreement, and made available to it,

CC-2-2

confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder’s auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons’ auditors, legal counsel and regulators.

8.           The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.12 of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

Very truly yours,

By:
Name:
Title

CC-2-3

EXHIBIT DD

FORM OF NOTICE AND CERTIFICATION REGARDING DEFEASANCE OF MORTGAGE LOAN

To:	Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004
Attention: Commercial Mortgage Surveillance Group
Telecopy number: (212) 635-0295

Standard & Poor’s Ratings Services
55 Water Street, 41st Floor
New York, New York 10041
Attention: Commercial Mortgage Surveillance Manager
E mail: cmbs_info_17g5@standardandpoors.com

From:
Wells Fargo Bank, National Association, in its capacity as Master Servicer (the “Master Servicer”) under the Pooling and Servicing Agreement dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as certificate administrator, Deutsche Bank Trust Company Americas, as trustee, Situs Holdings, LLC, as operating advisor, the Master Servicer, and Rialto Capital Advisors, LLC, as special servicer.

Date:	____________, 20___

Re:	____________ Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ12 Mortgage Loan (the “Mortgage Loan”) heretofore secured by real property known as ____________.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE “SERVICING STANDARD”), AND (B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Servicer has determined,

consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

1.           The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:**

______	a full defeasance of the entire outstanding principal balance ($____________) of the Mortgage Loan; or

______	a partial defeasance of a portion ($____________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($____________).

2.           The defeasance was consummated on ____________, 20__.

3.           The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan documents and in accordance with the Servicing Standard.

4.           To the knowledge of the Master Servicer any other debt related to the Mortgage Loan (including mezzanine debt, senior secured debt, pari passu debt or subordinate secured debt was either paid off in full or defeased.  Such debt consists of the following: [Describe debt and holder of the debt and if it was paid off or defeased].

5.           The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, (iv) interest-only direct debt obligations of the Resolution Funding Corporation, (v) consolidated debt obligations of the Federal Home Loan Bank or (vi) securities covered by the Federal Deposit Insurance Corporation’s (the “FDIC”) Temporary Liquidity Guarantee Program (“TLGP”).  Based upon a written report from an independent certified accountant, such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not callable prior to their respective maturity dates.  In addition, if the defeasance collateral contains any TLGP securities, then:

●	Such securities are eligible under TLGP;

●
The servicer (and the trustee, if it serves as the back-up advancing agent for the transaction) has waived its right to (i) collect interest on advances made on behalf of the borrower holding TLGP securities, and (ii) collect for expenses incurred in making demand on the FDIC;

●
If the TLGP debt is to be used to satisfy a balloon payment, a reserve conforming to the criteria for eligible accounts was funded with a minimum of 90 days interest on the defeasance collateral to cover potential delays in receipt of the balloon payment;

●	The TLGP securities mature before June 30, 2012; and

●	The servicer’s error and omissions insurance policy covers losses to the CMBS trust caused by the servicer’s failure to make timely demand on the FDIC’s guarantee.

6.           After the defeasance, the defeasance collateral will be owned by an entity (the “Defeasance Obligor”) that: (i) is the original Mortgagor, (ii) is a Single-Purpose Entity (as described in S&P’s criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan documents, or (v) has previously received confirmation from Standard & Poor’s that the organizational documents of such Defeasance Obligor conform with applicable Standard & Poor’s criteria. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Mortgagor) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the “Pool”).

7.           If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $35 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates, as of the date of the most recent Paying Agent’s Monthly Certificateholder Report received by the Master Servicer (the “Current Report”), except to the extent the Defeasance Obligor is of the type specified in paragraph 7(v) above or the original Mortgage Loan Documents do not limit the amount of defeased loans that it may hold.

8.           The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in S&P’s criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in S&P’s criteria).  The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement or as defined in the documents evidencing defeasance).

9.           The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer’s collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased including any defeasance premiums set forth in the loan documents (the “Scheduled Payments”).

10.         The Master Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) except as otherwise disclosed in the written report from an independent certified public accountant, [and disclosed below,] the revenues received in any month from the defeasance collateral will be applied to make Scheduled

Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not callable prior to their respective maturity dates, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor’s interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

11.         The Master Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, [and] (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

12.         The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

13.         The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $35,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Mortgage Loan is not one of the ten (10) largest loans in the Pool as of the date of the Current Report.

14.         Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant’s report and other items delivered in connection with the defeasance will be provided to you upon request.

15.         The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

[MASTER SERVICER]

By:
Name:
Title:

EXHIBIT A

Exceptions

EXHIBIT B

Sample Perfected Security Interest Representations

General:

1.           [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

Note that “Collateral” means securities, permitted investments and other assets credited to securities accounts.

1.           The [Deposit Account] constitutes a “deposit account” within the meaning of the applicable UCC.

2.           All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as “financial assets” within the meaning of the UCC.

Creation:

1.           The Defeasance Account Agreement provides that the Pledgee shall have “control” (as defined in the applicable UCC).

2.           [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

1.           [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

2.           [Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

3.           [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities Account].

4.           To the extent a Deposit Account exists, [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

1.           Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

2.           The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].